AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2014

REGISTRATION NO. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM S-3

  REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRUCO LIFE INSURANCE COMPANY

 (Exact Name of Registrant as specified in its charter)

ARIZONA

 (State or other jurisdiction of incorporation or organization)

22-1944557

(I.R.S. Employer Identification Number)

C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
 (973) 802-5740

(Address, including zip code, and telephone number, including area code, of principal executive offices)

J. MICHAEL LOW, ESQ.
Low & Cohen, PLLC
2999 North 44 th Street, Suite 550
Phoenix, Arizona  85018
(602) 648-4040
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

WILLIAM J. EVERS
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NJ 07102-2992

 (973) 802-3716

 Approximate Date of Commencement of Sales to Public:  As soon as practicable after the effective date of Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_] Accelerated filer [_] Non-accelerated filer [X] Smaller reporting company [_]

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Proposed              Proposed
 Title of each class of                               Amount                   maximum               maximum
    securities to be                                         to be                     offering price        aggregate
      registered                                             registered                per unit(1)           offering price        Amount of
                                                                                                                                                                 registration fee
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)                                  $33,470,001                   $1.00                   $33,470,001                  $0

---------------------------------------------------------------------------------------------------------------------

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

This filing is being made under the Securities Act of 1933 to register $33,470,001 of interests in market value adjusted annuity contracts.  The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-177444) filed on October 21, 2011.  Because a filing fee of $1,868 previously was paid with respect to those securities, there is no filing fee under this registration statement.  In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant.  See each prospectus included in Part 1 hereof for the date of the prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement.

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE OF NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B

Supplement, dated September 30, 2013
to the Current Prospectus

           This Supplement updates certain information in the current Prospectus for your Annuity and any subsequent supplements thereto.  Please read it carefully and keep it with your copy of the Prospectus for future reference.  If you would like another copy of the current Prospectus, please call us at 1-888-PRU-2888.

Spousal Designations

Before June 26, 2013, pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages were not recognized for purposes of federal law.  On that date, the U.S. Supreme Court held in United States v. Windsor that Section 3 of DOMA is unconstitutional.  While valid same-sex marriages are now recognized under federal law and the favorable income-deferral options afforded by the federal tax law to an opposite-sex spouse under Sections 72(s) and 401(a)(9) are now available to a same-sex spouse, there are several unanswered questions regarding the scope and impact of this U.S. Supreme Court decision.

On August 29, 2013, the Internal Revenue Service (“IRS”) clarified its position regarding same-sex marriages for federal tax purposes.  If a couple is married in a jurisdiction (including a foreign country) that recognizes same-sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside.  However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes.  Currently, if the state where a civil union or a registered domestic partnership does not recognize the arrangement as a marriage, it is not a marriage for federal tax purposes.

Depending on the state in which your Annuity is issued, we may offer certain spousal benefits to same-sex civil union couples, domestic partners or spouses. You should be aware, however, that, if federal tax law does not recognize the relationship as a marriage as described above, we cannot permit the surviving partner/spouse to continue the Annuity within the meaning of the tax law. Therefore, upon the death of the first owner, favorable tax treatment permitted to a federally recognized spouse may not be available to the surviving beneficiary upon election to continue the Annuity under the “spousal continuance” provision. If the spousal continuance provision is elected by a surviving same sex partner/spouse who is not recognized as a spouse under federal tax law, the Annuity will continue as provided for insurance law purposes but will be treated as terminated from a tax reporting perspective with all benefits immediately taxable, and the Annuity will continue as a “new contract” for tax law purposes with a cost basis equal to the value of the Annuity at the deemed termination. If the spousal continuance provision is elected for a qualified contract, such as an IRA, the Annuity will be a treated as a non-qualified annuity going forward.

Same-sex civil union couples, domestic partners and spouses should contact their financial professional and a qualified tax adviser regarding your personal tax situation, the implications of electing the spousal version of the optional benefits we currently offer and your spouse’s rights and benefits under the Annuity.

GENPRODSUP1

PRUCO LIFE INSURANCE COMPANY
                                              PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                                     Supplement, dated May 1, 2009
                                            To The Prospectuses For The Following Annuities

                                                           Discovery Select
                                                          Discovery Preferred
                                                    Strategic Partners Annuity One
                                                   Strategic Partners Annuity One 3
                                                  Strategic Partners Plus and Plus 3
                                                     Strategic Partners FlexElite
                                                       Strategic Partners Select
                                                      Strategic Partners Horizon

This supplement should be read and retained with the prospectus for the annuity you own.  This supplement is not intended to be an offer of any annuity listed here that you do not own.

Each of Pruco Life Insurance Company ("Pruco Life") and Pruco Life Insurance Company of New Jersey ("PLNJ") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report.  In addition, all documents subsequently filed by each of Pruco Life and PLNJ pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference.
Each of Pruco Life and PLNJ will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus.
Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life
Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342.  Each of Pruco Life and PLNJ files periodic reports as required under the Securities Exchange Act of 1934.  The public may read and copy any materials that each of Pruco Life and PLNJ files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the
SEC (see http://www.sec.gov).  Our internet address is http://www.prudentialannuities.com.

                                             Pruco Life Insurance Company
                                     Pruco Life Insurance Company of New Jersey

                                          Strategic Partners Annuity One 3
                                              Strategic Partners Plus 3
                                            Strategic Partners FlexElite

                                          Supplement, dated March 18, 2009
                                                         To
                                            Prospectus, dated May 1, 2008

This supplement should be read and retained with the prospectus for your contract, and amends our supplement dated
February 23, 2009.  If you would like another copy of the prospectus or the February 23rd supplement, please call us at 1-800-752-6342.

1.       Under Highest Daily Lifetime 7 Plus and Spousal Highest Daily Lifetime 7 Plus, under "Other Important
     Considerations", within the bullet point beginning with "[w]e currently limit the Sub-accounts to which you may allocate Contract Value . . .", we add the following to the end of that bullet point:

"If you are required to reallocate to permitted investment options, then on the Business Day we receive your request in good order, we will (i) sell units of the non-permitted investment options and (ii) invest the proceeds of those sales in the permitted investment options that you have designated.  During this reallocation process, your Contract Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally.  The newly-elected benefit will commence at the close of business on the following Business Day.  Thus, the protection afforded by the newly-elected benefit will not arise until the close of business on the following
Business Day."

 PRUCO LIFE INSURANCE COMPANY
  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY ("SPAO 3") STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY ("SP PLUS 3") STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY ("SP FLEXELITE")

Amendment to Supplement dated February 23, 2009 To Prospectuses dated May 1, 2008, as Supplemented

This supplement should be read and retained with the prospectus and supplements for your SPAO 3, SPAO Plus 3, and SP Flexelite Annuity. If you would like another copy of the prospectus or the supplements, please call us at 1-800-PRU-2888. The terms used in this supplement are defined in the Glossary of Terms in the Prospectus, unless specifically defined in a supplement to the Prospectus.

The February 23, 2009 Supplement offering the following optional living benefits: Highest Daily Lifetime 7 Plus and Spousal Highest Daily Lifetime 7 Plus, is hereby amended as follows.

The "Summary of Contract Fees and Charges - Your Optional Benefit Fees and Charges" Table on page 3 of your Supplement is hereby replaced in its entirety with the following Table. The Table is being revised to clarify how the Optional Benefit Fee is deducted from your Annuity. In the Table below, "CV" refers to Contract Value and "PWV" refers to Protected Withdrawal Value.

SPVASUP5

The following line items are added to the prospectus (on page 14 for Pruco Life ("PL") SPAO 3, page 13 for Pruco Life of New Jersey ("PLNJ") SPAO 3, page 13 for Flexelite, page 14 for PL SPAO Plus 3, and page 13 for PLNJ SPAO Plus

3) section "Summary of Contract Expenses - Insurance and Administrative Expenses with the Indicated Benefits." The entire table of "Summary of Contract Expenses" can be found on page 13 PL SPAO 3, page 12 PLNJ SPAO 3, page 12 Flexelite, page 13 PL SPAO Plus, and page 12 PLNJ SPAO Plus of your prospectus.

SUMMARY OF CONTRACT EXPENSES

--------------------------------------------------------------------------------------------------------------------------------
                                                 PERIODIC ACCOUNT EXPENSES/1/
--------------------------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT               OPTIONAL         TOTAL          TOTAL         TOTAL          TOTAL          TOTAL
                                       BENEFIT FEE/      ANNUAL         ANNUAL         ANNUAL         ANNUAL         ANNUAL
                                          CHARGE       CHARGE /2/     CHARGE /2/     CHARGE /2/     CHARGE /2/     CHARGE /2/
                                                       for SPAO 3     for SPAO 3    for SP PLUS 3  for SP PLUS 3     for SP
                                                        CONTRACT       CONTRACT       CONTRACT       CONTRACT       FLEXELITE
                                                          with          without         with         without
                                                         CREDIT         CREDIT         CREDIT         CREDIT
--------------------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME 7 PLUS
Maximum Charge /3/                       1.50% of        1.50% +        1.40% +        1.50% +        1.40% +        1.65% +
                                       greater of CV    1.50% of       1.50% of       1.50% of       1.50% of       1.50% of
                                          and PWV     greater of CV  greater of CV  greater of CV  greater of CV  greater of CV
                                                         and PWV        and PWV        and PWV        and PWV        and PWV
Current Charge                           0.75% of        1.50% +        1.40% +        1.50% +        1.40% +        1.65% +
                                       greater of CV    0.75% of       0.75% of       0.75% of       0.75% of       0.75% of
                                          and PWV     greater of CV  greater of CV  greater of CV  greater of CV  greater of CV
                                                         and PWV        and PWV        and PWV        and PWV        and PWV
--------------------------------------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME 7 PLUS
Maximum Charge /3/                       1.50% of        1.50% +        1.40% +        1.50% +        1.40% +        1.65% +
                                       greater of CV    1.50% of       1.50% of       1.50% of       1.50% of       1.50% of
                                          and PWV     greater of CV  greater of CV  greater of CV  greater of CV  greater of CV
                                                         and PWV        and PWV        and PWV        and PWV        and PWV
Current Charge                           0.90% of        1.50% +        1.40% +        1.50% +        1.40% +        1.65% +
                                       greater of CV    0.90% of       0.90% of       0.90% of       0.90% of       0.90% of
                                          and PWV     greater of CV  greater of CV  greater of CV  greater of CV  greater of CV
                                                         and PWV        and PWV        and PWV        and PWV        and PWV
--------------------------------------------------------------------------------------------------------------------------------

How Charge is Determined

1. Highest Daily Lifetime 7 Plus. Charge for this benefit is assessed against the greater of the Contract Value ("CV") and Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. SPAO 3, 0.75% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For SP Plus 3, 0.75% of the greater of CV and PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For both SPAO 3 and SP Plus 3 Contracts without the Credit, the 0.75% of the greater of CV and PWV is in addition to 1.40% annual charge of amounts invested in the Sub-accounts. For SP Flexelite, 0.75% of the greater of the CV and of PWV is in addition to 1.65% annual charge of amounts invested in the Sub-accounts (or 1.60% annual charge of amounts invested in the Sub-accounts for contracts sold prior to May 1, 2003, or upon subsequent state approval). Spousal Highest Daily Lifetime 7 Plus. Charge for this benefit is assessed against the greater of the Contract Value ("CV") and the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. SPAO 3, 0.90% of the greater of CV and PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For SP Plus 3, 0.90% of the greater of CV and PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For both SPAO 3 and SP Plus 3 Contracts without the Credit, the 0.90% of the greater of CV and PWV is in addition to 1.40% annual charge of amounts invested in the Sub-accounts. For SP Flexelite, 0.90% of the greater of the CV and PWV is in addition to 1.65% annual charge of amounts invested in the Sub-accounts (or 1.60% annual charge of amounts invested in the Sub-accounts for contracts sold prior to May 1, 2003, or upon subsequent state approval).

2. The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.

3. We reserve the right to increase the charge to the maximum charge indicated, upon any step-up or reset under the benefit, or new election of the benefit.

2

---------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 LANCASTER, PA PERMIT NO. 1793 ----------------

SPVASUP5

PRUCO LIFE INSURANCE COMPANY
  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY ("SPAO 3") STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY ("SP PLUS 3") STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY ("SP FLEXELITE")

Supplement dated February 23, 2009 To Prospectuses dated May 1, 2008, as Supplemented

This supplement should be read and retained with the prospectus and supplements for your SPAO 3, SPAO Plus 3, and SP Flex-elite Annuity. If you would like another copy of the prospectus or the supplements, please call us at 1-888-PRU-2888. The terms used in this supplement are defined in the Glossary in the prospectus, unless specifically defined in this supplement. The optional living benefits and optional features described in this supplement are only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions.

This supplement describes new optional living benefits available under each of the above-referenced Contracts. If you currently own a Contract with a living benefit, you may terminate your existing benefit rider and elect these new benefits (subject to our current rules).

This supplement also describes a new optional feature available to current owners of Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Income Benefit that, if elected, would provide an alternative asset transfer formula for your benefit. Except as otherwise described in this supplement, all terms and conditions of your Contract and benefit rider for Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit or Spousal Highest Daily Lifetime Seven Income Benefit apply and do not change.

In addition, this supplement also: (1) discusses that certain optional living benefits are no longer available (subject to regulatory approval of the benefits offered in this supplement); (2) discusses information about

Section 403(b) annuity contract exchanges; (3) provides information regarding purchasing a Contract if you are a beneficiary of an annuity contract that was owned by a decedent; and (4) provides additional information with respect to Highest Daily Lifetime Five, Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven.

SPVASUP4

SUPPLEMENT TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

NEW OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT, HIGHEST DAILY
  LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME
  BENEFIT..............................................................................  27

 OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT.......................  27
 OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST

 ASSET TRANSFER COMPONENT OF HIGHEST DAILY LIFETIME SEVEN AND ASSET TRANSFER COMPONENT
   OF SPOUSAL HIGHEST DAILY LIFETIME SEVEN.............................................  37

2

The following line items are added to the prospectus (on page 14 for Pruco Life ("PL") SPAO 3, page 13 for Pruco Life of New Jersey ("PLNJ") SPAO 3, page 13 for Flexelite, page 14 for PL SPAO Plus 3, and page 13 for PLNJ SPAO Plus

3) section "Summary of Contract Expenses - Insurance and Administrative Expenses with the Indicated Benefits." The entire table of "Summary of Contract Expenses" can be found on page 13 PL SPAO 3, page 12 PLNJ SPAO 3, page 12 Flexelite, page 13 PL SPAO Plus, and page 12 PLNJ SPAO Plus of your prospectus.

SUMMARY OF CONTRACT EXPENSES

----------------------------------------------------------------------------------------------------------------------
                                         PERIODIC ACCOUNT EXPENSES/1/
----------------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT              OPTIONAL       TOTAL       TOTAL        TOTAL          TOTAL        TOTAL
                                       BENEFIT FEE/   ANNUAL      ANNUAL        ANNUAL         ANNUAL       ANNUAL
                                         CHARGE      CHARGE /2/  CHARGE /2/   CHARGE /2/     CHARGE /2/    CHARGE /2/
                                                     for SPAO 3  for SPAO 3  for SP PLUS 3  for SP PLUS 3   for SP
                                                     CONTRACT    CONTRACT      CONTRACT       CONTRACT     FLEXELITE
                                                       with       without        with         without
                                                      CREDIT      CREDIT        CREDIT         CREDIT
----------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME 7 PLUS
Maximum Charge /3/                     1.50% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     1.50% of    1.50% of      1.50% of       1.50% of     1.50% of
                                                       PWV         PWV           PWV            PWV          PWV
Current Charge                         0.75% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     0.75% of    0.75% of      0.75% of       0.75% of     0.75% of
                                                       PWV         PWV           PWV            PWV          PWV
----------------------------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME 7 PLUS
Maximum Charge /3/                     1.50% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     1.50% of    1.50% of      1.50% of       1.50% of     1.50% of
                                                       PWV         PWV           PWV            PWV          PWV
Current Charge                         0.90% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     0.90% of    0.90% of      0.90% of       0.90% of     0.90% of
                                                       PWV         PWV           PWV            PWV          PWV
----------------------------------------------------------------------------------------------------------------------

How Charge is Determined

1. Highest Daily Lifetime 7 Plus. Charge for this benefit is assessed against the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. SPAO 3, 0.75% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For SP Plus 3, 0.75% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For both SPAO 3 and SP Plus 3 Contracts without the Credit, the 0.75% is in addition to 1.40% annual charge of amounts invested in the Sub-accounts. For SP Flexelite, 0.75% of PWV is in addition to 1.65% annual charge of amounts invested in the Sub-accounts (or 1.60% annual charge of amounts invested in the Sub-accounts for contracts sold prior to May 1, 2003, or upon subsequent state approval). Spousal Highest Daily Lifetime 7 Plus. Charge for this benefit is assessed against the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. SPAO 3, 0.90% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For SP Plus 3, 0.90% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For both SPAO 3 and SP Plus 3 Contracts without the Credit, the 0.90% is in addition to 1.40% annual charge of amounts invested in the Sub-accounts. For SP Flexelite, 0.90% of PWV is in addition to 1.65% annual charge of amounts invested in the Sub-accounts (or 1.60% annual charge of amounts invested in the Sub-accounts for contracts sold prior to May 1, 2003, or upon subsequent state approval).

2. The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.

3. We reserve the right to increase the charge to the maximum charge indicated, upon any step-up or reset under the benefit, or new election of the benefit.

3

EXPENSE EXAMPLES

For Pruco Life of New Jersey SPAO 3 and Pruco Life of New Jersey SP Plus 3 only, we replace the existing expense examples with the following:

Below are examples for each Contract showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Contract and your investment has a 5% return each year.

Example 1a: Contract With Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Withdraw All Your Assets This example assumes that:

. You invest $10,000 in the Contract With Credit,

. You choose the Step-Up Guaranteed Minimum Death Benefit,

. You choose the Spousal Highest Daily Lifetime 7 Plus Benefit,

. You allocate all of your assets to the variable investment option having the maximum total operating expenses,*

. The investment has a 5% return each year,

. The mutual fund's total operating expenses remain the same each year,

. For each optional benefit charge, we deduct the maximum charge rather than any current charge, and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 1b: Contract With Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 2a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit,

. You do not choose any optional insurance benefit,

. You allocate all of your assets to the variable investment option having the maximum total operating expenses,*

. The investment has a 5% return each year,

. The mutual fund's total operating expenses remain the same each year,

. For each optional benefit charge, we deduct the maximum charge rather than any current charge, and

. You withdraw all your assets at the end of the indicated period.

Example 2b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 3a: Contract Without Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

Example 3b: Contract Without Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the Contract Without Credit.

Example 4a: Contract Without Credit: Base Death Benefit; and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the Contract Without Credit.

4

Example 4b: Contract Without Credit: Base Death Benefit; and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the Contract Without Credit.

Notes for Expense Examples:

These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Contract With Credit: Step-up Guaranteed Minimum Death Benefit Option, Spousal Highest Daily Lifetime 7 Plus Benefit

Example 1a: If You Withdraw Your Assets  Example 1b: If You Do Not Withdraw Your Assets
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 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,231     $2,196    $3,074    $4,881    $479       $1,444       $2,416      $4,881
----------------------------------------------------------------------------------------

Contract With Credit: Base Death Benefit

Example 2a: If You Withdraw Your Assets  Example 2b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,206     $2,122    $2,957    $4,674    $454       $1,370       $2,299      $4,674
----------------------------------------------------------------------------------------

Contract Without Credit: Step-up Guaranteed Minimum Death Benefit Option, Spousal Highest Daily Lifetime 7 Plus Benefit

Example 3a: If You Withdraw Your Assets  Example 3b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,081     $1,810    $2,548    $4,614    $451       $1,360       $2,278      $4,614
----------------------------------------------------------------------------------------

Contract Without Credit: Base Death Benefit

Example 4a: If You Withdraw Your Assets  Example 4 b: If You Do Not Withdraw Your Assets
-----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs        10 yrs
-----------------------------------------------------------------------------------------
$1,057     $1,739    $2,435    $4,413    $427       $1,289       $2,165       $4,413
-----------------------------------------------------------------------------------------

5

I. NEW LIFETIME WITHDRAWAL BENEFITS

We add the following new lifetime withdrawal benefits to the prospectus:

HIGHEST DAILY LIFETIME 7 PLUS/SM/ INCOME BENEFIT (HD 7 Plus)/SM/ Highest Daily Lifetime 7 Plus is offered as a replacement to Highest Daily Lifetime Seven in those jurisdictions where we have received regulatory approval. Currently, if you elect Highest Daily Lifetime 7 Plus and subsequently terminate the benefit, you may elect another lifetime withdrawal benefit, subject to our current rules. See "Election of and Designations under the Program" and "Termination of Existing Benefits and Election of New Benefits" below for details. Please note that if you terminate Highest Daily Lifetime 7 Plus and elect another lifetime benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. The income benefit under Highest Daily Lifetime 7 Plus currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. The Highest Daily Lifetime 7 Plus benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit other than the Highest Daily Value death benefit. As long as your Highest Daily Lifetime 7 Plus Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. For a more detailed description of the permitted investment options, see the "Investment Options" section below and in your prospectus on page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page .23 for PL SPAO Plus 3, and page 21 for PLNJ SPAO Plus 3.

We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life ("Lifetime Withdrawals"), provided that you have not made "excess withdrawals" that have resulted in your Contract Value being reduced to zero. We also permit you to make a one-time Non-Lifetime Withdrawal from your Annuity prior to taking Lifetime Withdrawals under the benefit. Highest Daily Lifetime 7 Plus may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime 7 Plus.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Contract Value falls to zero, if you take an excess withdrawal that brings your Contract Value to zero, it is possible that your Annual Income Amount could also fall to zero. In that scenario, no further amount would be payable under the Highest Daily Lifetime 7 Plus benefit.

Key Feature - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Contract Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each Business Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each Business Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Business Day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for Business Days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Contract Value.

If you have not made a Lifetime Withdrawal on or before the 10/th/, 20/th/, or 25/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/, 20/th/, or 25/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) below (proportionally reduced for any Non-Lifetime Withdrawals):

(a)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of the Contract Value on the effective date of the benefit;

6

 (b)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of all adjusted Purchase Payments made within one year following the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit.

On and after the date of your first Lifetime Withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first Lifetime Withdrawal (as described below), and may be increased if you qualify for a step-up (as described below).

Return of Principal Guarantee

If you have not made a Lifetime Withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next Business Day, if that anniversary is not a Business Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a) your Contract Value on the day that you elected Highest Daily Lifetime 7 Plus proportionally reduced for any Non-Lifetime Withdrawal; and

b) the sum of each Purchase Payment proportionally reduced for any subsequent Non-Lifetime Withdrawal (including the amount of any associated Credits) you made during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (including the AST Investment Grade Bond Sub-account), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. Because the amount is added to Contract Value, it will also be subject to each charge under your Contract based on Contract Value. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime 7 Plus and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal (other than a Non-Lifetime Withdrawal) prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee. The Return of Principal Guarantee is referred to as the Guaranteed Minimum Contract Value Credit in the benefit rider.

Key Feature - Annual Income Amount under the Highest Daily Lifetime 7 Plus Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 45 - less than 59 1/2, 5% for ages 59 1/2-74, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime 7 Plus benefit, if your cumulative Lifetime Withdrawals in a Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative Lifetime Withdrawals in a Contract Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions for this Contract that comply with our rules) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions are based on the actual amount of the withdrawal, including any CDSC that may apply. Lifetime Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

Note that if your withdrawal of the Annual Income Amount in a given Contract Year exceeds the applicable free withdrawal amount under the Contract (but is not considered Excess Income), we will not impose any CDSC on the amount of that withdrawal.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime 7 Plus will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 45 - less than 59 1/2, 5% for ages 59 1/2-74, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

Highest Daily Auto Step-Up

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime 7 Plus. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Contract Date of the Contract (the "Contract Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on each Business Day within the immediately preceding Contract Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent purchase payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Contract Anniversary as of which the step-up would occur. The percentages are: 4% for ages 45 - less than 59 1/2, 5% for ages 59 1/2-74, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. The Contract Value on the Contract Anniversary is considered the last daily step-up value of the Contract Year. All daily valuations and annual step-ups will only occur on a Business Day. In later years (i.e., after the first Contract Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values that occurred on Business Days during the year. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime 7 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime 7 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

If you establish a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount.

The Highest Daily Lifetime 7 Plus program does not affect your ability to make withdrawals under your Contract, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime 7 Plus, if your cumulative Lifetime Withdrawals in a Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Contract Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Contract Years.

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime 7 Plus benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2008

. The Highest Daily Lifetime 7 Plus benefit is elected on March 5, 2009

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 7 Plus benefit.

Example of dollar-for-dollar reductions On November 24, 2009, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is between the ages of 59 1/2 and 74 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Annual Income Amount for that Contract Year (up to and including December 1, 2009) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on November 27, 2009 and the Contract Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 - reduces the Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there are other future withdrawals in that Contract Year, each would result in another proportional reduction to the Annual Income Amount).

8

Here is the calculation:

Contract Value before Lifetime Withdrawal                       $118,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $114,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $114,500.00
Ratio                                                                  1.31%
Annual Income Amount                                            $  6,000.00
Less ratio of 1.31%                                             $     78.60
Annual Income Amount for future Contract Years                  $  5,921.40

Example of highest daily auto step-up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Contract Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (including the amount of any associated Credits).

Continuing the same example as above, the Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on November 27 reduces the amount to $5,921.40 for future years (see above). For the next Contract Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 59 1/2 and 74 on the date of the potential step-up) of the highest daily Contract Value adjusted for withdrawals and Purchase Payments (including the amount of any associated Credits), is higher than $5,921.40. Here are the calculations for determining the daily values. Only the November 25 value is being adjusted for excess withdrawals as the November 30 and December 1 Business Days occur after the excess withdrawal on November 27.

                                    Highest Daily Value
                                      (adjusted with          Adjusted Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**         Highest Daily Value)
-----              -------------- ----------------------- ------------------------
November 25, 2009   $119,000.00      $      119,000.00           $5,950.00
November 26, 2009                     Thanksgiving Day
November 27, 2009   $113,000.00      $      113,986.95           $5,699.35
November 30, 2009   $113,000.00      $      113,986.95           $5,699.35
December 01, 2009   $119,000.00      $      119,000.00           $5,950.00

* In this example, the Contract Anniversary date is December 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Contract Years Valuation Dates will be every day following the Contract Anniversary. The Contract Anniversary Date of December 1 is considered the final Valuation Date for the Contract Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on November 25, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on November 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $119,000 on November 25 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $115,500 before the excess withdrawal.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Daily Value of $113,986.95.

. The adjusted Annual Income Amount is carried forward to the next Valuation Date of November 30. At this time, we compare this amount to 5% of the Contract Value on November 30. Since the November 27 adjusted Annual Income Amount of $5,699.35 is higher than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value results in the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,921.40 adjusted for excess withdrawals, the Annual Income Amount for the next Contract Year, starting on December 2, 2009 and continuing through December 1, 2010, will be stepped-up to $5,950.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime 7 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Contract to be taken below the minimum Surrender Value after a withdrawal for your Contract (See "How Can I Access My Money?" in the prospectus on page 92 for PL SPAO 3, page 87 for PLNJ SPAO 3, page 92 for Flexelite, page 94 for PL SPAO plus 3 and page 84 for PLNJ SPAO Plus 3). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Highest Daily Lifetime 7 Plus benefit. You must tell us if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under the Highest Daily Lifetime 7 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Protected Withdrawal Value and Annual Income Amount. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value, the Return of Principal guarantee, and the Periodic Value guarantees on the tenth, twentieth and twenty-fifth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Contract Value immediately prior to the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first partial withdrawal in payment of any third party investment advisory service from your Contract also cannot be classified as the Non-Lifetime Withdrawal.

Example - Non-Lifetime Withdrawal (proportional reduction) This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

. The Contract Date is December 1, 2008

. The Highest Daily Lifetime 7 Plus benefit is elected on March 5, 2009

. The Contract Value at benefit election was $105,000

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 7 Plus benefit.

. No previous withdrawals have been taken under the Highest Daily Lifetime 7 Plus benefit.

On May 2, 2009, the Protected Withdrawal Value is $125,000, the 10/th/ benefit year minimum Periodic Value guarantee is $210,000, the 10/th/ benefit year Return of Principal guarantee is $105,000, the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, the 25/th/ benefit year minimum Periodic Value guarantee is $630,000 and the Contract Value is $120,000. Assuming $15,000 is withdrawn from the Contract on May 2, 2009 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Highest Daily Lifetime 7 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Contract Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal Amount divided by                               $ 15,000
Contract Value before withdrawal                           $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
10/th/ benefit year Return of Principal                    $ 91,875
10/th/ benefit year Minimum Periodic Value                 $183,750
20/th/ benefit year Minimum Periodic Value                 $367,500
25/th/ benefit year Minimum Periodic Value                 $551,250

Required Minimum Distributions

Withdrawals that exceed the Annual Income Amount, but which you are required to take as a required minimum distribution for this Contract, will not reduce the Annual Income Amount for future years. No additional Annual Income Amounts will be available in a Contract Year due to required minimum distributions unless the required minimum distribution amount is greater than the Annual Income Amount. Any withdrawal you take that exceeds the Annual Income Amount in Contract Years that your required minimum distribution amount is not greater than the Annual Income Amount will be treated as an Excess Withdrawal under the benefit. If the required minimum distribution (as calculated by us for your Contract and not previously withdrawn in the current calendar year) is greater than the Annual Income Amount, an amount equal to the remaining Annual Income Amount plus the difference between the required minimum distribution amount not previously withdrawn in the current calendar year and the Annual Income Amount will be available in the current Contract Year without it being considered an excess withdrawal.

Example - required minimum distributions The following example is purely hypothetical and is intended to illustrate a scenario in which the required minimum distribution amount in a given Contract Year is greater than the Annual Income Amount. In the event that a required minimum distribution is calculated in a calendar year that crosses more than one Contract Year and you choose to satisfy the entire required minimum distribution for that calendar year in the next Contract Year, the distribution taken in the next Contract Year will reduce your Annual Income Amount in that Contract Year on a dollar for dollar basis. If the required minimum distribution not taken in the prior Contract Year is greater than the Annual Income Amount as guaranteed by the benefit in the current Contract Year, the total required minimum distribution amount may be taken without being treated as an excess withdrawal.

10
Annual Income Amount = $5,000

Remaining Annual Income Amount = $3,000 Required Minimum Distribution = $6,000

The amount you may withdraw in the current Contract Year without it being treated as an Excess Withdrawal is $4,000. ($3,000 + ($6,000 - $5,000) = $4,000).

If the $4,000 withdrawal is taken, the remaining Annual Income Amount will be zero and the remaining required minimum distribution amount of $2,000 may be taken in the subsequent Contract Year (when your Annual Income Amount is reset to $5,000) without proportionally reducing all of the guarantees associated with the Highest Daily Lifetime 7 Plus benefit as described above.

The amount you may withdraw in the subsequent Contract Year if you choose not to satisfy the RMD in the current Contract Year (assuming the Annual Income Amount in the subsequent Contract Year is $5000.00), without being treated as an Excess Withdrawal is $6000.00. This withdrawal must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Benefits Under Highest Daily Lifetime 7 Plus

. To the extent that your Contract Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Contract Year that are less than or equal to the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime 7 Plus, and amounts are still payable under Highest Daily Lifetime 7 Plus, we will make an additional payment, if any, for that Contract Year equal to the remaining Annual Income Amount for the Contract Year. If you have not begun taking Lifetime Withdrawals and your Contract Value is reduced to zero as a result of the fee we assess for Highest Daily Lifetime 7 Plus, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the Contract Value was reduced to zero and Lifetime Withdrawals will begin on the next Contract Anniversary. If this were to occur, you are not permitted to make additional purchase payments to your Contract. Thus, in these scenarios, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single Designated Life. To the extent that cumulative withdrawals in the Contract Year that reduced your Contract Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime 7 Plus benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a required minimum distribution under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Contract Years until the death of the Designated Life.

. If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is an Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single Designated Life. We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Contract Value.

. If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the annuitant's 95/th/ birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime 7 Plus benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as withdrawals that exceed the Annual Income Amount.

. Withdrawals made while the Highest Daily Lifetime 7 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity.

. You can make withdrawals from your Annuity while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime 7 Plus benefit. The Highest Daily Lifetime 7 Plus benefit provides a guarantee that if your Contract Value is reduced to zero (subject to our program rules regarding time and amount of withdrawals), you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the Permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to or from the AST Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies of The Portfolios?". Upon the initial transfer of your Contract Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation statement. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account triggered by the Highest Daily Lifetime 7 Plus asset transfer program will not count toward the maximum number of free transfers allowable under an Annuity.

. We currently limit the Sub-accounts to which you may allocate Contract Value if you participate in this benefit. (See "See What Investment Options Can I Choose" in the prospectus on page 23 for PL SPAO 3, page page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PL SPAO Plus 3, and page 21 for PLNJ SPAO Plus 3). Moreover, if you are invested in prohibited investment options and seek to elect the benefit, we will ask you to reallocate to permitted investment options as a prerequisite to electing the benefit.

. The maximum charge for Highest Daily Lifetime 7 Plus is 1.50% annually of the greater of Contract Value and the Protected Withdrawal Value (PWV). The current charge is 0.75% annually of the greater of Contract Value and the Protected Withdrawal Value. We deduct this fee at the end of each benefit quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next Business Day, if the quarter-end is not a Business Day), we deduct 0.1875% of the greater of the prior day's Contract Value or the prior day's Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the greater of the Contract Value or the Protected Withdrawal Value, the fee for Highest Daily Lifetime 7 Plus may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the Contract Value at the benefit quarter, we will charge the remainder of the Contract Value for the benefit and continue the benefit as described above.

Election of and Designations under the Program For Highest Daily Lifetime 7 Plus, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old.

Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime 7 Plus. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime 7 Plus, except if (a) the new Owner has the same taxpayer identification number as the previous owner, (b) ownership is transferred from a custodian to the Annuitant, or vice versa or

(c) ownership is transferred from one entity to another entity that is satisfactory to us.

Highest Daily Lifetime 7 Plus can be elected at the time that you purchase your Annuity or after the Contract Date, subject to our eligibility rules and restrictions. If you elect Highest Daily Lifetime 7 Plus and terminate it, you can re-elect it, subject to our current rules. Additionally, if you currently own an Annuity with a living benefit, you may terminate your existing benefit rider and elect the benefits offered in this supplement, subject to our current rules (See "Termination of Existing Benefits and Election of New Benefits" below). Please note that if you terminate a living benefit and elect a new living benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. We reserve the right to waive, change and/or further limit the election frequency in the future.

Termination of the Program

You may terminate Highest Daily Lifetime 7 Plus at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply. The benefit automatically terminates:

(i) upon your termination of the benefit, (ii) upon your surrender of the Annuity, (iii) upon your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount),

(iv) upon our receipt of due proof of the death of the Annuitant, (v) if both the Contract Value and Annual Income Amount equal zero, or (vi) if you cease to meet our requirements as described in "Election of and Designations under the Program".

Upon termination of Highest Daily Lifetime 7 Plus other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

If a surviving spouse elects to continue the Annuity, the Highest Daily Lifetime 7 Plus benefit terminates. The spouse may elect the benefit subject to the restrictions discussed above.

How Highest Daily Lifetime 7 Plus Transfers Contract Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-Account As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime 7 Plus. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". An integral part of Highest Daily Lifetime 7 Plus is the pre-determined mathematical formula used to transfer Contract Value between the Permitted Sub-Accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-Account"). The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The mathematical formula monitors your Contract Value daily and, if dictated by the formula, systematically transfers amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. The formula is set forth below.

Speaking generally, the formula, which is applied each Business Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Business Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Business Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. Once a transfer is made, the three consecutive Business Days begin again. If, however, on any Business Day, the Target Ratio is above 84.5%, it will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account. If the Target Ratio falls below 78% on any Business Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur.

The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap"). Thus, on any Business Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Contract Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

If you make additional purchase payments to your Contract while the 90% cap is in effect, the formula will not transfer any of such additional purchase payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Contract Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional purchase payments you make, less than 90% of your entire Contract Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Contract Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. March 19, 2009 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. March 20, 2009 - you make an additional purchase payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on March 19, 2009.

. On March 20, 2009 (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

13
. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into existence and be removed multiple times while you participate in the benefit. We will continue to monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the mathematical formula.

As you can glean from the formula, poor or flat investment performance of your Contract Value may result in a transfer of a portion of your Contract Value in the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account because such poor investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime 7 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 7 Plus and existing Annuities that elect Highest Daily Lifetime 7 Plus in the future, however, we reserve the right to change such values.

Additionally, on each monthly Contract Anniversary (if the monthly Contract Anniversary does not fall on a Business Day, the next Business Day will be used), following all of the above described daily calculations, a transfer may be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. Any such transfer will be based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

The amount of the transfer will be equal to the lesser of:

a) The total value of all your Contract Value in the AST Investment Grade Bond Sub-account, or

b) An amount equal to 5% of your total Contract Value.

While you are not notified when your Contract reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 7 Plus.

Depending on the results of the calculations of the mathematical formula, we may, on any Business Day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options); or

. Transfer a portion of your Contract Value in the Permitted Sub-accounts pro rata to the AST Investment Grade Bond Sub-account.

The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the mathematical formula depends upon a number of factors unique to YOUR Contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. The difference between your Contract Value and your Protected Withdrawal Value;

. How long you have owned Highest Daily Lifetime 7 Plus or Spousal Highest Daily Lifetime 7 Plus;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Contract; and

. Withdrawals, if any, you take from your Contract (withdrawals are taken pro rata from your Contract Value).

At any given time, some, most or none of your Contract Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

The more of your Contract Value allocated to the AST Investment Grade Bond Sub-account under the formula, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Contract Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

If you make additional Purchase Payments to your Contract, they will be allocated according to your allocation instructions. Once they are allocated to your Contract, they will also be subject to the mathematical formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

Any Contract Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

TRANSFER FORMULA FOR HIGHEST DAILY LIFETIME 7 PLUS INCOME BENEFIT AND SPOUSAL

HIGHEST DAILY LIFETIME 7 PLUS INCOME BENEFIT

TRANSFERS OF CONTRACT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST

INVESTMENT GRADE BOND SUB-ACCOUNT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime 7 Plus/Spousal Highest Daily Lifetime 7 Plus benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

.   Cu\\s\\ - the secondary upper target is established on the effective date of the Highest Daily Lifetime 7 Plus/Spousal Highest Daily Lifetime
    7 Plus benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently it is 84.5%

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

. L - the target value as of the current Business Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

. V\\V\\ - the total value of all Permitted Sub-accounts in the Contract.

. V\\F\\ the total value of all elected Fixed Rate Options in the Contract.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, and (2) any highest daily Contract Value occurring on or after the date of the first Lifetime Withdrawal and prior to or including the date of this calculation increased for additional Purchase Payments including the amount of any associated Credits, and adjusted for Lifetime Withdrawals.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

. T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

* Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

15
Daily Calculations

TARGET VALUE CALCULATION:

On each Business Day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / (V\\V\\ + V\\F\\).

. If on the third consecutive Business Day r (greater than) Cu and r

(less or =) Cu\\s\\ or if on any day r (greater than) Cu\\s\\, and subject to the 90% cap rule described above, assets in the Permitted
Sub-accounts are transferred to the AST Investment Grade Bond
Portfolio Sub-account.

. If r (less than) Cl, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min(MAX(0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                    Money is transferred from the Permitted
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))               Sub-accounts and Fixed Rate Options to the AST
                                                                             Investment Grade Bond Sub-account

T    =    {Min(B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}    Money is transferred from the AST Investment
                                                                             Grade Bond Sub-account to the Permitted Sub-
                                                                             accounts

Monthly Calculation

On each monthly anniversary of the Contract Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-Accounts will occur:

If, after the daily Transfer Calculation is performed,

{Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (Cu * (V\\V\\ + V\\F\\) - L

+ B) / (1 - C\\u\\), then

T\\M\\ = {Min (B, .05 * (Vv + VF + B))} Money is transferred from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts.

16

"a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

* The values set forth in this table are applied to all ages. ** In all subsequent years and months thereafter, the Contract factor is 4.06

Additional Tax Considerations

If you purchase a Contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the required minimum distribution rules under the Code provide that you begin receiving periodic amounts from your Contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the Contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law. Please note, however, that any withdrawal (except the Non-Lifetime Withdrawal) you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "Key Feature - Protected Withdrawal Value".

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime 7 Plus through a non-qualified contract, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME 7 PLUS/SM/ INCOME BENEFIT (SHD7 Plus)/SM/ Spousal Highest Daily Lifetime 7 Plus is the spousal version of Highest Daily Lifetime 7 Plus. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime 7 Plus and subsequently terminate the benefit, you may elect another lifetime withdrawal benefit, subject to our current rules. See "Termination of Existing Benefits and Election of New Benefits". Please note that if you terminate Spousal Highest Daily Lifetime 7 Plus and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime 7 Plus must be elected based on two Designated Lives, as described below. The youngest Designated Life must be at least 50 years old and the oldest Designated Life must be at least 55 years old when the benefit is elected. Spousal Highest Daily Lifetime 7 Plus is not available if you elect any other optional benefit. As long as your Spousal Highest Daily Lifetime 7 Plus Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. For a more detailed description of permitted investment options, see the "Investment Options" section below and in your prospectus on page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PLNJ SPAO Plus 3, and page 21 for PLNJ SPAO Plus3.

We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the Designated Lives ("Lifetime Withdrawals") provided you have not made "excess withdrawals" that have resulted in your Contract Value being reduced to zero. We also permit a one-time Non-Lifetime Withdrawal from your Contract prior to taking Lifetime Withdrawals under the benefit. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime 7 Plus benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime 7 Plus.

Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Contract Value falls to zero, if you take an excess withdrawal that brings your Contract Value to zero, it is possible that your Annual Income Amount could also fall to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime 7 Plus.

Key Feature - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Contract Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each Business Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each Business Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Business Day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for Business Days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and

(2)the Contract Value.

If you have not made a Lifetime Withdrawal on or before the 10/th/, 20/th/, or 25/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/, 20/th/, or 25/th/ Anniversary of the benefit effective date is equal to the greater of:

(1)the Periodic Value described above or,

(2)the sum of (a), (b) and (c) (proportionally reduced for any Non-Lifetime Withdrawal):

(a)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of the Contract Value on the effective date of the benefit;

(b)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of all adjusted Purchase Payments made within one year following the effective date of the benefit; and

(c)All adjusted Purchase Payments made after one year following the effective date of the benefit.

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On and after the date of your first Lifetime Withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first Lifetime Withdrawal (as described below), and may be increased if you qualify for a step-up (as described below).

Return of Principal Guarantee

If you have not made a Lifetime Withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next Business Day, if that anniversary is not a Business Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a) your Contract Value on the day that you elected Spousal Highest Daily Lifetime 7 Plus proportionally reduced for any Non-Lifetime Withdrawal; and

b) the sum of each Purchase Payment proportionally reduced for any subsequent Non-Lifetime Withdrawal (including the amount of any associated Credits) you made during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (including the AST Investment Grade Bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. Because the amount is added to your Contract Value, it will also be subject to each charge under your Contract based on Contract Value. This potential addition to Contract Value is available only if you have elected Spousal Highest Daily Lifetime 7 Plus and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal, including a required minimum distribution, (other than a Non-Lifetime Withdrawal) prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee. The Return of Principal Guarantee is referred to as the Guaranteed Minimum Contract Value Credit in the benefit rider.

Key Feature - Annual Income Amount under the Spousal Highest Daily Lifetime 7 Plus Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the youngest Designated Life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 50 - less than 59 1/2, 5% for ages 50 1/2-79, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Contract due to death or divorce. Under the Spousal Highest Daily Lifetime 7 Plus benefit, if your cumulative Lifetime Withdrawals in an Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative Lifetime Withdrawals in an Contract Year are in excess of the Annual Income Amount for any Contract Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions for this Contract that comply with our rules) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions are based on the actual amount of the withdrawal, including any CDSC that may apply. Lifetime Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

Note that if your withdrawal of the Annual Income Amount in a given Contract Year exceeds the applicable free withdrawal amount under the Contract (but is not considered Excess Income), we will not impose any CDSC on the amount of that withdrawal.

You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime 7 Plus will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credit) based on the age of the younger Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 50 - less than 59 1/2, 5% for ages 59 1/2-79, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older), and

(ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credit).

Highest Daily Auto Step-Up

An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starting with the anniversary of the Contract Date of the Contract (the "Contract Anniversary") immediately

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after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on each Business Day within the immediately preceding Contract Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent purchase payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the youngest Designated Life on the Contract Anniversary as of which the step-up would occur. The percentages are 4% for ages 50 - less than 59 1/2, 5% for ages 59 1/2-79, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. The Contract Value on the Contract Anniversary is considered the last daily step-up value of the Contract Year. In later years (i.e., after the first Contract Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Contract Anniversary by performing a similar examination of the Contract Values that occurred on Business Days during the year. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime 7 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime 7 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

If you establish a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount.

The Spousal Highest Daily Lifetime 7 Plus program does not affect your ability to make withdrawals under your Annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime 7 Plus, if your cumulative Lifetime Withdrawals in an Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Contract Years.

Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains.

Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime 7 Plus benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2008

. The Spousal Highest Daily Lifetime 7 Plus benefit is elected on March 5, 2009

. The younger Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 7 Plus benefit.

Example of dollar-for-dollar reductions On November 24, 2009, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest designated life is between the ages of 59 1/2 and 79 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Annual Income Amount for that Contract Year (up to and including December 1, 2009) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

Example of proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on November 27, 2009 and the Contract Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 - reduces the Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Annual Income Amount).

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Here is the calculation:

Contract Value before Lifetime Withdrawal                       $118,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $114,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $114,500.00
Ratio                                                                  1.31%
Annual Income Amount                                            $  6,000.00
Less ratio of 1.31%                                             $     78.60
Annual Income Amount for future Contract Years                  $  5,921.40

Example of highest daily auto step-up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest designated life's age on the Contract Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (including the amount of any associated Credits).

Continuing the same example as above, the Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on November 27 reduces the amount to $5,921.40 for future years (see above). For the next Contract Year, the Annual Income Amount will be stepped up if 5% (since the youngest Designated Life is between 59 1/2 and 79 on the date of the potential step-up) of the highest daily Contract Value adjusted for withdrawals and Purchase Payments (including credits), is higher than $5921.40. Here are the calculations for determining the daily values. Only the November 25 value is being adjusted for excess withdrawals as the November 30 and December 1 Business Days occur after the excess withdrawal on November 27.

                                    Highest Daily Value
                                      (adjusted with          Adjusted Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**         Highest Daily Value)
-----              -------------- ----------------------- ------------------------
November 25, 2009   $119,000.00      $      119,000.00           $5,950.00
November 26, 2009                     Thanksgiving Day
November 27, 2009   $113,000.00      $      113,986.95           $5,699.35
November 30, 2009   $113,000.00      $      113,986.95           $5,699.35
December 01, 2009   $119,000.00      $      119,000.00           $5,950.00

* In this example, the Contract Anniversary date is December 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Contract Years Valuation Dates will be every day following the Contract Anniversary. The Contract Anniversary Date of December 1 is considered the final Valuation Date for the Contract Year. ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on November 25, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on November 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $119,000 on November 25 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $115,500 before the excess withdrawal.

. This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Daily Value of $113,986.95.

. The adjusted Annual Income Amount is carried forward to the next Valuation Date of November 30. At this time, we compare this amount to 5% of the Contract Value on November 30. Since the November 27 adjusted Annual Income Amount of $5,699.35 is higher than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value results in the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,921.40 adjusted for excess withdrawals, the Annual Income Amount for the next Contract Year, starting on December 2, 2009 and continuing through December 1, 2010, will be stepped-up to $5,950.00.

Non-Lifetime Withdrawal Feature

You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime 7 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Contract to be taken below the minimum Surrender Value after a withdrawal for your Contract (See "How Can I Access My Money?" in the prospectus on page 92 for PL SPAO 3, page 84 for PLNJ SPAO 3, page 92 for Flexelite, page 94 for PL SPAO Plus 3 and page 87 for PLNJ SPAO Plus 3). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Spousal Highest Daily Lifetime 7 Plus benefit. You must tell us if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first lifetime withdrawal under the Spousal Highest Daily Lifetime 7 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first Lifetime withdrawal you make will be the first Lifetime Withdrawal that establishes your Protected Withdrawal Value and Annual Income Amount. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value, the Return of Principal guarantee and the Periodic Value guarantees on the tenth, twentieth and twenty-fifth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Contract Value immediately prior to the time of the withdrawal.

If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first partial withdrawal in payment of any third party investment advisory service from your Contract also cannot be classified as the Non-Lifetime Withdrawal.

Example - Non-Lifetime Withdrawal (proportional reduction) This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

Assume the following:

. The Contract Date is December 1, 2008

. The Spousal Highest Daily Lifetime 7 Plus benefit is elected on March 5, 2009

. The Contract Value at benefit election was $105,000

. The younger Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 7 Plus benefit.

. No previous withdrawals have been taken under the Spousal Highest Daily Lifetime 7 Plus benefit.

On May 2, 2009, the Protected Withdrawal Value is $125,000, the 10/th/ benefit year minimum Periodic Value guarantee is $210,000, the 10/th/ benefit year Return of Principal guarantee is $105,000, the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, the 25/th/ benefit year minimum Periodic Value guarantee is $630,000 and the Contract Value is $120,000. Assuming $15,000 is withdrawn from the Contract on May 2, 2009 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Spousal Highest Daily Lifetime 7 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Contract Value just prior to the withdrawal being taken.

Here is the calculation:

Withdrawal Amount divided by                               $ 15,000
Contract Value before withdrawal                           $120,000
Equals ratio                                                   12.5%
All guarantees will be reduced by the above ratio (12.5%)
Protected Withdrawal Value                                 $109,375
10/th/ benefit year Return of Principal                    $ 91,875
10/th/ benefit year Minimum Periodic Value                 $183,750
20/th/ benefit year Minimum Periodic Value                 $367,500
25/th/ benefit year Minimum Periodic Value                 $551,250

Required Minimum Distributions

Withdrawals that exceed the Annual Income Amount, but which you are required to take as a required minimum distribution for this Contract, will not reduce the Annual Income Amount for future years. No additional Annual Income Amounts will be available in a Contract Year due to required minimum distributions unless the required minimum distribution amount is greater than the Annual Income Amount. Any withdrawal you take that exceeds the Annual Income Amount in Contract Years that your required minimum distribution amount is not greater than the Annual Income Amount will be treated as an Excess Withdrawal under the benefit. If the required minimum distribution (as calculated by us for your Contract and not previously withdrawn in the current calendar year) is greater than the Annual Income Amount, an amount equal to the remaining Annual Income Amount plus the difference between the required minimum distribution amount not previously withdrawn in the current calendar year and the Annual Income Amount will be available in the current Contract Year without it being considered an excess withdrawal.

Example - Required Minimum Distributions The following example is purely hypothetical and is intended to illustrate a scenario in which the required minimum distribution amount in a given Contract Year is greater than the Annual Income Amount. In the event that a required minimum distribution is calculated in a calendar year that crosses more than one Contract Year and you choose to satisfy the entire required minimum distribution for that calendar year in the next Contract Year, the distribution taken in the next Contract Year will reduce your Annual Income Amount in that Contract Year on a dollar for dollar basis. If the required minimum distribution not taken in the prior Contract Year is greater than the Annual Income Amount as guaranteed by the benefit in the current Contract Year, the total required minimum distribution amount may be taken without being treated as an excess withdrawal.

Annual Income Amount = $5,000

Remaining Annual Income Amount = $3,000 Required Minimum Distribution = $6,000

The amount you may withdraw in the current Contract Year without it being treated as an Excess Withdrawal is $4,000. ($3,000 + ($6,000 - $5,000) = $4,000).

If the $4,000 withdrawal is taken, the remaining Annual Income Amount will be zero and the remaining required minimum distribution amount of $2,000 may be taken in the subsequent Contract Year (when your Annual Income Amount is reset to $5,000) without proportionally reducing all guarantees associated with the Spousal Highest Daily Lifetime 7 Plus benefit as described above.

The amount you may withdraw in the subsequent Contract Year if you choose not to satisfy the RMD in the current Contract Year (assuming the Annual Income Amount in the subsequent Contract Year is $5000.00), without being treated as an Excess Withdrawal is $6000.00. This withdrawal must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

Benefits Under Spousal Highest Daily Lifetime 7 Plus

. To the extent that your Contract Value was reduced to zero as a result of cumulative Lifetime Withdrawals in a Contract Year that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime 7 Plus, and amounts are still payable under Spousal Highest Daily Lifetime 7 Plus, we will make an additional payment, if any, for that Contract Year equal to the remaining Annual Income Amount for the Contract Year. If you have not begun taking Lifetime Withdrawals and your Contract Value is reduced to zero as a result of the fee we assess for Spousal Highest Daily Lifetime 7 Plus, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the Contract Value was reduced to zero and Lifetime Withdrawals will begin on the next Contract Anniversary. If this were to occur, you are not permitted to make additional purchase payments to your Contract. Thus, in these scenarios, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the Contract Year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime 7 Plus benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to satisfy a required minimum distribution under the Contract the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Contract Years until the death of the second Designated Life provided the Designated lives were spouses at the death of the first Designated Life.

. If Contract payments are to begin under the terms of your Contract, or if you decide to begin receiving Contract payments and there is an Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

(1)apply your Contract Value to any Contract option available; or

(2)request that, as of the date Contract payments are to begin, we make Contract payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then Contract payments will be made as a life contract for the lifetime of the Designated Life. We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Contract. The amount that will be applied to provide such Contract payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the older of the owner or Annuitant's 95/th/ birthday, will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Spousal Highest Daily Lifetime 7 Plus benefit are subject to all of the terms and conditions of the Contract, including any applicable CDSC for the Non-Lifetime Withdrawal as well as withdrawals that exceed the Annual Income Amount.

. Withdrawals made while the Spousal Highest Daily Lifetime 7 Plus benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Spousal Highest Daily Lifetime 7 Plus benefit. The Spousal Highest Daily Lifetime 7 Plus benefit provides a guarantee that if your Contract Value is reduced to zero (subject to program rules regarding the timing and amount of withdrawals), you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the Permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to or from the AST Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies of The Portfolios?". Upon the initial transfer of your Contract Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation statement. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. You can make withdrawals from your Contract without purchasing the Spousal Highest Daily Lifetime 7 Plus benefit. The Spousal Highest Daily Lifetime 7 Plus benefit provides a guarantee that if your Contract Value declines due to Sub-account performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Transfers to and from the elected Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account triggered by the Spousal Highest Daily Lifetime 7 Plus asset transfer program will not count toward the maximum number of free transfers allowable under a Contract.

. We currently limit the Sub-accounts to in which you may allocate Contract Value if you participate in this benefit (see "What Investment Options Can I Choose?" below and in the prospectus on page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PL SPAO Plus 3 and page 21 for PLNJ SPAO Plus 3). Moreover, if you are invested in prohibited investment options and seek to elect the benefit, we will ask you to reallocate to permitted investment options as a prerequisite to electing the benefit.

. The maximum fee for Spousal Highest Daily Lifetime 7 Plus is 1.50% annually of the greater of Contract Value and the Protected Withdrawal Value. The current fee for Spousal Highest Daily Lifetime 7 Plus is 0.90% annually of the greater of Contract Value and the Protected Withdrawal Value. We deduct this fee at the end of each benefit quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next Business Day, if the quarter-end is not a Business Day), we deduct 0.225% of the greater of the prior day's Contract Value, or the prior day's Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the greater of the Contract Value and the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime 7 Plus may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Benefit Spousal Highest Daily Lifetime 7 Plus can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime 7 Plus only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

. One Contract Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The youngest Owner/Annuitant and the beneficiary must be at least 50 years old and the oldest must be at least 55 years old at the time of election; or

. Co-Contract Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. The youngest Owner must be at least 50 years old and the oldest owner must be at least 55 years old at the time of election; or

. One Contract Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. The youngest of the Annuitant and the Contingent Annuitant must be at least 50 years old and the oldest must be at least 55 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a)if one Owner dies and the surviving spousal Owner assumes the Contract, or

(b)if the Contract initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime 7 Plus benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Contract appoint a new Designated Life upon re-marriage.

Spousal Highest Daily Lifetime 7 Plus can be elected at the time that you purchase your Contract or after the Contract Date, subject to our eligibility rules and restrictions. See "Termination of Existing Benefits and Election of New Benefits" below for information pertaining to elections, terminations and re-election of benefits. We reserve the right to waive, change and/or further limit the election frequency in the future. Please note that if you terminate a living benefit and elect a new living benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elected based on your Contract Value as of the date the new benefit becomes active.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply (as described above). The benefit automatically terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the Contract (thus, the benefit does not terminate solely because of the death of the first Designated Life), (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit, (iv) upon your surrender of the Contract, (v) upon your election to begin receiving annuity payments (although if you have elected to take contract payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount), (vi) if both the Contract Value and Annual Income Amount equal zero, or (vii) if you cease to meet our requirements as described in "Election of and Designations under the Program".

Upon termination of Spousal Highest Daily Lifetime 7 Plus other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and

(ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options based on your existing allocation instructions or (in the absence of such instructions) or (in the absence of such instructions pro rata) (i.e. in the same proportion as the current balances in your variable investment options).

How Spousal Highest Daily Lifetime 7 Plus Transfers Contract Value between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

See "How Highest Daily Lifetime 7 Plus Transfers Contract Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" on page 13 of this Supplement for information regarding this component of the benefit.

Additional Tax Considerations

If you purchase an Contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the required minimum distribution rules under the Code provide that you begin receiving periodic amounts from your Contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the Contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law. Please note, however, that any withdrawal (except the Non-Lifetime Withdrawal) you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime 7 Plus through a non-qualified contract, as with all withdrawals, once all Purchase Payments are returned under the Contract, all subsequent withdrawal amounts will be taxed as ordinary income.

The following is added on page 53 for PL SPAO 3, page 47 for PLNJ SPAO 3, page 53 for Flexelite, page 55 for PL SPAO Plus 3 and page 49 for PLNJ SPAO Plus 3 in your prospectus under "Lifetime Withdrawal Benefits":

Termination of Existing Benefits and Election of New Benefits If you currently own a Contract with an optional living benefit that is terminable, you may terminate the benefit rider and elect one of the benefits described in this supplement, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period to elect any living benefit once a living benefit is terminated provided that the benefit being elected is available for election post-issue. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your financial professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may be more expensive than the benefit you are terminating. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

25

INVESTMENT OPTIONS

We add the following information to your prospectus on page 23 of PL SPAO 3, page 21 of PLNJ SPAO 3, page 22 of Flexelite, page 23 of PL SPAO Plus 3 and page 21 of PLNJ SPAO Plus 3 under "What Investment Options Can I Choose?".

. We add the following immediately before the chart setting forth the Investment Objectives and Policies of each Portfolio:

Certain optional living benefits (e.g., Highest Daily Lifetime 7 Plus) employ a pre-determined mathematical formula, under which money is transferred between your chosen variable sub-accounts and a bond portfolio (e.g., the AST Investment Grade Bond Portfolio). You should be aware that the operation of the mathematical formula could impact the expenses and performance of the variable sub-accounts used with the optional living benefits (the "Permitted Funds"). Specifically, because transfers to and from the Permitted Funds can be frequent and the amount transferred can vary, the Permitted Funds could experience the following effects, among others: (a) they may be compelled to hold a larger portion of assets in highly liquid securities than they otherwise would, which could diminish performance if the highly liquid securities under perform other securities (e.g., equities) that otherwise would have been held (b) they may experience higher portfolio turnover, which generally will increase the Permitted Funds' expenses and (c) if they are compelled by the mathematical formula to sell securities that are thinly-traded, such sales could have a significant impact on the price of such securities. Please consult the prospectus for the Permitted Fund for complete information about these effects.

26

NEW OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT, HIGHEST

DAILY LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN

INCOME BENEFIT

1. In the section entitled "What Are the Lifetime Withdrawal Benefits--Highest Daily Lifetime Five/(SM)/ Income Benefit", we add and amend certain information contained in that section of the prospectus (page 62 for PL SPAO 3, page 56 for PLNJ SPAO 3, page 63 for Flexelite, page 64 for PL SPAO Plus 3 and page 58 for PLNJ SPAO Plus 3) as follows:

OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT If you currently own a Contract and have elected, as of the date of this Supplement, the Highest Daily Lifetime Five Income Benefit, you can elect this feature which utilizes a new asset transfer formula. The new formula is described below and will replace the "Transfer Calculation" portion of the asset transfer formula currently used in connection with your benefit on a prospective basis. This election may only be made once and may not be revoked once elected. The new asset transfer formula is added to Appendix C in your prospectus and is provided below.

Under the new formula, the formula will not execute a transfer to the Benefit Fixed Rate Account that results in more than 90% of your Contract Value being allocated to the Benefit Fixed Rate Account ("90% cap" or "90% cap rule"). Thus, on any Business Day, if the formula would require a transfer into the Benefit Fixed Rate Account that would result in more than 90% of the Contract Value being allocated to the Benefit Fixed Rate Account, only the amount that results in exactly 90% of the Contract Value being allocated to the Benefit Fixed Rate Account will be transferred. Additionally, future transfers into the Benefit Fixed Rate Account will not be made (regardless of the performance of the Benefit Fixed Rate Account and the Permitted Sub-accounts) at least until there is first a transfer out of the Benefit Fixed Rate Account. Once this transfer occurs out of the Benefit Fixed Rate Account, future amounts may be transferred to or from the Benefit Fixed Rate Account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Benefit Fixed Rate Account that results in greater than 90% of your Contract Value being allocated to the Benefit Fixed Rate Account. However, it is possible that, due to the investment performance of your allocations in the Benefit Fixed Rate Account and your allocations in the Permitted Sub-accounts you have selected, your Contract Value could be more than 90% invested in the Benefit Fixed Rate Account.

If you make additional purchase payments to your Contract while the 90% cap is in effect, the formula will not transfer any of such additional purchase payments to the Benefit Fixed Rate Account at least until there is first a transfer out of the Benefit Fixed Rate Account, regardless of how much of your Contract Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional purchase payments you make, less than 90% of your entire Contract Value is allocated to the Benefit Fixed Rate Account, and the formula will still not transfer any of your Contract Value to the Benefit Fixed Rate Account (at least until there is first a transfer out of the Benefit Fixed Rate Account). For example:

. March 19, 2009 - a transfer is made to the Benefit Fixed Rate Account that results in the 90% cap being met and now $90,000 is allocated to the Benefit Fixed Rate Account and $10,000 is allocated to the Permitted Sub-accounts.

. March 20, 2009 - you make an additional purchase payment of $10,000. No transfers have been made from the Benefit Fixed Rate Account to the Permitted Sub-accounts since the cap went into effect on March 19, 2009.

. As of March 20, 2009 (and at least until first a transfer is made out of the Benefit Fixed Rate Account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and now you have 82% in the Benefit Fixed Rate Account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 is allocated to the Benefit Fixed Rate Account).

. Once there is a transfer out of the Benefit Fixed Rate Account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Benefit Fixed Rate Account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into existence and may be removed multiple times while you participate in the benefit. We will continue to monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account as dictated by the mathematical formula. Once you elect this feature, the new transfer formula described above and set forth below will be the asset transfer formula for your Contract.

In the event that more than ninety percent (90%) of your Contract Value is allocated to the Benefit Fixed Rate Account and you have elected this feature, up to ten percent (10%) of your Contract Value currently allocated to the Benefit Fixed Rate Account will be transferred to your Permitted Sub-accounts, such that after the transfer, 90% of your Contract Value on the date of the transfer is in the Benefit Fixed Rate Account. The transfer to the Permitted Sub-accounts will be based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first- our rule). It is possible that additional transfers might occur after this initial transfer if dictated by the formula. The amounts of such additional transfer(s) will vary.

 Once the 90% cap rule is met, future transfers into the Benefit Fixed Rate Account will not be made (regardless of the performance of the Benefit Fixed Rate Account and the Permitted Sub-accounts) at least until there is first a transfer out of the Benefit Fixed Rate Account. Once this transfer occurs out of the Benefit Fixed Rate Account, future amounts may be transferred to or from the Benefit Fixed Rate Account if dictated by the formula (subject to the 90% cap).

Important Considerations When Electing this Feature:

. At any given time, some, most or none of your Contract Value may be allocated to the Benefit Fixed Rate Account.

. Please be aware that because of the way the new 90% cap asset transfer formula operates, it is possible that more than or less than 90% of your Contract Value may be allocated to the Benefit Fixed Rate Account.

. Because the charge for Highest Daily Lifetime Five is assessed against the average daily net assets of the Sub-accounts, that charge will be assessed against all assets transferred into the Permitted Sub-accounts.

. If this feature is elected, any Contract Value transferred to the Permitted Sub-accounts is subject to the investment performance of those Sub-accounts. Your Contract Value can go up or down depending of the performance of the Permitted Sub-accounts you select.

ASSET TRANSFER FORMULA FOR CONTRACTS WITH 90% CAP FEATURE

The "Terms and Definitions referenced in this Calculation Formula" and the "Target Value Calculation" provided below remain unchanged and are included herein for ease of reference.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current Business Day.

. r - the target ratio.

. a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears on page C-3 in your prospectus) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

. Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

. V - the total value of all Permitted Sub-accounts in the Contract.

. F - the total value of all Benefit Fixed Rate Account allocations.

. I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

. T - the amount of a transfer into or out of the Benefit Fixed Rate Account.

. I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

TARGET VALUE CALCULATION:

On each Business Day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

L = I * Q * a

If you elect this feature, the following replaces the "Transfer Calculation" section in Appendix C (on page C-1 of your prospectus).

28

Transfer Calculation:

The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines when a transfer is required: On the effective date of this feature (and only on the effective date of this feature), the following asset transfer calculation is performed to determine the amount of Contract Value allocated to the Benefit Fixed Rate Account:

If (F /(V + F) (greater than) .90) then T = F - (V + F) * .90

If T is greater than $0 as described above, then no additional transfer calculations are performed on the effective date.

On each Business Day thereafter (including the effective date of this feature provided F/(V + F) (less than)=.90), the following asset transfer calculation is performed

Target Ratio r = (L - F) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the Benefit Fixed Rate Account (subject to the 90% cap rule described above).

. If r (less than) C\\l\\ and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min(MAX(0, (0.90 * (V + F)) - F),                Money is transferred from the elected Permitted
          [L - F - V * C\\t\\] / (1 - C\\t\\))             Sub-accounts to Benefit Fixed Rate Account

T    =    Min(F, - [L - F - V * C\\t\\] / (1 - C\\t\\))    Money is transferred from the Benefit Fixed Rate
                                                           Account to the Permitted Sub-accounts.

2. In the section entitled "What Are Lifetime Withdrawal Benefits" - Highest Daily Lifetime Seven/(SM)/ Income Benefit and Spousal Highest Daily Lifetime Seven/(SM)/ Income Benefit", we add and amend certain information contained in that section of the prospectus (pages 69 and 75 of PL SPAO 3, pages 63 and 69 of PLNJ SPAO 3, pages 69 and 76 of Flexelite, pages 70 and 77 of PL SPAO Plus 3 and pages 65 and 71 of PLNJ SPAO Plus 3 as follows:

OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL

HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT

If you currently own a Contract and have elected, as of the date of this Supplement, the Highest Daily Lifetime Seven Income Benefit or Spousal Highest Daily Lifetime Seven Income Benefit, you can elect this feature which utilizes a new asset transfer formula. The new formula is described below and will replace the "Transfer Calculation" portion of the asset transfer formula currently used in connection with your benefit on a prospective basis. This election may only be made once and may not be revoked once elected. The new asset transfer formula is added to Appendix D in your prospectus (on page D-1) and is provided below.

Under the new formula, the formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap" or "90% cap rule"). Thus, on any Business Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Contract Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

If you make additional purchase payments to your Contract while the 90% cap is in effect, the formula will not transfer any of such additional purchase payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Contract Value is in the Permitted Sub-accounts. This means  that there could be scenarios under which, because of the additional purchase payments you make, less than 90% of your entire Contract Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Contract Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,

. March 19, 2009 - a transfer is made that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

. March 20, 2009 - you make an additional purchase payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on March 19, 2009.

. As of March 20, 2009 (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and now you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 is allocated to the AST Investment Grade Bond Sub-account).

. Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Under the operation of the formula, the 90% cap may come into existence and may be removed multiple times while you participate in the benefit. We will continue to monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the mathematical formula. Once you elect this feature, the new transfer formula described above and set forth below will be the asset transfer formula for your Contract.

In the event that more than ninety percent (90%) of your Contract Value is allocated to the AST Investment Grade Bond Sub-account and you have elected this feature, up to ten percent (10%) of your Contract Value currently allocated to the AST Investment Grade Bond Sub-account will be transferred to your Permitted Sub-accounts, such that after the transfer, 90% of your Contract Value on the date of the transfer is in the AST Investment Grade Bond Sub-account. The transfer to the Permitted Sub-accounts will be based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). It is possible that additional transfers might occur after this initial transfer if dictated by the formula. The amounts of such additional transfer(s) will vary. If on the date this feature is elected 100% of your Contract Value is allocated to the AST Investment Grade Bond Sub-account, a transfer of an amount equal to 10% of your Contract Value will be made to your Permitted Sub-accounts. It is possible that an additional transfer to the Permitted Sub-accounts could occur the following Business Day, and in some instances (based on the formula) this additional transfer could be large.

Once the 90% cap rule is met, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

Important Considerations When Electing this Feature:

. At any given time, some, most or none of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account.

. Please be aware that because of the way the new 90% cap asset transfer formula operates, it is possible that more than or less than 90% of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account.

. If this feature is elected, any Contract Value transferred to the Permitted Sub-accounts is subject to the investment performance of those Sub-accounts. Your Contract Value can go up or down depending of the performance of the Permitted Sub-accounts you select.

ASSET TRANSFER FORMULA FOR CONTRACTS WITH 90% CAP FEATURE

Transfer Calculation if you elected Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven on or after July 21, 2008:

The "Terms and Definitions referenced in the Calculation Formula" and the "Target Value Calculation" provided below remain unchanged and are included herein for ease of reference.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current Business Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee (see page D-1 of your prospectus for the "a" factors)

. V\\V\\ - the total value of all Permitted Sub-accounts in the Contract.

. V\\F\\ - the total value of all elected Fixed Rate Options in the Contract.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

* Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

TARGET VALUE CALCULATION:

On each Business Day, a target value (L) is calculated, according to the following formula. If the Contract Value (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

If you elect this feature, the following replaces the "Transfer Calculation" section in Appendix D (page D-1) of your prospectus.

The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines when a transfer is required:

On the effective date of this feature (and only on the effective date of this feature), the following asset transfer calculation is performed to determine the amount of Contract Value allocated to the AST Investment Grade Bond sub-account:

If (B / (V\\v\\ + V\\f\\ + B) (greater than) .90) then T = B - [(V\\v\\ + V\\f\\ + B) *.90]

If T is greater than $0 as described above, then no additional transfer calculations are performed on the effective date and future transfers to the AST Investment Grade Bond Sub-account will not occur at least until there is first a transfer out of the AST Investment Grade Bond Sub-account.

On each Business Day thereafter (including the effective date of this feature provided B/(V\\v\\ + V\\f\\ + B) (less than)=.90), the following asset transfer calculation is performed

Target Ratio r = (L - B) / (V\\V\\ + V\\F\\).

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account (subject to the 90% cap rule described above).

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min (MAX(0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                  Money is transferred from the elected
          [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))              Sub-accounts to the AST Investment Grade Bond
                                                                            Sub-account

T    =    Min (B, - [L - B - (V\\v\\ + V\\f\\) * C\\t\\] / (1 - C\\t\\))    Money is transferred from the AST Investment
                                                                            Grade Sub-account to the elected Sub-accounts

Transfer Calculation if you elected Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven prior to July 21, 2008:

The "Terms and Definitions referenced in the Calculation Formula" and the "Target Value Calculation" provided above remain unchanged and are included herein for ease of reference.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current Business Day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee (see Appendix D of your prospectus for the "a" factors)

. V - the total value of all Permitted Sub-accounts in the contract.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

* Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

TARGET VALUE CALCULATION:

On each Business Day, a target value (L) is calculated, according to the following formula. If the variable contract value (V) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

If you elect this feature, the following replaces the "Transfer Calculation" section in Appendix D (page D-1) of your Contract prospectus.

The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines when a transfer is required:

On the effective date of this feature (and only on the effective date of this feature), the following asset transfer calculation is performed to determine the amount of Contract Value allocated to the AST Investment Grade Bond Sub-account:

If (B /(V + B) (greater than) .90) then T = B - [(V + B) *.90]
If T is greater than $0 as described above, then no additional transfer calculations are performed on the effective date.

On each Business Day thereafter (including the effective date of this feature provided B/(V+B) (less than)=.90), the following asset transfer calculation is performed

Target Ratio r = (L - B) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to AST Investment Grade Bond Sub-account.

. If r (less than) C\\l\\ and there are currently assets in the AST Investment Grade Bond Sub-account (F (greater than) 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date of this feature and is not changed for the life of the guarantee, determines the transfer amount:

T    =    Min(MAX(0, (0.90 * (V + B)) - B),                   Money is transferred from the elected Permitted
          [L - B - V * C\\t\\] / (1 - C\\t\\))                Sub-accounts to AST Investment Grade Bond
                                                              Sub-Account
T    =    {Min(B, - [L - B - V * C\\t\\] / (1 - C\\t\\)} ,    Money is transferred from the AST Investment
                                                              Grade Bond Sub-account to the Permitted
                                                              Sub-accounts.

33

OTHER INFORMATION

Discontinuance of Certain Optional Living Benefits.

1. As of the date of this supplement and subject to regulatory approval of Highest Daily Lifetime 7 Plus Income Benefit or Spousal Highest Daily Lifetime 7 Plus Income Benefit in your state, you may no longer elect the following income benefits: Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Income Benefit. In addition, as of the date of this supplement, you may no longer elect the Guaranteed Minimum Income Benefit (GMIB). Check with your financial professional regarding availability of these benefits in your state.

2. We add the following paragraph to page 97 of PL SPAO 3, page 89 of PLNJ SPAO 3, page 97 of Flexelite, page 98 of PL SPAO Plus 3 and page 91 of PLNJ SPAO Plus 3 of the prospectus section "Tax Considerations - Types of Tax-favored Plans" Caution: Recent IRS regulations may affect the taxation of 403(b) tax deferred annuity contract exchanges that occur after September 24, 2007.

Certain transactions, often called "Revenue Ruling 90-24" exchanges or transfers, are a common non-taxable method to exchange one tax deferred annuity contract for another. The IRS has issued regulations that may impose restrictions on your ability make such an exchange. The regulations are generally effective in 2009 but there is great uncertainty about their application to contract exchanges that take place during the period following September 24, 2007 and before January 1, 2009 (the "gap period"). Because of this uncertainty, it is possible that an exchange that takes place during the gap period may cause you to incur taxation on the value of the contract. But it is also possible that such an exchange will not have adverse tax consequences. We have asked the IRS to provide more guidance on this critical issue. In the meantime, before you request an exchange during the gap period you should consult with your tax advisor. We began accepting such transfers on or about November 24, 2008 but only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, starting on or about January 1, 2009 we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

3. The following is added to page 85 of PL SPAO 3, page 79 of PLNJ SPAO 3, page 86 of Flexelite, Page 87 of PL SPAO Plus 3 and page 81 of PLNJ SPAO Plus 3 of your prospectus at the end of the section entitled "How Can I Purchase a Strategic Partners Annuity One 3 Contract (PL), How Can I Purchase a Strategic Partners Annuity One 3 Contract (PLNJ)," How Can I Purchase a Strategic Partners FLEXELITE Contract, How Can I Purchase a Strategic Partners Annuity Plus 3 Contract (PL), or How Can I Purchase a Strategic Partners Annuity Plus 3 Contract (PLNJ)

"Beneficiary" Annuity

You may purchase an Contract if you are a beneficiary of a contract that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's contract into a Contract described in the prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified contract, for distributions based on lives age 70 or under. This transfer option is also not available if the proceeds are being transferred from a contract issued by us or one of our affiliates and the contract offers a "Beneficiary Continuation Option".

Upon purchase, the Contract will be issued in the name of the decedent for your benefit. We will calculate your required distributions based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. You must take distributions at least annually. For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent's death. If you are the surviving spouse beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2, however if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to beneficiaries of an IRA or Roth IRA, see "Required Distributions Upon Your Death for Qualified Annuity Contracts" in the Tax Considerations section of your prospectus.

For non-qualified Contracts, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to beneficiaries of a non-qualified Contract see "Required Distributions Upon Your Death for Nonqualified Contract Contracts" in the Tax Consideration section of your prospectus.

You may choose to take more than your required distribution. You may take withdrawals in excess of your required distributions, however your withdrawal may be subject to the Contingent Deferred Sales Charge. Any withdrawals reduce the required distribution for the year. All applicable charges will be assessed against your Contract, such as the Insurance Charge and the Annual Maintenance Fee.

34

The Contract may provide a basic Death Benefit upon death, and you may name a "successor" who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

Please note the following additional limitations:

. No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another contract or eligible account. You may not make your Purchase Payment as an indirect rollover.

. You may not elect any optional living or death benefits.

. You may not annuitize the Contract; no contract options are available.

. You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not Enhanced Dollar Cost Averaging), and Systematic Withdrawals.

. You may not assign or change ownership of the Contract, and you may not change or designate another life upon which distributions are based. A "beneficiary annuity" may not be co-owned.

. If the Contract is funded by means of transfer from another "beneficiary annuity" with another company, we require that the sending company or the beneficial owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Contract. Please note we are unable to accept a transfer of another "beneficiary annuity" where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of a contract that has annuitized.

. The beneficial owner of the Contract can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA owner; and (3) the beneficiaries of the trust who are beneficiaries with respect to the trust's interest in this Contract must be identifiable from the trust instrument and must be individuals. A qualified trust must provide us with a list of all beneficiaries to the trust (including contingent and remainder beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30/th/ of the year following the year of death of the IRA or Roth IRA owner, or date of Contract application if later. The trustee must also provide a copy of the trust document upon request. If the beneficial owner of the Contract is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial owner of the Contract is a qualified trust, distributions must be based on the life expectancy of the oldest beneficiary under the trust.

. If this Beneficiary Contract is transferred to another company as a tax-free exchange with the intention of qualifying as a beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

. If you are transferring proceeds as beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first required distribution. If, for any reason, your transfer request impedes our ability to complete your first distribution by the required date, we will be unable to accept your transfer request.

4. We replace the section of the prospectus (page 67 of PL SPAO 3, page 61 of PLNJ SPAO 3, page 67 of Flexelite, page 69 of PL SPAO Plus 3 and page 58 of PLNJ SPAO Plus 3) entitled "Asset Transfer Component of Highest Daily Lifetime Five" with the following:

Asset Transfer Component of Highest Daily Lifetime Five As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and you may not allocate Purchase Payments or transfer Contract Value to or from the Benefit Fixed Rate Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable Sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to the prospectus). Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%) it means essentially that not enough Target Value is offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Annual Income Amount. If you elect the new asset transfer formula calculation offered in this supplement, see the discussion above regarding the 90% cap rule.

As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your variable Contract Value to the Benefit Fixed Rate Account, because such poor investment performance will tend to increase the Target Ratio. Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value to the Benefit Fixed Rate Account. Because the amount allocated to the Benefit Fixed Rate Account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer between the Permitted Sub-accounts and the Benefit Fixed Rate Account; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

Therefore, at any given time, some, none, or all of your Contract Value may be allocated to the Benefit Fixed Rate Account. If your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, the formula will not transfer amounts out of the Benefit Fixed Rate Account to the Permitted Sub-accounts and the entire Contract Value would remain in the Benefit Rate Fixed Account. If you make additional Purchase Payments to your Contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the Benefit Fixed Rate Account. Once the Purchase Payments are allocated to your Contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the Benefit Fixed Rate Account, if dictated by the formula. The amounts of any such transfers will vary, as dictated by the formula, and will depend on the factors listed below.

The amount that is transferred to and from the Benefit Fixed Rate Account pursuant to the mathematical formula depends upon a number of factors unique to your Contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. How long you have owned Highest Daily Lifetime Five;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the Benefit Fixed Rate Account (i.e., the amount of interest credited to the Benefit Fixed Rate Account);

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the Benefit Fixed Rate Account;

. Additional Purchase Payments, if any, you make to your Contract;

. Withdrawals, if any, you take from your Contract (withdrawals are taken pro rata from your Contract Value).

Any Contract Value in the Benefit Fixed Rate Account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the Benefit Fixed Rate Account.

The more of your Contract Value allocated to the Benefit Fixed Rate Account under the formula, the greater the impact of the performance of the Benefit Fixed Rate Account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the Benefit Fixed Rate Account and that Account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the Benefit Fixed Rate Account).

5. We replace the sections of the prospectus (page 74 and 81 for PL SPAO 3, page 68 and 75 for PLNJ SPAO 3, page 74 and 81 for Flexelite, page 76 and 83 for PL SPAO Plus 3 and 70 and 77 for PLNJ SPAO Plus 3) entitled "Asset Transfer Component of Highest Daily Lifetime Seven" and "Asset Transfer Component of Spousal Highest Daily Lifetime Seven" (as applicable) with the following:

Asset Transfer Component of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven

As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven. For purposes of the benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary mathematical formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and you may not allocate Purchase Payments to or transfer Contract Value to or from the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus.

Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that not enough Target Value is offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur. If you elect the new asset transfer formula calculation offered in this supplement, see the discussion above regarding the 90% cap rule.

As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your variable Contract Value to the AST Investment Grade Bond Sub-account because such poor investment performance will tend to increase the Target Ratio.

Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Contracts that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven and existing Contracts that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven.

37

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options).; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro rata to the AST Investment Grade Bond Sub-account.

Therefore, at any given time, some, none, or all of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. If your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, the formula will not transfer amounts out of the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts and the entire Contract Value would remain in the AST Investment Grade Bond Sub-account. If you make additional Purchase Payments to your Contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the AST Investment Grade Bond Sub-account. Once the Purchase Payments are allocated to your Contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the AST Investment Grade Bond Sub-accounts, if dictated by the formula. The amounts of any such transfers will vary (and in some instances, the transfers could be large), as dictated by the formula, and will depend on the factors listed below.

The amount that is transferred to and from the AST Investment Grade Bond Sub-account pursuant to the mathematical formula depends upon a number of factors unique to your Contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. How long you have owned Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount allocated to each of the Permitted Sub-accounts you have chosen;

. The amount allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your Contract;

. Withdrawals, if any, you take from your Contract (withdrawals are taken pro rata from your Contract Value).

Any Contract Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the AST Investment Grade Bond Sub-account.

The more of your Contract Value allocated to the AST Investment Grade Bond Sub-account under the formula, the greater the impact of the performance of that Sub-account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account).

---------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 LANCASTER, PA PERMIT NO. 1793 ----------------

SPVASUP4

PRUCO LIFE INSURANCE COMPANY

Supplement, dated February 11, 2009

To

Prospectus, dated May 1, 2001

This supplement should be read and retained with your current prospectus. If you would like another copy of that prospectus, please call us at 800-752-6342.

Pruco Life Insurance Company ("Pruco") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PLNJ files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Pruco files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite (Pruco Life Insurance Company only)

Supplement, dated January 20, 2009

To

Prospectuses, dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your contract. This Supplement is intended to update certain information in the Prospectus for the variable contract you own, and is not intended to be a prospectus or offer for any other variable contract listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

As detailed below, this supplement announces changes to your ability to cancel certain optional living benefits and either re-elect the same benefit or elect another living benefit.

WHEN CONSIDERING CANCELLATION OF AN EXISTING OPTIONAL LIVING BENEFIT WITH OR WITHOUT THE RE-ELECTION OF THE SAME BENEFIT OR ELECTION OF A NEW OPTIONAL LIVING BENEFIT, PLEASE REVIEW THE PROSPECTUS FOR COMPLETE DETAILS AND SPEAK TO YOUR FINANCIAL PROFESSIONAL. AMONG OTHER THINGS, THE NEW BENEFIT MAY BE MORE EXPENSIVE THAN YOUR EXISTING BENEFIT.

A. Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of Lifetime Five" with the following:

We no longer permit elections of Lifetime Five -- whether for those who currently participate in Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Lifetime Five benefit provided, the request is received in good order (subject to state availability and in accordance with any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Lifetime Five benefit, you will lose the Protected Withdrawal Value, Annual Income Amount, and Annual Withdrawal Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Account Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

B. Spousal Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of and Designations of Spousal Lifetime Five" with the following:

We no longer permit elections of Spousal Lifetime Five -- whether for those who currently participate in Spousal Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Spousal Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after have you cancelled the Spousal Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Spousal Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Also note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Spousal Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations for the benefit you are electing.

C. Highest Daily Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Five", we replace the last paragraph in the sub-section entitled "Election of and Designation under the Program" with the following:

We no longer permit elections of Highest Daily Lifetime Five -- whether for those who currently participate in Highest Daily Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Highest Daily Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Five benefit, any Contract Value allocated to the Benefit Fixed Rate Account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Highest Daily Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit, as well as any Enhanced Protected Withdrawal Value and Return of Principal Guarantees (if no withdrawals have been taken). Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Highest Daily Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

D. Highest Daily Lifetime Seven -- Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Highest Daily Lifetime Seven benefit. You may then re-elect Highest Daily Lifetime Seven or elect Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of either the Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven benefit, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

E. Spousal Highest Daily Lifetime Seven -- Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Spousal Highest Daily Lifetime Seven benefit. You may then re-elect Spousal Highest Daily Lifetime Seven or elect Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Spousal Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Spousal Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instruction or in absence of such instruction, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or, none of the Contract Value to the AST Bond Portfolio Sub-accounts under the newly-elected benefit. You should be aware that upon termination of Spousal Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Spousal Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite (Pruco Life Insurance Company only)

Supplement, dated December 15, 2008

To

Prospectuses, dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your contract. This Supplement is intended to update certain information in the Prospectus for the variable contract you own, and is not intended to be a prospectus or offer for any other variable contract listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

As detailed below, this supplement announces changes to your ability to cancel certain optional living benefits and either re-elect the same benefit or elect another living benefit.

WHEN CONSIDERING CANCELLATION OF AN EXISTING OPTIONAL LIVING BENEFIT WITH OR WITHOUT THE RE-ELECTION OF THE SAME BENEFIT OR ELECTION OF A NEW OPTIONAL LIVING BENEFIT, PLEASE REVIEW THE PROSPECTUS FOR COMPLETE DETAILS AND SPEAK TO YOUR FINANCIAL PROFESSIONAL. AMONG OTHER THINGS, THE NEW BENEFIT MAY BE MORE EXPENSIVE THAN YOUR EXISTING BENEFIT.

A. Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of Lifetime Five" with the following:

We no longer permit elections of Lifetime Five -- whether for those who currently participate in Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Lifetime Five benefit provided, the request is received in good order (subject to state availability and in accordance with any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Lifetime Five benefit, you will lose the Protected Withdrawal Value, Annual Income Amount, and Annual Withdrawal Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Account Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

B. Spousal Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Lifetime Five Income Benefit", we replace the last two paragraphs within the sub-section entitled "Election of and Designations of Spousal Lifetime Five" with the following:

We no longer permit elections of Spousal Lifetime Five -- whether for those who currently participate in Spousal Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Spousal Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after have you cancelled the Spousal Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all, or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Spousal Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Also note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Spousal Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations for the benefit you are electing.

C. Highest Daily Lifetime Five - Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Five", we replace the last paragraph in the sub-section entitled "Election of and Designation under the Program" with the following:

We no longer permit elections of Highest Daily Lifetime Five -- whether for those who currently participate in Highest Daily Lifetime Five or for those who are buying a Contract for the first time. If you wish, you may cancel the Highest Daily Lifetime Five benefit. You may then elect Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Five benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Five benefit, any Contract Value allocated to the Benefit Fixed Rate Account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of the Highest Daily Lifetime Five benefit, you will lose the Protected Withdrawal Value and Annual Income Amount that you had accumulated under the benefit, as well as any Enhanced Protected Withdrawal Value and Return of Principal Guarantees (if no withdrawals have been taken). Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Finally, please note that the fee for the Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven benefits is a percentage of Protected Withdrawal Value. Thus, if Protected Withdrawal Value is larger than Contract Value, the fee will be greater than it would have been had it been based on Contract Value. Once the Highest Daily Lifetime Five benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Five benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

D. Highest Daily Lifetime Seven -- Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Highest Daily Lifetime Seven benefit. You may then re-elect Highest Daily Lifetime Seven or elect Spousal Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instructions or, in absence of such instructions, pro-rata. Upon your election of either the Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven benefit, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or none of the Contract Value to the AST Investment Grade Bond Portfolio Sub-account under the newly-elected benefit. You should be aware that upon termination of Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

E. Spousal Highest Daily Lifetime Seven -- Elections of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. Under the section of the prospectus entitled "Spousal Highest Daily Lifetime Seven", we replace the last paragraph in the sub-section entitled "Election of and Designations under the Program" with the following:

If you wish, you may cancel the Spousal Highest Daily Lifetime Seven benefit. You may then re-elect Spousal Highest Daily Lifetime Seven or elect Highest Daily Lifetime Seven (or any other currently available living benefit) on the Business Day after you have cancelled the Spousal Highest Daily Lifetime Seven benefit, provided the request is received in good order (subject to state availability and any applicable age requirements). Upon cancellation of the Spousal Highest Daily Lifetime Seven benefit, any Contract Value allocated to the AST Investment Grade Bond Portfolio Sub-account used with the asset transfer formula will be reallocated to the Permitted Sub-Accounts according to your most recent allocation instruction or in absence of such instruction, pro-rata. Upon your election of Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven, Contract Value may be transferred between the AST Investment Grade Bond Portfolio Sub-account and the other Sub-accounts according to the formula (See "Asset Transfer Component of Highest Daily Lifetime Seven/ Spousal Highest Daily Lifetime Seven" section for more details). It is possible that over time the formula could transfer some, all or, none of the Contract Value to the AST Bond Portfolio Sub-accounts under the newly-elected benefit. You should be aware that upon termination of Spousal Highest Daily Lifetime Seven, you will lose the Protected Withdrawal Value (including the Tenth Anniversary Date Guarantee), Annual Income Amount, and the Return of Principal Guarantee that you had accumulated under the benefit. Thus, the initial guarantees under any newly-elected benefit will be based on your current Contract Value. Once the Spousal Highest Daily Lifetime Seven benefit is canceled you are not required to re-elect another optional living benefit and any subsequent benefit election may be made on or after the first Business Day following the cancellation of the Spousal Highest Daily Lifetime Seven benefit provided that the benefit you are looking to elect is available on a post- issue basis.

Please refer to your prospectus for allowable ownership designations under the benefit you are electing.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Annuity One 3

Strategic Partners Plus 3

Strategic Partners FlexElite (Pruco Life Insurance Company only)

Supplement, dated November 24, 2008

To

Prospectuses, dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your contract. This Supplement is intended to update certain information in the Prospectus for the variable contract you own, and is not intended to be a prospectus or offer for any other variable contract listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A. Effective November 24, 2008, two additional sub-advisors are being added to AST Academic Strategies Asset Allocation Portfolio. Accordingly, in the section entitled "What Investment Options Can I Choose?", we add the sub-advisors referenced below to the column entitled "Portfolio Advisor/Sub-Advisor."

First Quadrant L.P. (First Quadrant) and AlphaSimplex Group, LLC (AlphaSimplex) are being added as additional sub-advisors to AST Academic Strategies Asset Allocation Portfolio. The expenses and investment objectives/policies do not change as a result of the addition of the new sub-advisors.

B. Effective on or about December 15, 2008, Eaton Vance LLC will replace J.P. Morgan Investment Management, Inc. as sub-advisor for AST Large-Cap Value Portfolio.

C. Closing of Lifetime Five and Spousal Lifetime Five. Lifetime Five Income Benefit and Spousal Lifetime Five Income Benefit (the "Benefits" and each, a "Benefit") are described in the section of the prospectus entitled "What Are The Lifetime Withdrawal Benefits?". Effective December 8, 2008, we will cease offering the Benefits, for both new contract sales and in-force elections. If you currently participate in either Benefit, this closing does not affect you or the guarantees associated with your Benefit. However, subsequent to the closure, you will no longer be allowed to re-elect either Benefit if you decide to terminate a Benefit. Other living benefits may be available, subject to our election rules. Please refer to your prospectus for further details.

D. Asset Transfer Component of HD5 - Allocation of Contract Value. We replace the section of the prospectus entitled "Asset Transfer Component of Highest Daily Lifetime Five" with the following:

Asset Transfer Component of Highest Daily Lifetime Five

As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to the Benefit Fixed Rate Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable Sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to the prospectus). Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%) it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Annual Income Amount.

As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your Contract Value to the Benefit Fixed Rate Account, because such poor investment performance will tend to increase the Target Ratio. Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value to the Benefit Fixed Rate Account. Because the amount allocated to the Benefit Fixed Rate Account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued contracts that elect Highest Daily Lifetime Five and existing contracts that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer between the Permitted Sub-accounts and the Benefit Fixed Rate Account; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, the formula will not transfer amounts out of the Benefit Fixed Rate Account to the Permitted Sub-accounts and the entire Contract Value would remain in the Benefit Rate Fixed Account. If you make additional Purchase Payments to your contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the Benefit Fixed Rate Account. Once the Purchase Payments are allocated to your contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the Benefit Fixed Rate Account, if dictated by the formula.

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

STRATEGIC PARTNERS(SM) ANNUITY ONE 3

STRATEGIC PARTNERS(SM) PLUS 3

STRATEGIC PARTNERS FLEXELITE

(Pruco Life Insurance Company only)

Supplement, dated July 21, 2008

To

Prospectus, dated May 1, 2008

This supplement should be read and retained with the prospectus for your annuity. If you would like another copy of the prospectus, please call us at 1-888-PRU-2888.

 his supplement is being issued to describe several changes that we are making to the variable investment options within each of the above-referenced annuities. We summarize each change immediately below, and then indicate how the pertinent portion of each prospectus is amended to reflect the change.

The changes are as follows:

1. AST Conservative Asset Allocation Portfolio; AST Balanced Asset Allocation Portfolio; and AST American Century Strategic Allocation Portfolio. The name and investment objectives of each Portfolio are being changed. (In the case of the AST Balanced Asset Allocation Portfolio and AST American Century Strategic Allocation Portfolio only, the changed investment objective was authorized by a vote of Annuity Owners). AST Conservative Asset Allocation Portfolio has been renamed AST Balanced Asset Allocation Portfolio and will be sub-advised by Quantitative Management Associates LLC, the original AST Balanced Asset Allocation Portfolio has become AST Academic Strategies Asset Allocation Portfolio, and AST American Century Strategic Allocation Portfolio has become AST Schroders Multi-Asset World Strategies Portfolio. Accordingly, we (a) reflect the revised Portfolio names in the list of Investment Options on the inside front cover, and (b) with respect to AST Balanced Asset Allocation Portfolio and AST Schroders Multi-Asset World Strategies Portfolio only, set forth the revised fees of each Portfolio in the table of Underlying Mutual Fund Portfolio Annual Expenses, and (c) in the prospectus section discussing the applicable optional benefit, include each Portfolio within the group of portfolios that are permitted if you elect Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, Highest Daily Lifetime Seven, Spousal Highest Daily Lifetime Seven, or the Highest Daily Value death benefit (if available), and (d) include a summary description of the Portfolio in the chart of each Portfolio's Investment Objectives and Policies. In addition, to reflect the effect of each Portfolio on the average fees of all Portfolios available under the Annuity, we describe the effect of the revised average fees on the comparison charts appearing within the section entitled "Selecting the Annuity That's Right for You."

2. Merger of AST DeAm Small-Cap Value Portfolio into AST Small-Cap Value Portfolio. The AST DeAm Small-Cap Value Portfolio has merged out of existence into the AST Small-Cap Value Portfolio. Accordingly, we remove the AST DeAm Small-Cap Value Portfolio from the list of Investment Options on the inside front cover.

3. AST Small-Cap Growth Portfolio. Neuberger Berman Management Inc. is no longer a sub-adviser to this Portfolio. The assets formerly managed by Neuberger Berman now are managed by Eagle Asset Management. Accordingly, we revise the summary description of this Portfolio in the chart of each Portfolio's Investment Objectives and Policies.

4. AST Neuberger Berman Mid-Cap Value Portfolio. We have added LSV Asset Management as a sub-adviser to this Portfolio and have re-named the Portfolio the AST Neuberger Berman / LSV Mid-Cap Value Portfolio. Accordingly, we (a) reflect the revised Portfolio name in the list of Investment Options on the inside front cover and in footnote 3 to the table within Underlying Mutual Fund Portfolio Annual Expenses, and (b) include a revised summary description of the Portfolio in the chart of the Portfolio's Investment objectives and Policies.

5. SP Aggressive Asset Allocation Portfolio, SP Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, Global Portfolio. We are adding Quantitative Management Associates LLC as a sub-adviser to each Portfolio. Accordingly, we include a revised summary description of each Portfolio in the chart of each Portfolio's Investment Objectives and Policies. Also being added as sub-advisers are Prudential Investment Management, Inc. and Jennison Associates LLC.

With respect to the changed fees referenced above, here is a fee table showing the applicable underlying mutual fund portfolio annual expenses:

                                                                                                Acquired     Total
                                                                                                Portfolio   Annual
                                                               Management   Other                Fees &    Portfolio
                           FUNDS                                  Fee      Expenses  12b-1 Fee  Expenses   Expenses
--------------------------------------------------------------------------------------------------------------------
AST Academic Strategies Asset Allocation /1,2,3,4/               0.72%       0.10%     0.00%      0.69%      1.51%
   Management and Other Expense fee waivers/reduction: 0.02%
   Net expenses after fee reimbursement/expense waiver: 1.49%
AST Schroders Multi-Asset World Strategies                       1.10%       0.16%     0.00%      0.14%      1.40%
AST Balanced Asset Allocation                                    0.15%       0.02%     0.00%      0.87%      1.04%

1 Estimated Other Expenses for the fiscal year ending December 31, 2008. As used in connection with the Portfolio, "Other Expenses" include certain operating expenses, including, without limitation, fees for custodian services, Independent Trustees' fees, and fees for legal, accounting, valuation, and transfer agency services. The Trust has also entered into arrangements with the issuers of the variable insurance products offering the Portfolio under which the Trust currently compensates such issuers for providing ongoing services to Portfolio shareholders (e.g., the printing and mailing of Trust prospectuses and shareholder reports) in lieu of the Trust providing such services directly to shareholders. The contractual administrative services fee is 0.10% of the Portfolio's average daily net assets. The Portfolio is not directly subject to the administrative services fee to the extent it invests in the Core Plus Bond Portfolio or any other Trust Portfolio (each, an Underlying Trust Portfolio and collectively, the Underlying Trust Portfolios). The Core Plus Bond Portfolio and each Underlying Trust Portfolio in which the Portfolio invests, however, are subject to the administrative services fee. See footnote 1 of the table within "Underlying Mutual Fund Portfolio Annual Expenses" in the May 1, 2008 prospectus for a discussion of the administrative services fee applicable to certain other AST Portfolios.

2 Estimated Underlying Portfolio Fees & Expenses for the fiscal year ending December 31, 2008. The Portfolio will indirectly incur a pro rata portion of the fees and expenses of the Core Plus Bond Portfolio and any other Underlying Trust Portfolio in which it invests. The expenses shown under "Underlying Portfolio Fees and Expenses" represent the portion of the Core Plus Bond Portfolio's estimated annualized operating expense ratio for the fiscal year ending December 31, 2008 to be borne by the Portfolio based upon the Portfolio's expected initial holdings in the Core Plus Bond Portfolio. No sales loads, distribution fees, service fees, redemption fees, or other transaction fees will be assessed in connection with the Portfolio's purchase or redemption of shares of Underlying Trust Portfolios.

3 Estimated Contractual Fee Waiver and/or Expense Reimbursement for the fiscal year ending December 31, 2008. The Investment Managers have contractually agreed to waive their investment management fees with respect to the Portfolio's investments in the Core Plus Bond Portfolio (i.e., assumes a waiver of 25% of the Investment Managers' contractual investment management fee).

4 The Co-Managers have contractually agreed to reimburse expenses and/or waive fees so that the Academic Strategies Portfolio's investment management fees plus "Other Expenses" (exclusive in all cases of taxes, interest, brokerage commissions, distribution fees, and extraordinary expenses) do not exceed 0.80% of the Portfolio's average daily net assets during the Academic Strategies Portfolio's first year of operations (i.e., expected to be July 21, 2008 through July 20, 2009).

2

With respect to the changed Investment Objectives/Policies referenced above, here is a table showing the applicable changes:

                                                        PORTFOLIO
  STYLE/                                                 ADVISOR/
   TYPE        INVESTMENT OBJECTIVES/POLICIES          SUB-ADVISOR
-----------------------------------------------------------------------
                   ADVANCED SERIES TRUST

 ASSET      AST Schroders Multi-Asset World             Schroder
 ALLOCA     Strategies (formerly known as AST          Investment
 TION/      American Century Strategic              Management North
BALANCED    Allocation Portfolio): The AST            America Inc.
            Schroders Multi-Asset World
            Strategies Portfolio seeks long-term
            capital appreciation through a
            global flexible asset allocation
            approach. This asset allocation
            approach entails investing in
            traditional asset classes, such as
            equity and fixed-income investments,
            and alternative asset classes, such
            as investments in real estate,
            commodities, currencies, private
            equity, and absolute return
            strategies. The sub-advisor seeks to
            emphasize the management of risk and
            volatility. Exposure to different
            asset classes and investment
            strategies will vary over time based
            upon the sub advisor's assessments
            of changing market, economic,
            financial and political factors and
            events.

 ASSET      AST Academic Strategies Asset             Credit Suisse
 ALLOCA     Allocation (formerly known as AST       Securities (USA)
 TION/      Balanced Asset Allocation                 LLC; Jennison
BALANCED    Portfolio): seeks total return           Associates LLC;
            consistent with its specified level      Mellon Capital
            of risk. The Portfolio will be a           Management
            multi-asset class fund that employs    Corporation; Pacific
            both top-down asset allocation             Investment
            strategies and bottom-up                   Management
            manager/security selection. Under          Company LLC
            normal circumstances, approximately         (PIMCO);
            60% of the assets will be allocated     Prudential Bache
            to traditional asset classes            Asset Management,
            (including US and international           Incorporated;
            equities and bonds) and                   Quantitative
            approximately 40% of the assets will       Management
            be allocated to nontraditional asset     Associates LLC
            classes (including real estate,
            commodities, and alternative
            strategies). Those percentages are
            subject to change by the Investment
            Managers.

 ASSET      AST Balanced Asset Allocation            AST Investment
 ALLOCA     (formerly known as AST Conservative     Services, Inc. &
 TION/      Asset Allocation Portfolio): seeks         Prudential
BALANCED    the highest potential total return      Investments LLC;
            consistent with its specified level       Quantitative
            of risk tolerance. The Portfolio           Management
            will invest its assets in several        Associates LLC
            other Advanced Series Trust
            Portfolios. Under normal market
            conditions, the Portfolio will
            devote approximately 60% of its net
            assets to underlying portfolios
            investing primarily in equity
            securities (with a range of 52.5% to
            67.5%), and 40% of its net assets to
            underlying portfolios investing
            primarily in debt securities and
            money market instruments (with a
            range of 32.5% to 47.5%).

MID CAP     AST Neuberger Berman / LSV Mid-Cap          LSV Asset
 VALUE      Value Portfolio (formerly known as         Management;
            AST Neuberger Berman Mid-Cap Value      Neuberger Berman
            Portfolio): seeks capital growth.        Management Inc.
            Under normal market conditions, the
            Portfolio invests at least 80% of
            its net assets in the common stocks
            of medium capitalization companies.
            For purposes of the Portfolio,
            companies with market
            capitalizations that fall within the
            range of the Russell Mid-cap(R)
            Index at the time of investment are
            considered medium capitalization
            companies. Some of the Portfolio's
            assets may be invested in the
            securities of large-cap companies as
            well as in small-cap companies.
            Under the Portfolio's value-oriented
            investment approach, the subadviser
            looks for companies whose stock
            prices are undervalued and that may
            raise in price before other
            investors realize their worth.

 SMALL      AST Small-Cap Growth Portfolio:            Eagle Asset
  CAP       seeks long-term capital growth. The        Management
GROWTH      Portfolio pursues its objective by
            investing, under normal
            circumstances, at least 80% of the
            value of its assets in
            small-capitalization companies.
            Small-capitalization companies are
            those companies with a market
            capitalization, at the time of
            purchase, no larger than the largest
            capitalized company included in the
            Russell 2000(R) Index at the time of
            the Portfolio's investment.

                                  3

                                                        PORTFOLIO
  STYLE/                                                 ADVISOR/
   TYPE        INVESTMENT OBJECTIVES/POLICIES          SUB-ADVISOR
----------------------------------------------------------------------
                 THE PRUDENTIAL SERIES FUND

INTERNA     Global Portfolio: seeks long-term         LSV Asset
TIONAL      growth of capital. The Portfolio         Management;
EQUITY      invests primarily in common stocks     Marsico Capital
            (and their equivalents) of foreign     Management, LLC;
            and U.S. companies. Each subadviser     T. Rowe Price
            for the Portfolio generally will use   Associates, Inc.;
            either a "growth" approach or a        William Blair &
            "value" approach in selecting either    Company, LLC;
            foreign or U.S. common stocks.           Quantitative
                                                      Management
                                                    Associates LLC

 ASSET      SP Aggressive Growth Asset                Prudential
 ALLOCA     Allocation Portfolio: seeks to         Investments LLC;
 TION/      obtain the highest potential total       Quantitative
BALANCED    return consistent with the specified      Management
            level of risk tolerance. The            Associates LLC
            Portfolio may invest in any other
            Portfolio of the Fund (other than
            another SP Asset Allocation
            Portfolio), the AST Marsico Capital
            Growth Portfolio of Advanced Series
            Trust (AST), and the AST
            International Value Portfolio of AST
            (the Underlying Portfolios). Under
            normal circumstances, the Portfolio
            generally will focus on equity
            Underlying Portfolios but will also
            invest in fixed-income Underlying
            Portfolios.

 ASSET      SP Balanced Asset Allocation              Prudential
 ALLOCA     Portfolio: seeks to obtain the         Investments LLC;
 TION/      highest potential total return           Quantitative
BALANCED    consistent with the specified level       Management
            of risk tolerance. The Portfolio may    Associates LLC
            invest in any other Portfolio of the
            Fund (other than another SP Asset
            Allocation Portfolio), the AST
            Marsico Capital Growth Portfolio of
            Advanced Series Trust (AST), and the
            AST International Value Portfolio of
            AST (the Underlying Portfolios). The
            Portfolio will invest in equity and
            fixed-income Underlying Portfolios.

 ASSET      SP Conservative Asset Allocation          Prudential
 ALLOCA     Portfolio: seeks to obtain the         Investments LLC;
 TION/      highest potential total return           Quantitative
BALANCED    consistent with the specified level       Management
            of risk tolerance. The Portfolio may    Associates LLC
            invest in any other Portfolio of the
            Fund (other than another SP Asset
            Allocation Portfolio), the AST
            Marsico Capital Growth Portfolio of
            Advanced Series Trust (AST), and the
            AST International Value Portfolio of
            AST (the Underlying Portfolios).
            Under normal circumstances, the
            Portfolio generally will focus on
            fixed-income Underlying Portfolios
            but will also invest in equity
            Underlying Portfolios.

 ASSET      SP Growth Asset Allocation                Prudential
 ALLOCA     Portfolio: seeks to obtain the         Investments LLC;
 TION/      highest potential total return           Quantitative
BALANCED    consistent with the specified level       Management
            of risk tolerance. The Portfolio may    Associates LLC
            invest in any other Portfolio of the
            Fund (other than another SP Asset
            Allocation Portfolio), the AST
            Marsico Capital Growth Portfolio of
            Advanced Series Trust (AST), and the
            AST International Value Portfolio of
            AST (the Underlying Portfolios).
            Under normal circumstances, the
            Portfolio generally will focus on
            equity Underlying Portfolios but
            will also invest in fixed- income
            Underlying Portfolios.

In the May 1, 2008 prospectuses, the summary fund descriptions of the AST Balanced Asset Allocation Portfolio and the AST Capital Growth Asset Allocation Portfolio were reversed. Thus, the correct summary fund description for each such Portfolio should have been as follows:

AST Balanced Asset Allocation Portfolio: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other Advanced Series Trust Portfolios. Under normal market conditions, the Portfolio will devote approximately 65% of its net assets to underlying portfolios investing primarily in equity securities (with a range of 57.5% to 72.5%), and 35% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments (with a range of 27.5% to 42.5%).

AST Capital Growth Asset Allocation Portfolio: seeks the highest potential total return consistent with its specified level of risk tolerance. The Portfolio will invest its assets in several other Advanced Series Trust Portfolios. Under normal market conditions, the Portfolio will devote approximately 75% of its net assets to underlying portfolios investing primarily in equity securities (with a range of 67.5% to 80%), and 25% of its net assets to underlying portfolios investing primarily in debt securities and money market instruments (with a range of 20.0% to 32.5%).

In the appendices to each prospectus, entitled Selecting The Variable Annuity That's Right For You, we set forth hypothetical illustrations of Contract Value and Surrender Value for each annuity. Those illustrations assume average fund expenses of 0.94% (which, for Strategic Partners Plus, excludes Evergreen fund expenses). As a result of the fund changes described in this supplement, the average fund expenses have changed to 0.95%. This change in average fund expenses would have the effect of decreasing the hypothetical illustrated values by a commensurate amount.

4

The amount that is transferred to and from the Benefit Fixed Rate Account pursuant to the mathematical formula depends upon a number of factors unique to your contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. How long you have owned Highest Daily Lifetime Five;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the Benefit Fixed Rate Account (i.e., the amount of interest credited to the Benefit Fixed Rate Account);

. The amount you have allocated to each of the Permitted Sub-accounts you have chosen;

. The amount you have allocated to the Benefit Fixed Rate Account;

. Additional Purchase Payments, if any, you make to your contract;

. Withdrawals, if any, you take from your contract (withdrawals are taken pro rata from your Contract Value).

Any Contract Value in the Benefit Fixed Rate Account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the Benefit Fixed Rate Account.

The more of your Contract Value allocated to the Benefit Fixed Rate Account under the formula, the greater the impact of the performance of the Benefit Fixed Rate Account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the Benefit Fixed Rate Account and that Account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the Benefit Fixed Rate Account).

E. Asset Transfer Component of HD7 and SHD7 - Allocation of Contract Value. We replace the sections of the prospectus entitled "Asset Transfer Component of Highest Daily Lifetime Seven" and "Asset Transfer Component of Spousal Highest Daily Lifetime Seven" (as applicable) with the following:

Asset Transfer Component of Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven. For purposes of the benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary mathematical formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus.

Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it

3

means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your Contract Value to the AST Investment Grade Bond Sub-account because such poor investment performance will tend to increase the Target Ratio. Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued contracts that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven and existing contracts that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, the formula will not transfer amounts out of the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts and the entire Contract Value would remain in the AST Investment Grade Bond Sub-account. If you make additional Purchase Payments to your contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the AST Investment Grade Bond Sub-account. Once the Purchase Payments are allocated to your contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the AST Investment Grade Bond Sub-accounts, if dictated by the formula.

The amount that is transferred to and from the AST Investment Grade Bond Sub-account pursuant to the mathematical formula depends upon a number of factors unique to your contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

. How long you have owned Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven;

. The performance of the Permitted Sub-accounts you have chosen;

. The performance of the AST Investment Grade Bond Sub-account;

. The amount you have allocated to each of the Permitted Sub-accounts you have chosen;

. The amount you have allocated to the AST Investment Grade Bond Sub-account;

. Additional Purchase Payments, if any, you make to your contract;

4

. Withdrawals, if any, you take from your contract (withdrawals are taken pro rata from your Contract Value).

Any Contract Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the AST Investment Grade Bond Sub-account.

The more of your Contract Value allocated to the AST Investment Grade Bond Sub-account under the formula, the greater the impact of the performance of that Sub-account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account).

5

PRUCO LIFE INSURANCE COMPANY

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Strategic Partners Plus 3

Supplement to Prospectuses Dated May 1, 2008 Supplement dated May 1, 2008

This Supplement should be read and retained with the current Prospectus for your annuity. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

We are issuing this supplement to describe a name and investment objective change of the Evergreen VA Balanced Fund, which takes place on May 30, 2008. The Fund expenses are not changing in connection with this change.

In Part II Section 2 of your Prospectus, "What Investment Options Can I Choose?" please replace the INVESTMENT OBJECTIVES/POLICIES of the Evergreen VA Balanced Fund with the information below

                                                                                         PORTFOLIO
      STYLE/                                                                              ADVISOR/
       TYPE                        INVESTMENT OBJECTIVES/POLICIES                       SUB-ADVISOR
-----------------   ------------------------------------------------------------   --------------------
Asset Allocation/   Evergreen VA Balanced (effective May 30, 2008, will be         Evergreen Investment
Balanced            renamed Evergreen VA Diversified Capital Builder): seeks        Management Company,
                    capital growth and current income. The Portfolio invests in             LLC
                    a portfolio of equity and debt securities chosen for the
                    potential for current income and capital growth. The
                    proportion of the Fund's assets invested in fixed income and equity securities will change based on the portfolio
                    manager's assessment of economic conditions and investment opportunities. The equity portion of the Portfolio may
                    include principally common and preferred stocks of U.S.
                    companies across a broad range of market capitalizations,
                    but will generally maintain a dollar-weighted average market capitalization within the market capitalization range
                    tracked by the Russell 1000 Index. The Portfolio's manager will seek out companies that she believes have strong
                    fundamental attributes and growth prospects with valuations that leave ample room for capital appreciation. Through May
                    29, 2008, the Portfolio normally invests at least 25% of its assets in fixed income securities. Effective May 30, 2008, the Fund generally expects to invest approximately 10-30% of its assets in fixed income securities. The Portfolio's fixed income investments may include U.S. government securities, corporate bonds, convertible bonds, mortgage-backed
                    securities, asset-backed securities, collateralized mortgage obligations (CMOs) and other income producing securities.
                    The Portfolio may invest without limit in securities rated below investment grade (or unrated securities determined by the portfolio manager to be of comparable quality). The Fund may, but will not necessarily, use derivative instruments, such as structured notes, futures and options, and swap
                    agreements, as an alternative to investments directly in
                    income-producing securities or to manage risk. The Portfolio may also, but will not necessarily, enter into foreign
                    currency exchange contracts to hedge against adverse changes in currency exchange rates related to non-US dollar
                    denominated holdings. The Portfolio can invest up to 25% of its assets in foreign equity and fixed income securities.

STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2008

This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection, and the ability to access your annuity's Contract Value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. Differences in compensation among different annuity products could influence a registered representative's decision as to which annuity to recommend to you. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of the Prudential Insurance Company of America.

THE FUNDS

Strategic Partners Annuity One 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust, Nationwide Variable Insurance Trust, and Janus Aspen Series. (see next page for list of portfolios currently offered). You may choose between two basic versions of Strategic Partners Annuity One 3. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Annuity One 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Strategic Partners Annuity One 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

TO LEARN MORE ABOUT STRATEGIC PARTNERS ANNUITY ONE 3

To learn more about the Strategic Partners Annuity One 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2008. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 (See SEC file numbers 333-37728 and 333-103474), or obtained from us, free of charge. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Annuity One 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in

Section 11 of this prospectus.

For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS ANNUITY ONE 3 IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Strategic Partners/SM/ is a service mark of The Prudential Insurance Company of America

ORD01142

The Prudential Series Fund

Jennison Portfolio

Equity Portfolio

Global Portfolio

Money Market Portfolio

Stock Index Portfolio

Value Portfolio

SP Aggressive Growth Asset Allocation Portfolio

SP Balanced Asset Allocation Portfolio

SP Conservative Asset Allocation Portfolio

SP Growth Asset Allocation Portfolio

SP Davis Value Portfolio

SP International Growth Portfolio

SP International Value Portfolio

SP Mid Cap Growth Portfolio

SP PIMCO High Yield Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio

SP Small Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

 Advanced Series Trust

AST Advanced Strategies Portfolio

AST Aggressive Asset Allocation Portfolio

AST AllianceBernstein Core Value Portfolio

AST AllianceBernstein Growth & Income Portfolio

AST American Century Income & Growth Portfolio

AST American Century Strategic Allocation Portfolio

AST Balanced Asset Allocation Portfolio

AST Capital Growth Asset Allocation Portfolio

AST Cohen & Steers Realty Portfolio

AST Conservative Asset Allocation Portfolio

AST DeAM Large-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Federated Aggressive Growth Portfolio

AST First Trust Balanced Target Portfolio

AST First Trust Capital Appreciation Target Portfolio

AST Goldman Sachs Concentrated Growth Portfolio

AST Goldman Sachs Mid-Cap Growth Portfolio

AST High Yield Portfolio

AST Investment Grade Bond Portfolio

AST JPMorgan International Equity Portfolio

AST Large-Cap Value Portfolio

AST Lord Abbett Bond-Debenture Portfolio

AST Marsico Capital Growth Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Mid-Cap Value Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman Mid-Cap Value Portfolio

AST Neuberger Berman Small-Cap Growth Portfolio

AST PIMCO Limited Maturity Bond Portfolio

AST Preservation Asset Allocation Portfolio

AST QMA US Equity Alpha Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Global Bond Portfolio

AST T. Rowe Price Natural Resources Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST UBS Dynamic Alpha Strategy Portfolio

AST Western Asset Core Plus Bond Portfolio

Nationwide Variable Insurance Trust

Gartmore NVIT Developing Markets Fund

Janus Aspen Series

Large Cap Growth Portfolio -- Service Shares

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE (ANNUITIZATION)?. 40

   SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT (SPOUSAL HIGHEST DAILY LIFETIME

i

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN BENEFIT AND SPOUSAL
  HIGHEST DAILY LIFETIME SEVEN BENEFIT..................................................... D-1

ii

PART I SUMMARY

STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS

1

PART I: STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS SUMMARY

GLOSSARY

We have tried to make this Prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

Adjusted Contract Value

When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.

Adjusted Purchase Payment

Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

Annual Income Amount

Under the Lifetime Five Income Benefit and Highest Daily Lifetime Seven Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount". Under the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Annual Withdrawal Amount

Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

Annuitant

The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code

Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or

(3) a custodial account established pursuant to the provisions in Code

Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the contract is continued, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.

Annuity Date

The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

Beneficiary

The person(s) or entity you have chosen to receive a death benefit.

Benefit Fixed Rate Account

An investment option offered as part of this contract that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit.

Business Day

A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

Co-Annuitant

The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met. No Co-Annuitant may be designated if the owner is a non-natural person.

Contract Date

The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

Contract Owner, Owner, or You

The person entitled to the ownership rights under the contract.

Contract Value

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

Contract with Credit

A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.

Contract without Credit

A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

Credit

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

Daily Value

For purposes of the Highest Daily Value Death Benefit, which we describe below, the Contract Value as of the end of each business day. The Daily Value on the contract date is equal to your purchase payment.

Death Benefit

If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit, or Highest Daily Value Death Benefit, is available for an additional charge. See Section 4, "What Is The Death Benefit?"

Death Benefit Target Date

With respect to the Highest Daily Value Death Benefit, the later of the contract anniversary on or after the 80th birthday of the current contract owner, the older of either joint owner or (if owned by an entity) the annuitant, or five years after the contract date.

Designated Life

For purposes of the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven Benefit, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them.

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GLOSSARY continued

Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option) An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

Earnings Appreciator Benefit (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

Enhanced Protected Withdrawal Value

Under the Highest Daily Lifetime Five Benefit only, a sum that we add to your existing Protected Withdrawal Value, provided that you have not made any withdrawal during the first ten years that your Highest Daily Lifetime Five Benefit has been in effect and you otherwise meet the conditions set forth in the rider and this prospectus.

Excess Income/Excess Withdrawal

Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Benefit and Spousal Highest Daily Lifetime Seven Benefit, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount for Highest Daily Lifetime Five). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.

Fixed Interest Rate Options

Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

Good Order

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

Guarantee Period

A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

Guaranteed Minimum Death Benefit (GMDB) An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. The GMDB is a different death benefit than the Highest Daily Value Death Benefit, which we describe below.

GMDB Protected Value

The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

GMDB Roll-Up

We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced by the effect of withdrawals.

GMDB Step-Up

We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).

Guaranteed Minimum Income Benefit (GMIB) An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

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GMIB Protected Value

We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.

The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

GMIB Reset

You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.

GMIB Roll-Up

We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

Highest Daily Lifetime Five/SM/ Benefit An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.

Highest Daily Lifetime Seven/SM/ Income Benefit An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Highest Daily Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Highest Daily Value Death Benefit

An optional death benefit available for an additional charge that can provide a death benefit that exceeds the Contract Value on the date of death. The amount of the death benefit is determined with reference to the Highest Daily Value, as defined below.

Income Appreciator Benefit (IAB)

An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

IAB Automatic Withdrawal Payment Program A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

IAB Credit

An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

Income Options

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

Income Phase

The period during which you receive income payments under the contract.

Invested Purchase Payments

Your purchase payments (which we define below) less any deduction we make for any tax charge.

Joint Owner

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

5

GLOSSARY continued

Lifetime Five Income Benefit

An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners--see "Spousal Lifetime Five Income Benefit."

Market Value Adjustment

An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

Market Value Adjustment Option

This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.

Net Purchase Payments

Your total purchase payments less any withdrawals you have made.

Proportional Withdrawals

A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. In general, proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

Protected Withdrawal Value

Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Seven Benefit and Spousal Highest Daily Lifetime Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value".

Prudential Annuity Service Center

For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is

(888) PRU-2888. Prudential's Web site is www.prudential.com.

Purchase Payments

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

Separate Account

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

Spousal Lifetime Five Income Benefit

An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Spousal Highest Daily Lifetime Seven/SM/ Income Benefit The spousal version of the Highest Daily Lifetime Seven Income Benefit. Spousal Highest Daily Lifetime Seven is the same class of optional Benefit as our Spousal Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Statement Of Additional Information

A document containing certain additional information about the Strategic Partners Annuity One 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

6

Tax Deferral

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

Variable Investment Option

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

7

SUMMARY FOR SECTIONS 1-11

For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

SECTION 1

What Is The Strategic Partners Annuity One 3 Variable Annuity? The Strategic Partners Annuity One 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.

There are two basic versions of the Strategic Partners Annuity One 3 variable annuity.

Contract With Credit.

. provides for a bonus credit that we add to each purchase payment that you make,

. has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

. may provide lower interest rates for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and

. may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

. does not provide a credit,

. has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

. may provide higher interest rates for fixed interest rate options and the market value adjustment option than the Contract With Credit, and

. may provide more available market value adjustment guarantee periods than the Contract With Credit.

The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed, and we will pay at least the minimum interest rate dictated by applicable state law, if any.

You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

. The income phase starts when you begin receiving regular payments from your contract.

The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

The contract offers a choice of income and death benefit options, which may also be available to you.

There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

8

If you change your mind about owning Strategic Partners Annuity One 3, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.

SECTION 2

What Investment Options Can I Choose?

You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

You may also invest your money in fixed interest rate options or in a market value adjustment option.

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See

Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

The Lifetime withdrawal benefits (each discussed in Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.

SECTION 4

What Is The Death Benefit?

In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of

(i) the Contract Value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB), or Highest Daily Value Death Benefit.

The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

. the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";

. the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or

. the greater of the GMDB step-up value and GMDB roll-up value.

The Highest Daily Value Death Benefit provides a death benefit equal to the greater of the base death benefit or the highest daily value less proportional withdrawals.

On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.

For an additional fee, you may also choose, if it is available in your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner, or first to die of the owner or joint owner, during the accumulation phase.

SECTION 5

What Are The Lifetime Withdrawal Benefits? The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

SUMMARY FOR SECTIONS 1-11 continued

The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit). The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.

Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make (which we may refer to as "Total Protected Withdrawal Value", for Highest Daily Lifetime Five only). As we discuss in more detail later, we guarantee this protected withdrawal value, even if your Contract Value declines. Thus, as a participant in one of these benefits, you are assured of a certain amount that you can withdraw, even if there is a significant decline in the securities markets. Highest Daily Lifetime Five Benefit differs from Lifetime Five and Spousal Lifetime Five in that (a) the Protected Withdrawal Value is determined based on the highest daily Contract Value and (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the Benefit Fixed Rate Account (which is part of our general account). This formula is described more fully in Appendix C. We operate the asset transfer program under a formula, which is described in the portion of Section 5 concerning the Highest Daily Lifetime Five Benefit. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.

Finally, we offer Highest Daily Lifetime Seven, an optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional Benefit as our Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated. Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven, and thus offers lifetime payments until the second-to-die of two spouses.

SECTION 6

What Is The Income Appreciator Benefit? The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

SECTION 7

How Can I Purchase A Strategic Partners Annuity One 3 Contract? You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

10

SECTION 8

What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?

The contract has insurance features and investment features, both of which have related costs and charges.

. Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $75,000. This charge is currently equal to the lesser of $35 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $75,000 or more. We may impose lesser charges in certain states.

. For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

-- 1.40% if you choose the base death benefit, -- 1.65% if you choose the roll-up or step-up Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge),

-- 1.75% if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge),

-- 1.90% if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge), -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

-- 0.75% if you choose the Spousal Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

-- 0.60% if you choose the Highest Daily Lifetime Five Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

-- 0.60% of the Protected Withdrawal Value if you choose the Highest Daily Lifetime Seven Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or -- 0.75% of the Protected Withdrawal Value if you choose the Spousal Highest Daily Lifetime Seven Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

. We impose an additional insurance and administrative charge of 0.10% annually for the Contract With Credit.

. We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value (1.00% maximum charge). (In some states this fee may be lower.)

. We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.

. We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

. There are a few states/jurisdictions that assess a premium tax on us. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.

. There are also expenses associated with the mutual funds. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

. If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?"

SECTION 9

How Can I Access My Money?

You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

Under the Market Value Adjustment Option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.

11

SUMMARY FOR SECTIONS 1-11 continued

We offer optional living benefits--the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Benefit, Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Benefit under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in any of these benefits in order to withdraw some or all of your money. You also may access your Income Appreciator Benefit through withdrawals.

SECTION 10

What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?

Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 11

Other Information

This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the Market Value Adjustment Option that we summarize below.

Issuer Risk. The Market Value Adjustment Option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Market Value Adjustment Option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Market Value Adjustment Option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

12

SUMMARY OF CONTRACT EXPENSES

The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Annuity One 3. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

For more detailed information, including additional information about current and maximum charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

-------------------------------------------------
     CONTRACT OWNER TRANSACTION EXPENSES
-------------------------------------------------
            WITHDRAWAL CHARGE /1/
-------------------------------------------------
NUMBER OF CONTRACT
ANNIVERSARIES SINCE   CONTRACT      CONTRACT
 PURCHASE PAYMENT    WITH CREDIT  WITHOUT CREDIT
-------------------------------------------------
        0                8%            7%
-------------------------------------------------
        1                8%            6%
-------------------------------------------------
        2                8%            5%
-------------------------------------------------
        3                8%            4%
-------------------------------------------------
        4                7%            3%
-------------------------------------------------
        5                6%            2%
-------------------------------------------------
        6                5%            1%
-------------------------------------------------
        7                0%            0%
-------------------------------------------------

             MAXIMUM TRANSFER FEE
-------------------------------------------------------------------------
Each transfer after 12 /2/                           $30.00
-------------------------------------------------------------------------
Each transfer after 20                               $10.00
(Beneficiary Continuation Option only)
-------------------------------------------------------------------------
Charge for premium Tax Imposed on us by certain States/Jurisdictions /3/
-------------------------------------------------------------------------
         Up to 3.5% of Contract Value
-------------------------------------------------------------------------

1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8. In certain states reduced withdrawal charges may apply under the Contract with Credit. Your contract contains the applicable charges.

2 Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

3 We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon annuitization.

13

SUMMARY OF CONTRACT EXPENSES continued

The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.

---------------------------------------------------------------------------------------------
                                 PERIODIC ACCOUNT EXPENSES
---------------------------------------------------------------------------------------------
Maximum Contract Maintenance Charge and Contract                      $60.00
Charge Upon Full Withdrawal /4/
---------------------------------------------------------------------------------------------
Maximum Annual Contract Fee if Contract Value is less  lesser of $30 or 2% of Contract Value than $25,000
(Beneficiary Continuation option ONLY)
---------------------------------------------------------------------------------------------
             INSURANCE AND ADMINISTRATIVE EXPENSES WITH THE INDICATED BENEFITS
  As a Percentage of Contract Value in Variable Investment Options (except as indicated):
---------------------------------------------------------------------------------------------

                                       CONTRACT  CONTRACT
                                        WITH     WITHOUT
                                       CREDIT    CREDIT
----------------------------------------------------------
Maximum charge for Lifetime Five /5/    1.50%     1.50%
----------------------------------------------------------
Maximum charge for Spousal Lifetime     1.50%     1.50%
Five /5/
----------------------------------------------------------
Maximum charge for Highest Daily        1.50%     1.50%
Lifetime Five /5/
----------------------------------------------------------
Maximum charge for Highest Daily        1.50%     1.50%
Lifetime Seven /5/
----------------------------------------------------------
Maximum charge for Spousal Highest      1.50%     1.50%
Daily Lifetime Seven /5/
----------------------------------------------------------
Lifetime Five Income Benefit            0.60%     0.60%
(current charge)
----------------------------------------------------------
Spousal Lifetime Five Income Benefit    0.75%     0.75%
(current charge)
----------------------------------------------------------
Highest Daily Lifetime Five Income      0.60%     0.60%
Benefit
(current charge)
----------------------------------------------------------
Highest Daily Lifetime Seven            0.60%     0.60%
(current charge): assessed against
Protected Withdrawal Value /6/
----------------------------------------------------------
Spousal Highest Daily Lifetime Seven    0.75%     0.75%
(current charge): assessed against
Protected Withdrawal Value /6/
----------------------------------------------------------
Base Death Benefit                      1.50%     1.40%
----------------------------------------------------------
Guaranteed Minimum Death Benefit        1.75%     1.65%
Option - Roll-Up or Step-Up
----------------------------------------------------------
Guaranteed Minimum Death Benefit        1.85%     1.75%
Option - Greater of Roll-Up or Step-Up
----------------------------------------------------------
Highest Daily Value Death Benefit       2.00%     1.90%
----------------------------------------------------------
Maximum Annual Guaranteed Minimum       1.00%     1.00%
Income Benefit Charge and Charge Upon
Certain Withdrawals as a percentage
of average GMIB Protected Value /7/
----------------------------------------------------------
Annual Guaranteed Minimum Income        0.50%     0.50%
Benefit Charge and Charge Upon
Certain Withdrawals
(for contracts sold on or after
January 20, 2004 or upon subsequent
state approval) - as a percentage of
average GMIB Protected Value (current
charge)
----------------------------------------------------------
Annual Income Appreciator Benefit       0.25%     0.25%
Charge and Charge Upon Certain
Withdrawals /8/
----------------------------------------------------------
Annual Earnings Appreciator Benefit     0.30%     0.30%
Charge and Charge Upon Certain
Transactions /9/
----------------------------------------------------------
Settlement Service Charge               1.00%     1.00%
(if the Owner's beneficiary elects
the Beneficiary Continuation Option)
/10/
----------------------------------------------------------

4: Currently, we waive this fee if your Contract Value is greater than or equal to $75,000 (waived if Contract Value is greater than or equal to $25,000 for Beneficiary Continuation Option). If your Contract Value is less than $75,000, we currently charge the lesser of $35 or 2% of your Contract Value. This is a single fee that we assess (a) annually or

(b) upon full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so. This charge may be lower in certain states. 5: We reserve the right to increase the charge to the maximum charge indicated upon any step-up or reset under the benefit, or a new election of the benefit. However, we have no present intention of doing so.

14

6: With respect to Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, the 0.60% charge and 0.75% charge, respectively, is assessed against the Protected Withdrawal Value. With respect to each of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, one-fourth of the annual charge is deducted at the end of each quarter, where the quarters are part of years that have as their anniversary the date that the benefit was elected. The fee is taken out of Contract Value in the variable investment options. These optional benefits are not available under the Beneficiary Continuation Option.

7: We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. The fee is withdrawn from each variable investment option in the same proportion as the Contact Value allocated to that variable investment option represents to the total Contract Value in all variable investment options. In some states this charge is 0.30%, see your contract for details. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge up to the maximum indicated upon any reset of the benefit or new election.

8: We impose this charge only if you choose the Income Appreciator Benefit.

The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly. 9: We impose this charge only if you choose the Earnings Appreciator Benefit.

The charge for this benefit is based on an annual rate of 0.30% of your Contract Value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

10:The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

TOTAL ANNUAL MUTUAL FUND OPERATING

EXPENSES

The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2007. Fund expenses are not fixed or guaranteed by the Strategic Partners Annuity One 3 contract, and may vary from year to year.

------------------------------------------------------
                                     MINIMUM  MAXIMUM
------------------------------------------------------
Total Annual Underlying Mutual Fund  0.37%    1.65%
Operating Expenses*
------------------------------------------------------

* See "Summary of Contract Expenses" - Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.

--------------------------------------------------------------------------------------------------
                        UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

            (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------
                                                   For the year ended December 31, 2007
                                        ----------------------------------------------------------
         UNDERLYING PORTFOLIO           Management  Other   12b-1 Fees    Acquired    Total Annual
                                         Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                       & Expenses /6/   Expenses
--------------------------------------------------------------------------------------------------
Advanced Series Trust /1,3/
 AST Advanced Strategies                  0.85%     0.15%     0.00%        0.04%         1.04%
 AST Aggressive Asset Allocation /2/      0.15%     0.03%     0.00%        0.96%         1.14%
 AST AllianceBernstein Core Value         0.75%     0.11%     0.00%        0.00%         0.86%
 AST AllianceBernstein Growth & Income    0.75%     0.08%     0.00%        0.00%         0.83%
 AST American Century Income & Growth     0.75%     0.11%     0.00%        0.00%         0.86%

15

SUMMARY OF CONTRACT EXPENSES continued

------------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                 (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------
                                                             For the year ended December 31, 2007
                                                  ----------------------------------------------------------
              UNDERLYING PORTFOLIO                Management  Other   12b-1 Fees    Acquired    Total Annual
                                                   Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                                 & Expenses /6/   Expenses
------------------------------------------------------------------------------------------------------------
 AST American Century Strategic Allocation          0.85%     0.25%     0.00%        0.00%         1.10%
 AST Balanced Asset Allocation /2/                  0.15%     0.01%     0.00%        0.90%         1.06%
 AST Capital Growth Asset Allocation /2/            0.15%     0.01%     0.00%        0.93%         1.09%
 AST Cohen & Steers Realty Portfolio                1.00%     0.12%     0.00%        0.00%         1.12%
 AST Conservative Asset Allocation /2/              0.15%     0.02%     0.00%        0.87%         1.04%
 AST DeAM Large-Cap Value                           0.85%     0.11%     0.00%        0.00%         0.96%
 AST DeAM Small-Cap Value                           0.95%     0.18%     0.00%        0.00%         1.13%
 AST Federated Aggressive Growth                    0.95%     0.11%     0.00%        0.00%         1.06%
 AST First Trust Balanced Target                    0.85%     0.11%     0.00%        0.00%         0.96%
 AST First Trust Capital Appreciation Target        0.85%     0.11%     0.00%        0.00%         0.96%
 AST Goldman Sachs Concentrated Growth              0.90%     0.10%     0.00%        0.00%         1.00%
 AST Goldman Sachs Mid-Cap Growth                   1.00%     0.12%     0.00%        0.00%         1.12%
 AST High Yield                                     0.75%     0.12%     0.00%        0.00%         0.87%
 AST Investment Grade Bond /5/                      0.65%     0.99%     0.00%        0.00%         1.64%
 AST JPMorgan International Equity                  0.87%     0.13%     0.00%        0.00%         1.00%
 AST Large-Cap Value                                0.75%     0.08%     0.00%        0.00%         0.83%
 AST Lord Abbett Bond-Debenture                     0.80%     0.11%     0.00%        0.00%         0.91%
 AST Marsico Capital Growth                         0.90%     0.08%     0.00%        0.00%         0.98%
 AST MFS Global Equity                              1.00%     0.21%     0.00%        0.00%         1.21%
 AST MFS Growth                                     0.90%     0.12%     0.00%        0.00%         1.02%
 AST Mid-Cap Value                                  0.95%     0.14%     0.00%        0.00%         1.09%
 AST Neuberger Berman Mid-Cap Growth                0.90%     0.10%     0.00%        0.00%         1.00%
 AST Neuberger Berman Mid-Cap Value                 0.89%     0.10%     0.00%        0.00%         0.99%
 AST Neuberger Berman Small-Cap Growth              0.95%     0.12%     0.00%        0.00%         1.07%
 AST PIMCO Limited Maturity Bond                    0.65%     0.11%     0.00%        0.00%         0.76%
 AST Preservation Asset Allocation /2/              0.15%     0.03%     0.00%        0.82%         1.00%
 AST QMA US Equity Alpha                            1.00%     0.63%     0.00%        0.00%         1.63%
 AST Small-Cap Growth                               0.90%     0.15%     0.00%        0.00%         1.05%
 AST Small-Cap Value                                0.90%     0.10%     0.00%        0.00%         1.00%
 AST T. Rowe Price Asset Allocation                 0.85%     0.12%     0.00%        0.00%         0.97%
 AST T. Rowe Price Global Bond                      0.80%     0.13%     0.00%        0.00%         0.93%
 AST T. Rowe Price Natural Resources                0.90%     0.10%     0.00%        0.00%         1.00%
 AST T. Rowe Price Large-Cap Growth                 0.88%     0.08%     0.00%        0.00%         0.96%
 AST UBS Dynamic Alpha Strategy                     1.00%     0.13%     0.00%        0.02%         1.15%
 AST Western Asset Core Plus Bond /5/               0.70%     0.10%     0.00%        0.02%         0.82%

The Prudential Series Fund /7,8,9/
 Equity Portfolio                                   0.45%     0.02%     0.00%        0.00%         0.47%
 Global Portfolio                                   0.75%     0.06%     0.00%        0.00%         0.81%
 Jennison Portfolio                                 0.60%     0.02%     0.00%        0.00%         0.62%
 Money Market Portfolio                             0.40%     0.03%     0.00%        0.00%         0.43%
 Stock Index Portfolio /10/                         0.35%     0.02%     0.00%        0.00%         0.37%
 Value Portfolio                                    0.40%     0.03%     0.00%        0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio    0.05%     0.06%     0.00%        0.85%         0.96%
 SP Balanced Asset Allocation Portfolio             0.05%     0.01%     0.00%        0.79%         0.85%
 SP Conservative Asset Allocation Portfolio         0.05%     0.02%     0.00%        0.75%         0.82%
 SP Davis Value Portfolio                           0.75%     0.05%     0.00%        0.00%         0.80%
 SP Growth Asset Allocation Portfolio               0.05%     0.01%     0.00%        0.83%         0.89%
 SP International Growth Portfolio                  0.85%     0.09%     0.00%        0.00%         0.94%
 SP International Value Portfolio                   0.90%     0.09%     0.00%        0.00%         0.99%
 SP Mid Cap Growth Portfolio                        0.80%     0.07%     0.00%        0.00%         0.87%

16

-----------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                 (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------
                                                            For the year ended December 31, 2007
                                                 ----------------------------------------------------------
             UNDERLYING PORTFOLIO                Management  Other   12b-1 Fees    Acquired    Total Annual
                                                  Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                                & Expenses /6/   Expenses
-----------------------------------------------------------------------------------------------------------
 SP PIMCO High Yield Portfolio                     0.60%     0.09%     0.00%        0.00%         0.69%
 SP PIMCO Total Return Portfolio                   0.60%     0.07%     0.00%        0.00%         0.67%
 SP Prudential U.S. Emerging Growth Portfolio      0.60%     0.05%     0.00%        0.00%         0.65%
 SP Small Cap Value Portfolio                      0.90%     0.06%     0.00%        0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio    0.90%     0.25%     0.00%        0.00%         1.15%

Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares        0.64%     0.02%     0.25%        0.01%         0.92%

Nationwide Variable Insurance Trust
 Gartmore NVIT Developing Markets                  1.05%     0.35%     0.25%          N/A         1.65%

1 The Fund has entered into arrangements with the issuers of the variable insurance products offering the Portfolios under which the Fund compensates the issuers 0.10% for providing ongoing services to Portfolio shareholders in lieu of the Fund providing such services directly to shareholders. Amounts paid under these arrangements are included in "Other Expenses." Subject to the expense limitations set forth below, for each Portfolio of the Fund other than the Dynamic Asset Allocation Portfolios, 0.03% of the 0.10% administrative services fee is voluntarily waived. The Dynamic Asset Allocation Portfolios do not directly pay any portion of the 0.10% administrative service fee. The Acquired Portfolios in which the Dynamic Asset Allocation Portfolios invest, however, are subject to the administrative services fee. With respect to the AST QMA US Equity Alpha Portfolio, "Other Expenses" includes dividend expenses on short sales and interest expenses on short sales. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation.

2 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests primarily in shares of other Portfolios of Advanced Series Trust. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown under "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation. 3 Prudential Investments LLC and AST Investment Services, Inc. have voluntarily agreed to waive a portion of their management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. AST American Century Strategic Allocation: 1.25%; AST Cohen & Steers Realty: 1.45%; AST DeAM Small-Cap Value: 1.14%; AST Goldman Sachs Concentrated Growth: 0.86%; AST Goldman Sachs Mid-Cap Growth: 1.12%; AST High Yield: 0.88%; AST JPMorgan International Equity: 1.01%; AST Large-Cap Value: 1.20%; AST Lord Abbett Bond-Debenture: 0.88%; AST MFS Growth: 1.35%; AST Marsico Capital Growth: 1.35%; AST Mid-Cap Value: 1.45%; AST Neuberger Berman Mid-Cap Growth: 1.25%; AST Neuberger Berman Mid-Cap Value: 1.25%; AST PIMCO Limited Maturity Bond: 1.05%; AST T. Rowe Price Asset Allocation: 1.25%; AST T. Rowe Price Natural Resources: 1.35%. 4 The management fee rate shown in the "management fees" column represents the actual fee rate paid by the indicated Portfolio for the fiscal year ended December 31, 2007, except that the fee rate shown does not reflect the impact of any voluntary management fee waivers that may be applicable and which would result in a reduction in the fee rate paid by the Portfolio. The management fee rate for certain Portfolios may include "breakpoints" which are reduced fee rates that are applicable at specified levels of Portfolio assets; the effective fee rates shown in the table reflect and incorporate any fee "breakpoints" which may be applicable. 5 The Western Asset Core Plus Bond Portfolio is based on estimated expenses for 2008 and current period average daily net assets. The AST Investment Grade Bond Portfolio expenses are based on estimated expenses for 2008 at an estimated asset level.

6 Acquired Fund Fees and Expenses are not fees or expenses incurred by the fund directly but are expenses of the investment companies in which the fund invests. You incur these fees and expenses indirectly through the valuation of the fund's investment in those investment companies. As a result, the Total Annual Portfolio Operating Expenses listed above may exceed the expense limit numbers. The impact of the acquired fund fees and expenses are included in the total returns of the Fund.

7 Investors incur certain fees and expenses in connection with an investment in the Fund's Portfolios. The following table shows the fees and expenses that you may incur if you invest in Class 1 shares of the Portfolios through a variable annuity contract. The fees and expenses shown below are based the fees and expenses incurred in the year ended December 31, 2007 (except as explained in the footnotes) and are expressed as a percentage of the average daily net assets of each Portfolio. The table does not include annuity contract charges. Because annuity contract charges are not included, the total fees and expenses that you will incur will be higher than the fees and expenses set forth in the following table. See this prospectus for the fees and expenses under the annuity contract. 8 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each SP Asset Allocation Portfolio invests in shares of other Portfolios of the Fund, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The SP Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Each of the Asset Allocation Portfolios is responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fee, in accordance with the terms of the management agreement.

9 Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows for Class 1 shares, may be discontinued or

17

SUMMARY OF CONTRACT EXPENSES continued

otherwise modified at any time. Stock Index Portfolio: 0.75%; Value Portfolio: 0.75%; SP International Growth Portfolio: 1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP Small Cap Value Portfolio: 1.05%; SP Strategic Partners Focused Growth Portfolio: 1.25%.

10 The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

Example 1a: Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit;

. You choose the Highest Daily Value Death Benefit;

. You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after January 20, 2004, or upon subsequent state approval);

. You choose the Earnings Appreciator Benefit;

. You choose the Income Appreciator Benefit;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses*;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each separate account charge, we deduct the maximum charge rather than any current charge; and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 1b: Contract With Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 2a: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

Example 2b: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit;

. You do not choose any optional insurance benefit;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

18

. For each separate account charge, we deduct the maximum charge rather than any current charge; and

. You withdraw all your assets at the end of the indicated period.

Example 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the Contract Without Credit.

Example 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Notes for Expense Examples:

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a and 4a) are assessed in connection with some annuity options, but not others.

The values shown in the 10 year column are the same for Example 4a and 4b, the same for Example 3a and 3b, the same for Example 2a and 2b, and the same for Example 1a and 1b. This is because if 10 years have elapsed since your last purchase payment, we would no longer deduct withdrawal charges when you make a withdrawal. The indicated examples reflect the maximum withdrawal charges, but in certain states reduced withdrawal charges may apply for certain ages.

The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2008. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.

Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state.

A table of accumulation unit values appears in Appendix A to this prospectus.

Contract with Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit

Example 1a: If You Withdraw Your Assets  Example 1b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,323     $2,455    $3,482    $5,579    $571       $1,703       $2,824      $5,579
----------------------------------------------------------------------------------------

Contract Without Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator benefit

Example 2a: If You Withdraw Your Assets   Example 2b: If You Do Not Withdraw Your Assets
------------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs        10 yrs
------------------------------------------------------------------------------------------
$1,169     $2,060    $2,943    $5,293    $539       $1,610       $2,673       $5,293
------------------------------------------------------------------------------------------

19

EXPENSE EXAMPLES continued

Contract With Credit: Base Death Benefit

Example 3a: If You Withdraw Your Assets  Example 3b: If you Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,114     $1,854    $2,523    $3,879    $362       $1,102       $1,865      $3,879
----------------------------------------------------------------------------------------

Contract Without Credit: Base Death Benefit

Example 4a: If You Withdraw Your assets  Example 4b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
1 yr     3 yrs      5 yrs      10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$968     $1,480     $2,015     $3,640    $338       $1,030       $1,745      $3,640
----------------------------------------------------------------------------------------

20

PART II SECTIONS 1-11

21

1: WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE 3 VARIABLE ANNUITY?

The Strategic Partners Annuity One 3 Variable Annuity is a contract between you, the owner, and US, Pruco Life Insurance Company (Pruco Life, we or us).

Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

There are two basic versions of Strategic Partners Annuity One 3 variable annuity.

Contract With Credit.

. provides for a bonus credit that we add to each purchase payment that you make,

. has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

. may provide a lower interest rate for fixed interest rate options and the Market Value Adjustment Option than the Contract Without Credit, and

. may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

. does not provide a credit,

. has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

. may provide a higher interest rate for fixed interest rate options and the Market Value Adjustment Option than the Contract With Credit, and

. may provide more market value adjustment guarantee periods than the Contract With Credit.

Unless we state otherwise, when we use the word contract, it applies to both versions.

In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Annuity One 3 if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.

Strategic Partners Annuity One 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.

Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

22

As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Annuity One 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

. Your full purchase payment, less any applicable federal and state income tax withholding; or

. The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

The contract gives you the choice of allocating your purchase payments to any of the variable investment options, fixed interest rate options, and a market value adjustment option.

The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

VARIABLE INVESTMENT OPTIONS

The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of-managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.

Under the manager-of-managers approach, PI and AST Investment Services, Inc. have the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a portfolio are listed on the following chart.

Please note that we restrict the investment options in which you can participate, if you elect certain optional benefits. Thus, your participation in those benefits could result in your missing investment opportunities that might arise in investment options from which you are excluded. (Of course, potentially missing investment opportunities in investment options in which you do not participate is an inherent consequence of any investment choice, and generally speaking, it is your decision as to how to invest your purchase payments).

A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

23

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2008) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2007, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $750 to approximately $946,934. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

24

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
                    ADVANCED SERIES TRUST
-------------------------------------------------------------------------
  ASSET      AST Advanced Strategies Portfolio:         LSV Asset
  ALLOCA     seeks a high level of absolute            Management;
  TION/      return. The Portfolio invests           Marsico Capital
 BALANCED    primarily in a diversified portfolio    Management, LLC;
             of equity and fixed income             Pacific Investment
             securities across different                Management
             investment categories and investment      Company LLC
             managers. The Portfolio pursues a       (PIMCO); T. Rowe
             combination of traditional and         Price Associates,
             non-traditional investment             Inc.; William Blair
             strategies.                              & Company, LLC
-------------------------------------------------------------------------
  ASSET      AST Aggressive Asset Allocation          AST Investment
  ALLOCA     Portfolio: seeks the highest            Services, Inc. &
  TION/      potential total return consistent          Prudential
 BALANCED    with its specified level of risk        Investments LLC/
             tolerance. The Portfolio will invest       Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             100% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             92.5% to 100%) and the remainder of
             its net assets to underlying
             portfolios investing primarily in
             debt securities and money market
             instruments (with a range of 0% -
             7.5%).
-------------------------------------------------------------------------
  LARGE      AST AllianceBernstein Core Value       AllianceBernstein
   CAP       Portfolio: seeks long-term capital            L.P.
  VALUE      growth by investing primarily in
             common stocks. The subadviser
             expects that the majority of the
             Portfolio's assets will be invested
             in the common stocks of large
             companies that appear to be
             undervalued. Among other things, the
             Portfolio seeks to identify
             compelling buying opportunities
             created when companies are
             undervalued on the basis of investor
             reactions to near-term problems or
             circumstances even though their
             long-term prospects remain sound.
             The subadviser seeks to identify
             individual companies with earnings
             growth potential that may not be
             recognized by the market at large.
-------------------------------------------------------------------------
  LARGE      AST AllianceBernstein Growth &         AllianceBernstein
   CAP       Income Portfolio: seeks long-term             L.P.
  VALUE      growth of capital and income while
             attempting to avoid excessive
             fluctuations in market value. The
             Portfolio normally will invest in
             common stocks (and securities
             convertible into common stocks). The
             subadviser will take a
             value-oriented approach, in that it
             will try to keep the Portfolio's
             assets invested in securities that
             are selling at reasonable valuations
             in relation to their fundamental
             business prospects.
-------------------------------------------------------------------------
  LARGE      AST American Century Income & Growth    American Century
   CAP       Portfolio: seeks capital growth with       Investment
  VALUE      current income as a secondary           Management, Inc.
             objective. The Portfolio invests
             primarily in common stocks that
             offer potential for capital growth,
             and may, consistent with its
             investment objective, invest in
             stocks that offer potential for
             current income. The subadviser
             utilizes a quantitative management
             technique with a goal of building an
             equity portfolio that provides
             better returns than the S&P 500
             Index without taking on significant
             additional risk and while attempting
             to create a dividend yield that will
             be greater than the S&P 500 Index.
-------------------------------------------------------------------------
  ASSET      AST American Century Strategic          American Century
  ALLOCA     Allocation Portfolio: seeks                Investment
  TION/      long-term capital growth with some      Management, Inc.
 BALANCED    regular income. The Portfolio will
             invest, under normal circumstances,
             in any type of U.S. or foreign
             equity security that meets certain
             fundamental and technical standards.
             The portfolio managers will draw on
             growth, value and quantitative
             investment techniques in managing
             the equity portion of the Portfolio
             and diversify the Portfolio's
             investments among small, medium and
             large companies.
-------------------------------------------------------------------------
  ASSET      AST Balanced Asset Allocation            AST Investment
  ALLOCA     Portfolio: seeks the highest            Services, Inc. &
  TION/      potential total return consistent          Prudential
 BALANCED    with its specified level of risk        Investments LLC/
             tolerance. The Portfolio will invest       Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             75% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             67.5% to 80%), and 25% of its net
             assets to underlying portfolios
             investing primarily in debt
             securities and money market
             instruments (with a range of 20.0%
             to 32.5%).
-------------------------------------------------------------------------

25

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                    ADVISOR/
                                                        SUB-ADVISOR
-------------------------------------------------------------------------
  ASSET       AST Capital Growth Asset Allocation      AST Investment
  ALLOCA      Portfolio: seeks the highest            Services, Inc. &
  TION/       potential total return consistent          Prudential
 BALANCED     with its specified level of risk        Investments LLC/
              tolerance. The Portfolio will invest       Prudential
              its assets in several other Advanced    Investments LLC
              Series Trust Portfolios. Under
              normal market conditions, the
              Portfolio will devote approximately
              65% of its net assets to underlying
              portfolios investing primarily in
              equity securities (with a range of
              57.5% to 72.5%, and 35% of its net
              assets to underlying portfolios
              investing primarily in debt
              securities and money market
              instruments (with a range of 27.5%
              to 42.5%).
-------------------------------------------------------------------------
 SPECIALTY    AST Cohen & Steers Realty Portfolio:     Cohen & Steers
              seeks to maximize total return              Capital
              through investment in real estate       Management, Inc.
              securities. The Portfolio pursues
              its investment objective by
              investing, under normal
              circumstances, at least 80% of its
              net assets in common stocks and
              other equity securities issued by
              real estate companies, such as real
              estate investment trusts (REITs).
              Under normal circumstances, the
              Portfolio will invest substantially
              all of its assets in the equity
              securities of real estate companies,
              i.e., a company that derives at
              least 50% of its revenues from the
              ownership, construction, financing,
              management or sale of real estate or
              that has at least 50% of its assets
              in real estate. Real estate
              companies may include real estate
              investment trusts (REITs).
-------------------------------------------------------------------------
  ASSET       AST Conservative Asset Allocation        AST Investment
  ALLOCA      Portfolio: seeks the highest            Services, Inc. &
  TION/       potential total return consistent          Prudential
 BALANCED     with its specified level of risk        Investments LLC/
              tolerance. The Portfolio will invest       Prudential
              its assets in several other Advanced    Investments LLC
              Series Trust Portfolios. Under
              normal market conditions, the
              Portfolio will devote approximately
              55% of its net assets to underlying
              portfolios investing primarily in
              equity securities (with a range of
              47.5% to 62.5%), and 45% of its net
              assets to underlying portfolios
              investing primarily in debt
              securities and money market
              instruments (with a range of 37.5%
              to 52.5%.
-------------------------------------------------------------------------
  LARGE       AST DeAM Large-Cap Value Portfolio:         Deutsche
   CAP        seeks maximum growth of capital by         Investment
  VALUE       investing primarily in the value           Management
              stocks of larger companies. The          Americas, Inc.
              Portfolio pursues its objective,
              under normal market conditions, by
              primarily investing at least 80% of
              the value of its assets in the
              equity securities of large-sized
              companies included in the Russell
              1000(R) Value Index. The subadviser
              employs an investment strategy
              designed to maintain a portfolio of
              equity securities which approximates
              the market risk of those stocks
              included in the Russell 1000(R)
              Value Index, but which attempts to
              outperform the Russell 1000(R) Value
              Index through active stock selection.
-------------------------------------------------------------------------
  SMALL       AST DeAM Small-Cap Value Portfolio:         Deutsche
   CAP        seeks maximum growth of investors'         Investment
  VALUE       capital by investing primarily in          Management
              the value stocks of smaller              Americas, Inc.
              companies. The Portfolio pursues its
              objective, under normal market
              conditions, by primarily investing
              at least 80% of its total assets in
              the equity securities of small-sized
              companies included in the Russell
              2000(R) Value Index. The subadviser
              employs an investment strategy
              designed to maintain a portfolio of
              equity securities which approximates
              the market risk of those stocks
              included in the Russell 2000(R)
              Value Index, but which attempts to
              outperform the Russell 2000(R) Value
              Index.
-------------------------------------------------------------------------
  SMALL       AST Federated Aggressive Growth         Federated Equity
   CAP        Portfolio: seeks capital growth. The       Management
  GROWTH      Portfolio pursues its investment           Company of
              objective by investing primarily in      Pennsylvania/
              the stocks of small companies that      Federated Global
              are traded on national security            Investment
              exchanges, NASDAQ stock exchange and    Management Corp.;
              the over-the-counter-market. Small       Federated MDTA
              companies will be defined as                  LLC
              companies with market
              capitalizations similar to companies
              in the Russell 2000 Growth Index.
-------------------------------------------------------------------------

                                   26

--------------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
  ASSET      AST First Trust Balanced Target        First Trust Advisors
  ALLOCA     Portfolio: seeks long-term capital            L.P.
  TION/      growth balanced by current income.
 BALANCED    The Portfolio seeks to achieve its
             objective by investing approximately
             65% in common stocks and
             approximately 35% in fixed income
             securities. The Portfolio allocates
             the equity portion of the portfolio
             across five uniquely specialized
             strategies - The Dow(R) Target
             Dividend, the Value Line(R) Target
             25, the Global Dividend Target 15,
             the NYSE(R) International Target 25,
             and the Target Small Cap. Each
             strategy employs a quantitative
             approach by screening common stocks
             for certain attributes and/or using
             a multi-factor scoring system to
             select the common stocks. The fixed
             income allocation is determined by
             the Dow Jones Income strategy which
             utilizes certain screens to select
             bonds from the Dow Jones Corporate
             Bond Index or like-bonds not in the
             index.
--------------------------------------------------------------------------
  ASSET      AST First Trust Capital Appreciation   First Trust Advisors
  ALLOCA     Target Portfolio: seeks long-term             L.P.
  TION/      capital growth. The Portfolio seeks
 BALANCED    to achieve its objective by
             investing approximately 80% in
             common stocks and 20% in fixed
             income securities. The portfolio
             allocates the equity portion of the
             portfolio across five uniquely
             specialized strategies - the Value
             Line(R) Target 25, the Global
             Dividend Target 15, the Target Small
             Cap, the Nasdaq(R) Target 15, and
             the NYSE(R) International Target 25.
             Each strategy employs a quantitative
             approach by screening common stocks
             for certain attributes and/or using
             a multi-factor scoring system to
             select the common stocks. The fixed
             income allocation is determined by
             the Dow Jones Income strategy which
             utilizes certain screens to select
             bonds from the Dow Jones Corporate
             Bond Index or like-bonds not in the
             index.
--------------------------------------------------------------------------
  LARGE      AST Goldman Sachs Concentrated            Goldman Sachs
   CAP       Growth Portfolio: seeks long-term       Asset Management,
 GROWTH      growth of capital. The Portfolio              L.P.
             will pursue its objective by
             investing primarily in equity
             securities of companies that the
             subadviser believes have the
             potential to achieve capital
             appreciation over the long-term. The
             Portfolio seeks to achieve its
             investment objective by investing,
             under normal circumstances, in
             approximately 30 - 45 companies that
             are considered by the subadviser to
             be positioned for long-term growth.
--------------------------------------------------------------------------
 MID CAP     AST Goldman Sachs Mid-Cap Growth          Goldman Sachs
 GROWTH      Portfolio: seeks long-term capital      Asset Management,
             growth. The Portfolio pursues its             L.P.
             investment objective, by investing
             primarily in equity securities
             selected for their growth potential,
             and normally invests at least 80% of
             the value of its assets in
             medium-sized companies. Medium-sized
             companies are those whose market
             capitalizations (measured at the
             time of investment) fall within the
             range of companies in the Russell
             Mid-cap Growth Index. The subadviser
             seeks to identify individual
             companies with earnings growth
             potential that may not be recognized
             by the market at large.
--------------------------------------------------------------------------
  FIXED      AST High Yield Portfolio: seeks        Pacific Investment
 INCOME      maximum total return, consistent           Management
             with preservation of capital and           Company LLC
             prudent investment management. The           (PIMCO)
             Portfolio invests, under normal
             circumstances, at least 80% of its
             net assets plus any borrowings for
             investment purposes (measured at
             time of purchase) in high yield,
             fixed-income securities that, at the
             time of purchase, are non-investment
             grade securities. Such securities
             are commonly referred to as "junk
             bonds".
--------------------------------------------------------------------------
  FIXED      AST Investment Grade Bond Portfolio:       Prudential
 INCOME      seeks the highest potential total          Investment
             return consistent with its specified    Management, Inc.
             level of risk tolerance to meet the
             parameters established to support
             the Highest Daily Lifetime Seven
             benefits and maintain liquidity to
             support changes in market conditions
             for a fixed duration (weighted
             average maturity) of about 6 years.
             Please note that you may not make
             purchase payments to this Portfolio,
             and that this Portfolio is available
             only with certain living benefits.
--------------------------------------------------------------------------
  INTER      AST JPMorgan International Equity          J.P. Morgan
 NATIONAL    Portfolio: seeks long-term capital         Investment
 EQUITY      growth by investing in a diversified    Management, Inc.
             portfolio of international equity
             securities. The Portfolio seeks to
             meet its objective by investing,
             under normal market conditions, at
             least 80% of its assets in a
             diversified portfolio of equity
             securities of companies located or
             operating in developed non-U.S.
             countries and emerging markets of
             the world. The equity securities
             will ordinarily be traded on a
             recognized foreign securities
             exchange or traded in a foreign
             over-the-counter market in the
             country where the issuer is
             principally based, but may also be
             traded in other countries including
             the United States.
--------------------------------------------------------------------------

27

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
-------------------------------------------------------------------------
  LARGE      AST Large-Cap Value Portfolio: seeks      Dreman Value
   CAP       current income and long-term growth      Management LLC;
  VALUE      of income, as well as capital           Hotchkis and Wiley
             appreciation. The Portfolio invests,         Capital
             under normal circumstances, at least     Management LLC;
             80% of its net assets in common            J.P. Morgan
             stocks of large capitalization             Investment
             companies. Large capitalization         Management, Inc.
             companies are those companies with
             market capitalizations within the
             market capitalization range of the
             Russell 1000 Value Index.
-------------------------------------------------------------------------
  FIXED      AST Lord Abbett Bond-Debenture          Lord, Abbett & Co.
 INCOME      Portfolio: seeks high current income           LLC
             and the opportunity for capital
             appreciation to produce a high total
             return. The Portfolio invests, under
             normal circumstances, at least 80%
             of the value of its assets in fixed
             income securities. The Portfolio
             allocates its assets principally
             among fixed income securities in
             four market sectors: U.S. investment
             grade securities, U.S. high yield
             securities, foreign securities
             (including emerging market
             securities) and convertible
             securities. Under normal
             circumstances, the Portfolio invests
             in each of the four sectors
             described above. However, the
             Portfolio may invest substantially
             all of its assets in any one sector
             at any time, subject to the
             limitation that at least 20% of the
             Portfolio's net assets must be
             invested in any combination of
             investment grade debt securities,
             U.S. Government securities and cash
             equivalents. The Portfolio may also
             make significant investments in
             mortgage-backed securities. Although
             the Portfolio expects to maintain a
             weighted average maturity in the
             range of five to twelve years, there
             are no restrictions on the overall
             Portfolio or on individual
             securities. The Portfolio may invest
             up to 20% of its net assets in
             equity securities.
-------------------------------------------------------------------------
  LARGE      AST Marsico Capital Growth               Marsico Capital
   CAP       Portfolio: seeks capital growth.         Management, LLC
 GROWTH      Income realization is not an
             investment objective and any income
             realized on the Portfolio's
             investments, therefore, will be
             incidental to the Portfolio's
             objective. The Portfolio will pursue
             its objective by investing primarily
             in common stocks of large companies
             that are selected for their growth
             potential. Large capitalization
             companies are companies with market
             capitalizations within the market
             capitalization range of the Russell
             1000 Growth Index. In selecting
             investments for the Portfolio, the
             subadviser uses an approach that
             combines "top down" macroeconomic
             analysis with "bottom up" stock
             selection. The "top down" approach
             identifies sectors, industries and
             companies that may benefit from the
             trends the subadviser has observed.
             The subadviser then looks for
             individual companies with earnings
             growth potential that may not be
             recognized by the market at large,
             utilizing a "bottom up" stock
             selection process. The Portfolio
             will normally hold a core position
             of between 35 and 50 common stocks.
             The Portfolio may hold a limited
             number of additional common stocks
             at times when the Portfolio manager
             is accumulating new positions,
             phasing out existing or responding
             to exceptional market conditions.
-------------------------------------------------------------------------
  INTER      AST MFS Global Equity Portfolio:          Massachusetts
 NATIONAL    seeks capital growth. Under normal      Financial Services
 EQUITY      circumstances the Portfolio invests          Company
             at least 80% of its assets in equity
             securities. The Portfolio will
             invest in the securities of U.S. and
             foreign issuers (including issuers
             in emerging market countries). While
             the portfolio may invest its assets
             in companies of any size, the
             Portfolio generally focuses on
             companies with relatively large
             market capitalizations relative to
             the markets in which they are traded.
-------------------------------------------------------------------------
  LARGE      AST MFS Growth Portfolio: seeks           Massachusetts
   CAP       long-term capital growth and future,    Financial Services
 GROWTH      rather than current income. Under            Company
             normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in common stocks and
             related securities, such as
             preferred stocks, convertible
             securities and depositary receipts,
             of companies that the subadviser
             believes offer better than average
             prospects for long-term growth. The
             subadviser uses a "bottom up" as
             opposed to a "top down" investment
             style in managing the Portfolio.
-------------------------------------------------------------------------

                                   28

 ------------------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                  ADVISOR/
                                                        SUB-ADVISOR
 ------------------------------------------------------------------------
  MID CAP     AST Mid Cap Value Portfolio: seeks     EARNEST Partners
   VALUE      to provide capital growth by              LLC; WEDGE
              investing primarily in                      Capital
              mid-capitalization stocks that          Management, LLP
              appear to be undervalued. The
              Portfolio generally invests, under
              normal circumstances, at least 80%
              of the value of its net assets in
              mid-capitalization companies.
              Mid-capitalization companies are
              generally those that have market
              capitalizations, at the time of
              purchase, within the market
              capitalization range of companies
              included in the Russell Midcap Value
              Index during the previous 12-months
              based on month-end data.
 ------------------------------------------------------------------------
  MID CAP     AST Neuberger Berman Mid-Cap Growth    Neuberger Berman
  GROWTH      Portfolio: seeks capital growth.        Management Inc.
              Under normal market conditions, the
              Portfolio invests at least 80% of
              its net assets in the common stocks
              of mid-capitalization companies.
              Mid-capitalization companies are
              those companies whose market
              capitalization is within the range
              of market capitalizations of
              companies in the Russell Midcap(R)
              Growth Index. Using fundamental
              research and quantitative analysis,
              the subadviser looks for
              fast-growing companies that are in
              new or rapidly evolving industries.
 ------------------------------------------------------------------------
  MID CAP     AST Neuberger Berman Mid-Cap Value     Neuberger Berman
   VALUE      Portfolio: seeks capital growth.        Management Inc.
              Under normal market conditions, the
              Portfolio invests at least 80% of
              its net assets in the common stocks
              of medium capitalization companies.
              For purposes of the Portfolio,
              companies with market
              capitalizations that fall within the
              range of the Russell Midcap(R) Index
              at the time of investment are
              considered medium capitalization
              companies. Some of the Portfolio's
              assets may be invested in the
              securities of large-cap companies as
              well as in small-cap companies.
              Under the Portfolio's value-oriented
              investment approach, the subadviser
              looks for well-managed companies
              whose stock prices are undervalued
              and that may rise in price before
              other investors realize their worth.
 ------------------------------------------------------------------------
   SMALL      AST Neuberger Berman Small-Cap         Neuberger Berman
    CAP       Growth Portfolio: seeks maximum         Management Inc.
  GROWTH      growth of investors' capital from a
              portfolio of growth stocks of
              smaller companies. The Portfolio
              pursues its objective, under normal
              circumstances, by primarily
              investing at least 80% of its total
              assets in the equity securities of
              small-sized companies included in
              the Russell 2000 Growth(R) Index.
 ------------------------------------------------------------------------
   ASSET      AST Niemann Capital Growth Asset        Neimann Capital
   ALLOCA     Allocation Portfolio: seeks the         Management Inc.
   TION/      highest potential total return
  GROWTH      consistent with its specified level
              of risk tolerance. Under normal
              circumstances, at least 90% of the
              Portfolio's assets will be invested
              in other portfolios of Advanced
              Series Trust (the underlying
              portfolios) while no more than 10%
              of the Portfolio's assets may be
              invested in exchange traded funds
              (ETFs). Under normal market
              conditions, the Portfolio will
              devote from 60% to 80% of its net
              assets to underlying portfolios and
              ETFs investing primarily in equity
              securities, and from 20% to 40% of
              its net assets to underlying
              portfolios and ETFs investing
              primarily in debt securities and
              money market instruments.
 ------------------------------------------------------------------------
   FIXED      AST PIMCO Limited Maturity Bond        Pacific Investment
  INCOME      Portfolio: seeks to maximize total        Management
              return consistent with preservation       Company LLC
              of capital and prudent investment           (PIMCO)
              management. The Portfolio will
              invest in a portfolio of
              fixed-income investment instruments
              of varying maturities. The average
              portfolio duration of the Portfolio
              generally will vary within a one- to
              three-year time frame based on the
              subadviser's forecast for interest
              rates.
 ------------------------------------------------------------------------
   ASSET      AST Preservation Asset Allocation       AST Investment
   ALLOCA     Portfolio: seeks the highest           Services, Inc. &
   TION/      potential total return consistent         Prudential
  BALANCED    with its specified level of risk       Investments LLC/
              tolerance. The Portfolio will invest      Prudential
              its assets in several other Advanced    Investments LLC
              Series Trust Portfolios. Under
              normal market conditions, the
              Portfolio will devote approximately
              35% of its net assets to underlying
              portfolios investing primarily in
              equity securities (with a range of
              27.5% to 42.5%), and 65% of its net
              assets to underlying portfolios
              investing primarily in debt
              securities and money market
              instruments (with a range of 57.5%
              to 72.5%.
 ------------------------------------------------------------------------

29

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
  LARGE      AST QMA US Equity Portfolio               Quantitative
   CAP       (formerly known as AST                     Management
  BLEND      AllianceBernstein Managed Index 500      Associates LLC
             Portfolio): seeks to produce returns
             that exceed those of the benchmark.
             The portfolio utilizes a long/short
             investment strategy and will
             normally invest at least 80% of its
             net assets plus borrowings in equity
             and equity related securities of
             issuers traded on a securities
             exchange or market in the US. The
             benchmark index is the Russell
             1000(R) which is comprised of stocks
             representing more than 90% of the
             market cap of the US market and
             includes the largest 1000 securities
             in the Russell 3000(R) index.
-------------------------------------------------------------------------
  SMALL      AST Small-Cap Growth Portfolio:           Eagle Asset
   CAP       seeks long-term capital growth. The       Management;
 GROWTH      Portfolio pursues its objective by      Neuberger Berman
             investing, under normal                 Management Inc.
             circumstances, at least 80% of the
             value of its assets in
             small-capitalization companies.
             Small-capitalization companies are
             those companies with a market
             capitalization, at the time of
             purchase, no larger than the largest
             capitalized company included in the
             Russell 2000(R) Index at the time of
             the Portfolio's investment.
-------------------------------------------------------------------------
  SMALL      AST Small-Cap Value Portfolio: seeks      ClearBridge
   CAP       to provide long-term capital growth      Advisors, LLC;
  VALUE      by investing primarily in                 Dreman Value
             small-capitalization stocks that        Management LLC;
             appear to be undervalued. The             J.P. Morgan
             Portfolio invests, under normal            Investment
             circumstances, at least 80% of the     Management, Inc.;
             value of its net assets in small           Lee Munder
             capitalization stocks. Small            Investments, Ltd
             capitalization stocks are the stocks
             of companies with market
             capitalization that are within the
             market capitalization range of the
             Russell 2000(R) Value Index.
-------------------------------------------------------------------------
  ASSET      AST T. Rowe Price Asset Allocation       T. Rowe Price
  ALLOCA     Portfolio: seeks a high level of        Associates, Inc.
  TION/      total return by investing primarily
 BALANCED    in a diversified portfolio of fixed
             income and equity securities. The
             Portfolio normally invests
             approximately 60% of its total
             assets in equity securities and 40%
             in fixed income securities. This mix
             may vary depending on the
             subadviser's outlook for the
             markets. The subadviser concentrates
             common stock investments in larger,
             more established companies, but the
             Portfolio may include small and
             medium-sized companies with good
             growth prospects. The fixed income
             portion of the Portfolio will be
             allocated among investment grade
             securities, high yield or "junk"
             bonds, emerging market securities,
             foreign high quality debt securities
             and cash reserves.
-------------------------------------------------------------------------
  FIXED      AST T. Rowe Price Global Bond            T. Rowe Price
 INCOME      Portfolio: seeks to provide high       International, Inc.
             current income and capital growth by
             investing in high-quality foreign
             and U.S. dollar-denominated bonds.
             The Portfolio will invest at least
             80% of its total assets in fixed
             income securities. The Portfolio
             invests in all types of bonds,
             including those issued or guaranteed
             by U.S. or foreign governments or
             their agencies and by foreign
             authorities, provinces and
             municipalities as well as investment
             grade corporate bonds, mortgage and
             asset-backed securities, and
             high-yield bonds of U.S. and foreign
             issuers. The Portfolio generally
             invests in countries where the
             combination of fixed-income returns
             and currency exchange rates appears
             attractive, or, if the currency
             trend is unfavorable, where the
             subadviser believes that the
             currency risk can be minimized
             through hedging. The Portfolio may
             also invest up to 20% of its assets
             in the aggregate in below
             investment-grade, high-risk bonds
             ("junk bonds"). In addition, the
             Portfolio may invest up to 30% of
             its assets in mortgage-related
             (including mortgage dollar rolls and
             derivatives, such as collateralized
             mortgage obligations and stripped
             mortgage securities) and
             asset-backed securities.
-------------------------------------------------------------------------
  LARGE      AST T. Rowe Price Large-Cap Growth       T. Rowe Price
   CAP       Portfolio: seeks long-term growth of    Associates, Inc.
 GROWTH      capital by investing predominantly
             in the equity securities of a
             limited number of large, carefully
             selected, high-quality U.S.
             companies that are judged likely to
             achieve superior earnings growth.
             The Portfolio takes a growth
             approach to investment selection and
             normally invests at least 80% of its
             net assets in the common stocks of
             large companies. Large companies are
             defined as those whose market cap is
             larger than the median market cap of
             companies in the Russell 1000 Growth
             Index as of the time of purchase.
-------------------------------------------------------------------------

                                   30

--------------------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                    ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
 SPECIALTY    AST T. Rowe Price Natural Resources      T. Rowe Price
              Portfolio: seeks long-term capital      Associates, Inc.
              growth primarily through the common
              stocks of companies that own or
              develop natural resources (such as
              energy products, precious metals and
              forest products) and other basic
              commodities. The Portfolio invests,
              under normal circumstances, at least
              80% of the value of its assts in
              natural resource companies. The
              Portfolio may also invest in
              non-resource companies with the
              potential for growth. The Portfolio
              looks for companies that have the
              ability to expand production, to
              maintain superior exploration
              programs and production facilities,
              and the potential to accumulate new
              resources. Although at least 50% of
              Portfolio assets will be invested in
              U.S. securities, up to 50% of total
              assets also may be invested in
              foreign securities.
--------------------------------------------------------------------------
  ASSET       AST UBS Dynamic Alpha Portfolio:        UBS Global Asset
  ALLOCA      seeks to maximize total return,            Management
  TION/       consisting of capital appreciation      (Americas) Inc.
 BALANCED     and current income. The Portfolio
              invests in securities and financial
              instruments to gain exposure to
              global equity, global fixed income
              and cash equivalent markets,
              including global currencies. The
              Portfolio may invest in equity and
              fixed income securities of issuers
              located within and outside the
              United States or in open-end
              investment companies advised by UBS
              Global Asset Management (Americas)
              Inc., the Portfolio's subadviser, to
              gain exposure to certain global
              equity and global fixed income
              markets.
--------------------------------------------------------------------------
  FIXED       AST Western Asset Core Plus Bond         Western Asset
  INCOME      Portfolio: seeks to maximize total         Management
              return, consistent with prudent             Company
              investment management and liquidity
              needs, by investing to obtain its
              average specified duration. The
              Portfolio's current target average
              duration is generally 2.5 to 7
              years. The Portfolio pursues this
              objective by investing in all major
              fixed income sectors with a bias
              towards non-Treasuries.
--------------------------------------------------------------------------
                   THE PRUDENTIAL SERIES FUND
--------------------------------------------------------------------------
  LARGE       Equity Portfolio: seeks long-term         ClearBridge
   CAP        growth of capital. The Portfolio         Advisors, LLC;
  BLEND       invests at least 80% of its            Jennison Associates
              investable assets in common stocks            LLC
              of major established corporations as
              well as smaller companies that the
              subadvisers believe offer attractive
              prospects of appreciation.
--------------------------------------------------------------------------
   INTER      Global Portfolio: seeks long-term          LSV Asset
 NATIONAL     growth of capital. The Portfolio          Management;
  EQUITY      invests primarily in common stocks      Marsico Capital
              (and their equivalents) of foreign      Management, LLC;
              and U.S. companies. Each subadviser      T. Rowe Price
              for the Portfolio generally will use   Associates, Inc.;
              either a "growth" approach or a         William Blair &
              "value" approach in selecting either      Company, LLC
              foreign or U.S. common stocks.
--------------------------------------------------------------------------
  LARGE       Jennison Portfolio: seeks long-term    Jennison Associates
   CAP        growth of capital. The Portfolio              LLC
  GROWTH      invests primarily in equity
              securities of major, established
              corporations that the subadviser
              believes offer above-average growth
              prospects. The Portfolio may invest
              up to 30% of its total assets in
              foreign securities. Stocks are
              selected on a company-by-company
              basis using fundamental analysis.
              Normally 65% of the Portfolio's
              total assets are invested in equity
              and equity- related securities of
              companies with capitalization in
              excess of $1 billion.
--------------------------------------------------------------------------
  FIXED       Money Market Portfolio: seeks              Prudential
  INCOME      maximum current income consistent          Investment
              with the stability of capital and       Management, Inc.
              the maintenance of liquidity. The
              Portfolio invests in high-quality
              short-term money market instruments
              issued by the U.S. Government or its
              agencies, as well as by corporations
              and banks, both domestic and
              foreign. The Portfolio will invest
              only in instruments that mature in
              thirteen months or less, and which
              are denominated in U.S. dollars.
--------------------------------------------------------------------------
  ASSET       SP Aggressive Growth Asset                 Prudential
  ALLOCA      Allocation Portfolio: seeks to          Investments LLC
  TION/       obtain the highest potential total
 BALANCED     return consistent with the specified
              level of risk tolerance. The
              Portfolio may invest in any other
              Portfolio of the Fund (other than
              another SP Asset Allocation
              Portfolio), the AST Marsico Capital
              Growth Portfolio of Advanced Series
              Trust (AST), and the AST
              International Value Portfolio of AST
              (the Underlying Portfolios). Under
              normal circumstances, the Portfolio
              generally will focus on equity
              Underlying Portfolios but will also
              invest in fixed-income Underlying
              Portfolios.
--------------------------------------------------------------------------

31

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

  ----------------------------------------------------------------------
   STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
    TYPE                                                 ADVISOR/
                                                        SUB-ADVISOR
  ----------------------------------------------------------------------
    ASSET      SP Balanced Asset Allocation             Prudential
    ALLOCA     Portfolio: seeks to obtain the         Investments LLC
    TION/      highest potential total return
   BALANCED    consistent with the specified level
               of risk tolerance. The Portfolio may
               invest in any other Portfolio of the
               Fund (other than another SP Asset
               Allocation Portfolio), the AST
               Marsico Capital Growth Portfolio of
               Advanced Series Trust (AST), and the
               AST International Value Portfolio of
               AST (the Underlying Portfolios). The
               Portfolio will invest in equity and
               fixed-income Underlying Portfolios.
  ----------------------------------------------------------------------
    ASSET      SP Conservative Asset Allocation         Prudential
    ALLOCA     Portfolio: seeks to obtain the         Investments LLC
    TION/      highest potential total return
   BALANCED    consistent with the specified level
               of risk tolerance. The Portfolio may
               invest in any other Portfolio of the
               Fund (other than another SP Asset
               Allocation Portfolio), the AST
               Marsico Capital Growth Portfolio of
               Advanced Series Trust (AST), and the
               AST International Value Portfolio of
               AST (the Underlying Portfolios).
               Under normal circumstances, the
               Portfolio generally will focus on
               fixed-income Underlying Portfolios
               but will also invest in equity
               Underlying Portfolios.
  ----------------------------------------------------------------------
    LARGE      SP Davis Value Portfolio: seeks        Davis Selected
     CAP       growth of capital. The Portfolio       Advisers, L.P.
    VALUE      invests primarily in common stocks
               of U.S. companies with market
               capitalizations within the market
               capitalization range of the Russell
               1000 Value Index. It may also invest
               in stocks of foreign companies and
               U.S. companies with smaller
               capitalizations. The subadviser
               attempts to select common stocks of
               businesses that possess
               characteristics that the subadviser
               believe foster the creation of
               long-term value, such as proven
               management, a durable franchise and
               business model, and sustainable
               competitive advantages. The
               subadviser aims to invest in such
               businesses when they are trading at
               a discount to their intrinsic worth.
               There is a risk that "value" stocks
               can perform differently from the
               market as a whole and other types of
               stocks and can continue to be
               undervalued by the markets for long
               periods of time.
  ----------------------------------------------------------------------
    ASSET      SP Growth Asset Allocation               Prudential
    ALLOCA     Portfolio: seeks to obtain the         Investments LLC
    TION/      highest potential total return
   BALANCED    consistent with the specified level
               of risk tolerance. The Portfolio may
               invest in any other Portfolio of the
               Fund (other than another SP Asset
               Allocation Portfolio), the AST
               Marsico Capital Growth Portfolio of
               Advanced Series Trust (AST), and the
               AST International Value Portfolio of
               AST (the Underlying Portfolios).
               Under normal circumstances, the
               Portfolio generally will focus on
               equity Underlying Portfolios but
               will also invest in fixed-income
               Underlying Portfolios.
  ----------------------------------------------------------------------
    INTER      SP International Growth Portfolio:     Marsico Capital
   NATIONAL    seeks long-term capital                Management, LLC;
   EQUITY      appreciation. The Portfolio invests    William Blair &
               primarily in equity-related             Company, LLC.
               securities of foreign issuers. The
               Portfolio invests primarily in the
               common stock of large and
               medium-sized foreign companies,
               although it may also invest in
               companies of all sizes. Under normal
               circumstances, the Portfolio invests
               at least 65% of its total assets in
               common stock of foreign companies
               operating or based in at least five
               different countries, which may
               include countries with emerging
               markets. The Portfolio looks
               primarily for stocks of companies
               whose earnings are growing at a
               faster rate than other companies or
               which offer attractive growth
               potential.
  ----------------------------------------------------------------------
    INTER      SP International Value Portfolio:         LSV Asset
   NATIONAL    seeks long-term capital                  Management;
   EQUITY      appreciation. The Portfolio normally      Thornburg
               invests at least 80% of the              Investment
               Portfolio's assets in equity           Management, Inc.
               securities. The Portfolio will
               invest at least 65% of its net
               assets in the equity securities of
               companies in at least three
               different countries, without limit
               as to the amount of assets that may
               be invested in a single country.
  ----------------------------------------------------------------------

                                   32

-------------------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES            PORTFOLIO
 TYPE                                                    ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
 MID CAP    SP Mid Cap Growth Portfolio: seeks       Neuberger Berman
 GROWTH     long-term growth of capital. The         Management Inc.
            Portfolio normally invests at least
            80% of investable assets in common
            stocks and related securities, such
            as preferred stocks, convertible
            securities and depositary receipts
            of companies with medium market
            capitalizations, which the
            subadviser believes have
            above-average growth potential. The
            Portfolio generally defines medium
            market capitalization companies as
            those companies with market
            capitalizations within the market
            capitalization range of the Russell
            Mid Cap Growth(R) Index. The
            Portfolio's investments may include
            securities listed on a securities
            exchange or traded in the
            over-the-counter markets. The
            subadviser uses a bottom-up and
            top-down analysis in managing the
            Portfolio. This means that
            securities are selected based upon
            fundamental analysis, as well as a
            top-down approach to diversification
            by industry and company, and by
            paying attention to macro-level
            investment themes. The Portfolio may
            invest in foreign securities
            (including emerging markets
            securities).
-------------------------------------------------------------------------
 FIXED      SP PIMCO High Yield Portfolio: seeks    Pacific Investment
 INCOME     to maximize total return consistent         Management
            with preservation of capital and           Company LLC
            prudent investment management. The           (PIMCO)
            Portfolio normally invests at least
            80% of its investable assets in a
            diversified portfolio of
            high-yield/high-risk debt securities
            rated below high grade but rated at
            least CCC by Moody's Investor
            Services, Inc. or equivalently rated
            by Standard & Poor's Rating Group or
            fitch, or, if unrated, determined by
            the subadviser to be of comparable
            quality.
-------------------------------------------------------------------------
 FIXED      SP PIMCO Total Return Portfolio:        Pacific Investment
 INCOME     seeks to maximize total return              Management
            consistent with preservation of            Company LLC
            capital and prudent investment               (PIMCO)
            management. The Portfolio will
            invest in a diversified portfolio of
            fixed-income investment instruments
            of varying maturities.
-------------------------------------------------------------------------
 MID CAP    SP Prudential U.S. Emerging Growth      Jennison Associates
 GROWTH     Portfolio: seeks long-term capital             LLC
            appreciation. The Portfolio normally
            invests at least 80% of investable
            assets in equity securities of small
            and medium sized U.S. companies that
            the subadviser believes have the
            potential for above-average earnings
            growth. The subadviser seeks to
            invest in companies that it believes
            are poised to benefit from an
            acceleration of growth or an
            inflection point in a company's
            growth rate that is not currently
            reflected in the stock price. The
            team uses a research-intensive
            approach based on internally
            generated fundamental research.
-------------------------------------------------------------------------
 SMALL      SP Small-Cap Value Portfolio: seeks        ClearBridge
  CAP       long-term capital appreciation. The       Advisors, LLC;
 VALUE      Portfolio normally invests at least       Goldman Sachs
            80% its net assets plus borrowings      Asset Management,
            for investment purposes in the                 L.P.
            equity securities of small
            capitalization companies. The
            Portfolio generally defines small
            capitalization companies as those
            companies with market capitalization
            within the market capitalization
            range of the Russell 2000 Value
            Index. The Portfolio focuses on
            equity securities that are believed
            to be undervalued in the marketplace.
-------------------------------------------------------------------------
 LARGE      SP Strategic Partners Focused Growth    AllianceBernstein
  CAP       Portfolio: seeks long-term growth of      L.P.; Jennison
 GROWTH     capital. The Portfolio normally           Associates LLC
            invests at least 65% of total assets
            in equity-related securities of U.S.
            companies that the subadvisers
            believe to have strong capital
            appreciation potential. The
            Portfolio's strategy is to combine
            the efforts of two subadvisers and
            to invest in the favorite stock
            selection ideas of three portfolio
            managers (two of whom invest as a
            team). Each subadviser to the
            Portfolio utilizes a growth style:
            Jennison selects approximately 20
            securities and AllianceBernstein
            selects approximately 30 securities.
            The portfolio managers build a
            portfolio with stocks in which they
            have the highest confidence and may
            invest more than 5% of the
            Portfolio's assets in any one
            issuer. The Portfolio is
            nondiversified, meaning it can
            invest a relatively high percentage
            of its assets in a small number of
            issuers. Investing in a
            nondiversified portfolio,
            particularly a portfolio investing
            in approximately 50 equity-related
            securities, involves greater risk
            than investing in a diversified
            portfolio because a loss resulting
            from the decline in the value of one
            security may represent a greater
            portion of the total assets of a
            nondiversified portfolio.
-------------------------------------------------------------------------

33

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
  LARGE      Stock Index Portfolio: seeks              Quantitative
   CAP       investment results that generally          Management
  BLEND      correspond to the performance of         Associates LLC
             publicly-traded common stocks. With
             the price and yield performance of
             the Standard & Poor's 500 Composite
             Stock Price Index (S&P 500) as the
             benchmark, the Portfolio normally
             invests at least 80% of investable
             assets in S&P 500 stocks. The
             S&P 500 represents more than 70% of
             the total market value of all
             publicly-traded common stocks and is
             widely viewed as representative of
             publicly-traded common stocks as a
             whole. The Portfolio is not
             "managed" in the traditional sense
             of using market and economic
             analyses to select stocks. Rather,
             the portfolio manager purchases
             stocks in proportion to their
             weighting in the S&P 500.
-------------------------------------------------------------------------
  LARGE      Value Portfolio: seeks capital         Jennison Associates
   CAP       appreciation. The Portfolio invests           LLC
  VALUE      primarily in common stocks that the
             subadviser believes are undervalued
             - those stocks that are trading
             below their underlying asset value,
             cash generating ability and overall
             earnings and earnings growth. There
             is a risk that "value" stocks can
             perform differently from the market
             as a whole and other types of stocks
             and can continue to be undervalued
             by the markets for long periods of
             time. Normally at least 65% of the
             Portfolio's total assets is invested
             in the common stock and convertible
             securities of companies that the
             subadviser believes will provide
             investment returns above those of
             the Russell 1000(R) Value Index and,
             over the long term, the S&P 500
             Index. Most of the investments will
             be securities of large
             capitalization companies. The
             Portfolio may invest up to 25% of
             its total assets in real estate
             investment trusts (REITs) and up to
             30% of its total assets in foreign
             securities.
-------------------------------------------------------------------------
             NATIONWIDE VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------
  INTER      Gartmore NVIT Developing Markets         NWD Management
 NATIONAL    Fund: seeks long-term capital          & Research Trust/
 EQUITY      appreciation, under normal              Gartmore Global
             conditions by investing at least 80%        Partners
             of the value of its net assets in
             equity securities of companies of
             any size based in the world's
             developing market countries. Under
             normal market conditions,
             investments are maintained in at
             least six countries at all times
             with no more than 35% of the value
             of its net assets invested in
             securities of any one country.
-------------------------------------------------------------------------
                      JANUS ASPEN SERIES
-------------------------------------------------------------------------
  LARGE      Janus Aspen Series: Large Cap Growth     Janus Capital
   CAP       Portfolio - Service Shares: seeks        Management LLC
 GROWTH      long-term growth of capital in a
             manner consistent with the
             preservation of capital. The
             Portfolio invests under normal
             circumstances, at least 80% of its
             net assets in common stocks of
             large-sized companies. Large-sized
             companies are those whose market
             capitalizations fall within the
             range of companies in the Russell
             1000(R) Index at the time of
             purchase. The portfolio managers
             apply a "bottom up" approach in
             choosing investments. In other
             words, the portfolio managers look
             at companies one at a time to
             determine if a company is an
             attractive investment opportunity
             and if it is consistent with the
             Portfolio's investment policies. If
             the portfolio managers are unable to
             find such investments, the
             Portfolio's uninvested assets may be
             held in cash or similar investments,
             subject to the Portfolio's specific
             investment policies.

             Within the parameters of its
             specific investment policies, the
             Portfolio may invest in foreign
             equity and debt securities, which
             may include investments in emerging
             markets.

             The Portfolio may also lend
             portfolio securities on a short-term
             or long-term basis, up to one-third
             of its total assets.
-------------------------------------------------------------------------

"Dow Jones Industrial Average/SM/", "DJIA/SM/", "Dow Industrials/SM/", "The Dow/SM/", and the other Dow indices, are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

34

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

. a one-year fixed interest rate option, and

. a dollar cost averaging fixed rate option (DCA Fixed Rate Option).

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Please note that if you elect Highest Daily Lifetime Five, you cannot invest in either of these fixed interest rate options.

One-Year Fixed Interest Rate Option

We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

Dollar Cost Averaging Fixed Rate Option You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.

If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)

If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION

Under the Market Value Adjustment Option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit. This option is not available for contracts issued in some states. Please see your contract. The Market Value Adjustment Option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

35

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

If amounts are withdrawn from a guarantee period, other than during the 30-day period immediately following the end of the guarantee period, they will be subject to a market value adjustment even if they are not subject to a withdrawal charge.

You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.

We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period,

(e) payment of a death benefit, or (f) the date the amount is withdrawn.

During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a) withdraw or transfer the value of the guarantee period,

(b) allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or

(c) apply the value in the guarantee period to the annuity or settlement option of your choice.

If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.

During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

Market Value Adjustment

When you allocate a purchase payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

Other things you should know about the market value adjustment include the following:

. We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

. A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

36

. In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

You should realize, however, that apart from the market value adjustment, the value of the benefit in your guarantee period does not depend on the investment performance of the bonds and other instruments that we hold with respect to your guarantee period. apart from the effect of any market value adjustment, we do not pass through to you the gains or losses on the bonds and other instruments that we hold in connection with a guarantee period.

Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the market value adjustment option at any time, provided it is at least $1,000.

In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

With regard to the Market Value Adjustment Option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. (As noted in the fee table, we have different transfer charges under the Beneficiary Continuation Option). Currently, we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto- Rebalancing transfers do not count toward the 12 free transfers per year.)

For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

ADDITIONAL TRANSFER RESTRICTIONS

We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the sub-accounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur

37

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

. We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

. The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

. A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

. If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.

. We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

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Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

ASSET ALLOCATION PROGRAM

We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.

You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

SCHEDULED TRANSACTIONS

Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

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2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

SUBSTITUTION

We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday (unless we agree to another date).

Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

The Strategic Partners Annuity One 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?"

Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE AN OPTIONAL LIFETIME WITHDRAWAL BENEFIT, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

Option 1

Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

Option 2

Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

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If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Option 3

Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

Other Annuity Options: We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state.

The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.

The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

. The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.

. If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value. In some states this fee may be lower.

. Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.

. TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7th CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS MINIMUM DISTRIBUTION REQUIREMENTS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD. SEE "MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION" IN SECTION 10 FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.

Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

GMIB Roll-Up

The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of

(1) the Contract Value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).

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3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

. the contract anniversary coinciding with or next following the annuitant's 80th birthday,

. the 7th contract anniversary, or

. 7 years from the most recent GMIB reset (as described below).

However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced proportionally by withdrawals.

Effect of Withdrawals

In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.

The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-Dollar Reduction

A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).

. The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-Dollar and Proportional Reductions A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

. The GMIB protected value is first reduced by the Remaining Limit (from $241,941.95 to $239,441.95).

. The result is then further reduced by the ratio of A to B, where:

-- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

-- B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.

. The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 - $2,500 - $8,256.62, or $479,243.38).

. The Remaining Limit is set to zero (0) for the balance of the first contract year.

Example 3. Dollar-for-Dollar Limit in Second Contract Year A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).

. The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

GMIB Reset Feature

You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If you reset, you must wait a new

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7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.

Payout Amount

The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or

2) the adjusted Contract Value - that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges - as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

GMIB Annuity Payout Options

We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

GMIB Option 1

Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB Option 2

Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).

You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

Terminating the Guaranteed Minimum Income Benefit The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

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3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).

HOW WE DETERMINE ANNUITY PAYMENTS

Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

Fixed Period Annuities

Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

Life Annuities

There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

. The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

Guaranteed and GMIB Annuity Payments

Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either:

(a)four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or

(b)two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.

2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

Current Annuity Payments

Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

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4: WHAT IS THE DEATH BENEFIT?

The Death Benefit Feature Protects the Contract Value for the Beneficiary.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

CALCULATION OF THE DEATH BENEFIT

If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Option. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Option.

Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.

2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or,

(i)if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value or

(ii)if you have chosen the Highest Daily Value Death Benefit, a death benefit equal to the highest daily value (computed as described below in this section).

GUARANTEED MINIMUM DEATH BENEFIT

The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. You cannot elect a GMDB option if you choose the Highest Daily Value Death Benefit.

The GMDB protected value option can be equal to the:

. GMDB roll-up,

. GMDB step-up, or

. Greater of the GMDB roll-up and the GMDB step-up.

The GMDB protected value is calculated daily.

GMDB Roll-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up value will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

. the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

. the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

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4: WHAT IS THE DEATH BENEFIT? continued

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% of all invested purchase payments, starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

GMDB Step-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:

. the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

. the 5th contract anniversary.

However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

Here is an example of a proportional reduction:

The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

GMDB Greater of Roll-Up and Step-Up

Under this option, the death benefit is equal to the greater of the step-up value and the roll-up value, calculated as described above.

Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

. If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or

. The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Option must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.

If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.

Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS

If the contract has an owner and a joint owner and they are spouses at the time that one dies, the Spousal Continuance Option may apply. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.

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HIGHEST DAILY VALUE DEATH BENEFIT

The Highest Daily Value Death Benefit (HDV) is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing Contract Value. HDV is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your Contract Value allocated to certain asset allocation portfolios.

Under HDV, the amount of the benefit depends on whether the "target date" is reached. The target date is reached upon the later of the contract anniversary coinciding with or next following the elder owner's (or annuitant's, if entity owned) 80th birthday or five years after the contract date. Prior to the target date, the death benefit amount is increased on any business day if the Contract Value on that day exceeds the most recently determined death benefit amount under this option. These possible daily adjustments cease on and after the target date, and instead adjustments are made only for purchase payments and withdrawals.

IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.

Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio or to the AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, American Century Strategic Allocation Portfolio or AST T. Rowe Price Asset Allocation Portfolio. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain the Highest Daily Value death benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

IF THE CONTRACT OWNER DIES BEFORE THE DEATH BENEFIT TARGET DATE, THE DEATH

BENEFIT EQUALS THE GREATER OF:

-- the base death benefit; and

-- the HDV as of the contract owner's date of death.

IF THE CONTRACT OWNER DIES ON OR AFTER THE DEATH BENEFIT TARGET DATE, THE

DEATH BENEFIT EQUALS THE GREATER OF:

-- the base death benefit; and

-- the HDV on the Death Benefit Target Date plus the sum of all purchase payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any purchase payments received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT

Examples of Highest Daily Value Death Benefit Calculation The following are examples of how the HDV death benefit is calculated. Each example assumes an initial purchase payment of $50,000. Each example assumes that there is one contract owner who is age 70 on the contract date.

Example with Market Increase and Death Before Death Benefit Target Date Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Contract Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).

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4: WHAT IS THE DEATH BENEFIT? continued

Example with Withdrawals

Assume that the Contract Value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the Contract Value was $75,000. On the date we receive due proof of death, the Contract Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.

Highest Daily Value    =    $90,000 - [$90,000 * $15,000/$75,000]
                       =    $90,000 - $18,000
                       =    $72,000

Base Death Benefit     =    max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                       =    max [$80,000, $40,000]
                       =    $80,000

The death benefit therefore is $80,000.

Example with Death after Death Benefit Target Date Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the Contract Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a purchase payment of $15,000 and later had taken a withdrawal of $5,000 when the Contract Value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus purchase payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.

Highest Daily Value    =    $80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                       =    $80,000 + $15,000 - $6,786
                       =    $88,214

Base Death Benefit     =    max [$75,000, ($50,000 + $15,000) - [($50,000 + $15,000) * $5,000/$70,000]]
                       =    max [$75,000, $60,357]
                       =    $75,000

The death benefit therefore is $88,214.

PAYOUT OPTIONS

Originally, a beneficiary could, within 60 days of providing proof of death, take the death benefit as follows:

With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

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Any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary of the death benefit may, within 60 days of providing proof of death, also take the death benefit as indicated above or as follows:

. As a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or

. As payment of the entire death benefit within a period of 5 years from the date of death; or

. As a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or

. As the beneficiary continuation option, described immediately below.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

Under the Beneficiary Continuation Option:

. The owner's contract will be continued in the owner's name, for the benefit of the beneficiary.

. The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial Contract Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.

. The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No additional Purchase Payments can be applied to the contract.

. the basic death benefit and any optional benefits elected by the owner will no longer apply to the beneficiary.

. The beneficiary can request a withdrawal of all or a portion of the Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the owner and the owner restricted the beneficiary's withdrawal rights.

. Withdrawals are not subject to CDSC.

. Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio of the Prudential Series Fund are available under the Beneficiary Continuation Option.

Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS

 (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

Except in the case of Spousal Continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

In the event of your death before the annuity date, the death benefit must be distributed:

. by December 31st of the year including the five year anniversary of the date of death; or

. as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

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4: WHAT IS THE DEATH BENEFIT? continued

Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described above in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

EARNINGS APPRECIATOR BENEFIT

The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first-to-die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.

The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.

If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it. You may, if you wish, select both the Earnings Appreciator Benefit and the Highest Daily Value Death Benefit.

Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.

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For purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the Contract Value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

EAB percentages are as follows:

. 40% if the owner is age 70 or younger on the date the application is signed.

. 25% if the owner is between ages 71 and 75 on the date the application is signed.

. 15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Option (See "Spousal Continuance Option" below), the following conditions apply:

. In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Option is activated to determine the applicable EAB percentage.

. We will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the Spousal Continuance Option is activated.

. If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the Contract Value (as adjusted under the terms of the Spousal Continuance Option) as the first purchase payment.

Terminating the Earnings Appreciator Benefit The Earnings Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract,

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option,

. the date the contract terminates, or

. the date you annuitize the contract.

Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.

SPOUSAL CONTINUANCE OPTION

This Option is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) (i) the contract is held by a Custodial Account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), and (ii) the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may also be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Option, but must do so no later than 60 days after furnishing proof of death in good order.

Upon activation of the Spousal Continuance Option, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

Under the Spousal Continuance Option, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Option. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, the Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

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4: WHAT IS THE DEATH BENEFIT? continued

IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Option, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the sum of all invested purchase payments (adjusted for withdrawals),

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we

will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB roll-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB

STEP-UP, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB step-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the Contract Value to equal the greatest of:

. the Contract Value,

. the GMDB roll-up, or

. the GMDB step-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE HIGHEST DAILY VALUE DEATH BENEFIT, we will adjust the

Contract Value to equal the greater of:

. the Contract Value, or

. the Highest Daily Value,

plus the amount of any applicable Earnings Appreciator Benefit.

After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up, or HDV death benefit (as applicable), under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.

If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit or Highest Daily Value Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.

IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.

IF YOU ELECTED THE ONE OF THE LIFETIME WITHDRAWAL BENEFITS, on the owner's death, the Benefit will end. However, if the owner's surviving spouse would be eligible to acquire the Benefit as if he/she were a new purchaser, then the surviving spouse may elect the Benefit under the Spousal Continuance Option.

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IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Option. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:

(a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the contract anniversary coinciding with or next following the annuitant's 95th birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95th birthday.

If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS?

LIFETIME FIVE/SM/ INCOME BENEFIT (LIFETIME FIVE)/SM/

The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals - the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.

Lifetime Five is subject to certain restrictions described below.

. Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

. The annuitant must be at least 45 years old when Lifetime Five is elected.

. Lifetime Five may not be elected if you have elected any other optional living benefit.

. Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, AST American Century Strategic Allocation or AST T. Rowe Price Asset Allocation Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

(A)the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

(B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

For existing contract owners who are electing the Lifetime Five Benefit, the Contract Value on the date of the contract owner's election of Lifetime Five will be used to determine the initial Protected Withdrawal Value.

If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment (plus any Credits).

Step-Up of the Protected Withdrawal Value You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

If you elected the Lifetime Five program on or after March 20, 2006:

. you are eligible to step-up the Protected Withdrawal Value on or after the 1st anniversary of the first withdrawal under the Lifetime Five program

. the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up

If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect:

. you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under the Lifetime Five program

. the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up

In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by any amount.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.

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. once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least one year after the most recent step-up.

If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the contract anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by 5% or more.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the contract anniversary that is at least 5 years after the most recent step-up.

In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

Annual Income Amount Under the Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

Annual Withdrawal Amount Under the Withdrawal Benefit The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

. If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.

. If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and

4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33

(b)Contract Value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract Value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $10,000 = $8,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250

. Annual Income Amount for future contract years remains at $13,250

. Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

Example 2. Dollar-for-Dollar and Proportional Reductions

a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250 - $93 = $13,157

. Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $0

. Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

. Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

. Annual Withdrawal Amount for future contract years = $18,550 - $489 = $18,061

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

. Annual Income Amount for future contract years = $13,250 - $623 = $12,627

. Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.

. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

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. Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

. Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

Example 3. Step-up of the Protected Withdrawal Value If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Contract Value on February 1, 2012 is $280,000, then the following values would result:

. Protected Withdrawal Value = Contract Value on February 1, 2012 = $280,000

. Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.

. Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.

. Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Contract Value exceeds the Annual Income Amount by 5% or more. 5% of the Contract Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Contract Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Contract Date and effective date of the Lifetime Five Benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Contract Value is greater than the Annual Income Amount.

Benefits Under Lifetime Five

. If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

1. apply your Contract Value to any annuity option available;

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or

3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

. Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

Election of Lifetime Five

Lifetime Five can be elected at the time you purchase your contract, or after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

Termination of Lifetime Five

Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

Lifetime Five terminates:

. upon your surrender of the contract,

. upon the death of the annuitant (but your surviving spouse may elect a new Lifetime Five Benefit if your spouse elects the Spousal Continuance Option and your spouse would then be eligible to elect the Benefit as if he/she were a new purchaser),

. upon a change in ownership of the contract that changes the tax identification number of the contract owner, or

. upon your election to begin receiving annuity payments.

We cease imposing the charge for Lifetime Five upon the earliest to occur of

(i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),

(iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

Currently, if you terminate Lifetime Five, you generally will be able to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

Additional Tax Considerations for Qualified Contracts If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such

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amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT (SPOUSAL LIFETIME FIVE)/SM/ The Spousal Lifetime Five Income Benefit (Spousal Lifetime Five) described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there may be a restriction on your ability to re-elect Spousal Lifetime Five and elect another lifetime withdrawal benefit. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis): AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Portfolio, or AST American Century Strategic Allocation Portfolio.

We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

Initial Protected Withdrawal Value.

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

(A)the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

(B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits)

. If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment (plus any credits).

. For existing contract owners who are electing the Spousal Lifetime Five Benefit, the Contract Value on the date of your election of Spousal Lifetime Five will be used to determine the initial Protected Withdrawal Value.

Annual Income Amount Under the Spousal Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1st anniversary of

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1st anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.

Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Lifetime Five Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Income Five Benefit.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484.33

(b)Contract Value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract Value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250 Annual Income Amount for future contract years remains at $13,250

Example 2. Dollar-for-Dollar and Proportional Reductions If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250 - $93 = $13,157

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Example 3. Step-Up of the Annual Income Amount If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

Benefits Under Spousal Lifetime Five

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further purchase payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

1. apply your Contract Value to any annuity option available; or

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

. If no withdrawal was ever taken, we will determine an initial Protected Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

. Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

. There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.

. In order for the surviving Designated Life to continue Spousal Lifetime Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the Spousal Continuance Option.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Election of and Designations of Spousal Lifetime Five Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:

. One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or

. Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

. One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election.

No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.

Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

Currently, if you terminate Spousal Lifetime Five, you may only be permitted to re-elect the benefit or elect another lifetime withdrawal Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

Termination of Spousal Lifetime Five

Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.

The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

Additional Tax Considerations for Qualified Contracts If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distributions under the tax law.

HIGHEST DAILY LIFETIME FIVE/SM/ INCOME BENEFIT (HD5)/SM/

We offer a Benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The Benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the Benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this Benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

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Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the Benefit, you will not be able to re-elect Highest Daily Lifetime Five, and may have a waiting period until you can elect another lifetime withdrawal Benefit. Specifically, you will be permitted to elect another lifetime withdrawal Benefit only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income Benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the Benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living Benefit, although you may elect any optional death Benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

KEY FEATURE - Total Protected Withdrawal Value The Total Protected Withdrawal Value is used to determine the amount of the annual payments under Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. We describe how we determine Enhanced Protected Withdrawal Value, and when we begin to calculate it, below. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value, then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the Benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:

. the Protected Withdrawal Value for the immediately preceding business day (the "Prior Business Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Credit) made on the Current Business Day; and

. the Contract Value.

If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. On or after the Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Contract Value.

The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

(a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;

(b)200% of all Purchase Payments (and any associated Credits) made during the one-year period after the date you elected Highest Daily Lifetime Five; and

(c)100% of all Purchase Payments (and any associated Credits) made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments (and any associated Credits) will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

KEY FEATURE - Total Annual Income Amount under the Highest Daily Lifetime Five Benefit

The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Withdrawal Value. Under the Highest Daily Lifetime Five Benefit, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charge that may apply. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount and Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this Benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of this feature starting with the anniversary of the Contract Date (the "Contract Anniversary") immediately after your first withdrawal under the Benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your Contract Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Contract Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Contract Years.

Examples of dollar-for-dollar and proportional reductions and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five Benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2006.

. The Highest Daily Lifetime Five Benefit is elected on March 5, 2007.

Dollar-for-dollar reductions

On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Total Annual Income Amount for that Contract Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Total Annual Income Amount).

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Here is the calculation:

Contract Value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Total Annual Income Amount                                      $  6,000.00
Less ratio of 1.41%                                             $     84.51
Total Annual Income Amount for future Contract Years            $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Total Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Contract Year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Business Days occur after the excess withdrawal on August 6.

                                    Highest Quarterly
                                   Value (adjusted with   Adjusted Total Annual
                                     withdrawal and      Income Amount (5% of the
      Date*        Contract Value  Purchase Payments)**  Highest Quarterly Value)
----------------------------------------------------------------------------------
  June 1, 2007      $118,000.00        $118,000.00              $5,900.00
----------------------------------------------------------------------------------
 August 6, 2007     $110,000.00        $112,885.55              $5,644.28
----------------------------------------------------------------------------------
September 1, 2007   $112,000.00        $112,885.55              $5,644.28
----------------------------------------------------------------------------------
December 1, 2007    $119,000.00        $119,000.00              $5,950.00
----------------------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Contract Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

Benefits Under the Highest Daily Lifetime Five Program.

To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional payment, if any, for that Contract Year equal to the remaining Total Annual Income Amount for the Contract Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Contract Year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five Benefit terminates, and no additional payments will be made.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If annuity payments are to begin under the terms of your Contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

(1)apply your Contract Value to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Total Annual Income Amount as if you made your first withdrawal on the date that annuity payments are to begin.

. Please note that payments that we make under this Benefit after the contract anniversary coinciding with or next following the annuitant's 95th birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Five Benefit are subject to all of the terms and conditions of the Contract, including any withdrawal charge.

. Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charge). If you surrender your Contract, you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five Benefit. The Highest Daily Lifetime Five Benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic Benefit payments. Please note that the payments that we make under this Benefit after the contract anniversary coinciding with or next following the Annuitant's 95th birthday will be treated as annuity payments.

. Upon inception of the Benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts. However, the asset transfer component of the Benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the Benefit in some circumstances.

. You cannot allocate Purchase Payments or transfer Contract Value to a Fixed Interest Rate Option if you elect Highest Daily Lifetime Five.

. Transfers to and from the Sub-accounts and the Benefit Fixed Rate Account triggered by the asset transfer component of the Benefit will not count toward the maximum number of free transfers allowable under the Contract.

. In general, you must allocate your Contract Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five Benefit. If, subsequent to your election of the Benefit, we change our requirements for how Contract Value must be allocated under the Benefit, the new requirement will apply only to new elections of the Benefit, and we will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Contract Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

Election of and Designations Under the Program For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

Currently, if you terminate the Highest Daily Lifetime Five Benefit, you will

(a) not be permitted to re-elect the Benefit and (b) may be allowed to elect another lifetime withdrawal benefit only on any anniversary of the Contract Date that is at least 90

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calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five Benefit. We also have administrative rules with regard to your subsequent election of the other lifetime withdrawal benefits.

Termination of the Program

You may terminate the Benefit at any time by notifying us. If you terminate the Benefit, any guarantee provided by the Benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The Benefit terminates: (i) upon your termination of the Benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving annuity payments (iv) upon the death of the Annuitant (v) if both the Contract Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the Benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the Benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

(a)your Contract Value on the day that you elected Highest Daily Lifetime Five; and

(b)the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the Benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death Benefit, or the amount of any other optional Benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Upon termination, we may limit or prohibit investment in the fixed interest rate options.

Asset Transfer Component of Highest Daily Lifetime Five As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this Benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". The Permitted Sub-accounts are identified in the contract application. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this Benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this Benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Total Annual Income Amount.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to rebalance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Contract Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional purchase payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the Benefit Fixed Rate Account.

Additional Tax Considerations

If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

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As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all purchase payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (HD7)/SM/

Highest Daily Lifetime Seven is offered as an alternative to Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five. Currently, if you elect Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. The income benefit under Highest Daily Lifetime Seven currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Seven Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Seven.

KEY FEATURE - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current business day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

KEY FEATURE - Annual Income Amount under the Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the Annuitant on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the Annuitant on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

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The Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Seven, if your cumulative withdrawals in an contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Highest Daily Lifetime Seven benefit is elected on March 5, 2008

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime Seven benefit

Dollar-for-Dollar Reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is younger than 75 at the time of the 1/st/ withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500.

This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                 $110,000.00
Less amount of "non" excess withdrawal                           $  3,500.00
Contract Value immediately before excess withdrawal of $1,500    $106,500.00
Excess withdrawal amount                                         $  1,500.00
Divided by Contract Value immediately before excess withdrawal   $106,500.00
Ratio                                                                   1.41%
Annual Income Amount                                             $  6,000.00
Less ratio of 1.41%                                             -$     84.51
Annual Income Amount for future contract years                   $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 75 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

                                    Highest Quarterly
                                   Value (adjusted with   Adjusted Annual Income
                                     withdrawal and      Amount (5% of the Highest
      Date*        Contract Value  Purchase Payments)**      Quarterly Value)
-----------------------------------------------------------------------------------
  June 1, 2008      $118,000.00        $118,000.00              $5,900.00
-----------------------------------------------------------------------------------
 August 6, 2008     $110,000.00        $112,885.55              $5,644.28
-----------------------------------------------------------------------------------
September 1, 2008   $112,000.00        $112,885.55              $5,644.28
-----------------------------------------------------------------------------------
December 1, 2008    $119,000.00        $119,000.00              $5,950.00
-----------------------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

BENEFITS UNDER THE HIGHEST DAILY LIFETIME SEVEN PROGRAM

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime Seven, and amounts are still payable under Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime Seven benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such Annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Contract Value.

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. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the annuitant's 95th birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Seven benefit are subject to all of the terms and conditions of the Contract, including any CDSC.

. Withdrawals made while the Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Contract you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Seven benefit. The Highest Daily Lifetime Seven benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and an AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the contract.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. Currently, Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation.

. The fee for Highest Daily Lifetime Seven is 0.60% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.15% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the Protected Withdrawal Value the fee for Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Program For Highest Daily Lifetime Seven, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Seven. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Seven, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity.

Highest Daily Lifetime Seven can be elected at the time that you purchase your Contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five or the Spousal Highest Daily Lifetime Seven to elect Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving annuity payments (although if you have elected to take the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount), (iv) upon the death of the Annuitant (v) if both the Contract Value and Annual Income Amount equal zero or (vi) if you cease to meet our requirements for issuing the benefit (see Elections and Designations under the Program).

Upon termination of Highest Daily Lifetime Seven other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

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As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued contracts that elect Highest Daily Lifetime Seven and existing contracts that elect Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that all or a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract year that Required Minimum Distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT

SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT (SPOUSAL HIGHEST DAILY

LIFETIME SEVEN)

Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven. Currently, if you elect Spousal Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Seven, or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. Spousal Highest Daily Lifetime Seven must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 59 1/2 years old when the benefit is elected. Spousal Highest Daily Lifetime Seven is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime Seven benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Spousal Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount until the death of the second Designated Life, provided that there have not been "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Seven.

KEY FEATURE - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

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On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

KEY FEATURE - Annual Income Amount under the Spousal Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the youngest Designated Life on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 79 and younger, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Contract due to death or divorce. Under the Spousal Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount. A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the youngest Designated Life on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Spousal Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Seven, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Spousal Highest Daily Lifetime Seven benefit is elected on March 5, 2008.

. The youngest Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime Seven benefit.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Dollar-for-Dollar Reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest Designated Life is younger than 80 at the time of the 1/st/ withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                 $110,000.00
Less amount of "non" excess withdrawal                           $  3,500.00
Contract Value immediately before excess withdrawal of $1,500    $106,500.00
Excess withdrawal amount                                         $  1,500.00
Divided by Contract Value immediately before excess withdrawal   $106,500.00
Ratio                                                                   1.41%
Annual Income Amount                                             $  6,000.00
Less ratio of 1.41%                                             -$     84.51
Annual Income Amount for future contract years                   $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest Designated Life's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 80 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                    Highest Quarterly
                                   Value (adjusted with   Adjusted Annual Income
                                     withdrawal and      Amount (5% of the Highest
      Date*        Contract Value  Purchase Payments)**      Quarterly Value)
-----------------------------------------------------------------------------------
  June 1, 2008      $118,000.00        $118,000.00              $5,900.00
-----------------------------------------------------------------------------------
 August 6, 2008     $110,000.00        $112,885.55              $5,644.28
-----------------------------------------------------------------------------------
September 1, 2008   $112,000.00        $112,885.55              $5,644.28
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December 1, 2008    $119,000.00        $119,000.00              $5,950.00
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* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

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The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

BENEFITS UNDER THE SPOUSAL HIGHEST DAILY LIFETIME SEVEN PROGRAM

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime Seven, and amounts are still payable under Spousal Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime Seven benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the contract, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your contract, or if you decide to begin receiving annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then annuity payments will be made as a life annuity for the lifetime of the Designated Life.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the older of the owner or Annuitant's 95th birthday, will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Spousal Highest Daily Lifetime Seven Benefit are subject to all of the terms and conditions of the contract, including any CDSC.

. Withdrawals made while the Spousal Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. The Spousal Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your contract you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing the Spousal Highest Daily Lifetime Seven Benefit. The Spousal Highest Daily Lifetime benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Spousal Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. Currently, Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation.

. The fee for Spousal Highest Daily Lifetime Seven is 0.75% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.1875% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Program Spousal Highest Daily Lifetime Seven can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime Seven only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 59 1/2 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. Each Owner must each be at least 59 1/2 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and the Contingent Annuitant each must be at least 59 1/2 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity or

(b) if the contract initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime Seven benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the contract appoint a new Designated Life upon re-marriage.

Spousal Highest Daily Lifetime Seven can be elected at the time that you purchase your contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Spousal Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or to elect the Lifetime Five Benefit, the Spousal Lifetime Five Benefit, or the Highest Daily Lifetime Seven Benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Spousal Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, or Highest Daily Lifetime Seven to elect Spousal Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

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Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Spousal Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Spousal Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the contract (thus, the benefit does not terminate solely because of the death of the first Designated Life), (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount), (iv) upon your surrender of the contract (v) upon your election to begin receiving annuity payments (vi) if both the Contract Value and Annual Income Amount equal zero or (vii) if you cease to meet our requirements for issuing the benefit (see Election of and Designations under the Program).

Upon termination of Spousal Highest Daily Lifetime Seven other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Spousal Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Spousal Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendix D to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily annual income amount. Note that we use 5% in the formula, irrespective of the youngest Designated Life's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Spousal Highest Daily Lifetime Seven and existing Annuities that elect Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Spousal Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that all or a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that Required Minimum Distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

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6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

INCOME APPRECIATOR BENEFIT

The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

. The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.

. If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" in

Section 8.

Activation of the Income Appreciator Benefit

YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

Once activated, you can receive the Income Appreciator Benefit:

. IAB OPTION 1 at annuitization as part of an annuity payment;

. IAB OPTION 2 during the accumulation phase through the IAB automatic withdrawal payment program; or

. IAB OPTION 3 during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.

Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

CALCULATION OF THE INCOME APPRECIATOR BENEFIT

We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:

. earnings are calculated as the difference between the Contract Value and the sum of all purchase payments;

. earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Option, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

. withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis; . the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

Number of Years Income Appreciator Benefit  Income Appreciator
            has been in Force               Benefit Percentage
---------------------------------------------------------------
                   0-6                             0%
---------------------------------------------------------------
                   7-9                             15%
---------------------------------------------------------------
                  10-14                            20%
---------------------------------------------------------------
                   15+                             25%
---------------------------------------------------------------

IAB Option 1 - Income Appreciator Benefit At Annuitization Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

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6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued

Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or

2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

Terminating the Income Appreciator Benefit The Income Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract;

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option;

. the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

. the date of annuitization; or

. the date the contract terminates.

Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB Option 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.

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Discontinuing the Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB Option 3 - Income Appreciator Benefit Credit to Contract Value Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.

You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

Excess Withdrawals

During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.

We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.

Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.

Effect of Total Withdrawal on Income Appreciator Benefit We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

7: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?

PURCHASE PAYMENTS

The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. (You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)

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7: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86th birthday of:

. the owner,

. the joint owner,

. the annuitant, or

. the co-annuitant.

Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.

You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our separate account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

CREDITS

If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the purchase payment.

The bonus credit that we pay with respect to any purchase payment depends on

(i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

. if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and

. if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.

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Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.

8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3

CONTRACT?

There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

INSURANCE AND ADMINISTRATIVE CHARGES

If you choose an optional Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death Benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.

We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

The death benefit charge is equal to:

. 1.40% on an annual basis if you choose the base death benefit,

. 1.65% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option, (i.e., 0.25% in addition to the base death benefit charge),

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. 1.75% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge), or

. 1.90% on an annual basis if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge).

We impose an additional insurance and administrative charge of 0.10% annually (of Contract Value attributable to the variable investment options) for the Contract With Credit.

We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit. We impose a charge of 0.60% or 0.75% of the Protected Withdrawal Value for Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, respectively. We impose an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. Upon any reset of the amounts guaranteed under these benefits, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefits.

If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

The charges that we discuss in this section are assessed against the assets of the separate account. Certain of these charges are part of the base annuity and other charges are assessed only if any available optional benefit is selected. If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.

WITHDRAWAL CHARGE

A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment being withdrawn was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.

The withdrawal charge is the percentage, shown below, of the amount withdrawn.

Number of Contract
Anniversaries since  Contract with Credit  Contract without
 the Date of each        Withdrawal        Credit Withdrawal
 Purchase Payment          Charge               Charge
-------------------------------------------------------------
        0                    8%                   7%
-------------------------------------------------------------
        1                    8%                   6%
-------------------------------------------------------------
        2                    8%                   5%
-------------------------------------------------------------
        3                    8%                   4%
-------------------------------------------------------------
        4                    7%                   3%
-------------------------------------------------------------
        5                    6%                   2%
-------------------------------------------------------------
        6                    5%                   1%
-------------------------------------------------------------
        7                    0%                   0%
-------------------------------------------------------------

If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.

If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

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Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories - payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

When you make a withdrawal (including a withdrawal under a lifetime withdrawal benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. We will then apply a withdrawal charge to the adjusted amount.

If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.

Withdrawal charges will never be greater than permitted by applicable law.

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.

MINIMUM DISTRIBUTION REQUIREMENTS

If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

CONTRACT MAINTENANCE CHARGE

On each contract anniversary during the accumulation phase, if your Contract Value is less than $75,000, we will deduct the lesser of $35 or 2% of your Contract Value, for administrative expenses (this fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's variable investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $75,000.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:

. each contract anniversary,

. when you begin the income phase of the contract,

. upon a full withdrawal, and

. upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.

If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

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Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

The fact that we may impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent purchase payment.

The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,

. upon a full withdrawal, and

. upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.

We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.

EARNINGS APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

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We calculate the charge on each of the following events:

. each contract anniversary,

. on the annuity date,

. upon death of the sole or first to die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent purchase payment.

The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.

Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,

. upon a full withdrawal, and

. upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

BENEFICIARY CONTINUATION OPTION CHARGES

If your beneficiary takes the Beneficiary Continuation Option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

TAXES ATTRIBUTABLE TO PREMIUM

There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. We generally will deduct the state premium tax charge at the time of a withdrawal or surrender of your Contract or at the time you elect to begin receiving annuity payments. However, we also reserve the right to deduct the charge from each purchase payment at the time the tax is imposed, if earlier. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the Beneficiary Continuation Option.

COMPANY TAXES

We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because

(i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

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UNDERLYING MUTUAL FUND FEES

When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2007, the fees of these funds ranged from 0.37% to 1.64% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

9: HOW CAN I ACCESS MY MONEY?

You can Access Your Money by:

. MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

. CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE

When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.

With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

Income Taxes, Tax Penalties, and Certain Restrictions also may Apply to any Withdrawal. For a more Complete Explanation, See Section 10.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

Income Taxes, Tax Penalties, Withdrawal Charges, and Certain Restrictions may Apply to Automated Withdrawals. For a more Complete Explanation, See

Section 10.

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SUSPENSION OF PAYMENTS OR TRANSFERS

The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The SEC, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

ANNUITY ONE 3 CONTRACT?

The tax considerations associated with an annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples. You should be aware, however, that federal tax law does not recognize civil unions. Therefore, we cannot permit a civil union partner to continue the annuity upon the death of the first partner under the annuity's "spousal continuance" provision. Civil union couples should consider that limitation before selecting a spousal benefit under the annuity.

The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples. You should be aware, however, that federal tax law does not recognize civil unions. Therefore, we cannot permit a civil union partner to continue the annuity upon the death of the first partner under the annuity's "spousal continuance" provision. Civil union couples should consider that limitation before selecting a spousal benefit under the annuity.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

Taxes Payable by You

We believe this annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments no later than the first day of the calendar month next following the maximum Annuity Date for your contract. Please refer to your annuity contract for the applicable maximum Annuity Date. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity Date described in your contract. However, the IRS may not then consider your contract to be an annuity under the tax law.

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Taxes on Withdrawals and Surrender

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefit programs or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your annuity and will immediately subject any gain in the contract to income tax.

Taxes on Annuity Payments

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

Tax Penalty for Early Withdrawal From a Nonqualified Annuity Contract You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

Special Rules in Relation to Tax-Free Exchanges Under Section 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. In Revenue Procedure 2008-24, the IRS has indicated that where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 12 months of the date on which the partial exchange was completed, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Tax free exchange treatment will be retained if the subsequent surrender or distribution would be eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. It is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to

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the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxes Payable by Beneficiaries

The Death Benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the beneficiary is taxed on gain in the contract.

. Within 5 years of death of owner: the beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the owner: the beneficiary is taxed on each payment (part will be treated as gain and part as return of purchase payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent annuitant when a Nonqualified annuity contract is held by a pension plan or a tax favored retirement plan. In such a situation, the annuity may no longer qualify for tax deferral where the annuity contract continues after the death of the Annuitant. Note that in certain annuity contracts issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, we allow for the naming of a co-annuitant, which also is used to mean the successor annuitant (and not another life used for measuring the duration of an annuity payment option). Like in the case of a contingent annuitant, the annuity may no longer qualify for tax deferral where the contract continues after the death of the annuitant.

Reporting and Withholding on Distributions Taxable amounts distributed from an annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will generally be subject to the tax reporting and withholding requirements for a Nonqualified annuity.

Where a contract is structured so that it is owned by a grantor trust but the annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor if the grantor pre-deceases the annuitant under

Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the beneficiary and it is not eligible for the death benefit provided under the contract.

Annuity Qualification

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as

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one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the investment options offered pursuant to this Prospectus. We reserve the right to take any action, including modifications to your annuity or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified annuity is an annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified annuity contracts. This annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan as applicable, are the responsibility of the applicable trustee or custodian.

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You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax-Favored Plans

IRAs. If you buy an annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the annuity by notifying us in writing, and we will refund all of the purchase payments under the annuity (or, if provided by applicable state law, the amount credited under the annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum purchase payment requirements of an annuity, you may purchase an annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a single contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15, or as a current year contribution. In 2008 the contribution limit is $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an annuity, you can make regular IRA contributions under the annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA. In some circumstances, non-spouse beneficiaries may directly roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $46,000 in 2008 ($45,000 in 2007) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2008, this limit is $230,000 ($225,000 for 2007);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,500 in 2008 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. These amounts are indexed for inflation. These annuities are not available for SARSEPs. You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.

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ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum purchase payment requirements of an annuity, if you meet certain income limitations you may purchase an annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA or Roth IRA by making a single contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15 of the current year, or with a current contribution. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Until 2010, participants with an adjusted gross income greater than $100,000 are not permitted to roll over funds from an employer plan, including a Roth 401(k) distribution, to a Roth IRA.

TDAs. You may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) generally if you are either an employer or employee of a tax-exempt organization (as defined under Code

Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your rights (or your employee's rights) to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,500 in 2008. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1/st/ of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

Final regulations related to 403(b) contracts were issued in 2007. Under these final regulations, certain contract exchanges may be accepted only if the employer and the issuer have entered into the required information-sharing agreements. Such agreements must be in place by January 1, 2009. We do not currently accept transfers of funds under 403(b) contracts. Funds can only be added to the contract as a current salary deferral under an agreement with your employer or as a direct rollover from another employer plan. We intend to begin accepting such transfers in the future when we can comply with the new regulations.

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Required Minimum Distributions and Payment Options If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner.

Required minimum distributions are calculated based on the sum of the account value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the account value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the annuity and an increased amount of taxable income distributed to the annuity owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an annuity without either beginning annuity payments or surrendering the annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same owner, similar rules apply.

Required Distributions Upon Your Death for Qualified Annuity Contracts Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary. A designated beneficiary may elect to apply the rules for no designated beneficiary if those would provide a smaller payment requirement.

. If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary. A designated beneficiary may elect to apply the rules for no designated beneficiary if those would provide a smaller payment requirement.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

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Tax Penalty for Early Withdrawals From Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

Withholding

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA Requirements

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus. Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans - Qualified Contracts If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in

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the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

Additional Information

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

Generation - Skipping Transfers

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

11: OTHER INFORMATION

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.

Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2007, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2007, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: ADP (proxy tabulation services) located at 100 Burma Road Jersey City, New Jersey 07305, Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street East Hartford CT 06108, BISYS Retirement Services (qualified plan administrator) located at 200 Dryden Road Dresher, PA 19025, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12th Ave, Suite 202 Pompano Beach, FL 33069, EBIX Inc. (order-entry system) located at 5 Concourse Parkway Suite 3200 Atlanta, GA 30328, Diversified Information Technologies Inc. (records management) located at 123 Wyoming Ave Scranton, PA 18503, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials) located at 26 Barnes Industrial Park Road North Wallingford, CT 06492, Insurance Technologies (annuity illustrations) located at Two South Cascade Avenue, Suite 200 Colorado Springs, CO 80903, Lason Systems Inc. (contract printing

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11: OTHER INFORMATION continued

and mailing) located at 1305 Stephenson Highway Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) located at 225 West Wacker Drive Chicago, IL 60606, Pershing LLC (order-entry systems provider) located at One Pershing Plaza Jersey City, NJ 07399, Personix (printing and fulfillment of confirmations and client statements) located at 13100 North Promenade Boulevard Stafford, TX 77477, RR Donnelley Receivables Inc. (printing annual reports and prospectuses) located at 111 South Wacker Drive Chicago, IL 60606-4301, Stanton Group (qualified plan administrator) located at Two Pine Tree Drive Suite 400 Arden Hills, MN 55112 Attention: Alerus Retirement Solutions, State Street (accumulation unit value calculations) located at State Street Financial Center One Lincoln Street Boston, Massachusetts 02111, The Harty Press, Inc. (printing and fulfillment of marketing materials) located at 25 James Street New Haven, CT 06513, VG Reed & Sons Inc. (printing and fulfillment of annual reports) located at 1002 South 12th Street Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials) located at 255 Long Beach Boulevard Stratford, CT 06615 .

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA).

The contract is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration

(firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the contract directly to potential purchasers.

Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PAD. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

To the extent permitted by FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in

102

any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total amount held in all Pruco Life products that were sold through the firm (or its affiliated broker-dealers).

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as purchase payments under Pruco Life annuity products sold through the firm (or its affiliated broker-dealers).

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their individual representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments upon the initiation of a relationship for systems, operational and other support.

The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2007) received payment with respect to annuity business during 2007 (or as to which a payment amount was accrued during 2007). The firms listed below include payments in connection with products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract. During 2007, the least amount paid, and greatest amount paid, were $2,072 and $1,325,582, respectively.

NAME OF FIRM:

Advantage Capital Corporation

AIG Financial Advisors, Inc.

Citigroup Global Markets, Inc.

Financial Network Investment Corp.

FSC Securities Corp.

ING Financial Partners

Merrill Lynch

Morgan Stanley

Multi-Financial Securities Corporation

Primevest

Raymond James & Associates

Raymond James Financial Services

Royal Alliance

Stifel Nicolaus & Co., Inc.

Sunamerica Securities, Inc.

UBS Financial Services

Wachovia

On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation ("Wachovia"), and formed Wachovia Securities Financial Holdings, LLC ("Wachovia Securities"), a joint venture headquartered in Richmond, Virginia. Wachovia is the majority owner and Prudential Financial, indirectly through subsidiaries, is a minority owner of Wachovia Securities.

LEGAL PROCEEDINGS

Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industries in which Pruco Life operates. Pruco Life is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. In its annuity operations, Pruco Life is subject to litigation involving class action lawsuits and other litigation alleging, among other things, that Pruco Life made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life is also subject to litigation arising out of its general business

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11: OTHER INFORMATION continued

activities, such as its investments and third-party contracts. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life and its businesses and products. In addition, Pruco Life, along with other participants in the businesses in which Pruco Life engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of its pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, the outcome cannot be predicted. It is possible that the results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

ASSIGNMENT

In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Annuity One 3 contract, are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

. Company

. Experts

. Principal Underwriter

. Allocation of Initial Purchase Payment

. Determination of Accumulation Unit Values

. Financial Statements

. Separate Account Financial Information

. Company Financial Information

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

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MARKET VALUE ADJUSTMENT FORMULA

General Formula

The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 + MVA). The MVA itself is calculated as follows:

MVA = [ ( 1 + I )//N/12// ] -1 --------- 1 + J + .0025

where:    I    =    the guaranteed credited interest rate (annual effective) for the given contract at the time of withdrawal or annuitization or settlement.

          J    =    the current credited interest rate offered on new money at the time of withdrawal or annuitization or settlement for a guarantee period of equal length to the number of whole years remaining in the Contract's current guarantee period plus one year.

          N    =    equals the remaining number of months in the contract's current guarantee period (rounded up)
                    at the time of withdrawal or annuitization or settlement.

Pennsylvania Formula

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

Indiana Formula

We use the following MVA formula for contracts issued in Indiana:

MVA = [ ( 1 + I )//N/12// ] -1 --- 1 + J

The variables I, J and N retain the same definitions as the general formula.

Market Value Adjustment Example

 (ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 5% (0.05)

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11: OTHER INFORMATION continued

The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)] to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $253.03 = $11,380.14

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 7% (0.07)

The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$405.47) = $10,721.64

Market Value Adjustment Example

 (PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = [(61/365) X 0.05] + [((365 - 61)/365) X 0.04] = 0.0417

The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04871

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2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.04871 = $542.00

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $542.00 = $11,669.11

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717

The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04126

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.04126) = -$459.10

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$459.10) = $10,668.01

Market Value Adjustment Example

 (INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.03047 = $339.04

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11: OTHER INFORMATION continued

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 7% (0.07)

The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$326.02) = $10,801.09

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APPENDIX A - ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, the Strategic Partners Annuity One 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

STRATEGIC PARTNERS ANNUITY ONE 3

Pruco Life Insurance Company

PROSPECTUS

ACCUMULATION UNIT VALUES: (Contract w/o Credit, Base Death Benefit 1.40)

                                                                          Number of
                                      Accumulation     Accumulation      Accumulation
                                      Unit Value at    Unit Value at Units Outstanding at
                                   Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------
Jennison Portfolio
    1/6/2003* to 12/31/2003             $1.01724         $1.24006         2,381,401
    1/1/2004 to 12/31/2004              $1.24006         $1.34066         4,524,803
    1/1/2005 to 12/31/2005              $1.34066         $1.51459         4,956,862
    1/1/2006 to 12/31/2006              $1.51459         $1.52034         4,998,903
    1/1/2007 to 12/31/2007              $1.52034         $1.67913         4,618,873
-----------------------------------------------------------------------------------------
Prudential Equity Portfolio
    1/6/2003* to 12/31/2003             $1.01834         $1.25778         1,368,678
    1/1/2004 to 12/31/2004              $1.25778         $1.36350         2,684,031
    1/1/2005 to 12/31/2005              $1.36350         $1.49905         4,101,155
    1/1/2006 to 12/31/2006              $1.49905         $1.66417         4,091,488
    1/1/2007 to 12/31/2007              $1.66417         $1.79403         3,606,246
-----------------------------------------------------------------------------------------
Prudential Global Portfolio
    1/6/2003* to 12/31/2003             $1.00588         $1.28481           805,296
    1/1/2004 to 12/31/2004              $1.28481         $1.38861         1,508,350
    1/1/2005 to 12/31/2005              $1.38861         $1.58951         1,710,458
    1/1/2006 to 12/31/2006              $1.58951         $1.87567         1,660,403
    1/1/2007 to 12/31/2007              $1.87567         $2.04345         1,667,758
-----------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    1/6/2003* to 12/31/2003              $0.9997         $0.99449         2,049,651
    1/1/2004 to 12/31/2004              $0.99449         $0.99063         2,305,599
    1/1/2005 to 12/31/2005              $0.99063         $1.00520         2,461,350
    1/1/2006 to 12/31/2006              $1.00520         $1.03840         3,178,584
    1/1/2007 to 12/31/2007              $1.03840         $1.07563         3,381,860
-----------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    1/6/2003* to 12/31/2003             $1.02199         $1.22414         3,356,056
    1/1/2004 to 12/31/2004              $1.22414         $1.33335         6,275,540
    1/1/2005 to 12/31/2005              $1.33335         $1.37464         7,333,743
    1/1/2006 to 12/31/2006              $1.37464         $1.56643         7,169,693
    1/1/2007 to 12/31/2007              $1.56643         $1.62347         6,745,674
-----------------------------------------------------------------------------------------
Prudential Value Portfolio
    1/6/2003* to 12/31/2003             $1.02526         $1.22392           900,360
    1/1/2004 to 12/31/2004              $1.22392         $1.40386         2,404,499
    1/1/2005 to 12/31/2005              $1.40386         $1.61508         3,335,527
    1/1/2006 to 12/31/2006              $1.61508         $1.91044         3,740,472
    1/1/2007 to 12/31/2007              $1.91044         $1.94400         3,573,077

A-1

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                           $1.01313         $1.27916          1,545,924
    1/1/2004 to 12/31/2004                            $1.27916         $1.44765          4,414,881
    1/1/2005 to 12/31/2005                            $1.44765         $1.57741          5,640,314
    1/1/2006 to 12/31/2006                            $1.57741         $1.77768          5,283,029
    1/1/2007 to 12/31/2007                            $1.77768         $1.91433          4,900,641
-------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    1/6/2003* to 12/31/2003                           $1.01134         $1.22149            436,202
    1/1/2004 to 12/31/2004                            $1.22149         $1.34749            936,271
    1/1/2005 to 4/29/2005                             $1.34749         $1.24414                  0
-------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    1/6/2003* to 12/31/2003                           $1.01232         $1.19626            301,134
    1/1/2004 to 12/31/2004                            $1.19626         $1.28343            837,364
    1/1/2005 to 12/31/2005                            $1.28343         $1.32432            965,159
    1/1/2006 to 12/31/2006                            $1.32432         $1.51572            827,880
    1/1/2007 to 12/31/2007                            $1.51572         $1.61162            664,837
-------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    1/6/2003* to 12/31/2003                           $1.01908         $1.17938          1,236,101
    1/1/2004 to 12/31/2004                            $1.17938         $1.23406          2,216,249
    1/1/2005 to 12/31/2005                            $1.23406         $1.41770          2,320,476
    1/1/2006 to 12/31/2006                            $1.41770         $1.48086          2,445,987
    1/1/2007 to 12/31/2007                            $1.48086         $1.58021          2,212,527
-------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                           $1.00979         $1.19393         12,267,993
    1/1/2004 to 12/31/2004                            $1.19393         $1.30793         26,018,065
    1/1/2005 to 12/31/2005                            $1.30793         $1.38790         33,510,409
    1/1/2006 to 12/31/2006                            $1.38790         $1.51519         30,348,691
    1/1/2007 to 12/31/2007                            $1.51519         $1.63393         27,967,179
-------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                           $1.00745         $1.13654          7,810,706
    1/1/2004 to 12/31/2004                            $1.13654         $1.22048         20,504,877
    1/1/2005 to 12/31/2005                            $1.22048         $1.27471         24,154,580
    1/1/2006 to 12/31/2006                            $1.27471         $1.36612         23,527,407
    1/1/2007 to 12/31/2007                            $1.36612         $1.47370         19,741,123
-------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    1/6/2003* to 12/31/2003                           $1.00887         $1.24835          3,564,458
    1/1/2004 to 12/31/2004                            $1.24835         $1.38531          6,407,256
    1/1/2005 to 12/31/2005                            $1.38531         $1.49631          6,823,589
    1/1/2006 to 12/31/2006                            $1.49631         $1.69738          6,608,881
    1/1/2007 to 12/31/2007                            $1.69738         $1.75049          5,933,706
-------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    1/6/2003* to 12/31/2003                           $1.01511         $1.29026          2,793,324
    1/1/2004 to 12/31/2004                            $1.29026         $1.53570          6,372,012
    1/1/2005 to 12/31/2005                            $1.53570         $1.58443          7,198,239
    1/1/2006 to 12/31/2006                            $1.58443         $1.79078          6,637,398
    1/1/2007 to 12/31/2007                            $1.79078         $1.70189          6,012,163
-------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                           $1.01135         $1.23975          7,383,151
    1/1/2004 to 12/31/2004                            $1.23975         $1.38211         19,325,934
    1/1/2005 to 12/31/2005                            $1.38211         $1.48911         23,285,380
    1/1/2006 to 12/31/2006                            $1.48911         $1.65769         22,269,583
    1/1/2007 to 12/31/2007                            $1.65769         $1.78549         21,178,679

A-2

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    1/6/2003* to 12/31/2003                          $1.02725         $1.21457          1,098,747
    1/1/2004 to 12/31/2004                           $1.21457         $1.41041          1,973,944
    1/1/2005 to 12/31/2005                           $1.41041         $1.48345          2,568,911
    1/1/2006 to 12/31/2006                           $1.48345         $1.73324          2,256,401
    1/1/2007 to 12/31/2007                           $1.73324         $1.66085          1,977,949
------------------------------------------------------------------------------------------------------
SP International Value Portfolio
    1/6/2003* to 12/31/2003                          $1.01281         $1.23393          1,148,393
    1/1/2004 to 12/31/2004                           $1.23393         $1.40924          2,233,253
    1/1/2005 to 12/31/2005                           $1.40924         $1.58122          2,606,065
    1/1/2006 to 12/31/2006                           $1.58122         $2.01320          2,743,549
    1/1/2007 to 12/31/2007                           $2.01320         $2.34427          2,352,331
------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    1/6/2003* to 12/31/2003                          $1.02112         $1.20717            455,643
    1/1/2004 to 12/31/2004                           $1.20717         $1.33789            972,645
    1/1/2005 to 4/29/2005                            $1.33789         $1.25025                  0
------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.00463         $1.33928            846,352
    1/1/2004 to 12/31/2004                           $1.33928         $1.57888          2,103,385
    1/1/2005 to 12/31/2005                           $1.57888         $1.63898          3,625,123
    1/1/2006 to 12/31/2006                           $1.63898         $1.58504          3,322,902
    1/1/2007 to 12/31/2007                           $1.58504         $1.81642          2,879,884
------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    1/6/2003* to 12/31/2003                          $1.00530         $1.19841          3,514,084
    1/1/2004 to 12/31/2004                           $1.19841         $1.29196          7,294,050
    1/1/2005 to 12/31/2005                           $1.29196         $1.32558          8,189,606
    1/1/2006 to 12/31/2006                           $1.32558         $1.43180          7,543,576
    1/1/2007 to 12/31/2007                           $1.43180         $1.46552          7,102,492
------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    1/6/2003* to 12/31/2003                          $1.00076         $1.04684          9,081,987
    1/1/2004 to 12/31/2004                           $1.04684         $1.08689         15,192,943
    1/1/2005 to 12/31/2005                           $1.08689         $1.09767         17,074,503
    1/1/2006 to 12/31/2006                           $1.09767         $1.12250         17,153,661
    1/1/2007 to 12/31/2007                           $1.12250         $1.21148         15,945,019
------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01864         $1.36653          1,350,535
    1/1/2004 to 12/31/2004                           $1.36653         $1.63587          2,782,102
    1/1/2005 to 12/31/2005                           $1.63587         $1.90014          3,759,244
    1/1/2006 to 12/31/2006                           $1.90014         $2.05363          3,618,481
    1/1/2007 to 12/31/2007                           $2.05363         $2.36566          3,254,239
------------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01406         $1.30191            453,998
    1/1/2004 to 12/31/2004                           $1.30191         $1.27212          1,180,076
    1/1/2005 to 12/31/2005                           $1.27212         $1.28565          1,407,515
    1/1/2006 to 12/31/2006                           $1.28565         $1.42492          1,449,680
    1/1/2007 to 12/31/2007                           $1.42492         $1.49464          1,298,483
------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01518         $1.19388            620,221
    1/1/2004 to 12/31/2004                           $1.19388         $1.30209            976,074
    1/1/2005 to 12/31/2005                           $1.30209         $1.47863          1,062,759
    1/1/2006 to 12/31/2006                           $1.47863         $1.44859          1,110,143
    1/1/2007 to 12/31/2007                           $1.44859         $1.64616            897,856

A-3

                                                                                                     Number of
                                                                 Accumulation     Accumulation      Accumulation
                                                                 Unit Value at    Unit Value at Units Outstanding at
                                                              Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    1/6/2003* to 12/31/2003                                         $1.03407         $1.34037          281,067
    1/1/2004 to 12/31/2004                                          $1.34037         $1.32188          625,708
    1/1/2005 to 4/29/2005                                           $1.32188         $1.18074                0
--------------------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    1/6/2003* to 12/31/2003                                         $1.01151         $1.35112          959,373
    1/1/2004 to 12/31/2004                                          $1.35112         $1.55290        1,816,111
    1/1/2005 to 12/31/2005                                          $1.55290         $1.78245        2,169,905
    1/1/2006 to 12/31/2006                                          $1.78245         $2.12789        2,341,853
    1/1/2007 to 12/31/2007                                          $2.12789         $2.50846        2,275,448
--------------------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886         $9.99933            3,576
    1/1/2006 to 12/31/2006                                          $9.99933        $11.40838          119,649
    1/1/2007 to 12/31/2007                                         $11.40838        $12.32551          132,989
--------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005 to 12/02/2005                                        $10.09338        $11.73323                0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.07970        $10.33229            1,646
    1/1/2006 to 12/31/2006                                         $10.33229        $12.36530            6,319
    1/1/2007 to 12/31/2007                                         $12.36530        $11.75873           12,238
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                       $10.05481        $10.28681            4,368
    1/1/2006 to 12/31/2006                                         $10.28681        $11.89718           15,304
    1/1/2007 to 12/31/2007                                         $11.89718        $12.33375           17,371
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005 to 12/02/2005                                        $10.05009        $11.34495                0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                       $10.04988        $10.42169            9,629
    1/1/2006 to 12/31/2006                                         $10.42169        $11.57321           14,460
    1/1/2007 to 12/31/2007                                         $11.57321        $11.65038           14,060
--------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.06658        $10.35426            6,955
    1/1/2006 to 12/31/2006                                         $10.35426        $11.93304           28,450
    1/1/2007 to 12/31/2007                                         $11.93304        $11.75498           32,699
--------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                       $10.04202        $10.33700            1,647
    1/1/2006 to 12/31/2006                                         $10.33700        $11.18026            4,965
    1/1/2007 to 12/31/2007                                         $11.18026        $12.00848            4,538
--------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886        $10.01933           41,437
    1/1/2006 to 12/31/2006                                         $10.01933        $11.04402          468,013
    1/1/2007 to 12/31/2007                                         $11.04402        $11.89376          592,510
--------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886        $10.00933            3,150
    1/1/2006 to 12/31/2006                                         $10.00933        $11.22130          261,959
    1/1/2007 to 12/31/2007                                         $11.22130        $12.14221          270,474
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                       $10.14710        $12.04155            7,726
    1/1/2006 to 12/31/2006                                         $12.04155        $16.23834           27,937
    1/1/2007 to 12/31/2007                                         $16.23834        $12.82033           27,232
--------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99886        $10.02932            5,075
    1/1/2006 to 12/31/2006                                         $10.02932        $10.93553          231,745
    1/1/2007 to 12/31/2007                                         $10.93553        $11.76251          285,487

A-4

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.08492        $10.73678           4,470
    1/1/2006 to 12/31/2006                            $10.73678        $12.88954          23,163
    1/1/2007 to 12/31/2007                            $12.88954        $12.86054          24,905
-------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.01133        $10.33264           3,220
    1/1/2006 to 12/31/2006                            $10.33264        $10.98080           6,732
    1/1/2007 to 12/31/2007                            $10.98080        $12.85490           6,049
-------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.04570        $10.03757          10,009
    1/1/2006 to 12/31/2006                            $10.03757        $11.87455          14,889
    1/1/2007 to 12/31/2007                            $11.87455         $9.62921          17,907
-------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                           $9.99886        $10.98052          10,883
    1/1/2006 to 12/31/2006                            $10.98052        $12.22751          24,187
    1/1/2007 to 12/31/2007                            $12.22751        $13.40975          25,684
-------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.01541        $10.64464             397
    1/1/2006 to 12/31/2006                            $10.64464        $11.66754             889
    1/1/2007 to 12/31/2007                            $11.66754        $11.72906           9,777
-------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.03302        $10.78065           5,713
    1/1/2006 to 12/31/2006                            $10.78065        $11.69442          17,915
    1/1/2007 to 12/31/2007                            $11.69442        $13.14587          21,367
-------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                           $9.97681         $9.87825          13,582
    1/1/2006 to 12/31/2006                             $9.87825        $10.75063          26,283
    1/1/2007 to 12/31/2007                            $10.75063        $10.86456          28,479
-------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $9.99886        $10.60000          15,282
    1/1/2006 to 12/31/2006                            $10.60000        $11.11019          28,015
    1/1/2007 to 12/31/2007                            $11.11019        $13.07586          25,547
-------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.91389        $10.67460           6,403
    1/1/2006 to 12/31/2006                            $10.67460        $12.92733          29,504
    1/1/2007 to 12/31/2007                            $12.92733        $13.95132          32,019
-------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.07726        $10.57804          19,588
    1/1/2006 to 12/31/2006                            $10.57804        $12.35800          30,809
    1/1/2007 to 12/31/2007                            $12.35800        $11.82253          26,349
-------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                           $9.99886         $9.96977          12,066
    1/1/2006 to 12/31/2006                             $9.96977        $10.79596          20,384
    1/1/2007 to 12/31/2007                            $10.79596        $11.29424          44,365
-------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.12625        $10.92526          23,473
    1/1/2006 to 12/31/2006                            $10.92526        $11.55444          44,652
    1/1/2007 to 12/31/2007                            $11.55444        $13.09923          44,836
-------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.96626        $10.49866           6,432
    1/1/2006 to 12/31/2006                            $10.49866        $12.87030          13,260
    1/1/2007 to 12/31/2007                            $12.87030        $13.88494          15,561

A-5

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
                                                        Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                                 $10.03693        $10.78089           8,370
    1/1/2006 to 12/31/2006                                   $10.78089        $11.65979          14,872
    1/1/2007 to 12/31/2007                                   $11.65979        $13.23519          13,994
--------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.06503        $10.37369           5,745
    1/1/2006 to 12/31/2006                                   $10.37369        $11.68807          10,198
    1/1/2007 to 12/31/2007                                   $11.68807        $11.84309          11,407
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $10.05576        $11.35869          20,075
    1/1/2006 to 12/31/2006                                   $11.35869        $12.77698          39,746
    1/1/2007 to 12/31/2007                                   $12.77698        $15.39741          39,500
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.02196        $10.90682          36,991
    1/1/2006 to 12/31/2006                                   $10.90682        $11.91306          55,946
    1/1/2007 to 12/31/2007                                   $11.91306        $12.12014          51,061
--------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.99886        $10.07733          18,139
    1/1/2006 to 12/31/2006                                   $10.07733        $10.31847          35,541
    1/1/2007 to 12/31/2007                                   $10.31847        $10.86715          44,564
--------------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                  $9.99886        $10.03931          16,239
    1/1/2006 to 12/31/2006                                   $10.03931        $10.68916          53,179
    1/1/2007 to 12/31/2007                                   $10.68916        $11.45988          79,407
--------------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.04866        $10.66828           9,025
    1/1/2006 to 12/31/2006                                   $10.66828        $12.63027          22,602
    1/1/2007 to 12/31/2007                                   $12.63027        $11.75648          26,186
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                                 $10.02867        $10.37610          15,317
    1/1/2006 to 12/31/2006                                   $10.37610        $11.51159          59,405
    1/1/2007 to 12/31/2007                                   $11.51159        $12.06970          60,689
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.94939         $9.46839          12,121
    1/1/2006 to 12/31/2006                                    $9.46839         $9.92364          28,674
    1/1/2007 to 12/31/2007                                    $9.92364        $10.72994          27,378
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                                 $10.00286        $11.76236          93,690
    1/1/2006 to 12/31/2006                                   $11.76236        $13.44068         151,231
    1/1/2007 to 12/31/2007                                   $13.44068        $18.62348         170,580
--------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                  $9.88103        $12.08600          18,558
    1/1/2006 to 12/31/2006                                   $12.08600        $16.04073          30,757
    1/1/2007 to 12/31/2007                                   $16.04073        $22.70075          36,592
--------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio--Service Shares
    1/6/2003* to 12/31/2003                                   $1.02245         $1.24622         208,132
    1/1/2004 to 12/31/2004                                    $1.24622         $1.28061         415,826
    1/1/2005 to 12/31/2005                                    $1.28061         $1.31370         497,033
    1/1/2006 to 12/31/2006                                    $1.31370         $1.43985         593,263
    1/1/2007 to 12/31/2007                                    $1.43985         $1.62992         544,343
--------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                 $9.99886         $9.98290               0

* Denotes the start date of these sub-accounts

A-6

STRATEGIC PARTNERS ANNUITY ONE 3

Pruco Life Insurance Company

PROSPECTUS

ACCUMULATION UNIT VALUES: (HDV, and Lifetime Five 2.60)

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005 to 12/31/2005                           $10.06129        $11.73220                0
    1/1/2006 to 12/31/2006                            $11.73220        $11.64007                0
    1/1/2007 to 12/31/2007                            $11.64007        $12.70471                0
-------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005 to 12/31/2005                           $10.04766        $11.02297                0
    1/1/2006 to 12/31/2006                            $11.02297        $12.09475                0
    1/1/2007 to 12/31/2007                            $12.09475        $12.88570                0
-------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005 to 12/31/2005                            $9.98583        $11.25921                0
    1/1/2006 to 12/31/2006                            $11.25921        $13.13104                0
    1/1/2007 to 12/31/2007                            $13.13104        $14.13728                0
-------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005 to 12/31/2005                            $9.99976        $10.04005                0
    1/1/2006 to 12/31/2006                            $10.04005        $10.25107                0
    1/1/2007 to 12/31/2007                            $10.25107        $10.49516                0
-------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005 to 12/31/2005                           $10.05581        $10.30897                0
    1/1/2006 to 12/31/2006                            $10.30897        $11.61033                0
    1/1/2007 to 12/31/2007                            $11.61033        $11.89138                0
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005 to 12/31/2005                           $10.03716        $11.18056                0
    1/1/2006 to 12/31/2006                            $11.18056        $13.07076                0
    1/1/2007 to 12/31/2007                            $13.07076        $13.14391                0
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                           $10.03156        $10.90725                0
    1/1/2006 to 12/31/2006                            $10.90725        $12.14908                0
    1/1/2007 to 12/31/2007                            $12.14908        $12.92875                0
-------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005 to 4/29/2005                            $10.06851         $9.47818                0
-------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005 to 12/31/2005                           $10.02484        $10.16588                0
    1/1/2006 to 12/31/2006                            $10.16588        $11.49937                0
    1/1/2007 to 12/31/2007                            $11.49937        $12.08325                0
-------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005 to 12/31/2005                           $10.02984        $12.04891                0
    1/1/2006 to 12/31/2006                            $12.04891        $12.43868                0
    1/1/2007 to 12/31/2007                            $12.43868        $13.11695                0
-------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                           $10.01681        $10.60008        2,803,554
    1/1/2006 to 12/31/2006                            $10.60008        $11.43660        2,710,795
    1/1/2007 to 12/31/2007                            $11.43660        $12.18727        2,467,615
-------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                           $10.00686        $10.42969          699,364
    1/1/2006 to 12/31/2006                            $10.42969        $11.04731          718,462
    1/1/2007 to 12/31/2007                            $11.04731        $11.77663          709,270

A-7

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005 to 12/31/2005                          $10.02477        $10.55480                0
    1/1/2006 to 12/31/2006                           $10.55480        $11.83364                0
    1/1/2007 to 12/31/2007                           $11.83364        $12.06060                0
------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005 to 12/31/2005                          $10.05698        $10.43562                0
    1/1/2006 to 12/31/2006                           $10.43562        $11.65712                0
    1/1/2007 to 12/31/2007                           $11.65712        $10.94813                0
------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                          $10.02869        $10.76609        3,674,148
    1/1/2006 to 12/31/2006                           $10.76609        $11.84613        3,563,629
    1/1/2007 to 12/31/2007                           $11.84613        $12.60979        3,137,227
------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005 to 12/31/2005                          $10.07548        $10.41036                0
    1/1/2006 to 12/31/2006                           $10.41036        $12.02174                0
    1/1/2007 to 12/31/2007                           $12.02174        $11.38440                0
------------------------------------------------------------------------------------------------------
SP International Value Portfolio
    3/14/2005 to 12/31/2005                           $9.91187        $10.59302                0
    1/1/2006 to 12/31/2006                           $10.59302        $13.32951                0
    1/1/2007 to 12/31/2007                           $13.32951        $15.33920                0
------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005 to 4/29/2005                           $10.05569         $9.59841                0
------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005 to 12/31/2005                          $10.02797        $10.62046                0
    1/1/2006 to 12/31/2006                           $10.62046        $10.15083                0
    1/1/2007 to 12/31/2007                           $10.15083        $11.49573                0
------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005 to 12/31/2005                           $9.98863        $10.06754                0
    1/1/2006 to 12/31/2006                           $10.06754        $10.74615                0
    1/1/2007 to 12/31/2007                           $10.74615        $10.87019                0
------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005 to 12/31/2005                           $9.99789        $10.09857                0
    1/1/2006 to 12/31/2006                           $10.09857        $10.20537                0
    1/1/2007 to 12/31/2007                           $10.20537        $10.88457                0
------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005 to 12/31/2005                          $10.03548        $11.66658                0
    1/1/2006 to 12/31/2006                           $11.66658        $12.46174                0
    1/1/2007 to 12/31/2007                           $12.46174        $14.18639                0
------------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    3/14/2005 to 12/31/2005                          $10.03010        $10.44213                0
    1/1/2006 to 12/31/2006                           $10.44213        $11.43885                0
    1/1/2007 to 12/31/2007                           $11.43885        $11.85736                0
------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005 to 12/31/2005                          $10.07330        $11.90839                0
    1/1/2006 to 12/31/2006                           $11.90839        $11.53055                0
    1/1/2007 to 12/31/2007                           $11.53055        $12.94956                0
------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005 to 4/29/2005                           $10.04283         $9.58487                0
------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    3/14/2005 to 12/31/2005                           $9.92605        $11.22029                0
    1/1/2006 to 12/31/2006                           $11.22029        $13.23866                0
    1/1/2007 to 12/31/2007                           $13.23866        $15.42320                0

A-8

                                                                                                     Number of
                                                                 Accumulation     Accumulation      Accumulation
                                                                 Unit Value at    Unit Value at Units Outstanding at
                                                              Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99789         $9.99030                 0
    1/1/2006 to 12/31/2006                                          $9.99030        $11.26518                 0
    1/1/2007 to 12/31/2007                                         $11.26518        $12.02763                 0
--------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005 to 12/02/2005                                        $10.09241        $11.63321                 0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.07873        $10.23479                 0
    1/1/2006 to 12/31/2006                                         $10.23479        $12.10594                 0
    1/1/2007 to 12/31/2007                                         $12.10594        $11.37667                 0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                       $10.05384        $10.18979                 0
    1/1/2006 to 12/31/2006                                         $10.18979        $11.64751                 0
    1/1/2007 to 12/31/2007                                         $11.64751        $11.93286                 0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005 to 12/02/2005                                        $10.04912        $11.24827                 0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                       $10.04891        $10.32343                 0
    1/1/2006 to 12/31/2006                                         $10.32343        $11.33031                 0
    1/1/2007 to 12/31/2007                                         $11.33031        $11.27163                 0
--------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.06561        $10.25648                 0
    1/1/2006 to 12/31/2006                                         $10.25648        $11.68252                 0
    1/1/2007 to 12/31/2007                                         $11.68252        $11.37272                 0
--------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                       $10.04106        $10.23948                 0
    1/1/2006 to 12/31/2006                                         $10.23948        $10.94561                 0
    1/1/2007 to 12/31/2007                                         $10.94561        $11.61823           113,579
--------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99789        $10.01025           329,867
    1/1/2006 to 12/31/2006                                         $10.01025        $10.90518         4,050,210
    1/1/2007 to 12/31/2007                                         $10.90518        $11.60597         7,210,180
--------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99789        $10.00027           264,281
    1/1/2006 to 12/31/2006                                         $10.00027        $11.08024         6,134,343
    1/1/2007 to 12/31/2007                                         $11.08024        $11.84864        12,899,751
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                       $10.14613        $11.92816                 0
    1/1/2006 to 12/31/2006                                         $11.92816        $15.89804                 0
    1/1/2007 to 12/31/2007                                         $15.89804        $12.40393                 0
--------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99789        $10.02023            14,495
    1/1/2006 to 12/31/2006                                         $10.02023        $10.79817           782,409
    1/1/2007 to 12/31/2007                                         $10.79817        $11.47812         1,946,525
--------------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.08395        $10.63555                 0
    1/1/2006 to 12/31/2006                                         $10.63555        $12.61910                 0
    1/1/2007 to 12/31/2007                                         $12.61910        $12.44257                 0

A-9

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.01036        $10.23522               0
    1/1/2006 to 12/31/2006                            $10.23522        $10.75030               0
    1/1/2007 to 12/31/2007                            $10.75030        $12.43714               0
-------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.04473         $9.94281               0
    1/1/2006 to 12/31/2006                             $9.94281        $11.62528               0
    1/1/2007 to 12/31/2007                            $11.62528         $9.31608               0
-------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                           $9.99789        $10.87710               0
    1/1/2006 to 12/31/2006                            $10.87710        $11.97093               0
    1/1/2007 to 12/31/2007                            $11.97093        $12.97394               0
-------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.01445        $10.54432               0
    1/1/2006 to 12/31/2006                            $10.54432        $11.42284               0
    1/1/2007 to 12/31/2007                            $11.42284        $11.34807         172,983
-------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.03205        $10.67907               0
    1/1/2006 to 12/31/2006                            $10.67907        $11.44914               0
    1/1/2007 to 12/31/2007                            $11.44914        $12.71869               0
-------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                           $9.97584         $9.78498               0
    1/1/2006 to 12/31/2006                             $9.78498        $10.52499               0
    1/1/2007 to 12/31/2007                            $10.52499        $10.51148               0
-------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $9.99789        $10.50002               0
    1/1/2006 to 12/31/2006                            $10.50002        $10.87698               0
    1/1/2007 to 12/31/2007                            $10.87698        $12.65087               0
-------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.91292        $10.57386               0
    1/1/2006 to 12/31/2006                            $10.57386        $12.65607               0
    1/1/2007 to 12/31/2007                            $12.65607        $13.49800               0
-------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.07630        $10.47827               0
    1/1/2006 to 12/31/2006                            $10.47827        $12.09868               0
    1/1/2007 to 12/31/2007                            $12.09868        $11.43824               0
-------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                           $9.99789         $9.87561               0
    1/1/2006 to 12/31/2006                             $9.87561        $10.56925               0
    1/1/2007 to 12/31/2007                            $10.56925        $10.92701               0
-------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.12528        $10.82204               0
    1/1/2006 to 12/31/2006                            $10.82204        $11.31183               0
    1/1/2007 to 12/31/2007                            $11.31183        $12.67336               0
-------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.96529        $10.39968               0
    1/1/2006 to 12/31/2006                            $10.39968        $12.60029               0
    1/1/2007 to 12/31/2007                            $12.60029        $13.43376               0

A-10

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
                                                        Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                                 $10.03596        $10.67928                0
    1/1/2006 to 12/31/2006                                   $10.67928        $11.41513                0
    1/1/2007 to 12/31/2007                                   $11.41513        $12.80513                0
--------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.06406        $10.27587                0
    1/1/2006 to 12/31/2006                                   $10.27587        $11.44280                0
    1/1/2007 to 12/31/2007                                   $11.44280        $11.45816                0
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $10.05479        $11.25162                0
    1/1/2006 to 12/31/2006                                   $11.25162        $12.50869                0
    1/1/2007 to 12/31/2007                                   $12.50869        $14.89685                0
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.02100        $10.80397                0
    1/1/2006 to 12/31/2006                                   $10.80397        $11.66305                0
    1/1/2007 to 12/31/2007                                   $11.66305        $11.72616                0
--------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.99789         $9.98223                0
    1/1/2006 to 12/31/2006                                    $9.98223        $10.10175                0
    1/1/2007 to 12/31/2007                                   $10.10175        $10.51371                0
--------------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                  $9.99789        $10.03022                0
    1/1/2006 to 12/31/2006                                   $10.03022        $10.55495          166,747
    1/1/2007 to 12/31/2007                                   $10.55495        $11.18302          772,514
--------------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.04770        $10.56766                0
    1/1/2006 to 12/31/2006                                   $10.56766        $12.36528                0
    1/1/2007 to 12/31/2007                                   $12.36528        $11.37429                0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                                 $10.02771        $10.27832                0
    1/1/2006 to 12/31/2006                                   $10.27832        $11.27006           29,105
    1/1/2007 to 12/31/2007                                   $11.27006        $11.67732        1,552,226
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.94843         $9.37907                0
    1/1/2006 to 12/31/2006                                    $9.37907         $9.71544                0
    1/1/2007 to 12/31/2007                                    $9.71544        $10.38123                0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                                 $10.00189        $11.65151                0
    1/1/2006 to 12/31/2006                                   $11.65151        $13.15868                0
    1/1/2007 to 12/31/2007                                   $13.15868        $18.01835                0
--------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                  $9.88006        $11.97195                0
    1/1/2006 to 12/31/2006                                   $11.97195        $15.70405                0
    1/1/2007 to 12/31/2007                                   $15.70405        $21.96321                0
--------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio--Service Shares
    3/14/2005 to 12/31/2005                                  $10.04383        $10.31860                0
    1/1/2006 to 12/31/2006                                   $10.31860        $11.17733                0
    1/1/2007 to 12/31/2007                                   $11.17733        $12.50435                0
--------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                 $9.99789         $9.96843                0

* Denotes the start date of these sub-accounts

A-11

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners/(SM)/ family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future deposits into the annuity;

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity;

. Your investment return objectives;

. The effect of optional benefits that may be elected; and

. Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart sets forth the prominent features of each Strategic Partners variable annuity. Please note that Strategic Partners Advisor and Strategic Partners Select are no longer offered. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

. Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

. Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

B-1

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

                       Strategic Partners                    Strategic Partners
                            Advisor                           FlexElite /1,2/
----------------------------------------------------------------------------------------------------
Minimum Investment                     $10,000                                $10,000
----------------------------------------------------------------------------------------------------
Maximum Issue Age                      85 Qualified &                         85 Qualified &
                                       Non-Qualified                          Non-Qualified
----------------------------------------------------------------------------------------------------
Withdrawal Charge                      None                                   3 Years
 Schedule                                                                     (7%, 7%, 7%)
                                                                              Contract date based

----------------------------------------------------------------------------------------------------
Annual Charge-Free                     Full liquidity                         10% of gross
 Withdrawal/ 2/                                                               purchase payments
                                                                              made as of last
                                                                              contract anniversary
                                                                              per contract year

----------------------------------------------------------------------------------------------------
Insurance and                          1.40%                                  1.65%
 Administration
 Charge
----------------------------------------------------------------------------------------------------
Contract Maintenance                   The lesser of $30 or                   The lesser of $50 or
 Fee (assessed                         2% of your Contract                    2% of your Contract
 Contract Value.                       Value. Waived if                       Value. Waived if
 annually)                             Contract Value is                      contract Value is
                                       $50,000 or More                        $100,000 or more
----------------------------------------------------------------------------------------------------
Contract Credit                        No                                     Yes 1% credit option
                                                                              at end of 3rd and 6th
                                                                              contract years.
                                                                              Election results in a
                                                                              new 3 year
                                                                              withdrawal charge
----------------------------------------------------------------------------------------------------
Fixed Rate Account                     No                                     Yes 1-Year
----------------------------------------------------------------------------------------------------
Market Value                           No                                     Yes 1-10 Years
 Adjustment
 Account (MVA)
----------------------------------------------------------------------------------------------------
Enhanced Dollar Cost                   No                                     Yes
 Averaging (DCA)
----------------------------------------------------------------------------------------------------
Variable Investment                    as indicated in                        as indicated in
 Options Available                     prospectus                             prospectus
----------------------------------------------------------------------------------------------------
Evergreen Funds                        N/A                                    N/A

----------------------------------------------------------------------------------------------------
Base Death Benefit:                    The greater of:                        The greater of:
                                       purchase payment(s)                    Purchase payment(s)
                                       Minus proportionate                    Minus proportionate
                                       withdrawal(s) or                       withdrawal(s) or
                                       Contract Value                         Contract Value
----------------------------------------------------------------------------------------------------

                                                               Strategic Partners
                        Strategic Partners                      Annuity One /3/
                              Select                            Plus 3 Non Bonus
-----------------------------------------------------------------------------------------------------
Minimum Investment                     $10,000                                  $10,000
-----------------------------------------------------------------------------------------------------
Maximum Issue Age                      80 Qualified & 85                        85 Qualified &
                                       Non-Qualified                            Non-Qualified
-----------------------------------------------------------------------------------------------------
Withdrawal Charge                      7 Years                                  7 Years (7%, 6%,
 Schedule                              (7%, 6%, 5%, 4%,                         5%, 4%, 3%, 2%,
                                       3%, 2%, 1%) Contract                     1%) Payment date
                                       date based                               based
-----------------------------------------------------------------------------------------------------
Annual Charge-Free                     10% of gross                             10% of gross
 Withdrawal/ 2/                        Purchase payments                        purchase payments
                                       per contract year,                       made as of last
                                       cumulative up to 7                       contract anniversary
                                       years or 70% of gross                    per contract year
                                       purchase payments
-----------------------------------------------------------------------------------------------------
Insurance and                          1.52%                                    1.40%
 Administration
 Charge
-----------------------------------------------------------------------------------------------------
Contract Maintenance                   $30. Waived if                           The lesser of $35 or
 Fee (assessed                         Contract Value is                        2% of your Contract
 Contract Value.                       $50,000 or more                          Value. Waived if
 annually)                               Contract Value is
                                         $75,000 or more
-----------------------------------------------------------------------------------------------------
Contract Credit                        No                                       No

-----------------------------------------------------------------------------------------------------
Fixed Rate Account                     Yes 1-Year                               Yes 1-Year
-----------------------------------------------------------------------------------------------------
Market Value                           Yes 7-Year                               Yes 1-10 Years
 Adjustment
 Account (MVA)
-----------------------------------------------------------------------------------------------------
Enhanced Dollar Cost                   No                                       Yes
 Averaging (DCA)
-----------------------------------------------------------------------------------------------------
Variable Investment                    as indicated in                          as indicated in
 Options Available                     prospectus                               prospectus
-----------------------------------------------------------------------------------------------------
Evergreen Funds                        N/A                                      6-available in
                                                                                Strategic Partners
                                                                                Plus 3 only
-----------------------------------------------------------------------------------------------------
Base Death Benefit:                    Step/Roll                                The greater of:
                                       Withdrawals will                         purchase payment(s)
                                       proportionately affect                   minus proportionate
                                       the Death Benefit                        withdrawal(s) or
                                         Contract Value
-----------------------------------------------------------------------------------------------------

                       Strategic Partners
                        Annuity One /3/
                          Plus 3 Bonus
------------------------------------------------------------
Minimum Investment                      $10,000
------------------------------------------------------------
Maximum Issue Age                       85 Qualified &
                                        Non-Qualified
------------------------------------------------------------
Withdrawal Charge                       7 Years (8%, 8%,
 Schedule                               8%, 8%, 7%, 6%,
                                        5%) Payment date
                                        based
------------------------------------------------------------
Annual Charge-Free                      10% of gross
 Withdrawal/ 2/                         purchase payments
                                        made as of last
                                        contract anniversary
                                        per contract year

------------------------------------------------------------
Insurance and                           1.50%
 Administration
 Charge
------------------------------------------------------------
Contract Maintenance                    The lesser of $35 or
 Fee (assessed                          2% of your Contract
 Contract Value.                        Value. Waived if
 annually)                              Contract Value is
                                        $75,000 or more
------------------------------------------------------------
Contract Credit                         Yes 3%-all amounts
                                        ages 81-85 4%-under
                                        $250,000 5%-
                                        ($250,000) $999,999
                                        6%-$1,000,000+

------------------------------------------------------------
Fixed Rate Account                      Yes /3/ 1-Year
------------------------------------------------------------
Market Value                            Yes 1-10 Years
 Adjustment
 Account (MVA)
------------------------------------------------------------
Enhanced Dollar Cost                    Yes
 Averaging (DCA)
------------------------------------------------------------
Variable Investment                     as indicated in
 Options Available                      prospectus
------------------------------------------------------------
Evergreen Funds                         6-available in
                                        Strategic Partners
                                        Plus 3 only
------------------------------------------------------------
Base Death Benefit:                     The greater of:
                                        purchase payment(s)
                                        minus proportionate
                                        withdrawal(s) or
                                        Contract Value
------------------------------------------------------------

1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.

2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty. 3 May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

B-2

                        Strategic Partners   Strategic Partners                    Strategic Partners
                             Advisor          FlexElite /2,1/                            Select
------------------------------------------------------------------------------------------------------
Optional Death          Step/Roll                            Step-Up, Roll-Up,     N/A
 Benefit (for an                                             Combo: Step/Roll
 Additional cost), /4/                                       Highest Daily Value
                                                             (HDV) Earnings
                                                             Appreciator Benefit
                                                             (EAB)
------------------------------------------------------------------------------------------------------
Living Benefits, /5,6/  Lifetime Five (LT5)                  Lifetime Five (LT5)   N/A
                                                             Spousal Lifetime Five
                                                             (SLT5)
                                                             Highest Daily
                                                             Lifetime Five
                                                             (HDLT5) Highest
                                                             Daily Lifetime Seven
                                                             (HDLT7) Spousal
                                                             Highest Daily
                                                             Lifetime Seven
                                                             (SHDLT7)

                                                             Guaranteed Minimum
                                                             Income Benefit
                                                             (GMIB) Income
                                                             Appreciator Benefit
                                                             (IAB)
------------------------------------------------------------------------------------------------------

                         Strategic Partners                     Strategic Partners
                          Annuity One /3/                        Annuity One /3/
                          Plus 3 Non Bonus                         Plus 3 Bonus
-----------------------------------------------------------------------------------------------------
Optional Death                           Step-Up, Roll-Up,                      Step-Up, Roll-Up,
 Benefit (for an                         Combo: Step/Roll                       Combo: Step/Roll
 Additional cost), /4/                   Highest Daily Value                    Highest Daily Value
                                         (HDV) Earnings                         (HDV) Earnings
                                         Appreciator Benefit                    Appreciator Benefit
                                         (EAB)                                  (EAB)
-----------------------------------------------------------------------------------------------------
Living Benefits, /5,6/                   Lifetime Five (LT5)                    Lifetime Five (LT5)
                                         Spousal Lifetime Five                  Spousal Lifetime Five
                                         (SLT5)                                 (SLT5)
                                         Highest Daily                          Highest Daily
                                         Lifetime Five                          Lifetime Five
                                         (HDLT5) Highest                        (HDLT5) Highest
                                         Daily Lifetime Seven                   Daily Lifetime Seven
                                         (HDLT7) Spousal                        (HDLT7) Spousal
                                         Highest Daily                          Highest Daily
                                         Lifetime Seven                         Lifetime Seven
                                         (SHDLT7)                               (SHDLT7)
                                                                                Guaranteed
                                         Guaranteed Minimum                     Minimum Income
                                         Income Benefit                         Benefit (GMIB)
                                         (GMIB) Income                          Income Appreciator
                                         Appreciator Benefit                    Benefit (IAB)
                                         (IAB)
-----------------------------------------------------------------------------------------------------

4 For more information on these benefits, refer to section 4, "What Is The Death Benefit?" in the Prospectus.

5 Not all Optional Benefits may be available in all states.

6 For more information on these Benefits, refer to section 3, "What Kind of Payments Will I Receive During The Income Phase?"; section 5, "What Are The Lifetime Withdrawal Benefits?"; (discussing Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven) and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

. An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% and 10% respectively.

. No subsequent deposits or withdrawals are made to/from the contract.

. The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2007) and the charges that are deducted from the contract at the Separate Account level as follows:

. 0.94% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

. The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

B-3

0% GROSS RATE OF RETURN

     SP FLEX ELITE II        SPAO 3 NON BONUS          SPAO 3 BONUS
    ALL YEARS  -2.57%       ALL YEARS  -2.30%       ALL YEARS  -2.40%
    --------- --------- -   --------- --------- -   --------- ---------
    CONTRACT  SURRENDER     CONTRACT  SURRENDER     CONTRACT  SURRENDER
YR    VALUE     VALUE         VALUE     VALUE         VALUE     VALUE
--  --------- --------- -   --------- --------- -   --------- ---------
 1   $97,467   $91,344       $97,707   $91,567      $101,516   $94,194
 2   $94,944   $88,997       $95,461   $90,333      $ 99,084   $91,957
 3   $92,484   $86,709       $93,266   $89,102      $ 96,710   $89,773
 4   $90,086   $90,086       $91,122   $87,876      $ 94,394   $87,642
 5   $87,750   $87,750       $89,027   $86,656      $ 92,133   $86,383
 6   $85,473   $85,473       $86,980   $85,440      $ 89,926   $85,130
 7   $83,254   $83,254       $84,980   $84,230      $ 87,772   $83,883
 8   $81,091   $81,091       $83,026   $83,026      $ 85,669   $85,669
 9   $78,983   $78,983       $81,117   $81,117      $ 83,617   $83,617
10   $76,928   $76,928       $79,252   $79,252      $ 81,614   $81,614
11   $74,926   $74,926       $77,430   $77,430      $ 79,659   $79,659
12   $72,975   $72,975       $75,650   $75,650      $ 77,751   $77,751
13   $71,073   $71,073       $73,911   $73,911      $ 75,888   $75,888
14   $69,219   $69,219       $72,177   $72,177      $ 74,071   $74,071
15   $67,413   $67,413       $70,483   $70,483      $ 72,262   $72,262
16   $65,652   $65,652       $68,829   $68,829      $ 70,497   $70,497
17   $63,936   $63,936       $67,212   $67,212      $ 68,774   $68,774
18   $62,264   $62,264       $65,633   $65,633      $ 67,093   $67,093
19   $60,634   $60,634       $64,089   $64,089      $ 65,451   $65,451
20   $59,045   $59,045       $62,582   $62,582      $ 63,849   $63,849
21   $57,497   $57,497       $61,109   $61,109      $ 62,286   $62,286
22   $55,988   $55,988       $59,670   $59,670      $ 60,760   $60,760
23   $54,518   $54,518       $58,263   $58,263      $ 59,270   $59,270
24   $53,085   $53,085       $56,890   $56,890      $ 57,816   $57,816
25   $51,688   $51,688       $55,548   $55,548      $ 56,397   $56,397
-----------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94%

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

B-4

6% GROSS RATE OF RETURN

     SP FLEX ELITE II        SPAO 3 NON BONUS          SPAO 3 BONUS
    ALL YEARS   3.27%       ALL YEARS   3.56%       ALL YEARS   3.46%
    --------- --------- -   --------- --------- -   --------- ---------
    CONTRACT  SURRENDER     CONTRACT  SURRENDER     CONTRACT  SURRENDER
YR    VALUE     VALUE         VALUE     VALUE         VALUE     VALUE
--  --------- --------- -   --------- --------- -   --------- ---------
 1  $103,299  $ 96,769      $103,553  $ 97,005      $107,589  $ 99,783
 2  $106,716  $ 99,947      $107,242  $101,409      $111,313  $103,209
 3  $110,247  $103,230      $111,063  $106,011      $115,165  $106,753
 4  $113,894  $113,894      $115,021  $110,820      $119,151  $110,420
 5  $117,662  $117,662      $119,119  $115,845      $123,275  $115,346
 6  $121,554  $121,554      $123,363  $121,096      $127,541  $120,489
 7  $125,575  $125,575      $127,758  $126,581      $131,955  $125,858
 8  $129,730  $129,730      $132,310  $132,310      $136,522  $136,522
 9  $134,021  $134,021      $137,024  $137,024      $141,247  $141,247
10  $138,455  $138,455      $141,906  $141,906      $146,135  $146,135
11  $143,035  $143,035      $146,962  $146,962      $151,193  $151,193
12  $147,767  $147,767      $152,198  $152,198      $156,425  $156,425
13  $152,656  $152,656      $157,621  $157,621      $161,839  $161,839
14  $157,706  $157,706      $163,237  $163,237      $167,440  $167,440
15  $162,923  $162,923      $169,053  $169,053      $173,235  $173,235
16  $168,313  $168,313      $175,076  $175,076      $179,230  $179,230
17  $173,881  $173,881      $181,314  $181,314      $185,433  $185,433
18  $179,633  $179,633      $187,774  $187,774      $191,851  $191,851
19  $185,576  $185,576      $194,464  $194,464      $198,491  $198,491
20  $191,715  $191,715      $201,393  $201,393      $205,360  $205,360
21  $198,057  $198,057      $208,568  $208,568      $212,467  $212,467
22  $204,610  $204,610      $215,999  $215,999      $219,821  $219,821
23  $211,378  $211,378      $223,695  $223,695      $227,428  $227,428
24  $218,371  $218,371      $231,665  $231,665      $235,299  $235,299
25  $225,595  $225,595      $239,919  $239,919      $243,443  $243,443
-----------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94%

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

B-5

10% GROSS RATE OF RETURN

     SP FLEX ELITE II        SPAO 3 NON BONUS          SPAO 3 BONUS
    ALL YEARS   7.17%       ALL YEARS   7.47%       ALL YEARS   7.37%
    --------- --------- -   --------- --------- -   --------- ---------
    CONTRACT  SURRENDER     CONTRACT  SURRENDER     CONTRACT  SURRENDER
YR    VALUE     VALUE         VALUE     VALUE         VALUE     VALUE
--  --------- --------- -   --------- --------- -   --------- ---------
 1  $107,186  $100,385      $107,450  $100,630      $111,638  $103,509
 2  $114,911  $107,568      $115,477  $109,150      $119,860  $111,073
 3  $123,192  $115,270      $124,105  $118,401      $128,688  $119,195
 4  $132,070  $132,070      $133,376  $128,442      $138,166  $127,915
 5  $141,588  $141,588      $143,341  $139,341      $148,342  $138,660
 6  $151,791  $151,791      $154,050  $151,169      $159,267  $150,313
 7  $162,730  $162,730      $165,559  $164,003      $170,997  $162,949
 8  $174,458  $174,458      $177,927  $177,927      $183,592  $183,592
 9  $187,030  $187,030      $191,220  $191,220      $197,113  $197,113
10  $200,509  $200,509      $205,506  $205,506      $211,631  $211,631
11  $214,958  $214,958      $220,860  $220,860      $227,217  $227,217
12  $230,450  $230,450      $237,360  $237,360      $243,952  $243,952
13  $247,057  $247,057      $255,093  $255,093      $261,919  $261,919
14  $264,862  $264,862      $274,151  $274,151      $281,210  $281,210
15  $283,949  $283,949      $294,633  $294,633      $301,921  $301,921
16  $304,412  $304,412      $316,644  $316,644      $324,158  $324,158
17  $326,350  $326,350      $340,301  $340,301      $348,032  $348,032
18  $349,869  $349,869      $365,724  $365,724      $373,665  $373,665
19  $375,083  $375,083      $393,048  $393,048      $401,186  $401,186
20  $402,114  $402,114      $422,412  $422,412      $430,733  $430,733
21  $431,092  $431,092      $453,970  $453,970      $462,457  $462,457
22  $462,160  $462,160      $487,886  $487,886      $496,517  $496,517
23  $495,466  $495,466      $524,336  $524,336      $533,086  $533,086
24  $531,172  $531,172      $563,509  $563,509      $572,348  $572,348
25  $569,451  $569,451      $605,608  $605,608      $614,502  $614,502
-----------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94%

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

B-6

APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in

Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

. Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

. V - the total value of all Permitted Sub-accounts in the annuity.

. F - the total value of all Benefit Fixed Rate Account allocations.

. I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

. T - the amount of a transfer into or out of the Benefit Fixed Rate Account.

. I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - F) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

. If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

C-1

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    {Min (V, [L - F - V * C\\t\\] / (1 - C\\t\\))}      T (greater than) 0, Money moving from the
                                                              Permitted Sub-accounts to the Benefit Fixed Rate
                                                              Account
T    =    {Min (F, - [L - F - V * C\\t\\] / (1 - C\\t\\))}    T (less than) 0, Money moving from the Benefit
                                                              Fixed Rate Account to the Permitted
                                                              Sub-accounts]

Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L = I * Q * a = 5000.67 * 1 * 15.34 = 76,710.28

Target Ratio:

r = (L - F) / V = (76,710.28 - 0) / 92,300.00 = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T = {Min (V, [L - F - V * Ct] / (1 - Ct))} = {Min (92,300.00, [76,710.28 - 0 - 92,300.00 * 0.80] / (1 - 0.80))} = {Min (92,300.00, 14,351.40)} = 14,351.40

C-2

Age 65 "a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

C-3

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFFETIME SEVEN BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven Benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

. V - the total value of all Permitted Sub-accounts in the annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

* Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable account value (V) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    {Min (V, [L - B - V * C\\t\\] / (1 - C\\t\\))}      Money moving from the Permitted Sub-accounts to the
                                                              AST Investment Grade Bond Portfolio Sub-account
T    =    {Min (B, - [L - B - V * C\\t\\] / (1 - C\\t\\))}    Money moving from the AST Investment Grade Bond
                                                              Portfolio Sub-account to the Permitted Sub-accounts]

D-1

"a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

D-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN
PROSPECTUS ORD01142 (05/2008).
                 ---------------------------------------
                   (print your name)
                 ---------------------------------------
                       (address)
                 ---------------------------------------
                  (city/state/zip code)

MAILING ADDRESS:

PRUDENTIAL ANNUITY SERVICE CENTER

 P.O. Box 7960

Philadelphia, PA 19176

---------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 LANCASTER, PA PERMIT NO. 1793 ----------------

ORD01142

STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2008

This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. Differences in compensation among different annuity products could influence a representative's decision as to which annuity to recommend to you. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America.

THE FUNDS

Strategic Partners FlexElite offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios within the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust, Nationwide Variable Insurance Trust, and Janus Aspen Series (see next page for list of each portfolio currently offered).

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Strategic Partners FlexElite variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

TO LEARN MORE ABOUT STRATEGIC PARTNERS FLEXELITE

To learn more about the Strategic Partners FlexElite variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2008. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, or from us, free of charge. (See SEC file numbers 333-75702 and 333-103474.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners FlexElite SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 11 of this prospectus.

For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

You may elect before your 3/rd/ and 6/th/ contract anniversaries to have a credit added to your contract value. If you make a credit election, your charges may be higher than if you had not made the election and they could exceed your credit amount if you make a withdrawal within 3 years of your election.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS FLEXELITE IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Strategic Partners/SM/ is a service mark of The Prudential Insurance Company of America ORD01091

The Prudential Series Fund

Jennison Portfolio

Equity Portfolio

Global Portfolio

Money Market Portfolio

Stock Index Portfolio

Value Portfolio

SP Aggressive Growth Asset Allocation Portfolio SP Balanced Asset Allocation Portfolio SP Conservative Asset Allocation Portfolio SP Growth Asset Allocation Portfolio

SP Davis Value Portfolio

SP International Growth Portfolio

SP International Value Portfolio

SP Mid Cap Growth Portfolio

SP PIMCO High Yield Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio SP Small-Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

Advanced Series Trust

AST Advanced Strategies Portfolio

AST Aggressive Asset Allocation Portfolio AST AllianceBernstein Core Value Portfolio AST AllianceBernstein Growth & Income Portfolio AST American Century Income & Growth Portfolio AST American Century Strategic Allocation Portfolio AST Balanced Asset Allocation Portfolio AST Capital Growth Asset Allocation Portfolio AST Cohen & Steers Realty Portfolio

AST Conservative Asset Allocation Portfolio AST DeAM Large-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Federated Aggressive Growth Portfolio AST First Trust Balanced Target Portfolio AST First Trust Capital Appreciation Target Portfolio AST UBS Dynamic Alpha Strategy Portfolio AST Goldman Sachs Concentrated Growth Portfolio AST Goldman Sachs Mid-Cap Growth Portfolio AST High Yield Portfolio

AST Investment Grade Bond Portfolio

AST JPMorgan International Equity Portfolio AST Large-Cap Value Portfolio

AST Lord Abbett Bond-Debenture Portfolio AST Marsico Capital Growth Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Mid Cap Value Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio AST Neuberger Berman Mid-Cap Value Portfolio AST Neuberger Berman Small-Cap Growth Portfolio AST PIMCO Limited Maturity Bond Portfolio AST Preservation Asset Allocation Portfolio AST QMA US Equity Alpha Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio AST T. Rowe Price Global Bond Portfolio AST T. Rowe Price Natural Resources Portfolio AST T. Rowe Price Large-Cap Growth Portfolio AST Western Asset Core Plus Bond Portfolio

Nationwide Variable Insurance Trust

Gartmore NVIT Developing Markets Fund

Janus Aspen Series

Large Cap Growth Portfolio -- Service Shares

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION). 40

i

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN AND SPOUSAL HIGHEST
  DAILY LIFETIME SEVEN BENEFIT............................................................. D-1

ii

PART I SUMMARY

STRATEGIC PARTNERS FLEXELITE PROSPECTUS

1

PART I: STRATEGIC PARTNERS FLEXELITE PROSPECTUS SUMMARY

GLOSSARY

We have tried to make this Prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

Adjusted Contract Value

When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes, withdrawal charge and credit election withdrawal charge.

Adjusted Purchase Payment

Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

Annual Income Amount

Under the terms of the Lifetime Five Income Benefit, and the Highest Daily Lifetime Seven Income Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount." Under the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Annual Withdrawal Amount

Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

Annuitant

The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. If a Custodial Account elects to receive the Death Benefit the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code

Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or

(3) a custodial account established pursuant to the provisions in Code

Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract.

Annuity Date

The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

Beneficiary

The person(s) or entity you have chosen to receive a death benefit.

2

Benefit Fixed Rate Account

An investment option offered as part of this contract that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account.

You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit.

Business Day

A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

Co-Annuitant

The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirement for changing the annuity date are met.

Contract Date

The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

Contract Owner, Owner or You

The person entitled to the ownership rights under the contract.

Contract Value

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

Credit

The amount we add to your Contract Value if you make a credit election.

Credit Election

Your election to have a credit added to your Contract Value. At least 30 calendar days prior to your 3/rd/ and 6/th/ contract anniversaries, we will notify you of your option to make a credit election. We will give you notice only if the credit election is available under your contract and you have not previously declined to receive a credit. We must receive the credit election in good order no later than the applicable contract anniversary.

Daily Value

For purposes of the Highest Daily Value Death Benefit, which we describe below, the Contract Value as of the end of each business day. The Daily Value on the contract date is equal to your purchase payment.

Death Benefit

If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit, or Highest Daily Value Death Benefit, is available for an additional charge. See Section 4, "What Is The Death Benefit?"

Death Benefit Target Date

With respect to the Highest Daily Value Death Benefit, the later of the contract anniversary on or after the 80/th/ birthday of the current contract owner the older of either joint owner or (if owned by an entity) the annuitant, or five years after the contract date.

Designated Life

For purposes of the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them.

Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option) An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

Earnings Appreciator Benefit (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

3

GLOSSARY continued

Excess Income/Excess Withdrawal

Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Benefit and the Highest Daily Lifetime Seven benefits, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount, for Highest Daily Lifetime Five only). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.

Fixed Interest Rate Options

Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

Good Order

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

Guarantee Period

A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

Guaranteed Minimum Death Benefit (GMDB) An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. The GMDB is a different death benefit than the Highest Daily Value Death Benefit, which we describe below.

GMDB Protected Value

The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

GMDB Roll-Up

We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap (for certain contracts), and reduced by the effect of withdrawals.

GMDB Step-Up

We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).

Guaranteed Minimum Income Benefit (GMIB) An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

GMIB Protected Value

We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.

The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

GMIB Reset

You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.

4

GMIB Roll-Up

We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

Highest Daily Lifetime Five/SM/ Income Benefit An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.

Highest Daily Lifetime Seven/SM/ Income Benefit An optional benefit available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Highest Daily Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Highest Daily Value Death Benefit

An optional death benefit available for an additional charge that can provide a death benefit that exceeds the Contract Value on the date of death. The amount of the death benefit is determined with reference to the Highest Daily Value, as defined below.

Income Appreciator Benefit (IAB)

An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

IAB Automatic Withdrawal Payment Program A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

IAB Credit

An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

Income Options

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

Income Phase

The period during which you receive income payments under the contract.

Invested Purchase Payments

Your purchase payments (which we define below) less any deduction we make for any tax charge.

Joint Owner

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

Lifetime Five/SM/ Income Benefit

An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners--see "Spousal Lifetime Five Income Benefit."

Market Value Adjustment

An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

5

GLOSSARY continued

Market Value Adjustment Option

An investment option for contracts sold on or after May 1, 2003, or upon subsequent state approval. This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals that you make from this option prior to the end of its guarantee period.

Net Purchase Payments

Your total purchase payments less any withdrawals you have made.

Proportional Withdrawals

A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. In general, proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

Protected Withdrawal Value

Under the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, the Highest Daily Lifetime Five Benefit and the Highest Daily Lifetime Seven Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we also refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value." As discussed in Section 5, Protected Withdrawal Value is determined one way with respect to the Lifetime Five Income Benefit and the Spousal Lifetime Five Income Benefit, another way for the Highest Daily Lifetime Five Benefit, and yet another way for the Highest Daily Lifetime Seven Benefit.

Prudential Annuity Service Center

For general correspondence: P.O. Box 7960, Philadelphia, PA, 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

Purchase Payments

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

Separate Account

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

Spousal Lifetime Five/SM/ Income Benefit An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Spousal Highest Daily Lifetime Seven/SM/ Income Benefit The spousal version of the Highest Daily Lifetime Seven Income Benefit. Spousal Highest Daily Lifetime Seven is the same class of optional benefit as our Spousal Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Statement of Additional Information

A document containing certain additional information about the Strategic Partners FlexElite variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

Tax Deferral

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?"

Variable Investment Option

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

6

SUMMARY FOR SECTIONS 1-11

For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

SECTION 1

What Is The Strategic Partners FlexElite Variable Annuity? The Strategic Partners FlexElite Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.

The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in Prudential Money Market Portfolio variable investment option.

The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed to be at least the minimum interest rate dictated by applicable state law.

You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

. The income phase starts when you begin receiving regular payments from your contract.

The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you select.

The contract offers a choice of income and death benefit options, which may also be available to you.

There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever time period is required under applicable law). This time period is referred to as the "Free Look" period.

SECTION 2

What Investment Options Can I Choose?

You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

You may also allocate your money to fixed interest rate options or in a market value adjustment option.

7

SUMMARY FOR SECTIONS 1-11 continued

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See

Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

The Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, the Highest Daily Lifetime Five Benefit, the Highest Daily Lifetime Seven Benefit, and the Spousal Highest Daily Lifetime Seven Benefit (discussed in

Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.

SECTION 4

What Is The Death Benefit?

For contracts sold on or after May 1, 2003, or upon subsequent state approval, in general, if the sole owner or first to die of the owner and joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive at a minimum, the greater of (i) the Contract Value, (ii) either the base death benefit or, for a higher insurance charge, a potentially larger Guaranteed Minimum Death Benefit (GMDB), or Highest Daily Value Death Benefit.

The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

. the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";

. the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or

. the greater of the GMDB step-up value and GMDB roll-up value.

The Highest Daily Value Death Benefit provides a death benefit equal to the greater of the base death benefit or the highest daily value less proportional withdrawals.

For all other contracts, the Death Benefit Options are more limited, and the Death Benefit will be paid upon the Death of the sole owner or if Spousal Joint Owners, the last Surviving Owner.

On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if the conditions that we describe, in Section 4, below are met.

For an additional fee, you may also choose, if it is available under your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner, or first to die of the owner or joint owner, during the accumulation period.

SECTION 5

What Are The Lifetime Withdrawal Benefits?

The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

8

In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income Benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit).

The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.

We offer a benefit called the Highest Daily Lifetime Five Benefit. Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make (which we refer to as the "Total Protected Withdrawal Value"). As we discuss in more detail later, we guarantee this Total Protected Withdrawal Value, even if your Contract Value declines. Thus, as a participant in Highest Daily Lifetime Five, you are assured of a certain amount that you can withdraw, even if there is a significant decline in your Contract Value. Highest Daily Lifetime Five Benefit differs from Lifetime Five and Spousal Lifetime Five in that (a) the determination of your Total Protected Withdrawal Value is based, in part, on the highest daily Contract Value and (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the Benefit Fixed Rate Account (which is part of our general account). We operate the asset transfer program under a formula, which is described in the portion of

Section 5 concerning the Highest Daily Lifetime Five Benefit. In addition, in Appendix C, we set out the formula itself. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.

Finally, we offer Highest Daily Lifetime Seven, an optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated. Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven, and thus offers lifetime payments until the second-to-die of two spouses.

SECTION 6

What Is The Income Appreciator Benefit? The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

SECTION 7

How Can I Purchase A Strategic Partners FlexElite Contract? You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

SECTION 8

What Are The Expenses Associated With The Strategic Partners FlexElite Contract?

The contract has insurance features and investment features, both of which have related costs and charges.

. Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $100,000. This charge is currently equal to the lesser of $50 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $50,000 or more. We may impose lesser charges in certain states.

9

SUMMARY FOR SECTIONS 1-11 continued

. For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options (except as indicated), depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

-- 1.65% if you choose the base death benefit, -- 1.90% if you choose either the roll-up or the step-up Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge),

-- 2.00% if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge),

-- 2.15% if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge), -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

-- 0.60% if you choose the Highest Daily Lifetime Five Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

-- 0.75% if you choose the Spousal Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

-- 0.60% of the Protected Withdrawal Value if you choose the Highest Daily Lifetime Seven benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, -- 0.75% of the Protected Withdrawal Value if you choose the Spousal Highest Daily Lifetime Seven Income benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

The 1.65%, 1.90%, and 2.00% charges referenced immediately above apply to any Strategic Partners FlexElite contract sold on or after May 1, 2003, or upon subsequent state approval.

For all other contracts, those charges are 1.60%, 1.80%, and 1.90%, respectively. We reserve the right to impose an additional insurance charge of 0.10% annually of average Contract Value for contracts issued to those aged 76 or older.

The Highest Daily Value Death Benefit is available only with respect to the version of the contract sold on or after May 1, 2003 or upon subsequent state approval.

. We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value (1.00% maximum charge). (In some states this fee may be lower.)

. We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.

. We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

. There are a few states/jurisdictions that assess a premium tax on us. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.

. There are also expenses associated with the mutual funds. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

. If you withdraw money within three years of the contract date or a credit election, you may have to pay a withdrawal charge up to 7% on all or part of the withdrawal.

For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"

SECTION 9

How Can I Access My Money?

You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. If you withdraw money within three years of the contract date or a credit election, we may impose a withdrawal charge.

Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.

10

We offer optional benefits--the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, the Highest Daily Lifetime Five Benefit, the Highest Daily Lifetime Seven Benefit, and the Spousal Highest Daily Lifetime Seven Benefit under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in this benefit in order to withdraw some or all of your money. You also may access your Income Appreciator Benefit through withdrawals.

SECTION 10

What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?

Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawals as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 11

Other Information

This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the market value adjustment option that we summarize below.

Issuer Risk. The market value adjustment option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

11

SUMMARY OF CONTRACT EXPENSES

The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners FlexElite. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. the first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

For more detailed information, including additional information about current and maximum charges, see, Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

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CONTRACT OWNER TRANSACTION EXPENSES
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WITHDRAWAL CHARGE /1/
-------------------------------------
FULL CONTRACT YEARS
-------------------------------------
        0                   7%
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        1                   7%
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        2                   7%
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        3                   0%
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CREDIT ELECTION WITHDRAWAL CHARGE /2/
-------------------------------------
FULL CONTRACT YEARS
-------------------------------------
        3                   7%
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        4                   7%
-------------------------------------
        5                   7%
-------------------------------------
        6                   7%
-------------------------------------
        7                   7%
-------------------------------------
        8                   7%
-------------------------------------
        9                   0%
-------------------------------------

             MAXIMUM TRANSFER FEE
---------------------------------------------------------------------
Each transfer after 12 /3/                         $30.00
---------------------------------------------------------------------
Each transfer after 20                             $10.00
(Beneficiary Continuation Option only)
---------------------------------------------------------------------
Charge for premium tax imposed on us by certain States/Jurisdictions
---------------------------------------------------------------------
         Up to 3.5% of Contract Value
---------------------------------------------------------------------

1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8. In certain states reduced withdrawal charges may apply. Your contract contains the applicable charges. 2 We impose these withdrawal charges only if you elect to have the credit added to your Contract Value prior to your 3/rd/ and 6/th/ contract anniversaries. These charges may be lower in certain states.

3 Currently, we charge $10 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but we have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

12

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.

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                                 PERIODIC ACCOUNT EXPENSES
---------------------------------------------------------------------------------------------
Maximum Annual Contract Maintenance Charge and                        $60.00
Contract Charge Upon Full Withdrawal /4/
---------------------------------------------------------------------------------------------
Maximum Annual Contract Fee if Contract Value is less  lesser of $30 or 2% of Contract Value than $25,000
(Beneficiary Continuation option ONLY)
---------------------------------------------------------------------------------------------
           INSURANCE AND ADMINISTRATIVE EXPENSES WITH THE INDICATED BENEFITS /5/
              As a Percentage of Contract Value in Variable Investment Options
                                   (except as indicated):
---------------------------------------------------------------------------------------------

Base Death Benefit                     1.65% (1.70% for contracts sold prior
                                        to May 1, 2003, or upon subsequent
                                          state approval, and if you are
                                                 aged 76 or older)
-----------------------------------------------------------------------------
Guaranteed Minimum Death Benefit                       1.90%
Option - Roll-Up or Step-Up
-----------------------------------------------------------------------------
Guaranteed Minimum Death Benefit                       2.00%
Option - Greater of Roll-Up or Step-Up
-----------------------------------------------------------------------------
Highest Daily Value Death Benefit                      2.15%
-----------------------------------------------------------------------------
Maximum Charge for Lifetime Five /6/                   1.50%
-----------------------------------------------------------------------------
Maximum Charge for Highest Daily                       1.50%
Lifetime Five /6/
-----------------------------------------------------------------------------
Maximum Charge for Spousal Lifetime                    1.50%
Five /6/
-----------------------------------------------------------------------------
Maximum Charge for Highest Daily                       1.50%
Lifetime Seven /6/
-----------------------------------------------------------------------------
Maximum Charge for Spousal Highest                     1.50%
Daily Lifetime Seven /6/
-----------------------------------------------------------------------------
Lifetime Five Income Benefit                           0.60%
(current charge)
-----------------------------------------------------------------------------
Spousal Lifetime Five Income Benefit                   0.75%
(current charge)
-----------------------------------------------------------------------------
Highest Daily Lifetime Five Income                     0.60%
Benefit
(current charge)
-----------------------------------------------------------------------------
Highest Daily Lifetime Seven                           0.60%
(current charge): assessed against
Protected Withdrawal Value /7/
-----------------------------------------------------------------------------
Spousal Highest Daily Lifetime Seven                   0.75%
(current charge): assessed against
Protected Withdrawal Value/ 7/
-----------------------------------------------------------------------------
Annual Guaranteed Minimum Income                       0.50%
Benefit Charge and Charge Upon
Certain Withdrawals -
(for contracts sold on or after
January 20, 2004 or upon subsequent
state approval) - as a percentage of
average GMIB Protected Value (current
charge) /8/
-----------------------------------------------------------------------------
Maximum Annual Guaranteed Minimum                      1.00%
Income Benefit Charge and Charge Upon
Certain Withdrawals as - as a
percentage of average GMIB Protected
Value
-----------------------------------------------------------------------------
Annual Income Appreciator Benefit                      0.25%
Charge and Charge upon certain
Withdrawals/Annuitizations /9/
-----------------------------------------------------------------------------
Annual Earnings Appreciator Charge                     0.30%
and Charge upon certain Transactions
/10/
-----------------------------------------------------------------------------
Possible Additional Charge if 66 or                    0.10%
older                                   (i.e., 0.40% total charge if 66 or
                                           older, for certain contracts)
-----------------------------------------------------------------------------
Settlement Service Charge                              1.00%
(if the Owner's beneficiary elects
the Beneficiary Continuation Option)
/11/
-----------------------------------------------------------------------------

4 Currently, we waive this fee if your Contract Value is greater than or equal to $100,000. If your Contract Value is less than $100,000, we currently charge the lesser of $50 or 2% of your Contract Value. This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so.

5 The 1.65%, 1.90%, and 2.00% charges listed here apply to any Strategic Partners FlexElite contract sold on or after May 1, 2003, or upon subsequent state approval. For all other contracts, these charges are 1.60%, 1.80%, and 1.90%, respectively. We also reserve the right to impose an additional insurance charge of 0.10% annually of average Contract Value for contracts issued to those aged 76 or older, and sold prior to May 1, 2003 or upon subsequent state

13

SUMMARY OF CONTRACT EXPENSES continued

approval. The Highest Daily Value Death Benefit is available only with respect to the version of the contract sold on or after May 1, 2003, or upon subsequent state approval.

6 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up or reset under the benefit, or new election of the benefit. However, we have no present intention of doing so. 7 With respect to Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, the 0.60% charge and 0.75% charge, respectively, is assessed against the Protected Withdrawal Value. With respect to each of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, one-fourth of the annual charge is deducted at the end of each quarter, where the quarters are part of years that have as their anniversary the date that the benefit was elected. The fee is taken out of Contract Value in the variable investment options. These optional benefits are not available under the Beneficiary Continuation Option.

8 We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. The fee is withdrawn from each variable investment option in the same proportion as the Contract Value allocated to that variable investment option represents to the total Contract Value in all variable investment options. Subject to certain age restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge to the maximum indicated upon any reset of the benefit or new election.

9 We impose this charge only if you choose the Income Appreciator Benefit.

The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

10 We impose this charge only if you choose the Earnings Appreciator Benefit.

We deduct this charge annually. We also deduct this charge if you make a full withdrawal or enter the income phase of your contract, or if a death benefit is payable, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will deduct the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not deduct the fee at that time. The fee is also calculated when you make any purchase payment or withdrawal but we do not deduct it until the next deduction date. For contracts sold prior to May 1, 2003, or upon subsequent state approval, we reserve the right to impose an additional charge of 0.10% annually of Contract Value for contracts issued to those aged 66 or older, under which the Earnings Appreciator Benefit has been selected.

11 The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option.

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES

The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2007. Fund expenses are not fixed or guaranteed by the Strategic Partners FlexElite contract, and may vary from year to year.

------------------------------------------------------
                                     MINIMUM  MAXIMUM
------------------------------------------------------
Total Annual Underlying Mutual Fund  0.37%    1.65%
Operating Expenses*
------------------------------------------------------

* See, "Summary of Contract Expenses" - "Underlying Mutual Fund Portfolio Annual Expenses" for more detail on the expenses of the underlying mutual funds.

14

------------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                 (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------
                                                             For the year ended December 31, 2007
                                                  ----------------------------------------------------------
              UNDERLYING PORTFOLIO                Management  Other   12b-1 Fees    Acquired    Total Annual
                                                   Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                                 & Expenses /6/   Expenses
------------------------------------------------------------------------------------------------------------
Advanced Series Trust /1,3/
 AST Advanced Strategies                            0.85%     0.15%     0.00%        0.04%         1.04%
 AST Aggressive Asset Allocation /2/                0.15%     0.03%     0.00%        0.96%         1.14%
 AST AllianceBernstein Core Value                   0.75%     0.11%     0.00%        0.00%         0.86%
 AST AllianceBernstein Growth & Income              0.75%     0.08%     0.00%        0.00%         0.83%
 AST American Century Income & Growth               0.75%     0.11%     0.00%        0.00%         0.86%
 AST American Century Strategic Allocation          0.85%     0.25%     0.00%        0.00%         1.10%
 AST Balanced Asset Allocation /2/                  0.15%     0.01%     0.00%        0.90%         1.06%
 AST Capital Growth Asset Allocation /2/            0.15%     0.01%     0.00%        0.93%         1.09%
 AST Cohen & Steers Realty Portfolio                1.00%     0.12%     0.00%        0.00%         1.12%
 AST Conservative Asset Allocation /2/              0.15%     0.02%     0.00%        0.87%         1.04%
 AST DeAM Large-Cap Value                           0.85%     0.11%     0.00%        0.00%         0.96%
 AST DeAM Small-Cap Value                           0.95%     0.18%     0.00%        0.00%         1.13%
 AST Federated Aggressive Growth                    0.95%     0.11%     0.00%        0.00%         1.06%
 AST First Trust Balanced Target                    0.85%     0.11%     0.00%        0.00%         0.96%
 AST First Trust Capital Appreciation Target        0.85%     0.11%     0.00%        0.00%         0.96%
 AST Goldman Sachs Concentrated Growth              0.90%     0.10%     0.00%        0.00%         1.00%
 AST Goldman Sachs Mid-Cap Growth                   1.00%     0.12%     0.00%        0.00%         1.12%
 AST High Yield                                     0.75%     0.12%     0.00%        0.00%         0.87%
 AST Investment Grade Bond /5/                      0.65%     0.99%     0.00%        0.00%         1.64%
 AST JPMorgan International Equity                  0.87%     0.13%     0.00%        0.00%         1.00%
 AST Large-Cap Value                                0.75%     0.08%     0.00%        0.00%         0.83%
 AST Lord Abbett Bond-Debenture                     0.80%     0.11%     0.00%        0.00%         0.91%
 AST Marsico Capital Growth                         0.90%     0.08%     0.00%        0.00%         0.98%
 AST MFS Global Equity                              1.00%     0.21%     0.00%        0.00%         1.21%
 AST MFS Growth                                     0.90%     0.12%     0.00%        0.00%         1.02%
 AST Mid-Cap Value                                  0.95%     0.14%     0.00%        0.00%         1.09%
 AST Neuberger Berman Mid-Cap Growth                0.90%     0.10%     0.00%        0.00%         1.00%
 AST Neuberger Berman Mid-Cap Value                 0.89%     0.10%     0.00%        0.00%         0.99%
 AST Neuberger Berman Small-Cap Growth              0.95%     0.12%     0.00%        0.00%         1.07%
 AST PIMCO Limited Maturity Bond                    0.65%     0.11%     0.00%        0.00%         0.76%
 AST Preservation Asset Allocation /2/              0.15%     0.03%     0.00%        0.82%         1.00%
 AST QMA US Equity Alpha                            1.00%     0.63%     0.00%        0.00%         1.63%
 AST Small-Cap Growth                               0.90%     0.15%     0.00%        0.00%         1.05%
 AST Small-Cap Value                                0.90%     0.10%     0.00%        0.00%         1.00%
 AST T. Rowe Price Asset Allocation                 0.85%     0.12%     0.00%        0.00%         0.97%
 AST T. Rowe Price Global Bond                      0.80%     0.13%     0.00%        0.00%         0.93%
 AST T. Rowe Price Natural Resources                0.90%     0.10%     0.00%        0.00%         1.00%
 AST T. Rowe Price Large-Cap Growth                 0.88%     0.08%     0.00%        0.00%         0.96%
 AST UBS Dynamic Alpha Strategy                     1.00%     0.13%     0.00%        0.02%         1.15%
 AST Western Asset Core Plus Bond /5/               0.70%     0.10%     0.00%        0.02%         0.82%

The Prudential Series Fund /7,8,9/
 Equity Portfolio                                   0.45%     0.02%     0.00%        0.00%         0.47%
 Global Portfolio                                   0.75%     0.06%     0.00%        0.00%         0.81%
 Jennison Portfolio                                 0.60%     0.02%     0.00%        0.00%         0.62%
 Money Market Portfolio                             0.40%     0.03%     0.00%        0.00%         0.43%
 Stock Index Portfolio /10/                         0.35%     0.02%     0.00%        0.00%         0.37%
 Value Portfolio                                    0.40%     0.03%     0.00%        0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio    0.05%     0.06%     0.00%        0.85%         0.96%
 SP Balanced Asset Allocation Portfolio             0.05%     0.01%     0.00%        0.79%         0.85%
 SP Conservative Asset Allocation Portfolio         0.05%     0.02%     0.00%        0.75%         0.82%
 SP Davis Value Portfolio                           0.75%     0.05%     0.00%        0.00%         0.80%

15

SUMMARY OF CONTRACT EXPENSES continued

-----------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                 (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------
                                                            For the year ended December 31, 2007
                                                 ----------------------------------------------------------
             UNDERLYING PORTFOLIO                Management  Other   12b-1 Fees    Acquired    Total Annual
                                                  Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                                & Expenses /6/   Expenses
-----------------------------------------------------------------------------------------------------------
 SP Growth Asset Allocation Portfolio              0.05%     0.01%     0.00%        0.83%         0.89%
 SP International Growth Portfolio                 0.85%     0.09%     0.00%        0.00%         0.94%
 SP International Value Portfolio                  0.90%     0.09%     0.00%        0.00%         0.99%
 SP Mid Cap Growth Portfolio                       0.80%     0.07%     0.00%        0.00%         0.87%
 SP PIMCO High Yield Portfolio                     0.60%     0.09%     0.00%        0.00%         0.69%
 SP PIMCO Total Return Portfolio                   0.60%     0.07%     0.00%        0.00%         0.67%
 SP Prudential U.S. Emerging Growth Portfolio      0.60%     0.05%     0.00%        0.00%         0.65%
 SP Small Cap Value Portfolio                      0.90%     0.06%     0.00%        0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio    0.90%     0.25%     0.00%        0.00%         1.15%

Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares        0.64%     0.02%     0.25%        0.01%         0.92%

Nationwide Variable Insurance Trust
 Gartmore NVIT Developing Markets/11/              1.05%     0.35%     0.25%          N/A         1.65%

1 The Fund has entered into arrangements with the issuers of the variable insurance products offering the Portfolios under which the Fund compensates the issuers 0.10% for providing ongoing services to Portfolio shareholders in lieu of the Fund providing such services directly to shareholders. Amounts paid under these arrangements are included in "Other Expenses." Subject to the expense limitations set forth below, for each Portfolio of the Fund other than the Dynamic Asset Allocation Portfolios, 0.03% of the 0.10% administrative services fee is voluntarily waived. The Dynamic Asset Allocation Portfolios do not directly pay any portion of the 0.10% administrative service fee. The Acquired Portfolios in which the Dynamic Asset Allocation Portfolios invest, however, are subject to the administrative services fee. With respect to the AST QMA US Equity Alpha Portfolio, "Other Expenses" includes dividend expenses on short sales and interest expenses on short sales. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation.

2 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests primarily in shares of other Portfolios of Advanced Series Trust. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown under "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation. 3 Prudential Investments LLC and AST Investment Services, Inc. have voluntarily agreed to waive a portion of their management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. AST American Century Strategic Allocation: 1.25%; AST Cohen & Steers Realty: 1.45%; AST DeAM Small-Cap Value: 1.14%; AST Goldman Sachs Concentrated Growth: 0.86%; AST Goldman Sachs Mid-Cap Growth: 1.12%; AST High Yield: 0.88%; AST JPMorgan International Equity: 1.01%; AST Large-Cap Value: 1.20%; AST Lord Abbett Bond-Debenture: 0.88%; AST MFS Global Equity: 1.18%; AST MFS Growth: 1.35%; AST Marsico Capital Growth: 1.35%; AST Mid-Cap Value: 1.45%; AST Neuberger Berman Mid-Cap Growth: 1.25%; AST Neuberger Berman Mid-Cap Value: 1.25%; AST PIMCO Limited Maturity Bond: 1.05%; AST T. Rowe Price Asset Allocation: 1.25%; AST T. Rowe Price Natural Resources: 1.35%.

4 The management fee rate shown in the "management fees" column represents the actual fee rate paid by the indicated Portfolio for the fiscal year ended December 31, 2007, except that the fee rate shown does not reflect the impact of any voluntary management fee waivers that may be applicable and which would result in a reduction in the fee rate paid by the Portfolio. The management fee rate for certain Portfolios may include "breakpoints" which are reduced fee rates that are applicable at specified levels of Portfolio assets; the effective fee rates shown in the table reflect and incorporate any fee "breakpoints" which may be applicable. 5 The Western Asset Core Plus Bond Portfolio is based on estimated expenses for 2008 and current period average daily net assets. The AST Investment Grade Bond Portfolio expenses are based on estimated expenses for 2008 at an estimated asset level.

6 Acquired Fund Fees and Expenses are not fees or expenses incurred by the fund directly but are expenses of the investment companies in which the fund invests. You incur these fees and expenses indirectly through the valuation of the fund's investment in those investment companies. As a result, the Total Annual Portfolio Operating Expenses listed above may exceed the expense limit numbers. The impact of the acquired fund fees and expenses are included in the total returns of the Fund.

7 Investors incur certain fees and expenses in connection with an investment in the Fund's Portfolios. The following table shows the fees and expenses that you may incur if you invest in Class 1 shares of the Portfolios through a variable annuity contract. The fees and expenses shown below are based the fees and expenses incurred in the year ended December 31, 2007 (except as explained in the footnotes) and are expressed as a percentage of the average daily net assets of each Portfolio. The table does not include annuity contract charges. Because annuity contract charges are not included, the total fees and expenses that you will incur will be higher than the fees and expenses set forth in the following table. See this prospectus for the fees and expenses under the annuity contract. 8 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each SP Asset Allocation Portfolio invests in shares of other Portfolios of the Fund, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear

16

the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The SP Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Each of the Asset Allocation Portfolios is responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fee, in accordance with the terms of the management agreement.

9 Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows for Class 1 shares, may be discontinued or otherwise modified at any time. Stock Index Portfolio:

0.75%; Value Portfolio: 0.75%; SP International Growth Portfolio: 1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP Small Cap Value Portfolio: 1.05%; SP Strategic Partners Focused Growth Portfolio: 1.25%.

10 The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

11 The Trust and the Adviser have entered into a written contract limiting operating expenses to 1.40% for all share classes until May 1, 2009.

17

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, Contract Fees, separate account annual expenses, and underlying mutual fund fees and expenses.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

Expense Examples for subsequent version of Strategic Partners FlexElite sold on or after May 1, 2003

Example 1a: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, Credit Elections, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract;

. You choose the Highest Daily Value Death Benefit;

. You choose the Earnings Appreciator Benefit;

. You choose the Guaranteed Minimum Income Benefit (for contracts sold beginning January 20, 2004);

. You choose the Income Appreciator Benefit;. You make credit elections prior to your 3/rd/ and 6/th/ contract anniversaries;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses*;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each charge, we deduct the maximum charge rather than any current charge; and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 1b: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, Credit Elections, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 2a: Base Death Benefit and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract;

. You choose the Base Death Benefit;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each charge, we deduct the maximum charge rather than any current charge*;

. You do not make a credit election; and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 2b: Base Death Benefit and You Do Not Withdraw All Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

18

Expense Examples for original version of Strategic Partners FlexElite

Example 3a: Greater of roll-up and step-up GMDB; Earnings Appreciator Benefit; Credit Elections and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract;

. You choose the Greater of roll-up and step-up GMDB;

. You choose the Earnings Appreciator Benefit;

. You make credit elections prior to your 3/rd/ and 6/th/ contract anniversaries;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each charge, we deduct the maximum charge rather than any current charge; and

. You withdraw all your assets at the end of the indicated period.

Example 3b: Greater of roll-up and step-up GMDB; Earnings Appreciator Benefit; Credit Elections; and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 4a: Base Death Benefit and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract;

. You choose the Base Death Benefit;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each charge, we deduct the maximum charge rather than any current charge;*

. You do not make a credit election; and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 4b: Base Death Benefit and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Notes For Expense Examples:

These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a, and 4a) are assessed in connection with some annuity options, but not others.

The values shown in the 10 year column are the same for the examples with withdrawal charges and the examples without withdrawal charges. This is because, if 3 or more years have elapsed since your last credit election before your 6/th/ contract anniversary, no withdrawal charges apply.

The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2008. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.

Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state.

19

EXPENSE EXAMPLES continued

The table of accumulation unit values appears in Appendix A to this prospectus.

Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit; Credit Elections

Example 1a: If You Withdraw Your Assets  Example 1b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,193     $2,309    $3,418    $5,524    $563       $1,679       $2,788      $5,524
----------------------------------------------------------------------------------------

Base Death Benefit

Example 2a: If You Withdraw Your Assets  Example 2b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
1 yr     3 yrs      5 yrs      10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$993     $1,733     $1,864     $3,862    $363       $1,103       $1,864      $3,862
----------------------------------------------------------------------------------------

Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit; Earnings Appreciator Benefit; Credit Elections

Example 3a: If You Withdraw Your Assets  Example 3b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
 1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$1,057     $1,919    $2,802    $4,458    $427       $1,289       $2,172      $4,458
----------------------------------------------------------------------------------------

Base Death Benefit

Example 4a: If You Withdraw Your Assets  Example 4b: If You Do Not Withdraw Your Assets
----------------------------------------------------------------------------------------
1 yr     3 yrs      5 yrs      10 yrs    1 yr       3 yrs        5 yrs       10 yrs
----------------------------------------------------------------------------------------
$993     $1,733     $1,864     $3,862    $363       $1,103       $1,864      $3,862
----------------------------------------------------------------------------------------

20

PART II SECTIONS 1-11

STRATEGIC PARTNERS FLEXELITE PROSPECTUS

21

1: WHAT IS THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY?

The Strategic Partners FlexElite Variable Annuity is a contract between you, the owner, and US, Pruco Life Insurance Company (Pruco Life, we or us).

Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

Strategic Partners FlexElite is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options, and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.

Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the income phase begins. On or after the annuity date, the annuitant may not be changed.

The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

. Your full purchase payment less any applicable federal and state income tax withholding; or

. The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

The contract gives you the choice of allocating your purchase payments to any of the variable investment options, fixed interest rate options, and a market value adjustment option.

The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

22

VARIABLE INVESTMENT OPTIONS

The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/sub-adviser for each portfolio appears next to the description.

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.

Under the manager-of-managers approach, PI and AST Investment Services, Inc. have the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a portfolio are listed on the following chart.

Please note that we restrict the investment options in which you can participate, if you elect certain optional benefits. Thus, your participation in those benefits could result in your missing investment opportunities that might arise in investment options from which you are excluded. (Of course, potentially missing investment opportunities in investment options in which you do not participate is an inherent consequence of any investment choice, and generally speaking, it is your decision as to how to invest your Purchase Payments).

A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2008) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2007, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $750 to approximately $946,934. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

23

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
                    ADVANCED SERIES TRUST
-------------------------------------------------------------------------
  ASSET      AST Advanced Strategies Portfolio:         LSV Asset
  ALLOCA     seeks a high level of absolute            Management;
  TION/      return. The Portfolio invests           Marsico Capital
 BALANCED    primarily in a diversified portfolio    Management, LLC;
             of equity and fixed income             Pacific Investment
             securities across different                Management
             investment categories and investment      Company LLC
             managers. The Portfolio pursues a       (PIMCO); T. Rowe
             combination of traditional and         Price Associates,
             non-traditional investment             Inc.; William Blair
             strategies.                              & Company, LLC
-------------------------------------------------------------------------
  ASSET      AST Aggressive Asset Allocation          AST Investment
  ALLOCA     Portfolio: seeks the highest            Services, Inc. &
  TION/      potential total return consistent          Prudential
 BALANCED    with its specified level of risk        Investments LLC/
             tolerance. The Portfolio will invest       Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             100% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             92.5% to 100%) and the remainder of
             its net assets to underlying
             portfolios investing primarily in
             debt securities and money market
             instruments (with a range of 0% -
             7.5%).
-------------------------------------------------------------------------
  LARGE      AST AllianceBernstein Core Value       AllianceBernstein
   CAP       Portfolio: seeks long-term capital            L.P.
  VALUE      growth by investing primarily in
             common stocks. The subadviser
             expects that the majority of the
             Portfolio's assets will be invested
             in the common stocks of large
             companies that appear to be
             undervalued. Among other things, the
             Portfolio seeks to identify
             compelling buying opportunities
             created when companies are
             undervalued on the basis of investor
             reactions to near-term problems or
             circumstances even though their
             long-term prospects remain sound.
             The subadviser seeks to identify
             individual companies with earnings
             growth potential that may not be
             recognized by the market at large.
-------------------------------------------------------------------------
  LARGE      AST AllianceBernstein Growth &         AllianceBernstein
   CAP       Income Portfolio: seeks long-term             L.P.
  VALUE      growth of capital and income while
             attempting to avoid excessive
             fluctuations in market value. The
             Portfolio normally will invest in
             common stocks (and securities
             convertible into common stocks). The
             subadviser will take a
             value-oriented approach, in that it
             will try to keep the Portfolio's
             assets invested in securities that
             are selling at reasonable valuations
             in relation to their fundamental
             business prospects.
-------------------------------------------------------------------------
  LARGE      AST American Century Income & Growth    American Century
   CAP       Portfolio: seeks capital growth with       Investment
  VALUE      current income as a secondary           Management, Inc.
             objective. The Portfolio invests
             primarily in common stocks that
             offer potential for capital growth,
             and may, consistent with its
             investment objective, invest in
             stocks that offer potential for
             current income. The subadviser
             utilizes a quantitative management
             technique with a goal of building an
             equity portfolio that provides
             better returns than the S&P 500
             Index without taking on significant
             additional risk and while attempting
             to create a dividend yield that will
             be greater than the S&P 500 Index.
-------------------------------------------------------------------------
  ASSET      AST American Century Strategic          American Century
  ALLOCA     Allocation Portfolio: seeks                Investment
  TION/      long-term capital growth with some      Management, Inc.
 BALANCED    regular income. The Portfolio will
             invest, under normal circumstances,
             in any type of U.S. or foreign
             equity security that meets certain
             fundamental and technical standards.
             The portfolio managers will draw on
             growth, value and quantitative
             investment techniques in managing
             the equity portion of the Portfolio
             and diversify the Portfolio's
             investments among small, medium and
             large companies.
-------------------------------------------------------------------------

                                   24

 ------------------------------------------------------------------------
   STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
    TYPE                                                  ADVISOR/
                                                         SUB-ADVISOR
 ------------------------------------------------------------------------
   ASSET       AST Balanced Asset Allocation           AST Investment
   ALLOCA      Portfolio: seeks the highest            Services, Inc. &
   TION/       potential total return consistent         Prudential
  BALANCED     with its specified level of risk        Investments LLC/
               tolerance. The Portfolio will invest      Prudential
               its assets in several other Advanced    Investments LLC
               Series Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote approximately
               75% of its net assets to underlying
               portfolios investing primarily in
               equity securities (with a range of
               67.5% to 80%), and 25% of its net
               assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments (with a range of 20.0%
               to 32.5%).
 ------------------------------------------------------------------------
   ASSET       AST Capital Growth Asset Allocation     AST Investment
   ALLOCA      Portfolio: seeks the highest            Services, Inc. &
   TION/       potential total return consistent         Prudential
  BALANCED     with its specified level of risk        Investments LLC/
               tolerance. The Portfolio will invest      Prudential
               its assets in several other Advanced    Investments LLC
               Series Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote approximately
               65% of its net assets to underlying
               portfolios investing primarily in
               equity securities (with a range of
               57.5% to 72.5%, and 35% of its net
               assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments (with a range of 27.5%
               to 42.5%).
 ------------------------------------------------------------------------
  SPECIALTY    AST Cohen & Steers Realty Portfolio:    Cohen & Steers
               seeks to maximize total return              Capital
               through investment in real estate       Management, Inc.
               securities. The Portfolio pursues
               its investment objective by
               investing, under normal
               circumstances, at least 80% of its
               net assets in common stocks and
               other equity securities issued by
               real estate companies, such as real
               estate investment trusts (REITs).
               Under normal circumstances, the
               Portfolio will invest substantially
               all of its assets in the equity
               securities of real estate companies,
               i.e., a company that derives at
               least 50% of its revenues from the
               ownership, construction, financing,
               management or sale of real estate or
               that has at least 50% of its assets
               in real estate. Real estate
               companies may include real estate
               investment trusts (REITs).
 ------------------------------------------------------------------------
   ASSET       AST Conservative Asset Allocation       AST Investment
    ALLOC      Portfolio: seeks the highest            Services, Inc. &
   ATION/      potential total return consistent         Prudential
  BALANCED     with its specified level of risk        Investments LLC/
               tolerance. The Portfolio will invest      Prudential
               its assets in several other Advanced    Investments LLC
               Series Trust Portfolios. Under
               normal market conditions, the
               Portfolio will devote approximately
               55% of its net assets to underlying
               portfolios investing primarily in
               equity securities (with a range of
               47.5% to 62.5%), and 45% of its net
               assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments (with a range of 37.5%
               to 52.5%.
 ------------------------------------------------------------------------
   LARGE       AST DeAM Large-Cap Value Portfolio:        Deutsche
    CAP        seeks maximum growth of capital by        Investment
   VALUE       investing primarily in the value          Management
               stocks of larger companies. The         Americas, Inc.
               Portfolio pursues its objective,
               under normal market conditions, by
               primarily investing at least 80% of
               the value of its assets in the
               equity securities of large-sized
               companies included in the Russell
               1000(R) Value Index. The subadviser
               employs an investment strategy
               designed to maintain a portfolio of
               equity securities which approximates
               the market risk of those stocks
               included in the Russell 1000(R)
               Value Index, but which attempts to
               outperform the Russell 1000(R) Value
               Index through active stock selection.
 ------------------------------------------------------------------------
   SMALL       AST DeAM Small-Cap Value Portfolio:        Deutsche
    CAP        seeks maximum growth of investors'        Investment
   VALUE       capital by investing primarily in         Management
               the value stocks of smaller             Americas, Inc.
               companies. The Portfolio pursues its
               objective, under normal market
               conditions, by primarily investing
               at least 80% of its total assets in
               the equity securities of small-sized
               companies included in the Russell
               2000(R) Value Index. The subadviser
               employs an investment strategy
               designed to maintain a portfolio of
               equity securities which approximates
               the market risk of those stocks
               included in the Russell 2000(R)
               Value Index, but which attempts to
               outperform the Russell 2000(R) Value
               Index.
 ------------------------------------------------------------------------

25

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

--------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
  SMALL      AST Federated Aggressive Growth         Federated Equity
   CAP       Portfolio: seeks capital growth. The       Management
 GROWTH      Portfolio pursues its investment           Company of
             objective by investing primarily in       Pennsylvania/
             the stocks of small companies that      Federated Global
             are traded on national security            Investment
             exchanges, NASDAQ stock exchange and    Management Corp.;
             the over-the-counter-market. Small       Federated MDTA
             companies will be defined as                   LLC
             companies with market
             capitalizations similar to companies
             in the Russell 2000 Growth Index. .
--------------------------------------------------------------------------
  ASSET      AST First Trust Balanced Target        First Trust Advisors
  ALLOCA     Portfolio: seeks long-term capital            L.P.
  TION/      growth balanced by current income.
 BALANCED    The Portfolio seeks to achieve its
             objective by investing approximately
             65% in common stocks and
             approximately 35% in fixed income
             securities. The Portfolio allocates
             the equity portion of the portfolio
             across five uniquely specialized
             strategies - The Dow(R) Target
             Dividend, the Value Line(R) Target
             25, the Global Dividend Target 15,
             the NYSE(R) International Target 25,
             and the Target Small Cap. Each
             strategy employs a quantitative
             approach by screening common stocks
             for certain attributes and/or using
             a multi-factor scoring system to
             select the common stocks. The fixed
             income allocation is determined by
             the Dow Jones Income strategy which
             utilizes certain screens to select
             bonds from the Dow Jones Corporate
             Bond Index or like-bonds not in the
             index.
--------------------------------------------------------------------------
  ASSET      AST First Trust Capital Appreciation   First Trust Advisors
  ALLOCA     Target Portfolio: seeks long-term             L.P.
  TION/      capital growth. The Portfolio seeks
 BALANCED    to achieve its objective by
             investing approximately 80% in
             common stocks and 20% in fixed
             income securities. The portfolio
             allocates the equity portion of the
             portfolio across five uniquely
             specialized strategies - the Value
             Line(R) Target 25, the Global
             Dividend Target 15, the Target Small
             Cap, the Nasdaq(R) Target 15, and
             the NYSE(R) International Target 25.
             Each strategy employs a quantitative
             approach by screening common stocks
             for certain attributes and/or using
             a multi-factor scoring system to
             select the common stocks. The fixed
             income allocation is determined by
             the Dow Jones Income strategy which
             utilizes certain screens to select
             bonds from the Dow Jones Corporate
             Bond Index or like-bonds not in the
             index.
--------------------------------------------------------------------------
  LARGE      AST Goldman Sachs Concentrated            Goldman Sachs
   CAP       Growth Portfolio: seeks long-term       Asset Management,
 GROWTH      growth of capital. The Portfolio              L.P.
             will pursue its objective by
             investing primarily in equity
             securities of companies that the
             subadviser believes have the
             potential to achieve capital
             appreciation over the long-term. The
             Portfolio seeks to achieve its
             investment objective by investing,
             under normal circumstances, in
             approximately 30 - 45 companies that
             are considered by the subadviser to
             be positioned for long-term growth.
--------------------------------------------------------------------------
   MID       AST Goldman Sachs Mid-Cap Growth          Goldman Sachs
   CAP       Portfolio: seeks long-term capital      Asset Management,
 GROWTH      growth. The Portfolio pursues its             L.P.
             investment objective, by investing
             primarily in equity securities
             selected for their growth potential,
             and normally invests at least 80% of
             the value of its assets in
             medium-sized companies. Medium-sized
             companies are those whose market
             capitalizations (measured at the
             time of investment) fall within the
             range of companies in the Russell
             Mid-cap Growth Index. The subadviser
             seeks to identify individual
             companies with earnings growth
             potential that may not be recognized
             by the market at large.
--------------------------------------------------------------------------
  FIXED      AST High Yield Portfolio: seeks        Pacific Investment
 INCOME      maximum total return, consistent           Management
             with preservation of capital and           Company LLC
             prudent investment management. The           (PIMCO)
             Portfolio invests, under normal
             circumstances, at least 80% of its
             net assets plus any borrowings for
             investment purposes (measured at
             time of purchase) in high yield,
             fixed-income securities that, at the
             time of purchase, are non-investment
             grade securities. Such securities
             are commonly referred to as "junk
             bonds".
--------------------------------------------------------------------------

                                   26

 ------------------------------------------------------------------------
  STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                  ADVISOR/
                                                        SUB-ADVISOR
 ------------------------------------------------------------------------
   FIXED      AST Investment Grade Bond Portfolio:      Prudential
  INCOME      seeks the highest potential total         Investment
              return consistent with its specified   Management, Inc.
              level of risk tolerance to meet the
              parameters established to support
              the Highest Daily Lifetime Seven
              benefits and maintain liquidity to
              support changes in market conditions
              for a fixed duration (weighted
              average maturity) of about 6 years.
              Please note that you may not make
              purchase payments to this Portfolio,
              and that this Portfolio is available
              only with certain living benefits.
 ------------------------------------------------------------------------
   INTER      AST JPMorgan International Equity         J.P. Morgan
  NATIONAL    Portfolio: seeks long-term capital        Investment
  EQUITY      growth by investing in a diversified   Management, Inc.
              portfolio of international equity
              securities. The Portfolio seeks to
              meet its objective by investing,
              under normal market conditions, at
              least 80% of its assets in a
              diversified portfolio of equity
              securities of companies located or
              operating in developed non-U.S.
              countries and emerging markets of
              the world. The equity securities
              will ordinarily be traded on a
              recognized foreign securities
              exchange or traded in a foreign
              over-the-counter market in the
              country where the issuer is
              principally based, but may also be
              traded in other countries including
              the United States.
 ------------------------------------------------------------------------
   LARGE      AST Large-Cap Value Portfolio: seeks     Dreman Value
    CAP       current income and long-term growth     Management LLC;
   VALUE      of income, as well as capital          Hotchkis and Wiley
              appreciation. The Portfolio invests,        Capital
              under normal circumstances, at least    Management LLC;
              80% of its net assets in common           J.P. Morgan
              stocks of large capitalization            Investment
              companies. Large capitalization        Management, Inc.
              companies are those companies with
              market capitalizations within the
              market capitalization range of the
              Russell 1000 Value Index.
 ------------------------------------------------------------------------
   FIXED      AST Lord Abbett Bond-Debenture         Lord, Abbett & Co.
  INCOME      Portfolio: seeks high current income          LLC
              and the opportunity for capital
              appreciation to produce a high total
              return. The Portfolio invests, under
              normal circumstances, at least 80%
              of the value of its assets in fixed
              income securities. The Portfolio
              allocates its assets principally
              among fixed income securities in
              four market sectors: U.S. investment
              grade securities, U.S. high yield
              securities, foreign securities
              (including emerging market
              securities) and convertible
              securities. Under normal
              circumstances, the Portfolio invests
              in each of the four sectors
              described above. However, the
              Portfolio may invest substantially
              all of its assets in any one sector
              at any time, subject to the
              limitation that at least 20% of the
              Portfolio's net assets must be
              invested in any combination of
              investment grade debt securities,
              U.S. Government securities and cash
              equivalents. The Portfolio may also
              make significant investments in
              mortgage-backed securities. Although
              the Portfolio expects to maintain a
              weighted average maturity in the
              range of five to twelve years, there
              are no restrictions on the overall
              Portfolio or on individual
              securities. The Portfolio may invest
              up to 20% of its net assets in
              equity securities.
 ------------------------------------------------------------------------
   LARGE      AST Marsico Capital Growth              Marsico Capital
    CAP       Portfolio: seeks capital growth.        Management, LLC
  GROWTH      Income realization is not an
              investment objective and any income
              realized on the Portfolio's
              investments, therefore, will be
              incidental to the Portfolio's
              objective. The Portfolio will pursue
              its objective by investing primarily
              in common stocks of large companies
              that are selected for their growth
              potential. Large capitalization
              companies are companies with market
              capitalizations within the market
              capitalization range of the Russell
              1000 Growth Index. In selecting
              investments for the Portfolio, the
              subadviser uses an approach that
              combines "top down" macroeconomic
              analysis with "bottom up" stock
              selection. The "top down" approach
              identifies sectors, industries and
              companies that may benefit from the
              trends the subadviser has observed.
              The subadviser then looks for
              individual companies with earnings
              growth potential that may not be
              recognized by the market at large,
              utilizing a "bottom up" stock
              selection process. The Portfolio
              will normally hold a core position
              of between 35 and 50 common stocks.
              The Portfolio may hold a limited
              number of additional common stocks
              at times when the Portfolio manager
              is accumulating new positions,
              phasing out existing or responding
              to exceptional market conditions.
 ------------------------------------------------------------------------

27

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
-------------------------------------------------------------------------
  INTER      AST MFS Global Equity Portfolio:          Massachusetts
 NATIONAL    seeks capital growth. Under normal      Financial Services
 EQUITY      circumstances the Portfolio invests          Company
             at least 80% of its assets in equity
             securities. The Portfolio will
             invest in the securities of U.S. and
             foreign issuers (including issuers
             in emerging market countries). While
             the portfolio may invest its assets
             in companies of any size, the
             Portfolio generally focuses on
             companies with relatively large
             market capitalizations relative to
             the markets in which they are traded.
-------------------------------------------------------------------------
  LARGE      AST MFS Growth Portfolio: seeks           Massachusetts
   CAP       long-term capital growth and future,    Financial Services
 GROWTH      rather than current income. Under            Company
             normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in common stocks and
             related securities, such as
             preferred stocks, convertible
             securities and depositary receipts,
             of companies that the subadviser
             believes offer better than average
             prospects for long-term growth. The
             subadviser uses a "bottom up" as
             opposed to a "top down" investment
             style in managing the Portfolio.
-------------------------------------------------------------------------
   MID       AST Mid Cap Value Portfolio: seeks      EARNEST Partners
   CAP       to provide capital growth by               LLC; WEDGE
  VALUE      investing primarily in                       Capital
             mid-capitalization stocks that           Management, LLP
             appear to be undervalued. The
             Portfolio generally invests, under
             normal circumstances, at least 80%
             of the value of its net assets in
             mid-capitalization companies.
             Mid-capitalization companies are
             generally those that have market
             capitalizations, at the time of
             purchase, within the market
             capitalization range of companies
             included in the Russell Mid cap
             Value Index during the previous
             12-months based on month-end data.
-------------------------------------------------------------------------
   MID       AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
   CAP       Portfolio: seeks capital growth.         Management Inc.
 GROWTH      Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of mid-capitalization companies.
             Mid-capitalization companies are
             those companies whose market
             capitalization is within the range
             of market capitalizations of
             companies in the Russell Mid cap(R)
             Growth Index. Using fundamental
             research and quantitative analysis,
             the subadviser looks for
             fast-growing companies that are in
             new or rapidly evolving industries.
-------------------------------------------------------------------------
   MID       AST Neuberger Berman Mid-Cap Value      Neuberger Berman
   CAP       Portfolio: seeks capital growth.         Management Inc.
  VALUE      Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of medium capitalization companies.
             For purposes of the Portfolio,
             companies with market
             capitalizations that fall within the
             range of the Russell Mid cap(R)
             Index at the time of investment are
             considered medium capitalization
             companies. Some of the Portfolio's
             assets may be invested in the
             securities of large-cap companies as
             well as in small-cap companies.
             Under the Portfolio's value-oriented
             investment approach, the subadviser
             looks for well-managed companies
             whose stock prices are undervalued
             and that may rise in price before
             other investors realize their worth.
-------------------------------------------------------------------------
  SMALL      AST Neuberger Berman Small-Cap          Neuberger Berman
   CAP       Growth Portfolio: seeks maximum          Management Inc.
 GROWTH      growth of investors' capital from a
             portfolio of growth stocks of
             smaller companies. The Portfolio
             pursues its objective, under normal
             circumstances, by primarily
             investing at least 80% of its total
             assets in the equity securities of
             small-sized companies included in
             the Russell 2000 Growth(R) Index.
-------------------------------------------------------------------------
  ASSET      AST Niemann Capital Growth Asset         Neimann Capital
  ALLOCA     Allocation Portfolio: seeks the          Management Inc.
  TION/      highest potential total return
 GROWTH      consistent with its specified level
             of risk tolerance. Under normal
             circumstances, at least 90% of the
             Portfolio's assets will be invested
             in other portfolios of Advanced
             Series Trust (the underlying
             portfolios) while no more than 10%
             of the Portfolio's assets may be
             invested in exchange traded funds
             (ETFs). Under normal market
             conditions, the Portfolio will
             devote from 60% to 80% of its net
             assets to underlying portfolios and
             ETFs investing primarily in equity
             securities, and from 20% to 40% of
             its net assets to underlying
             portfolios and ETFs investing
             primarily in debt securities and
             money market instruments.
-------------------------------------------------------------------------

                                   28

 ------------------------------------------------------------------------
  STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                  ADVISOR/
                                                        SUB-ADVISOR
 ------------------------------------------------------------------------
   FIXED      AST PIMCO Limited Maturity Bond        Pacific Investment
  INCOME      Portfolio: seeks to maximize total        Management
              return consistent with preservation       Company LLC
              of capital and prudent investment           (PIMCO)
              management. The Portfolio will
              invest in a portfolio of
              fixed-income investment instruments
              of varying maturities. The average
              portfolio duration of the Portfolio
              generally will vary within a one-to
              three- year time frame based on the
              subadviser's forecast for interest
              rates.
 ------------------------------------------------------------------------
   ASSET      AST Preservation Asset Allocation       AST Investment
   ALLOCA     Portfolio: seeks the highest           Services, Inc. &
   TION/      potential total return consistent         Prudential
  BALANCED    with its specified level of risk       Investments LLC/
              tolerance. The Portfolio will invest      Prudential
              its assets in several other Advanced    Investments LLC
              Series Trust Portfolios. Under
              normal market conditions, the
              Portfolio will devote approximately
              35% of its net assets to underlying
              portfolios investing primarily in
              equity securities (with a range of
              27.5% to 42.5%), and 65% of its net
              assets to underlying portfolios
              investing primarily in debt
              securities and money market
              instruments (with a range of 57.5%
              to 72.5%.
 ------------------------------------------------------------------------
   LARGE      AST QMA US Equity Portfolio              Quantitative
    CAP       (formerly known as AST                    Management
   BLEND      AllianceBernstein Managed Index 500     Associates LLC
              Portfolio): seeks to produce returns
              that exceed those of the benchmark.
              The portfolio utilizes a long/short
              investment strategy and will
              normally invest at least 80% of its
              net assets plus borrowings in equity
              and equity related securities of
              issuers traded on a securities
              exchange or market in the US. The
              benchmark index is the Russell
              1000(R) which is comprised of stocks
              representing more than 90% of the
              market cap of the US market and
              includes the largest 1000 securities
              in the Russell 3000(R) index.
 ------------------------------------------------------------------------
   SMALL      AST Small-Cap Growth Portfolio:           Eagle Asset
    CAP       seeks long-term capital growth. The       Management;
  GROWTH      Portfolio pursues its objective by     Neuberger Berman
              investing, under normal                 Management Inc.
              circumstances, at least 80% of the
              value of its assets in
              small-capitalization companies.
              Small-capitalization companies are
              those companies with a market
              capitalization, at the time of
              purchase, no larger than the largest
              capitalized company included in the
              Russell 2000(R) Index at the time of
              the Portfolio's investment.
 ------------------------------------------------------------------------
   SMALL      AST Small-Cap Value Portfolio: seeks      ClearBridge
    CAP       to provide long-term capital growth     Advisors, LLC;
   VALUE      by investing primarily in                Dreman Value
              small-capitalization stocks that        Management LLC;
              appear to be undervalued. The             J.P. Morgan
              Portfolio invests, under normal           Investment
              circumstances, at least 80% of the     Management, Inc.;
              value of its net assets in small          Lee Munder
              capitalization stocks. Small           Investments, Ltd
              capitalization stocks are the stocks
              of companies with market
              capitalization that are within the
              market capitalization range of the
              Russell 2000(R) Value Index.
 ------------------------------------------------------------------------
   ASSET      AST T. Rowe Price Asset Allocation       T. Rowe Price
   ALLOCA     Portfolio: seeks a high level of       Associates, Inc.
   TION/      total return by investing primarily
  BALANCED    in a diversified portfolio of fixed
              income and equity securities. The
              Portfolio normally invests
              approximately 60% of its total
              assets in equity securities and 40%
              in fixed income securities. This mix
              may vary depending on the
              subadviser's outlook for the
              markets. The subadviser concentrates
              common stock investments in larger,
              more established companies, but the
              Portfolio may include small and
              medium-sized companies with good
              growth prospects. The fixed income
              portion of the Portfolio will be
              allocated among investment grade
              securities, high yield or "junk"
              bonds, emerging market securities,
              foreign high quality debt securities
              and cash reserves.
 ------------------------------------------------------------------------

29

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

--------------------------------------------------------------------------
  STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                   ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
  FIXED       AST T. Rowe Price Global Bond            T. Rowe Price
  INCOME      Portfolio: seeks to provide high       International, Inc.
              current income and capital growth by
              investing in high-quality foreign
              and U.S. dollar-denominated bonds.
              The Portfolio will invest at least
              80% of its total assets in fixed
              income securities. The Portfolio
              invests in all types of bonds,
              including those issued or guaranteed
              by U.S. or foreign governments or
              their agencies and by foreign
              authorities, provinces and
              municipalities as well as investment
              grade corporate bonds, mortgage and
              asset-backed securities, and
              high-yield bonds of U.S. and foreign
              issuers. The Portfolio generally
              invests in countries where the
              combination of fixed-income returns
              and currency exchange rates appears
              attractive, or, if the currency
              trend is unfavorable, where the
              subadviser believes that the
              currency risk can be minimized
              through hedging. The Portfolio may
              also invest up to 20% of its assets
              in the aggregate in below
              investment-grade, high-risk bonds
              ("junk bonds"). In addition, the
              Portfolio may invest up to 30% of
              its assets in mortgage- related
              (including mortgage dollar rolls and
              derivatives, such as collateralized
              mortgage obligations and stripped
              mortgage securities) and
              asset-backed securities.
--------------------------------------------------------------------------
  LARGE       AST T. Rowe Price Large-Cap Growth       T. Rowe Price
   CAP        Portfolio: seeks long-term growth of    Associates, Inc.
  GROWTH      capital by investing predominantly
              in the equity securities of a
              limited number of large, carefully
              selected, high-quality U.S.
              companies that are judged likely to
              achieve superior earnings growth.
              The Portfolio takes a growth
              approach to investment selection and
              normally invests at least 80% of its
              net assets in the common stocks of
              large companies. Large companies are
              defined as those whose market cap is
              larger than the median market cap of
              companies in the Russell 1000 Growth
              Index as of the time of purchase.
--------------------------------------------------------------------------
 SPECIALTY    AST T. Rowe Price Natural Resources      T. Rowe Price
              Portfolio: seeks long-term capital      Associates, Inc.
              growth primarily through the common
              stocks of companies that own or
              develop natural resources (such as
              energy products, precious metals and
              forest products) and other basic
              commodities. The Portfolio invests,
              under normal circumstances, at least
              80% of the value of its assets in
              natural resource companies. The
              Portfolio may also invest in
              non-resource companies with the
              potential for growth. The Portfolio
              looks for companies that have the
              ability to expand production, to
              maintain superior exploration
              programs and production facilities,
              and the potential to accumulate new
              resources. Although at least 50% of
              Portfolio assets will be invested in
              U.S. securities, up to 50% of total
              assets also may be invested in
              foreign securities.
--------------------------------------------------------------------------
  ASSET       AST UBS Dynamic Alpha Portfolio:        UBS Global Asset
  ALLOCA      seeks to maximize total return,            Management
  TION/       consisting of capital appreciation      (Americas) Inc.
 BALANCED     and current income. The Portfolio
              invests in securities and financial
              instruments to gain exposure to
              global equity, global fixed income
              and cash equivalent markets,
              including global currencies. The
              Portfolio may invest in equity and
              fixed income securities of issuers
              located within and outside the
              United States or in open-end
              investment companies advised by UBS
              Global Asset Management (Americas)
              Inc., the Portfolio's subadviser, to
              gain exposure to certain global
              equity and global fixed income
              markets.
--------------------------------------------------------------------------
  FIXED       AST Western Asset Core Plus Bond         Western Asset
  INCOME      Portfolio: seeks to maximize total         Management
              return, consistent with prudent             Company
              investment management and liquidity
              needs, by investing to obtain its
              average specified duration. The
              Portfolio's current target average
              duration is generally 2.5 to 7
              years. The Portfolio pursues this
              objective by investing in all major
              fixed income sectors with a bias
              towards non-Treasuries.
--------------------------------------------------------------------------
                   THE PRUDENTIAL SERIES FUND
--------------------------------------------------------------------------
  LARGE       Equity Portfolio: seeks long-term         ClearBridge
   CAP        growth of capital. The Portfolio         Advisors, LLC;
  BLEND       invests at least 80% of its            Jennison Associates
              investable assets in common stocks            LLC
              of major established corporations as
              well as smaller companies that the
              subadvisers believe offer attractive
              prospects of appreciation.
--------------------------------------------------------------------------

                                   30

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
  INTER      Global Portfolio: seeks long-term          LSV Asset
 NATIONAL    growth of capital. The Portfolio          Management;
 EQUITY      invests primarily in common stocks      Marsico Capital
             (and their equivalents) of foreign      Management, LLC;
             and U.S. companies. Each subadviser      T. Rowe Price
             for the Portfolio generally will use   Associates, Inc.;
             either a "growth" approach or a         William Blair &
             "value" approach in selecting either      Company, LLC
             foreign or U.S. common stocks.
-------------------------------------------------------------------------
  LARGE      Jennison Portfolio: seeks long-term    Jennison Associates
   CAP       growth of capital. The Portfolio              LLC
 GROWTH      invests primarily in equity
             securities of major, established
             corporations that the subadviser
             believes offer above-average growth
             prospects. The Portfolio may invest
             up to 30% of its total assets in
             foreign securities. Stocks are
             selected on a company-by-company
             basis using fundamental analysis.
             Normally 65% of the Portfolio's
             total assets are invested in equity
             and equity- related securities of
             companies with capitalization in
             excess of $1 billion.
-------------------------------------------------------------------------
  FIXED      Money Market Portfolio: seeks              Prudential
 INCOME      maximum current income consistent          Investment
             with the stability of capital and       Management, Inc.
             the maintenance of liquidity. The
             Portfolio invests in high-quality
             short-term money market instruments
             issued by the U.S. Government or its
             agencies, as well as by corporations
             and banks, both domestic and
             foreign. The Portfolio will invest
             only in instruments that mature in
             thirteen months or less, and which
             are denominated in U.S. dollars.
-------------------------------------------------------------------------
  ASSET      SP Aggressive Growth Asset                 Prudential
  ALLOCA     Allocation Portfolio: seeks to          Investments LLC
  TION/      obtain the highest potential total
 BALANCED    return consistent with the specified
             level of risk tolerance. The
             Portfolio may invest in any other
             Portfolio of the Fund (other than
             another SP Asset Allocation
             Portfolio), the AST Marsico Capital
             Growth Portfolio of Advanced Series
             Trust (AST), and the AST
             International Value Portfolio of AST
             (the Underlying Portfolios). Under
             normal circumstances, the Portfolio
             generally will focus on equity
             Underlying Portfolios but will also
             invest in fixed-income Underlying
             Portfolios.
-------------------------------------------------------------------------
  ASSET      SP Balanced Asset Allocation               Prudential
  ALLOCA     Portfolio: seeks to obtain the          Investments LLC
  TION/      highest potential total return
 BALANCED    consistent with the specified level
             of risk tolerance. The Portfolio may
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios). The
             Portfolio will invest in equity and
             fixed-income Underlying Portfolios.
-------------------------------------------------------------------------
  ASSET      SP Conservative Asset Allocation           Prudential
  ALLOCA     Portfolio: seeks to obtain the          Investments LLC
  TION/      highest potential total return
 BALANCED    consistent with the specified level
             of risk tolerance. The Portfolio may
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios).
             Under normal circumstances, the
             Portfolio generally will focus on
             fixed-income Underlying Portfolios
             but will also invest in equity
             Underlying Portfolios.
-------------------------------------------------------------------------
  LARGE      SP Davis Value Portfolio: seeks          Davis Selected
   CAP       growth of capital. The Portfolio         Advisers, L.P.
  VALUE      invests primarily in common stocks
             of U.S. companies with market
             capitalizations within the market
             capitalization range of the Russell
             1000 Value Index. It may also invest
             in stocks of foreign companies and
             U.S. companies with smaller
             capitalizations. The subadviser
             attempts to select common stocks of
             businesses that possess
             characteristics that the subadviser
             believe foster the creation of
             long-term value, such as proven
             management, a durable franchise and
             business model, and sustainable
             competitive advantages. The
             subadviser aims to invest in such
             businesses when they are trading at
             a discount to their intrinsic worth.
             There is a risk that "value" stocks
             can perform differently from the
             market as a whole and other types of
             stocks and can continue to be
             undervalued by the markets for long
             periods of time.
-------------------------------------------------------------------------

31

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                   ADVISOR/
                                                       SUB-ADVISOR
-------------------------------------------------------------------------
  ASSET      SP Growth Asset Allocation                 Prudential
  ALLOCA     Portfolio: seeks to obtain the          Investments LLC
  TION/      highest potential total return
 BALANCED    consistent with the specified level
             of risk tolerance. The Portfolio may
             invest in any other Portfolio of the
             Fund (other than another SP Asset
             Allocation Portfolio), the AST
             Marsico Capital Growth Portfolio of
             Advanced Series Trust (AST), and the
             AST International Value Portfolio of
             AST (the Underlying Portfolios).
             Under normal circumstances, the
             Portfolio generally will focus on
             equity Underlying Portfolios but
             will also invest in fixed- income
             Underlying Portfolios.
-------------------------------------------------------------------------
  INTER      SP International Growth Portfolio:      Marsico Capital
 NATIONAL    seeks long-term capital                 Management, LLC;
 EQUITY      appreciation. The Portfolio invests     William Blair &
             primarily in equity-related              Company, LLC.
             securities of foreign issuers. The
             Portfolio invests primarily in the
             common stock of large and
             medium-sized foreign companies,
             although it may also invest in
             companies of all sizes. Under normal
             circumstances, the Portfolio invests
             at least 65% of its total assets in
             common stock of foreign companies
             operating or based in at least five
             different countries, which may
             include countries with emerging
             markets. The Portfolio looks
             primarily for stocks of companies
             whose earnings are growing at a
             faster rate than other companies or
             which offer attractive growth
             potential.
-------------------------------------------------------------------------
  INTER      SP International Value Portfolio:          LSV Asset
 NATIONAL    seeks long-term capital                   Management;
 EQUITY      appreciation. The Portfolio normally       Thornburg
             invests at least 80% of the                Investment
             Portfolio's assets in equity            Management, Inc.
             securities. The Portfolio will
             invest at least 65% of its net
             assets in the equity securities of
             companies in at least three
             different countries, without limit
             as to the amount of assets that may
             be invested in a single country.
-------------------------------------------------------------------------
   MID       SP Mid Cap Growth Portfolio: seeks      Neuberger Berman
   CAP       long-term growth of capital. The        Management Inc.
 GROWTH      Portfolio normally invests at least
             80% of investable assets in common
             stocks and related securities, such
             as preferred stocks, convertible
             securities and depositary receipts
             of companies with medium market
             capitalizations, which the
             subadviser believes have
             above-average growth potential. The
             Portfolio generally defines medium
             market capitalization companies as
             those companies with market
             capitalizations within the market
             capitalization range of the Russell
             Mid Cap Growth(R) Index. The
             Portfolio's investments may include
             securities listed on a securities
             exchange or traded in the
             over-the-counter markets. The
             subadviser uses a bottom-up and
             top-down analysis in managing the
             Portfolio. This means that
             securities are selected based upon
             fundamental analysis, as well as a
             top-down approach to diversification
             by industry and company, and by
             paying attention to macro-level
             investment themes. The Portfolio may
             invest in foreign securities
             (including emerging markets
             securities).
-------------------------------------------------------------------------
  FIXED      SP PIMCO High Yield Portfolio: seeks   Pacific Investment
 INCOME      to maximize total return consistent        Management
             with preservation of capital and          Company LLC
             prudent investment management. The          (PIMCO)
             Portfolio normally invests at least
             80% of its investable assets in a
             diversified portfolio of
             high-yield/high-risk debt securities
             rated below high grade but rated at
             least CCC by Moody's Investor
             Services, Inc. or equivalently rated
             by Standard & Poor's Rating Group or
             fitch, or, if unrated, determined by
             the subadviser to be of comparable
             quality.
-------------------------------------------------------------------------
  FIXED      SP PIMCO Total Return Portfolio:       Pacific Investment
 INCOME      seeks to maximize total return             Management
             consistent with preservation of           Company LLC
             capital and prudent investment              (PIMCO)
             management. The Portfolio will
             invest in a diversified portfolio of
             fixed-income investment instruments
             of varying maturities.
-------------------------------------------------------------------------
   MID       SP Prudential U.S. Emerging Growth     Jennison Associates
   CAP       Portfolio: seeks long-term capital            LLC
 GROWTH      appreciation. The Portfolio normally
             invests at least 80% of investable
             assets in equity securities of small
             and medium sized U.S. companies that
             the subadviser believes have the
             potential for above-average earnings
             growth. The subadviser seeks to
             invest in companies that it believes
             are poised to benefit from an
             acceleration of growth or an
             inflection point in a company's
             growth rate that is not currently
             reflected in the stock price. The
             team uses a research-intensive
             approach based on internally
             generated fundamental research.
-------------------------------------------------------------------------

                                   32

--------------------------------------------------------------------------
 STYLE/         INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                    ADVISOR/
                                                        SUB-ADVISOR
--------------------------------------------------------------------------
  SMALL      SP Small-Cap Value Portfolio: seeks        ClearBridge
   CAP       long-term capital appreciation. The       Advisors, LLC;
  VALUE      Portfolio normally invests at least       Goldman Sachs
             80% its net assets plus borrowings      Asset Management,
             for investment purposes in the                 L.P.
             equity securities of small
             capitalization companies. The
             Portfolio generally defines small
             capitalization companies as those
             companies with market capitalization
             within the market capitalization
             range of the Russell 2000 Value
             Index. The Portfolio focuses on
             equity securities that are believed
             to be undervalued in the marketplace.
--------------------------------------------------------------------------
  LARGE      SP Strategic Partners Focused Growth    AllianceBernstein
   CAP       Portfolio: seeks long-term growth of      L.P.; Jennison
 GROWTH      capital. The Portfolio normally           Associates LLC
             invests at least 65% of total assets
             in equity-related securities of U.S.
             companies that the subadvisers
             believe to have strong capital
             appreciation potential. The
             Portfolio's strategy is to combine
             the efforts of two subadvisers and
             to invest in the favorite stock
             selection ideas of three portfolio
             managers (two of whom invest as a
             team). Each subadviser to the
             Portfolio utilizes a growth style:
             Jennison selects approximately 20
             securities and AllianceBernstein
             selects approximately 30 securities.
             The portfolio managers build a
             portfolio with stocks in which they
             have the highest confidence and may
             invest more than 5% of the
             Portfolio's assets in any one
             issuer. The Portfolio is
             nondiversified, meaning it can
             invest a relatively high percentage
             of its assets in a small number of
             issuers. Investing in a
             nondiversified portfolio,
             particularly a portfolio investing
             in approximately 50 equity-related
             securities, involves greater risk
             than investing in a diversified
             portfolio because a loss resulting
             from the decline in the value of one
             security may represent a greater
             portion of the total assets of a
             nondiversified portfolio.
--------------------------------------------------------------------------
  LARGE      Stock Index Portfolio: seeks               Quantitative
   CAP       investment results that generally           Management
  BLEND      correspond to the performance of          Associates LLC
             publicly-traded common stocks. With
             the price and yield performance of
             the Standard & Poor's 500 Composite
             Stock Price Index (S&P 500) as the
             benchmark, the Portfolio normally
             invests at least 80% of investable
             assets in S&P 500 stocks. The S&P
             500 represents more than 70% of the
             total market value of all
             publicly-traded common stocks and is
             widely viewed as representative of
             publicly-traded common stocks as a
             whole. The Portfolio is not
             "managed" in the traditional sense
             of using market and economic
             analyses to select stocks. Rather,
             the portfolio manager purchases
             stocks in proportion to their
             weighting in the S&P 500.
--------------------------------------------------------------------------
  LARGE      Value Portfolio: seeks capital          Jennison Associates
   CAP       appreciation. The Portfolio invests            LLC
  VALUE      primarily in common stocks that the
             subadviser believes are undervalued
             - those stocks that are trading
             below their underlying asset value,
             cash generating ability and overall
             earnings and earnings growth. There
             is a risk that "value" stocks can
             perform differently from the market
             as a whole and other types of stocks
             and can continue to be undervalued
             by the markets for long periods of
             time. Normally at least 65% of the
             Portfolio's total assets is invested
             in the common stock and convertible
             securities of companies that the
             subadviser believes will provide
             investment returns above those of
             the Russell 1000(R) Value Index and,
             over the long term, the S&P 500
             Index. Most of the investments will
             be securities of large
             capitalization companies. The
             Portfolio may invest up to 25% of
             its total assets in real estate
             investment trusts (REITs) and up to
             30% of its total assets in foreign
             securities.
--------------------------------------------------------------------------
             NATIONWIDE VARIABLE INSURANCE TRUST
--------------------------------------------------------------------------
  INTER      Gartmore NVIT Developing Markets          NWD Management
 NATIONAL    Fund: seeks long-term capital           & Research Trust/
 EQUITY      appreciation, under normal               Gartmore Global
             conditions by investing at least 80%         Partners
             of the value of its net assets in
             equity securities of companies of
             any size based in the world's
             developing market countries. Under
             normal market conditions,
             investments are maintained in at
             least six countries at all times
             with no more than 35% of the value
             of its net assets invested in
             securities of any one country.
--------------------------------------------------------------------------

33

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

------------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES        PORTFOLIO
 TYPE                                               ADVISOR/
                                                   SUB-ADVISOR
------------------------------------------------------------------
                    JANUS ASPEN SERIES
------------------------------------------------------------------
 LARGE     Janus Aspen Series: Large Cap Growth   Janus Capital
  CAP      Portfolio - Service Shares: seeks      Management LLC
 GROWTH    long-term growth of capital in a
           manner consistent with the
           preservation of capital. The
           Portfolio invests under normal
           circumstances, at least 80% of its
           net assets in common stocks of
           large-sized companies. Large-sized
           companies are those whose market
           capitalizations fall within the
           range of companies in the Russell
           1000(R) Index at the time of
           purchase.
           The portfolio managers apply a
           "bottom up" approach in choosing
           investments. In other words, the
           portfolio managers look at companies
           one at a time to determine if a
           company is an attractive investment
           opportunity and if it is consistent
           with the Portfolio's investment
           policies. If the portfolio managers
           are unable to find such investments,
           the Portfolio's uninvested assets
           may be held in cash or similar
           investments, subject to the
           Portfolio's specific investment
           policies.
           Within the parameters of its
           specific investment policies, the
           Portfolio may invest in foreign
           equity and debt securities, which
           may include investments in emerging
           markets.
           The Portfolio may also lend
           portfolio securities on a short-term
           or long-term basis, up to one-third
           of its total assets.
------------------------------------------------------------------

"Dow Jones Industrial Average/SM/", "DJIA/SM/", "Dow Industrials/SM/", "The Dow/SM/", and the other Dow indices, are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

. a one-year fixed interest rate option, and

. a dollar cost averaging fixed rate option (DCA Fixed Rate Option).

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Please note that if you elect Highest Daily Lifetime Five, you cannot invest in either of these fixed interest rate options.

One-Year Fixed Interest Rate Option

We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment for contracts sold on or after May 1, 2003, or upon subsequent state approval. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

Dollar Cost Averaging Fixed Rate Option For contracts sold on or after May 1, 2003, or upon subsequent state approval, you may allocate all or part of your initial purchase payment to the DCA Fixed Rate Option (for all other contracts you may allocate all or part of a purchase payment to the DCA Fixed Rate Option). Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select.

34

We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. Transfers to the one-year fixed interest rate option will remain in the general account.

For contracts sold on or after May 1, 2003, or upon subsequent state approval, if you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000 (for all other contracts, the minimum amount is $5,000). The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. For contracts sold on or after May 1, 2003, or upon subsequent state approval, you may allocate to both the six-month and twelve-month options, but the minimum amount of your initial purchase payment that may be allocated to one or the other is $2,000. (In the future, we may make available other numbers of transfers and other transfer schedules - for example, quarterly as well as monthly.)

If you choose a six-payment transfer schedule, each transfer generally will equal 1/6/th/ of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12/th/ of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION

The Market Value Adjustment Option is available to Strategic Partners FlexElite Contracts sold on or after May 1, 2003, or upon subsequent state approval. This option may not be available in your state.

Under the market value adjustment option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period. This option is not available for contracts issued in some states. Please see your contract. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

If amounts are withdrawn from a guarantee period, other than during the 30-day period immediately following the end of the guarantee period, they will be subject to a market value adjustment even if they are not subject to a withdrawal charge.

You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option.

We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of value in the guarantee period, (e) payment of a death benefit, or (f) the date the amount is withdrawn.

During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a)withdraw or transfer the value of the guarantee period,

(b)allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or

(c)apply the value in the guarantee period to the annuity or settlement option of your choice.

35

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.

During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) delineated immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

Market Value Adjustment

When you allocate a purchase payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive.) For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

Other things you should know about the market value adjustment include the following:

. We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

. A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

. In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

You should realize, however, that apart from the market value adjustment, the value of the benefits in your guarantee period does not depend on the investment performance of the bonds and other instruments that we hold with respect to your guarantee period. Apart from the effect of any market value adjustment, we do not pass through to you the gains or losses on the bonds and other instruments that we hold in connection with a guarantee period.

TRANSFERS AMONG OPTIONS

Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the market value adjustment option at any time, provided it is at least $1,000.

In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities

36

that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

With regard to the market value adjustment option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

You can make transfers out of a fixed interest rate option, other than the DCA fixed rate option, only during the 30-day period following the end of the one year interest rate period. Transfers from the DCA fixed rate option are made on a periodic basis for the period that you select. transfers from the DCA fixed rate option cannot be made into the market value adjustment option but can be made into the fixed rate option, at our discretion. We currently allow transfers into the fixed rate option.

During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. Currently we charge $10 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year. Nor do transfers made during the 30-day period immediately following the end of a guarantee period count against the 12 free transfers.) (As noted in the fee table, we have different transfer rules under the beneficiary continuation option). If a transfer that you request out of the market value adjustment option will be subject to a transfer charge, then:

. We will deduct the transfer charge proportionally from the Contract Value in each guarantee period, where you have directed us to transfer funds from several guarantee periods; and

. If you have directed us to transfer the full Contract Value out of a guarantee period, then we will first deduct the transfer charge and thereafter transfer the remaining amount; and

. In any event, we will deduct the applicable transfer charge prior to effecting the transfer.

For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

ADDITIONAL TRANSFER RESTRICTIONS

We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",

(ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

37

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

. We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

. The Portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus the contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

. A Portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that Portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each Portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

. If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial. We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options (or for contracts sold on or after May 1, 2003, or upon subsequent state approval, the one-year fixed interest rate option). Under this feature, you cannot make transfers into the market value adjustment option and transfers into a fixed rate option are at our discretion. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis, instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against a loss in declining markets.

Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

38

ASSET ALLOCATION PROGRAM

We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.

You may choose to have your rebalancing occur monthly, quarterly, semiannually or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

SCHEDULED TRANSACTIONS

Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting," it is possible that the votes of a small percentage of contract owners who actually vote will determine the ultimate outcome. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

39

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time on or after the second contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday (unless we agree to another date).

Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

The Strategic Partners FlexElite variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years (ten years for contracts sold on or after May 1, 2003, or upon subsequent state approval), Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years (ten years for contracts sold on or after May 1, 2003, or upon subsequent state approval) or longer or Option 2. For information about withdrawal charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"

Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE AN OPTIONAL LIFETIME WITHDRAWAL BENEFIT, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

Option 1

Annuity Payments For a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 1.50% a year for contracts sold on or after May 1, 2003, or upon subsequent state approval (and 3% a year for all other contracts).

Option 2

Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

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Option 3

Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 1.50% a year for contracts sold on or after May 1, 2003, or upon subsequent state approval (and 3% a year for all other contracts). This option is not available if your contract is held in an IRA.

Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

Other Annuity Options: We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.

The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

. The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.

. If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value. (In some states this fee may be lower.)

. Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.

. TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7/TH/ CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS REQUIRED MINIMUM DISTRIBUTION PROVISIONS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD. SEE "REQUIRED MINIMUM DISTRIBUTION PROVISIONS AND PAYMENT OPTIONS" IN

SECTION 10 FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.

Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

GMIB Roll-Up

The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the Contract Value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).

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3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

. the contract anniversary coinciding with or next following the annuitant's 80/th/ birthday,

. the 7/th/ contract anniversary, or

. 7 years from the most recent GMIB reset (as described below).

However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced by the effect of withdrawals.

Effect of Withdrawals

In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value, calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.

The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-Dollar Reduction

A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).

. The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-Dollar and Proportional Reductions A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

. The GMIB protected value is first reduced by the Remaining Limit (from $241,941.95 to $239,441.95).

. The result is then further reduced by the ratio of A to B, where:

. A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

. B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.

. The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 - $2,500 - $8,256.62, or $479,243.38).

. The Remaining Limit is set to zero (0) for the balance of the first contract year.

Example 3. Dollar-for-Dollar Limit in Second Contract Year A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).

. The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

GMIB Reset Feature

You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76/th/ birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB

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roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.

Payout Amount

The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or

2) the adjusted Contract Value - that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges - as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

GMIB Annuity Payout Options

We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves lifetime payments with a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for waiting a period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

GMIB Option 1

Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB Option 2

Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the later of the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).

You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

Terminating The Guaranteed Minimum Income Benefit The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

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3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).

HOW WE DETERMINE ANNUITY PAYMENTS

Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3% (or 1.5% depending on the option elected and the version of the contract). The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

Fixed Period Annuities

Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

Life Annuities

There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

. The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

Guaranteed and GMIB Annuity Payments

Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either

(a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.

2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

Current Annuity Payments

Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

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4: WHAT IS THE DEATH BENEFIT?

THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

CALCULATION OF THE DEATH BENEFIT

For contracts sold on or after May 1, 2003 or upon subsequent state approval:

If the sole owner dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner, or the surviving owner may continue the contract under the Spousal Continuance Benefit.

FOR ALL OTHER CONTRACTS, if the owner and joint owner are spouses we will pay this death benefit upon the death of the last surviving spouse who continues the contract as the sole owner. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the Contract Value and the contract will end. Joint ownership may not be allowed in your state.

Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

1) The current Contract Value (as of the time we receive proof of death in good order). We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.

2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or (i) if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value or (ii) if you have chosen the Highest Daily Value Death Benefit, a death benefit equal to the highest daily value (computed as detailed below in this section).

FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, you may elect (i) the Guaranteed Minimum Death Benefit if you are age 85 or younger when you purchase the contract or (ii) the Highest Daily Value Death Benefit if you are 79 or younger when you purchase the contract.

FOR ALL OTHER CONTRACTS, you may elect the base death benefit if you are 85 or younger and you may elect a GMDB if you are 79 or younger when you purchase the contract.

GUARANTEED MINIMUM DEATH BENEFIT

The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. You cannot elect a GMDB option if you choose the Highest Daily Value Death Benefit.

The GMDB protected value option can be equal to the:

. GMDB roll-up,

. GMDB step-up, or

. Greater of the GMDB roll-up and the GMDB step-up.

The GMDB protected value is calculated daily.

GMDB Roll-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% (SUBJECT TO A 200% CAP FOR CONTRACTS SOLD PRIOR TO MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL) starting on the date that each invested purchase payment is made. The GMDB roll-up value (AND THE CAP FOR CONTRACTS SOLD PRIOR TO MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL) will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

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4: WHAT IS THE DEATH BENEFIT? continued

We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

. the contract anniversary coinciding with or next following the sole owner's or older owner's 80/th/ birthday, or

. the 5/th/ contract anniversary (Applicable only to contracts sold on or after May 1, 2003, or upon subsequent state approval).

However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%. FOR ALL OTHER CONTRACTS, withdrawals will reduce the GMDB protected value and the cap proportionally.

FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, if the sole owner or the older of the owner and joint owner is between age 80 and 85 on the contract date, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% of all invested purchase payments, starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

We stop increasing the GMDB roll-up by the effective annual interest rate on the 5/th/ contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

GMDB Step-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:

. the contract anniversary coinciding with or next following the sole or older owner's 80/th/ birthday, or

. the 5/th/ contract anniversary (APPLICABLE ONLY TO CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL.)

However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

Here is an example of a proportional reduction:

The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

Greater of Step-up and Roll-up Guaranteed Minimum Death Benefit Under this option, the protected value is equal to the greater of the step-up value and the roll-up value.

If you have chosen the base death benefit and death occurs after age 80, the beneficiary will receive the base death benefit described above. If you have chosen the Guaranteed Minimum Death Benefit option and death occurs on or after age 80, the

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beneficiary will receive the greater of: 1) the current Contract Value as of the date that due proof of death is received, and 2) the protected value of the GMDB roll-up or the GMDB step-up reduced proportionally by any subsequent withdrawals.

Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

. If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or

. The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Option must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.

If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.

Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS

If the contract has an owner and a joint owner and they are spouses at the time that one dies, the Spousal Continuance Option may apply. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.

HIGHEST DAILY VALUE DEATH BENEFIT

The Highest Daily Value Death Benefit (HDV) is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing Contract Value. HDV is currently being offered in those jurisdictions where we have received regulatory approval, but is not being offered within the original version of the Strategic Partners FlexElite contracts. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your Contract Value allocated to certain Prudential Series Fund asset allocation portfolios.

Under HDV, the amount of the benefit depends on whether the "target date" is reached. The target date is reached upon the later of the contract anniversary coinciding with or next following the elder owner's (or annuitant's, if entity owned) 80/th/ birthday or five years after the contract date. Prior to the target date, the death benefit amount is increased on any business day if the Contract Value on that day exceeds the most recently determined death benefit amount under this option. These possible daily adjustments cease on and after the target date, and instead adjustments are made only for purchase payments and withdrawals.

IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.

Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005, must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, American Century Strategic Allocation Portfolio, or AST T. Rowe Price Asset Allocation Portfolio. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain the Highest Daily Value Death Benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Contract Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

-- the base death benefit; and

-- the HDV as of the contract owner's date of death.

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4: WHAT IS THE DEATH BENEFIT? continued

If the Contract Owner Dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

-- the base death benefit; and

-- the HDV on the Death Benefit Target Date plus the sum of all purchase payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any purchase payments received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT

Examples of Highest Daily Value Death Benefit Calculation. The following are examples of how the HDV death benefit is calculated. Each example assumes an initial purchase payment of $50,000. Each example assumes that there is one contract owner who is age 70 on the contract date.

Example with Market Increase and Death Before Death Benefit Target Date Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Contract Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).

Example with Withdrawals

Assume that the Contract Value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the Contract Value was $75,000. On the date we receive due proof of death, the Contract Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.

Highest Daily Value    =    $90,000 - [$90,000 * $15,000/$75,000]
                       =    $90,000 - $18,000
                       =    $72,000

Base Death Benefit     =    max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                       =    max [$80,000, $40,000]
                       =    $80,000

The death benefit therefore is $80,000.

Example with Death after Death Benefit Target Date Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the Contract Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a purchase payment of $15,000 and later had taken a withdrawal of $5,000 when the Contract Value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus purchase payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.

Highest Daily Value    =    $80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                       =    $80,000 + $15,000 - $6,786
                       =    $88,214

Base Death Benefit     =    max [$75,000, ($50,000 + $15,000) - [($50,000 + $15,000) * $5,000/$70,000]]
                       =    max [$75,000, $60,357]
                       =    $75,000

The death benefit therefore is $88,214.

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PAYOUT OPTIONS

The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

During this 5-year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary.

Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?"

With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary may, within 60 days of providing proof of death, take the death benefit as follows:

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS) Except in the case of spousal continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

In the event of your death before the annuity date, the death benefit must be distributed:

. within five (5) years from the date of death; or

. as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether the you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

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4: WHAT IS THE DEATH BENEFIT? continued

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

Beneficiary Continuation Option

Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

Under the Beneficiary Continuation Option:

. The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.

. The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.

. The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial contract value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.

. The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No fixed interest rate options will be offered.

. No additional Purchase Payments can be applied to the contract.

. The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.

. The beneficiary can request a withdrawal of all or a portion of the contract value at any time, unless the beneficiary is required to take pre-determined withdrawal amounts.

. Withdrawals are not subject to a withdrawal charge.

. Upon the death of the beneficiary, any remaining contract value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

Currently only investment options corresponding to Portfolios of the Advanced Series Trust, and the Prudential Money Market Portfolio, are available under the Beneficiary Continuation Option.

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In addition to the materials referenced above, the Beneficiary will be provided with a prospectus and a settlement agreement describing the Beneficiary Continuation Option. We may pay compensation to the broker-dealer of record on the contract based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the Beneficiary Continuation Option.

EARNINGS APPRECIATOR BENEFIT

The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.

The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.

If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it. You may, if you wish, select both the Earnings Appreciator Benefit and the Highest Daily Value Death Benefit.

Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.

FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, for purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the Contract Value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

FOR ALL OTHER CONTRACTS, for purposes of computing earnings and purchase payments under the EAB, we increase the initial purchase payments by any subsequent purchase payments and reduce it proportionally by any withdrawals - the total Contract Value less that resultant sum being earnings.

When determining the amount of 3 times the sum of all purchase payments mentioned in this section, we exclude purchase payments made both (i) after the first contract anniversary and (ii) within 12 months of the date of death (proportionally reduced for withdrawals).

The EAB percentages are as follows:

. 40% if the owner is age 70 or younger on the date the application is signed.

. 25% if the owner is between ages 71 and 75 on the date the application is signed.

. FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, 15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Benefit (See "Spousal Continuance Benefit" below), the following conditions apply:

. In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Benefit is activated to determine the applicable EAB percentage.

. For the original version of the contract, we will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 76 or older on the date that the Spousal Continuance Benefit is activated. FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON STATE APPROVAL, we will not allow the surviving spouse to continue the Earnings Appreciation Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date the Spousal Continuance Benefit is activated.

. If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the Contract Value (as adjusted under the terms of the Spousal Continuance Benefit) as the first purchase payment.

Terminating the Earnings Appreciator Benefit The Earnings Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract,

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit,

. the date the contract terminates, or

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4: WHAT IS THE DEATH BENEFIT? continued

. the date you annuitize the contract.

Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.

SPOUSAL CONTINUANCE BENEFIT

This benefit is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) for contracts sold on or after May 1, 2003 or upon subsequent state approval, there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) for contracts sold on or after May 1, 2003 or upon subsequent state approval, (i) the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account") and

(ii) the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may also be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of death in good order.

Upon activation of the Spousal Continuance Benefit, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate and market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

Under the Spousal Continuance Benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Benefit. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, the Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Benefit, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the sum of all invested purchase payments (adjusted for withdrawals),

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we

will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB roll-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we

will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB step-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE HIGHEST DAILY VALUE DEATH BENEFIT, we will adjust the

Contract Value to equal the greater of:

. the Contract Value, or

. the Highest Daily Value,

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plus the amount of any applicable Earnings Appreciator Benefit.

After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB roll-up, the GMDB step-up, or HDV death benefit (as applicable), under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.

If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit or Highest Daily Value Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Benefit.

IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.

IF YOU ELECTED ONE OF THE LIFETIME WITHDRAWAL BENEFITS, on the owner's death the Benefit will end. However, if the owner's surviving spouse would be eligible to acquire the Benefit as if he/she were a new purchaser, then the surviving spouse may continue the Benefit under the Spousal Continuance Benefit.

IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Benefit. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:

(a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., contract anniversary coinciding with or next following the annuitant's 95/th/ birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95/th/ birthday.

If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuation Benefit, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS?

LIFETIME FIVE/SM/ INCOME BENEFIT (LIFETIME FIVE)/SM/

The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals - the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.

Lifetime Five is subject to certain restrictions described below.

. Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

. The annuitant must be at least 45 years old when Lifetime Five is elected.

. Lifetime Five may not be elected if you have elected any other optional living benefit.

. Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005, must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greatest of:

(A)the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier; (B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier.

With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.

. If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment.

. For existing contract owners who are electing the Lifetime Five Benefit, the Contract Value on the date of the contract owner's election of Lifetime Five will be used to determine the initial Protected Withdrawal Value.

. If you make additional purchase payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional purchase payment.

You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

If you elected Lifetime Five on or after March 20, 2006:

. you are eligible to step-up the Protected Withdrawal Value on or after the 1/st/ anniversary of the first withdrawal under Lifetime Five.

. the Protected Withdrawal Value can be stepped up again on or after the 1/st/ anniversary of the preceding step-up.

If you elected Lifetime Five prior to March 20, 2006 and that original election remains in effect:

. you are eligible to step-up the Protected Withdrawal Value on or after the 5/th/ anniversary of the first withdrawal under Lifetime Five.

. the Protected Withdrawal Value can be stepped up again on or after the 5/th/ anniversary of the preceding step-up.

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In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value, and on the date you elect to step-up, the charges under Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by any amount.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least one year after the most recent step-up.

If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the contract anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by 5% or more.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the contract anniversary that is at least 5 years after the most recent step-up.

In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

Annual Income Amount Under the Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

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Annual Withdrawal Amount Under the Withdrawal Benefit The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

. If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.

. If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and

4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484

(b)Contract value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $10,000 = $8,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250

. Annual Income Amount for future contract years remains at $13,250

. Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

Example 2. Dollar-for-Dollar and Proportional Reductions

a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $0

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. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250--$93 = $13,157

. Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $0

. Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

. Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

. Annual Withdrawal Amount for future contract years = $18,550 - $489 = $18,061

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

. Annual Income Amount for future contract years = $13,250 - $623 = $12,627

. Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.

. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

. Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

. Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

Example 3. Step-Up of the Protected Withdrawal Value If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Account Value on February 1, 2012 is $280,000, then the following values would result:

. Protected Withdrawal Value = Account Value on February 1, 2012 = $280,000

. Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.

. Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.

. Because the Issue Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Account Value exceeds the Annual Income Amount by 5% or more. 5% of the Account Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Account Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Issue Date and Effective Date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Account Value is greater than the Annual Income Amount.

Benefits Under Lifetime Five

. If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual

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Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

1. apply your Contract Value to any annuity option available;

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or

3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

. If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

. Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

Election of Lifetime Five

WITH RESPECT TO THE SUBSEQUENT VERSION OF STRATEGIC PARTNERS FLEXELITE SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, Lifetime Five can be elected at the time you purchase your contract, or after the contract date.

WITH RESPECT TO THE ORIGINAL VERSION OF STRATEGIC PARTNERS FLEXELITE, Lifetime Five can be elected only after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

Termination of Lifetime Five

Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

Lifetime Five terminates:

. upon your surrender of the contract,

. upon the death of the annuitant (but your surviving spouse may elect a new Lifetime Five benefit if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),

. upon a change in ownership of the contract that changes the tax identification number of the contract owner, or

. upon your election to begin receiving annuity payments.

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We cease imposing the charge for Lifetime Five upon the earliest to occur of

(i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),

(iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

Currently, if you terminate Lifetime Five, you generally will only be permitted to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/ election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

Additional Tax Considerations

If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT (SPOUSAL LIFETIME FIVE)/SM/ The Spousal Lifetime Five Income Benefit (Spousal Lifetime Five) described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there may be a restriction on your ability to re-elect Spousal Lifetime Five or elect another lifetime withdrawal benefit. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or optional death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis):

AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Strategy, or AST American Century Strategic Allocation.

We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

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Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greatest of:

(A)the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier; (B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier.

With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.

. If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment.

. For existing contract owners who are electing the Spousal Lifetime Five Benefit, the Contract Value on the date of your election of Spousal Lifetime Five will be used to determine the initial Protected Withdrawal Value.

Annual Income Amount Under the Spousal Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1/st/ anniversary of the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1/st/ anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.

Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

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The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Income Benefit.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33

(b)Contract value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250 Annual Income Amount for future contract years remains at $13,250

Example 2. Dollar-for-Dollar and Proportional Reductions If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250 - $93 = $13,157

Example 3. Step-up of the Annual Income Amount If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

Benefits Under Spousal Lifetime Five

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further purchase payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

1. apply your Contract Value to any annuity option available; or

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

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. If no withdrawal was ever taken, we will determine an initial Protected Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

. Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

. There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.

. In order for the surviving Designated Life to continue Spousal Lifetime Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the spousal continuation benefit.

Election of and Designations of Spousal Lifetime Five Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:

. One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or

. Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

. One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election. When the contract is set up in this manner, in order for Spousal Lifetime Five to be continued after the death of the first designated life (the annuitant), the custodian must have elected to continue the contract, with the second designated life (the co-annuitant) named as annuitant.

No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.

Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

Currently, if you terminate Spousal Lifetime Five, you may only be permitted to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

Termination of Spousal Lifetime Five

Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.

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The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

Additional Tax Considerations

If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distributions under the tax law.

HIGHEST DAILY LIFETIME FIVE/SM/ INCOME BENEFIT (HD5)/SM/

The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and may have a waiting period until you can elect another lifetime withdrawal benefit. Specifically, you may be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value death benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

Key Feature - Total Protected Withdrawal Value The Total Protected Withdrawal Value is used to determine the amount of the annual payments under Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. We describe how we determine Enhanced Protected Withdrawal Value, and when we begin to calculate it, below. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:

. the Protected Withdrawal Value for the immediately preceding business day (the "Prior Business Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days , but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated credit) made on the Current Business Day; and

. the Contract Value.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. On or after the Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Contract Value.

The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

(a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;

(b)200% of all Purchase Payments made during the one-year period after the date you elected Highest Daily Lifetime Five; and

(c)100% of all Purchase Payments made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

Key Feature - Total Annual Income Amount under the Highest Daily Lifetime Five Benefit

The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five Benefit, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charge that may apply. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount and Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment.

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of this feature starting with the anniversary of the Contract Date (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your Contract Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Contract Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Contract Years.

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Examples of dollar-for-dollar and proportional reductions and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2006

. The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

Dollar-for-Dollar Reductions

On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Total Annual Income Amount for that Contract Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Total Annual Income Amount).

Here is the calculation:

Contract value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Total Annual Income Amount                                      $  6,000.00
Less ratio of 1.41%                                             $     84.51
Total Annual Income Amount for future Contract Years            $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Total Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Contract Year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Business Days occur after the excess withdrawal on August 6.

                                  Highest Quarterly Value
                                      (adjusted with       Adjusted Total Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**       Highest Quarterly Value)
-----              -------------- ----------------------- ------------------------
June 1, 2007        $118,000.00         $118,000.00              $5,900.00
August 6, 2007      $110,000.00         $112,885.55              $5,644.28
September 1, 2007   $112,000.00         $112,885.55              $5,644.28
December 1, 2007    $119,000.00         $119,000.00              $5,950.00

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of

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$5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Contract Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

Benefits Under the Highest Daily Lifetime Five Program

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional payment, if any, for that Contract Year equal to the remaining Total Annual Income Amount for the Contract Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Contract Year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.

. If Annuity payments are to begin under the terms of your Contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

(1)apply your Contract Value to any annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory contract payments are to begin, we will make annual contract payments in the form of a single life fixed contract with ten payments certain, by applying the greater of the contract rates then currently available or the contract rates guaranteed in your Contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed contract rates then currently available or the single life fixed contract rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Total Annual Income Amount as if you made your first withdrawal on the date the contract payments are to begin.

. Please note that payments that we make under this benefit after the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Five Benefit are subject to all of the terms and conditions of the Contract, including any withdrawal charge.

. Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charge). If you surrender your Contract you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five Benefit. The Highest Daily Lifetime Five Benefit provides a guarantee that if your Contract value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.

. Please note that the payments that we make under this benefit after the contract anniversary coinciding with or next following the Annuitant's 95/th/ birthday will be treated as annuity payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts. However, the asset transfer component of the benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances.

. You cannot allocate Purchase Payments or transfer Contract Value to a Fixed Interest Rate Option if you elect Highest Daily Lifetime Five.

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. Transfers to and from the Sub-accounts and the Benefit Fixed Rate Account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the Contract.

. In general, you must allocate your Contract Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Contract Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

Election of and Designations Under the Program For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

Currently, if you terminate the Highest Daily Lifetime Five benefit, you will

(a) not be permitted to re-elect the benefit and (b) may be allowed to elect another lifetime withdrawal benefit only on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

Termination of the Program

You may terminate the benefit at any time by notifying us. if you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving Contract payments (iv) upon the death of the Annuitant (v) if both the Contract Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Return of Principal Guarantee If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

(a)your Contract Value on the day that you elected Highest Daily Lifetime Five; and

(b)the sum of each Purchase Payment you made during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death benefit, or the amount of any other optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Upon termination, we may limit or prohibit investment in the fixed interest rate options.

Asset Transfer Component of Highest Daily Lifetime Five As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Total Annual Income Amount.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Liability Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to rebalance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Liability Ratio meets a target ratio, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For new elections in the future, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Contract Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional purchase payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the Benefit Fixed Rate Account.

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Additional Tax Considerations

If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all purchase payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (HD7)/SM/

Highest Daily Lifetime Seven is offered as an alternative to Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five. Currently, if you elect Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Five or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. The income benefit under Highest Daily Lifetime Seven currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Seven Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value death benefit). As long as your Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Seven.

Key Feature - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

successive Business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current business day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

Key Feature - Annual Income Amount under the Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the Annuitant on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the Annuitant on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing

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Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Seven, if your cumulative withdrawals in an contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Highest Daily Lifetime Seven benefit is elected on March 5, 2008

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime Seven benefit

Dollar-for-Dollar Reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is younger than 75 at the time of the 1/st/ withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500.

This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Annual Income Amount                                            $  6,000.00
Less ratio of 1.41%                                             $     84.51
Annual Income Amount for future contract years                  $  5,915.49

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 75 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                  Highest Quarterly Value
                                      (adjusted with          Adjusted Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**       Highest Quarterly Value)
-----              -------------- ----------------------- ------------------------
June 1, 2008        $118,000.00         $118,000.00              $5,900.00
August 6, 2008      $110,000.00         $112,885.55              $5,644.28
September 1, 2008   $112,000.00         $112,885.55              $5,644.28
December 1, 2008    $119,000.00         $119,000.00              $5,950.00

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

BENEFITS UNDER THE HIGHEST DAILY LIFETIME SEVEN PROGRAM

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime Seven, and amounts are still payable under Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime Seven benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the single designated life.

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We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such Annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the annuitant's 95/th/ birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Seven benefit are subject to all of the terms and conditions of the Contract, including any CDSC.

. Withdrawals made while the Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Contract you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Seven benefit. The Highest Daily Lifetime Seven benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and an AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the contract.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. Currently, Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation.

. The fee for Highest Daily Lifetime Seven is 0.60% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.15% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the Protected Withdrawal Value the fee for Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Program For Highest Daily Lifetime Seven, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Seven. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Seven, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity.

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Highest Daily Lifetime Seven can be elected at the time that you purchase your Contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or elect the Spousal Lifetime Five Benefit, the Lifetime Five Income Benefit, or the Spousal Highest Daily Lifetime Seven Income Benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five or the Spousal Highest Daily Lifetime Seven to elect Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving annuity payments (although if you have elected to take the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount), (iv) upon the death of the Annuitant (v) if both the Contract Value and Annual Income Amount equal zero or (vi) if you cease to meet our requirements for issuing the benefit (see Elections and Designations under the Program).

Upon termination of Highest Daily Lifetime Seven other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note

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that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued contracts that elect Highest Daily Lifetime Seven and existing contracts that elect Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract year that Required Minimum Distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (HD7)/SM/ Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven. Currently, if you elect Spousal Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Five, or Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. Spousal Highest Daily Lifetime Seven must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 59 1/2 years old when the benefit is elected. Spousal Highest Daily Lifetime Seven is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime Seven benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Spousal Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount until the death of the second Designated Life, provided that there have not been "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Seven.

Key Feature - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

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If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

Key Feature - Annual Income Amount under the Spousal Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the youngest Designated Life on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 79 and younger, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Contract due to death or divorce. Under the Spousal Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount. A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the youngest Designated Life on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Spousal Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Seven, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Spousal Highest Daily Lifetime Seven benefit is elected on March 5, 2008.

. The youngest Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime Seven benefit.

Dollar-for-Dollar Reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest Designated Life is younger than 80 at the time of the 1/st/ withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional Reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                                $110,000.00
Less amount of "non" excess withdrawal                          $  3,500.00
Contract Value immediately before excess withdrawal of $1,500   $106,500.00
Excess withdrawal amount                                        $  1,500.00
Divided by Contract Value immediately before excess withdrawal  $106,500.00
Ratio                                                                  1.41%
Annual Income Amount                                            $  6,000.00
Less ratio of 1.41%                                             $     84.51
Annual Income Amount for future contract years                  $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest Designated Life's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 80 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                  Highest Quarterly Value
                                      (adjusted with          Adjusted Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**       Highest Quarterly Value)
-----              -------------- ----------------------- ------------------------
June 1, 2008        $118,000.00         $118,000.00              $5,900.00
August 6, 2008      $110,000.00         $112,885.55              $5,644.28
September 1, 2008   $112,000.00         $112,885.55              $5,644.28
December 1, 2008    $119,000.00         $119,000.00              $5,950.00

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* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

BENEFITS UNDER THE SPOUSAL HIGHEST DAILY LIFETIME SEVEN PROGRAM

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime Seven, and amounts are still payable under Spousal Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime Seven benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the contract, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your contract, or if you decide to begin receiving annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then annuity payments will be made as a life annuity for the lifetime of the Designated Life.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the older of the owner or Annuitant's 95/th/ birthday, will be treated as annuity payments.

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Other Important Considerations

. Withdrawals under the Spousal Highest Daily Lifetime Seven Benefit are subject to all of the terms and conditions of the contract, including any CDSC.

. Withdrawals made while the Spousal Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. The Spousal Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your contract you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing the Spousal Highest Daily Lifetime Seven Benefit. The Spousal Highest Daily Lifetime benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Spousal Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. Currently, Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation.

. The fee for Spousal Highest Daily Lifetime Seven is 0.75% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.1875% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Program Spousal Highest Daily Lifetime Seven can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime Seven only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 59 1/2 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. Each Owner must each be at least 59 1/2 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and the Contingent Annuitant each must be at least 59 1/2 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity or

(b) if the contract initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime Seven benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the contract appoint a new Designated Life upon re-marriage.

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Spousal Highest Daily Lifetime Seven can be elected at the time that you purchase your contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Spousal Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or to elect the Lifetime Five Benefit, the Spousal Lifetime Five Benefit, or the Highest Daily Lifetime Seven Benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Spousal Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, or Highest Daily Lifetime Seven to elect Spousal Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Spousal Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Spousal Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the contract (thus, the benefit does not terminate solely because of the death of the first Designated Life), (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount), (iv) upon your surrender of the contract (v) upon your election to begin receiving annuity payments (vi) if both the Contract Value and Annual Income Amount equal zero or (vii) if you cease to meet our requirements for issuing the benefit (see Election of and Designations under the Program).

Upon termination of Spousal Highest Daily Lifetime Seven other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Spousal Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Spousal Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account s available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendix D to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e.,

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5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

hypothetical) Highest Daily annual income amount. Note that we use 5% in the formula, irrespective of the youngest Designated Life's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Spousal Highest Daily Lifetime Seven and existing Annuities that elect Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Spousal Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that Required Minimum Distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

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As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

Spousal Highest Daily Lifetime Seven Asset Allocation Formula. As indicated above, Spousal Highest Daily Lifetime Seven uses the same asset transfer formula as Highest Daily Lifetime Seven and uses the same table of age-related factors. See Appendix D.

6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

INCOME APPRECIATOR BENEFIT

THE INCOME APPRECIATOR BENEFIT (IAB) IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL. The IAB is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

. The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.

. If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"

Activation of the Income Appreciator Benefit

YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

Once activated, you can receive the Income Appreciator Benefit:

. IAB OPTION 1 at annuitization as part of an annuity payment;

. IAB OPTION 2 during the accumulation phase through the IAB automatic withdrawal payment program; or

. IAB OPTION 3 during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.

Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?"

If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

CALCULATION OF THE INCOME APPRECIATOR BENEFIT

We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:

. earnings are calculated as the difference between the Contract Value and the sum of all purchase payments;

. earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Benefit, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

. withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;

. the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

Number of Years Income Appreciator  Income Appreciator
    Benefit has been in Force       Benefit Percentage
-------------------------------------------------------
               0-6                         0%
-------------------------------------------------------
               7-9                         15%
-------------------------------------------------------
              10-14                        20%
-------------------------------------------------------
               15+                         25%
-------------------------------------------------------

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6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued

IAB Option 1 - Income Appreciator Benefit at Annuitization Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or

2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

Terminating the Income Appreciator Benefit The Income Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract;

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit;

. the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

. the date of annuitization; or

. the date the contract terminates.

Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB Option 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

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Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.

Discontinuing The Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2.

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB Option 3 - Income Appreciator Benefit Credit To Contract Value Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.

You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

Excess Withdrawals

During the 10-year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated, that have not been previously withdrawn.

We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.

Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated, that have not been previously withdrawn, do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.

Effect Of Total Withdrawal On Income Appreciator Benefit. We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

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7: HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT?

PURCHASE PAYMENTS

The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86/th/ birthday of:

. the owner;

. the joint owner;

. the annuitant; or

. the co-annuitant

Currently, the maximum aggregate purchase payment you may make is $20 million. We limit the maximum total purchase payments in any contract year, other than the first to $2 million absent our prior approval. Depending on the applicable state law, other limits may apply.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable investment options, fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 for contracts sold on or after May 1, 2003, or upon subsequent state approval (for all other contracts $5,000) and, allocations to the market value adjustment option must be no less than $1,000.

You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information.

We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

CREDIT ELECTION

We will notify you of your option to make a credit election thirty days before your 3/rd/ and 6/th/ contract anniversaries. If you make a credit election, we will add to your Contract Value a credit amount of 1% of the Contract Value as of the applicable contract anniversary. The credit will be allocated to the variable or fixed interest rate options or the market value adjustment option in the

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same proportion as the Contract Value on the contract anniversary. We must receive your credit election in good order by your contract anniversary in order to add the credit to your Contract Value. This option is not available if the annuitant or co-annuitant is 81 or older on the contract date, the contract is continued under the Spousal Continuance Benefit, or you previously elected not to take the credit.

After you make a credit election, amounts you withdraw will be subject to a credit election withdrawal charge of 7% for the first three contract years since your credit election.

These charges may be lower in certain states.

The credit election withdrawal charges are determined and applied in the same manner as the withdrawal charges. Credits and related earnings are treated as earnings under the contract.

We recoup the cost of the credit by assessing withdrawal charges for a longer period of time. If you make a withdrawal during the credit election withdrawal charge period you may be in a worse position than if you had declined the credit. This credit option may not be available in your state.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option;

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

3) dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each variable investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.

We reserve the right to terminate the contract, and pay the Contract Value to you, in either of the following scenarios: (i) if immediately prior to the annuity date, the Contract Value is less than $2000, or if the contract would provide annuity payments of less than $20 per month and (ii) if during the accumulation period, no purchase payment has been received during the immediately preceding two contract years and each of the following is less than $2000: (a) the total purchase payments (less withdrawals) made prior to such period, and (b) the current Contract Value.

8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE

CONTRACT?

There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

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8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE

 CONTRACT? continued

INSURANCE AND ADMINISTRATIVE CHARGES

In addition to the basic insurance and administrative charge, we impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit, or the Highest Daily Lifetime Five Benefit, and an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. If you choose one of those benefits, or the Guaranteed Minimum Death Benefit option, or Highest Daily Value Death Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.

We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

For Contracts Sold on or After May 1, 2003, or upon Subsequent State Approval the death benefit charge is equal to:

. 1.65% on an annual basis if you choose the base benefit,

. 1.90% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge),

. 2.00% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge), or

. 2.15% on an annual basis if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge).

For All Other Contracts:

. 1.60% on an annual basis if you choose the base benefit, and

. 1.80% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option (i.e., 0.20% in addition to the base death benefit charge).

. 1.90% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.30% in addition to the base death benefit charge).

We reserve the right to impose an additional insurance charge of 0.10% annually of average Contract Value for contracts issued to those aged 76 or older.

As discussed in the Fee Table, we impose an additional fee, based on the Protected Withdrawal Value, for each of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven.

If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. The insurance risk charge for your contract cannot be increased. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts.

The charges that we discuss in this section are assessed against the assets of the separate account (except as indicated). Certain of these charges are part of the base annuity and other charges are assessed only if any available optional benefit is selected. If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.

WITHDRAWAL CHARGE

A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. When you make a credit election, a 7% withdrawal charge will be applied to amounts withdrawn for the three contract years following the credit election. The withdrawal charge may also apply if you begin the income phase during these periods, depending upon the annuity option you choose.

The withdrawal charge is the percentage, shown below, of the amount withdrawn. Full contract years are measured from the contract date with respect to the initial withdrawal charge and from the date you make a credit election with respect to the credit election withdrawal charge.

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Full Contract Years from the Contract Date
and from the Date You Make a Credit Election  Withdrawal Charge
----------------------------------------------------------------
                     0                               7%
----------------------------------------------------------------
                     1                               7%
----------------------------------------------------------------
                     2                               7%
----------------------------------------------------------------
                     3                               0%
----------------------------------------------------------------

In certain states reduced withdrawal charges may apply for certain ages if a credit election is made.

If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.

If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We determine the "charge-free amount" available to you in a given contract year on the contract anniversary that begins that year. The charge-free amount in a given contract year is equal to 10% of the sum of all purchase payments that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

When you make a withdrawal (including a withdrawal under a lifetime withdrawal benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount.

Withdrawal charges will never be greater than permitted by applicable law.

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.

REQUIRED MINIMUM DISTRIBUTION

FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, if a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Flex Elite Contract?"

CONTRACT MAINTENANCE CHARGE

On each contract anniversary during the accumulation phase, if your Contract Value is less than $100,000, we will deduct the lesser of $50 or 2% of your Contract Value, for administrative expenses. (This fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's variable investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $100,000.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year

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of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:

. each contract anniversary,

. when you begin the income phase of the contract,

. upon a full withdrawal, and

. upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.

If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

The fact that we may impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent purchase payment.

The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date,

. upon a full withdrawal, and

. upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.

We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating

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other charges. THE FACT THAT WE IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.

EARNINGS APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Earnings Appreciator supplemental death benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

We calculate the charge on each of the following events:

. each contract anniversary,

. on the annuity date,

. upon death of the sole or first to die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent purchase payment.

The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.

Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon death of the sole owner or first to die of the owner or joint owner prior to the annuity date,

. upon a full withdrawal, and

. upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

BENEFICIARY CONTINUATION OPTION CHARGES

If your beneficiary takes the death benefit under the beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

TAXES ATTRIBUTABLE TO PREMIUM

There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. We generally will deduct the state premium tax charge at the time of a withdrawal or surrender of your Contract or at the time you elect to begin receiving annuity payments. However, we also reserve the right to deduct the charge from each purchase payment at the time the tax is imposed, if earlier. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $10 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the beneficiary continuation option.

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COMPANY TAXES

We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because

(i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

UNDERLYING MUTUAL FUND FEES

When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

9: HOW CAN I ACCESS MY MONEY?

You Can Access Your Money By:

. Making a withdrawal (either partial or complete); or

. Choosing to receive annuity payments during the income phase.

WITHDRAWALS DURING THE ACCUMULATION PHASE

When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.

With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

Income taxes, tax penalties and certain restrictions also may apply to any withdrawal. For a more complete explanation, see Section 10.

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AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

Income taxes, tax penalties, withdrawal charges, and certain restrictions may apply to automated withdrawals. For a more complete explanation, see

Section 10.

SUSPENSION OF PAYMENTS OR TRANSFERS

The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The SEC, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

FLEXELITE CONTRACT?

The tax considerations associated with an annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions.

The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples. You should be aware, however, that federal tax law does not recognize civil unions. Therefore, we cannot permit a civil union partner to continue the annuity upon the death of the first partner under the annuity's "spousal continuance" provision. Civil union couples should consider that limitation before selecting a spousal benefit under the annuity.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

TAXES PAYABLE BY YOU

We believe this annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

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You must commence annuity payments no later than the first day of the calendar month next following the maximum Annuity Date for your contract. Please refer to your annuity contract for the applicable maximum Annuity Date. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity Date described in your contract. However, the IRS may not then consider your contract to be an annuity under the tax law.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefit programs or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

If you choose to receive payments under an interest payment option, or a beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your annuity and will immediately subject any gain in the contract to income tax.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

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If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

TAXES PAYABLE BY BENEFICIARIES

The Death Benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the beneficiary is taxed on gain in the contract.

. Within 5 years of death of owner: the beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the owner: the beneficiary is taxed on each payment (part will be treated as gain and part as return of purchase payments).

Considerations for Contingent Annuitants:

We may allow the naming of a contingent annuitant when a Nonqualified annuity contract is held by a pension plan or a tax favored retirement plan. In such a situation, the annuity may no longer qualify for tax deferral where the annuity contract continues after the death of the Annuitant. Note that in certain annuity contracts issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, we allow for the naming of a co-annuitant, which also is used to mean the successor annuitant (and not another life used for measuring the duration of an annuity payment option). Like in the case of a contingent annuitant, the annuity may no longer qualify for tax deferral where the contract continues after the death of the annuitant.

DISTRIBUTIONS

Taxable amounts distributed from an annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is structured so that it is owned by a grantor trust but the annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor if the grantor pre-deceases the annuitant under

Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the beneficiary and it is not eligible for the death benefit provided under the contract.

ANNUITY QUALIFICATION

Diversification and Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as

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one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the investment options offered pursuant to this Prospectus. We reserve the right to take any action, including modifications to your annuity or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified annuity is an annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified annuity contracts. This annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

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You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS

IRAs. If you buy an annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the annuity by notifying us in writing, and we will refund all of the purchase payments under the annuity (or, if provided by applicable state law, the amount credited under the annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum purchase payment requirements of an annuity, you may purchase an annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a single contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15, or as a current year contribution. In 2008 the contribution limit is $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an annuity, you can make regular IRA contributions under the annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA. In some circumstances, non-spouse beneficiaries may directly roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $46,000 in 2008 ($45,000 in 2007) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2008, this limit is $230,000 ($225,000 for 2007);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,500 in 2008 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. These amounts are indexed for inflation. These annuities are not available for SARSEPs. You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.

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ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum purchase payment requirements of an annuity, if you meet certain income limitations you may purchase an annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA or Roth IRA by making a single contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15 of the current year, or with a current contribution. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Until 2010, participants with an adjusted gross income greater than $100,000 are not permitted to roll over funds from an employer plan, including a Roth 401(k) distribution, to a Roth IRA.

TDAs. You may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) generally if you are either an employer or employee of a tax-exempt organization (as defined under Code

Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your rights (or your employee's rights) to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,500 in 2008. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

Final regulations related to 403(b) contracts were issued in 2007. Under these final regulations, certain contract exchanges may be accepted only if the employer and the issuer have entered into the required information-sharing agreements. Such agreements must be in place by January 1, 2009. We do not currently accept transfers of funds under 403(b) contracts. Funds can only be added to the contract as a current salary deferral under an agreement with your employer or as a direct rollover from another employer plan. We intend to begin accepting such transfers in the future when we can comply with the new regulations.

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REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS

If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner.

Required minimum distributions are calculated based on the sum of the account value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the account value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the annuity and an increased amount of taxable income distributed to the annuity owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an annuity without either beginning annuity payments or surrendering the annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one Roth IRA from the same owner, similar rules apply.

Required Distributions Upon Your Death for Qualified Annuity Contracts Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

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. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus. Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a

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Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

GENERATION-SKIPPING TRANSFERS

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

11. OTHER INFORMATION

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and therefore, is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business.

Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2007, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus.

You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2007, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: ADP (proxy tabulation services) located at 100 Burma Road Jersey City, New Jersey 07305, Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street East Hartford CT 06108, BISYS Retirement Services (qualified plan administrator) located at 200 Dryden Road Dresher, PA 19025, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12th Ave, Suite 202 Pompano Beach, FL 33069, EBIX Inc. (order-entry system) located at 5 Concourse Parkway Suite 3200 Atlanta, GA 30328, Diversified Information Technologies Inc. (records management) located at 123 Wyoming Ave Scranton, PA 18503, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials) located at 26 Barnes Industrial Park Road North Wallingford, CT 06492, Insurance Technologies (annuity

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illustrations) located at Two South Cascade Avenue, Suite 200 Colorado Springs, CO 80903, Lason Systems Inc. (contract printing and mailing) located at 1305 Stephenson Highway, Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) located at 225 West Wacker Drive, Chicago, IL 60606, Pershing LLC (order-entry systems provider) located at One Pershing Plaza Jersey City, NJ 07399, Personix (printing and fulfillment of confirmations and client statements) located at 13100 North Promenade Boulevard Stafford, TX 77477, RR Donnelley Receivables Inc. (printing annual reports and prospectuses) located at 111 South Wacker Drive Chicago, IL 60606-4301, Stanton Group (qualified plan administrator) located at Two Pine Tree Drive Suite 400 Arden Hills, MN 55112 Attention: Alerus Retirement Solutions, State Street (accumulation unit value calculations) located at State Street Financial Center One Lincoln Street Boston, Massachusetts 02111, The Harty Press, Inc. (printing and fulfillment of marketing materials) located at 25 James Street, New Haven, CT 06513, VG Reed & Sons Inc. (printing and fulfillment of annual reports) located at 1002 South 12th Street Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials) located at 255 Long Beach Boulevard Stratford, CT 06615.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA).

The contract is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration

(firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the contract directly to potential purchasers.

Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/ dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PAD.

We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total amount held in all Pruco Life products that were sold through the firm (or its affiliated broker-dealers).

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as purchase payments under Pruco Life annuity products sold through the firm (or its affiliated broker-dealers).

102

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their individual representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments upon the initiation of a relationship for systems, operational and other support.

The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2007) received payment with respect to annuity business during 2007 (or as to which a payment amount was accrued during 2007). The firms listed below include payments in connection with products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract. During 2007, the least amount paid, and greatest amount paid, were $ 2,072 and $1,325,582, respectively.

NAME OF FIRM:

Advantage Capital Corporation

AIG Financial Advisors, Inc.

Citigroup Global Markets, Inc.

Financial Network Investment Corp.

FSC Securities Corp.

ING Financial Partners

Merrill Lynch

Morgan Stanley

Multi-Financial Securities Corporation

Primevest

Raymond James & Associates

Raymond James Financial Services

Royal Alliance

Stifel Nicolaus & Co., Inc.

Sunamerica Securities, Inc.

UBS Financial Services

Wachovia

You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

LITIGATION

Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industries in which Pruco Life operates. Pruco Life is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. In its annuity operations, Pruco Life is subject to litigation involving class action lawsuits and other litigation alleging, among other things, that Pruco Life made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments and third-party contracts. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life and its businesses and products. In addition, Pruco Life, along with other participants in the businesses in which Pruco Life engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of its pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, the outcome cannot be predicted. It is possible that the results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters

103

11. OTHER INFORMATION continued

could have a material adverse effect on Pruco Life's financial position. Management believes, however, that based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

ASSIGNMENT

In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners FlexElite contract, are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

. Company

. Experts

. Principal Underwriter

. Allocation of Initial Purchase Payment

. Determination of Accumulation Unit Values

. Federal Tax Status

. Financial Statements

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

MARKET-VALUE ADJUSTMENT FORMULA

General Formula The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 + MVA). The MVA itself is calculated as follows:

MVA = [ ( 1 + I )//N/12// ] -1 --------- 1 + J + .0025

where:  I  = the guaranteed credited interest rate (annual effective) for the given contract at the time of withdrawal or annuitization or settlement.

        J  = the current credited interest rate offered on new money at the time of withdrawal or annuitization or settlement for a guarantee period of equal length to the number of whole years remaining in the Contract's current guarantee period plus one year.

        N  = equals the remaining number of months in the contract's current guarantee period
              (rounded up) at the time of withdrawal or annuitization or settlement.

104

Pennsylvania Formula

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

Indiana Formula

We use the following MVA formula for contracts issued in Indiana:

MVA = [ ( 1 + I )//N/12// ] -1 --- 1 + J

The variables I, J and N retain the same definitions as the general formula.

Market Value Adjustment Example

 (ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = 5%(0.05)

The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $253.03 = $11,380.14

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

105

11. OTHER INFORMATION continued

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = 7%(0.07)

The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$405.47) = $10,721.64

Market Value Adjustment Example

 (PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = [(61/365)X 0.05] + [((365 - 61)/365) X 0.04] = 0.0417

The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04871

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.04871 = $542.00

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $542.00 = $11,669.11

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

106

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = [(61/365)X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717

The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04126

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.04126) = -$459.10

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$459.10) = $10,668.01

Market Value Adjustment Example

 (INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = 5%(0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power-1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

107

11. OTHER INFORMATION continued

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6%(0.06) J = 7%(0.07)

The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$326.02) = $10,801.09

108

APPENDIX A - ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, the Strategic Partners FlexElite Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

STRATEGIC PARTNERS FLEXELITE

Pruco Life Insurance Company

PROSPECTUS

ACCUMULATION UNIT VALUES: (Base Death Benefit (Flex 1) 1.60)

                                                                          Number of
                                      Accumulation     Accumulation      Accumulation
                                      Unit Value at    Unit Value at Units Outstanding at
                                   Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------
Jennison Portfolio
    5/1/2002* to 12/31/2002             $1.00649         $0.75325            93,203
    1/1/2003 to 12/31/2003              $0.75325         $0.96574           650,728
    1/1/2004 to 12/31/2004              $0.96574         $1.04212           519,492
    1/1/2005 to 12/31/2005              $1.04212         $1.17505           279,576
    1/1/2006 to 12/31/2006              $1.17505         $1.17730           236,479
    1/1/2007 to 12/31/2007              $1.17730         $1.29763           185,731
-----------------------------------------------------------------------------------------
Prudential Equity Portfolio
    5/1/2002* to 12/31/2002             $1.00967         $0.80433            19,194
    1/1/2003 to 12/31/2003              $0.80433         $1.04229           135,937
    1/1/2004 to 12/31/2004              $1.04229         $1.12776           327,748
    1/1/2005 to 12/31/2005              $1.12776         $1.23737           211,784
    1/1/2006 to 12/31/2006              $1.23737         $1.37106           164,693
    1/1/2007 to 12/31/2007              $1.37106         $1.47518           149,066
-----------------------------------------------------------------------------------------
Prudential Global Portfolio
    5/1/2002* to 12/31/2002             $1.00696         $0.78574           122,789
    1/1/2003 to 12/31/2003              $0.78574         $1.03683           199,985
    1/1/2004 to 12/31/2004              $1.03683         $1.11832           189,864
    1/1/2005 to 12/31/2005              $1.11832         $1.27756            35,197
    1/1/2006 to 12/31/2006              $1.27756         $1.50460            49,799
    1/1/2007 to 12/31/2007              $1.50460         $1.63594            44,950
-----------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    5/1/2002* to 12/31/2002             $1.00000         $0.99920           423,551
    1/1/2003 to 12/31/2003              $0.99920         $0.99175         2,261,832
    1/1/2004 to 12/31/2004              $0.99175         $0.98636         1,732,006
    1/1/2005 to 12/31/2005              $0.98636         $0.99903         2,157,271
    1/1/2006 to 12/31/2006              $0.99903         $1.02989         1,524,913
    1/1/2007 to 12/31/2007              $1.02989         $1.06525         1,440,746
-----------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    5/1/2002* to 12/31/2002             $1.00875         $0.81778            59,882
    1/1/2003 to 12/31/2003              $0.81778         $1.03180         1,305,656
    1/1/2004 to 12/31/2004              $1.03180         $1.12172         1,441,905
    1/1/2005 to 12/31/2005              $1.12172         $1.15421           791,358
    1/1/2006 to 12/31/2006              $1.15421         $1.31265           421,287
    1/1/2007 to 12/31/2007              $1.31265         $1.35766           363,757

A-1

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    5/1/2002* to 12/31/2002                           $1.00860         $0.79642            40,410
    1/1/2003 to 12/31/2003                            $0.79642         $1.00386           239,625
    1/1/2004 to 12/31/2004                            $1.00386         $1.14926           359,660
    1/1/2005 to 12/31/2005                            $1.14926         $1.31966           397,305
    1/1/2006 to 12/31/2006                            $1.31966         $1.55794           298,621
    1/1/2007 to 12/31/2007                            $1.55794         $1.58221           276,815
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                           $1.00677         $0.79525           312,154
    1/1/2003 to 12/31/2003                            $0.79525         $1.03928           757,989
    1/1/2004 to 12/31/2004                            $1.03928         $1.17378           980,943
    1/1/2005 to 12/31/2005                            $1.17378         $1.27649           900,240
    1/1/2006 to 12/31/2006                            $1.27649         $1.43576           927,514
    1/1/2007 to 12/31/2007                            $1.43576         $1.54297           950,894
-------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    5/1/2002* to 12/31/2002                           $1.00304         $0.78203            96,866
    1/1/2003 to 12/31/2003                            $0.78203         $0.97382           262,005
    1/1/2004 to 12/31/2004                            $0.97382         $1.07230            71,567
    1/1/2005 to 4/29/2005                             $1.07230         $0.98940                 0
-------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    5/1/2002* to 12/31/2002                           $1.00936         $0.85600            37,745
    1/1/2003 to 12/31/2003                            $0.85600         $1.04209           156,248
    1/1/2004 to 12/31/2004                            $1.04209         $1.11577           192,135
    1/1/2005 to 12/31/2005                            $1.11577         $1.14907           128,530
    1/1/2006 to 12/31/2006                            $1.14907         $1.31251            69,880
    1/1/2007 to 12/31/2007                            $1.31251         $1.39273            63,364
-------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    5/1/2002* to 12/31/2002                           $1.00779         $0.78002            83,646
    1/1/2003 to 12/31/2003                            $0.78002         $0.95090         1,707,961
    1/1/2004 to 12/31/2004                            $0.95090         $0.99301         1,470,174
    1/1/2005 to 12/31/2005                            $0.99301         $1.13871           648,886
    1/1/2006 to 12/31/2006                            $1.13871         $1.18710           584,425
    1/1/2007 to 12/31/2007                            $1.18710         $1.26422           559,101
-------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                           $1.00335         $0.88984         2,338,741
    1/1/2003 to 12/31/2003                            $0.88984         $1.07623         5,502,079
    1/1/2004 to 12/31/2004                            $1.07623         $1.17676         9,469,017
    1/1/2005 to 12/31/2005                            $1.17676         $1.24626         8,775,371
    1/1/2006 to 12/31/2006                            $1.24626         $1.35784         5,451,257
    1/1/2007 to 12/31/2007                            $1.35784         $1.46121         4,518,514
-------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                           $1.00203         $0.93918         2,345,900
    1/1/2003 to 12/31/2003                            $0.93918         $1.07673         4,403,658
    1/1/2004 to 12/31/2004                            $1.07673         $1.15394         2,394,175
    1/1/2005 to 12/31/2005                            $1.15394         $1.20301         3,179,088
    1/1/2006 to 12/31/2006                            $1.20301         $1.28681         2,986,642
    1/1/2007 to 12/31/2007                            $1.28681         $1.38538         2,186,268
-------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    5/1/2002* to 12/31/2002                           $1.00676         $0.85482           433,610
    1/1/2003 to 12/31/2003                            $0.85482         $1.08886         1,349,154
    1/1/2004 to 12/31/2004                            $1.08886         $1.20600         1,886,439
    1/1/2005 to 12/31/2005                            $1.20600         $1.30008         1,125,990
    1/1/2006 to 12/31/2006                            $1.30008         $1.47193           775,434
    1/1/2007 to 12/31/2007                            $1.47193         $1.51509           729,917

A-2

                                                                               Number of
                                           Accumulation     Accumulation      Accumulation
                                           Unit Value at    Unit Value at Units Outstanding at
                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    5/1/2002* to 12/31/2002                  $1.00401         $0.77921           127,081
    1/1/2003 to 12/31/2003                   $0.77921         $1.02081           659,327
    1/1/2004 to 12/31/2004                   $1.02081         $1.21256           906,230
    1/1/2005 to 12/31/2005                   $1.21256         $1.24863           550,261
    1/1/2006 to 12/31/2006                   $1.24863         $1.40852           385,684
    1/1/2007 to 12/31/2007                   $1.40852         $1.33593           311,963
----------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                  $1.00493         $0.84271           723,141
    1/1/2003 to 12/31/2003                   $0.84271         $1.06394         1,988,561
    1/1/2004 to 12/31/2004                   $1.06394         $1.18378         2,586,101
    1/1/2005 to 12/31/2005                   $1.18378         $1.27280         2,332,131
    1/1/2006 to 12/31/2006                   $1.27280         $1.41424         1,904,867
    1/1/2007 to 12/31/2007                   $1.41424         $1.52034         1,735,517
----------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    5/1/2002* to 12/31/2002                  $1.00956         $0.83364            51,159
    1/1/2003 to 12/31/2003                   $0.83364         $1.04013           401,897
    1/1/2004 to 12/31/2004                   $1.04013         $1.20534           547,463
    1/1/2005 to 12/31/2005                   $1.20534         $1.26529           446,285
    1/1/2006 to 12/31/2006                   $1.26529         $1.47551           195,961
    1/1/2007 to 12/31/2007                   $1.47551         $1.41118           130,149
----------------------------------------------------------------------------------------------
SP International Value Portfolio
    5/1/2002* to 12/31/2002                  $1.00812         $0.81844           208,005
    1/1/2003 to 12/31/2003                   $0.81844         $1.02601           378,060
    1/1/2004 to 12/31/2004                   $1.02601         $1.16945           525,090
    1/1/2005 to 12/31/2005                   $1.16945         $1.30965           660,686
    1/1/2006 to 12/31/2006                   $1.30965         $1.66419           554,380
    1/1/2007 to 12/31/2007                   $1.66419         $1.93404           519,518
----------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    5/1/2002* to 12/31/2002                  $1.00460         $0.76575            89,492
    1/1/2003 to 12/31/2003                   $0.76575         $0.95573           229,832
    1/1/2004 to 12/31/2004                   $0.95573         $1.05721           184,299
    1/1/2005 to 4/29/2005                    $1.05721         $0.98737                 0
----------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    5/1/2002* to 12/31/2002                  $0.98986         $0.68122            64,598
    1/1/2003 to 12/31/2003                   $0.68122         $0.93944           718,763
    1/1/2004 to 12/31/2004                   $0.93944         $1.10534         1,479,218
    1/1/2005 to 12/31/2005                   $1.10534         $1.14515           732,772
    1/1/2006 to 12/31/2006                   $1.14515         $1.10524           661,034
    1/1/2007 to 12/31/2007                   $1.10524         $1.26405           586,601
----------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    5/1/2002* to 12/31/2002                  $0.99896         $0.97196           257,990
    1/1/2003 to 12/31/2003                   $0.97196         $1.17106         3,639,912
    1/1/2004 to 12/31/2004                   $1.17106         $1.26025         2,570,594
    1/1/2005 to 12/31/2005                   $1.26025         $1.29024         1,129,082
    1/1/2006 to 12/31/2006                   $1.29024         $1.39070           842,140
    1/1/2007 to 12/31/2007                   $1.39070         $1.42082           671,111
----------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    5/1/2002* to 12/31/2002                  $0.99996         $1.05757           946,026
    1/1/2003 to 12/31/2003                   $1.05757         $1.10183         4,014,394
    1/1/2004 to 12/31/2004                   $1.10183         $1.14172         3,829,364
    1/1/2005 to 12/31/2005                   $1.14172         $1.15064         2,616,515
    1/1/2006 to 12/31/2006                   $1.15064         $1.17420         1,702,419
    1/1/2007 to 12/31/2007                   $1.17420         $1.26474         1,269,528

A-3

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
                                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    5/1/2002* to 12/31/2002                               $1.00813         $0.75658           77,973
    1/1/2003 to 12/31/2003                                $0.75658         $1.05808          234,827
    1/1/2004 to 12/31/2004                                $1.05808         $1.26419          219,324
    1/1/2005 to 12/31/2005                                $1.26419         $1.46554          192,853
    1/1/2006 to 12/31/2006                                $1.46554         $1.58082          118,334
    1/1/2007 to 12/31/2007                                $1.58082         $1.81748          102,776
----------------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    5/1/2002* to 12/31/2002                               $0.99996         $0.76251           66,083
    1/1/2003 to 12/31/2003                                $0.76251         $1.01108          571,775
    1/1/2004 to 12/31/2004                                $1.01108         $0.98594        1,185,252
    1/1/2005 to 12/31/2005                                $0.98594         $0.99462          379,320
    1/1/2006 to 12/31/2006                                $0.99462         $1.10025          324,210
    1/1/2007 to 12/31/2007                                $1.10025         $1.15174          298,286
----------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    5/1/2002* to 12/31/2002                               $1.00807         $0.80793           98,858
    1/1/2003 to 12/31/2003                                $0.80793         $1.00077           79,543
    1/1/2004 to 12/31/2004                                $1.00077         $1.08939           58,732
    1/1/2005 to 12/31/2005                                $1.08939         $1.23467           84,874
    1/1/2006 to 12/31/2006                                $1.23467         $1.20726           66,240
    1/1/2007 to 12/31/2007                                $1.20726         $1.36925           50,619
----------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    5/1/2002* to 12/31/2002                               $1.00200         $0.68057            2,907
    1/1/2003 to 12/31/2003                                $0.68057         $0.95387          188,395
    1/1/2004 to 12/31/2004                                $0.95387         $0.93892          856,847
    1/1/2005 to 4/29/2005                                 $0.93892         $0.83813                0
----------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    5/1/2002* to 12/31/2002                               $1.00364         $0.76891           36,399
    1/1/2003 to 12/31/2003                                $0.76891         $1.05634          992,042
    1/1/2004 to 12/31/2004                                $1.05634         $1.21164        1,093,796
    1/1/2005 to 12/31/2005                                $1.21164         $1.38795          239,742
    1/1/2006 to 12/31/2006                                $1.38795         $1.65375          170,864
    1/1/2007 to 12/31/2007                                $1.65375         $1.94566          131,334
----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99870         $9.99781                0
    1/1/2006 to 12/31/2006                                $9.99781        $11.38426           53,943
    1/1/2007 to 12/31/2007                               $11.38426        $12.27510           50,357
----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                             $10.09321        $11.71644                0
----------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                             $10.07954        $10.31589                0
    1/1/2006 to 12/31/2006                               $10.31589        $12.32152                0
    1/1/2007 to 12/31/2007                               $12.32152        $11.69400                0
----------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                             $10.05465        $10.27041              613
    1/1/2006 to 12/31/2006                               $10.27041        $11.85492            2,008
    1/1/2007 to 12/31/2007                               $11.85492        $12.26546            1,381
----------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                             $10.04992        $11.32871                0
----------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                             $10.04972        $10.40528                0
    1/1/2006 to 12/31/2006                               $10.40528        $11.53220            7,864
    1/1/2007 to 12/31/2007                               $11.53220        $11.58612           11,890

A-4

                                                                                                     Number of
                                                                 Accumulation     Accumulation      Accumulation
                                                                 Unit Value at    Unit Value at Units Outstanding at
                                                              Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.06642        $10.33775               0
    1/1/2006 to 12/31/2006                                         $10.33775        $11.89059               0
    1/1/2007 to 12/31/2007                                         $11.89059        $11.68985               0
--------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                       $10.04186        $10.32060               0
    1/1/2006 to 12/31/2006                                         $10.32060        $11.14052               0
    1/1/2007 to 12/31/2007                                         $11.14052        $11.94219             490
--------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99870        $10.01777             709
    1/1/2006 to 12/31/2006                                         $10.01777        $11.02058          76,081
    1/1/2007 to 12/31/2007                                         $11.02058        $11.84495         168,512
--------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99870        $10.00777               0
    1/1/2006 to 12/31/2006                                         $10.00777        $11.19746         118,037
    1/1/2007 to 12/31/2007                                         $11.19746        $12.09240         183,213
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                       $10.14694        $12.02239           3,255
    1/1/2006 to 12/31/2006                                         $12.02239        $16.18074           5,324
    1/1/2007 to 12/31/2007                                         $16.18074        $12.74957          11,689
--------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99870        $10.02777           5,377
    1/1/2006 to 12/31/2006                                         $10.02777        $10.91230          44,365
    1/1/2007 to 12/31/2007                                         $10.91230        $11.71433          62,590
--------------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.08475        $10.71961               0
    1/1/2006 to 12/31/2006                                         $10.71961        $12.84370               0
    1/1/2007 to 12/31/2007                                         $12.84370        $12.78943               0
--------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.01116        $10.31628             916
    1/1/2006 to 12/31/2006                                         $10.31628        $10.94179               0
    1/1/2007 to 12/31/2007                                         $10.94179        $12.78395               0
--------------------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.04553        $10.02163           1,790
    1/1/2006 to 12/31/2006                                         $10.02163        $11.83230               0
    1/1/2007 to 12/31/2007                                         $11.83230         $9.57593               0
--------------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                        $9.99870        $10.96320             484
    1/1/2006 to 12/31/2006                                         $10.96320        $12.18419           1,440
    1/1/2007 to 12/31/2007                                         $12.18419        $13.33590           1,273
--------------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                                       $10.01525        $10.62776               0
    1/1/2006 to 12/31/2006                                         $10.62776        $11.62614             413
    1/1/2007 to 12/31/2007                                         $11.62614        $11.66435             413
--------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.03286        $10.76377               0
    1/1/2006 to 12/31/2006                                         $10.76377        $11.65320             268
    1/1/2007 to 12/31/2007                                         $11.65320        $13.07351             268
--------------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                        $9.97664         $9.86257          29,224
    1/1/2006 to 12/31/2006                                          $9.86257        $10.71259          31,288
    1/1/2007 to 12/31/2007                                         $10.71259        $10.80461           1,967

A-5

                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $9.99870        $10.58316               0
    1/1/2006 to 12/31/2006                          $10.58316        $11.07077           1,032
    1/1/2007 to 12/31/2007                          $11.07077        $13.00360           1,032
-----------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                         $9.91372        $10.65770           1,055
    1/1/2006 to 12/31/2006                          $10.65770        $12.88158           7,194
    1/1/2007 to 12/31/2007                          $12.88158        $13.87448           8,997
-----------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.07710        $10.56123           1,255
    1/1/2006 to 12/31/2006                          $10.56123        $12.31413           6,595
    1/1/2007 to 12/31/2007                          $12.31413        $11.75713           6,707
-----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                         $9.99870         $9.95397           1,234
    1/1/2006 to 12/31/2006                           $9.95397        $10.75768           3,320
    1/1/2007 to 12/31/2007                          $10.75768        $11.23188           3,318
-----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.12608        $10.90783           1,433
    1/1/2006 to 12/31/2006                          $10.90783        $11.51340           9,041
    1/1/2007 to 12/31/2007                          $11.51340        $13.02694          10,292
-----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                         $9.96610        $10.48203               0
    1/1/2006 to 12/31/2006                          $10.48203        $12.82457           1,924
    1/1/2007 to 12/31/2007                          $12.82457        $13.80820           1,940
-----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.03677        $10.76384               0
    1/1/2006 to 12/31/2006                          $10.76384        $11.61849               0
    1/1/2007 to 12/31/2007                          $11.61849        $13.16232               0
-----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.06487        $10.35723           1,182
    1/1/2006 to 12/31/2006                          $10.35723        $11.64662           1,871
    1/1/2007 to 12/31/2007                          $11.64662        $11.77774           1,870
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.05559        $11.34064           1,721
    1/1/2006 to 12/31/2006                          $11.34064        $12.73152           1,414
    1/1/2007 to 12/31/2007                          $12.73152        $15.31219           4,548
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.02180        $10.88951           3,280
    1/1/2006 to 12/31/2006                          $10.88951        $11.87082           6,058
    1/1/2007 to 12/31/2007                          $11.87082        $12.05329           5,168
-----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.99870        $10.06112           2,109
    1/1/2006 to 12/31/2006                          $10.06112        $10.28150           3,451
    1/1/2007 to 12/31/2007                          $10.28150        $10.80668           2,853
-----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                         $9.99870        $10.03777               0
    1/1/2006 to 12/31/2006                          $10.03777        $10.66664               0
    1/1/2007 to 12/31/2007                          $10.66664        $11.41316           6,615
-----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.04850        $10.65131             480
    1/1/2006 to 12/31/2006                          $10.65131        $12.58550           3,420
    1/1/2007 to 12/31/2007                          $12.58550        $11.69149           3,582

A-6

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
                                                        Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                                 $10.02851        $10.35969             145
    1/1/2006 to 12/31/2006                                   $10.35969        $11.47079             214
    1/1/2007 to 12/31/2007                                   $11.47079        $12.00305             213
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.94923         $9.45336             317
    1/1/2006 to 12/31/2006                                    $9.45336         $9.88855           1,433
    1/1/2007 to 12/31/2007                                    $9.88855        $10.67078           1,116
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                                 $10.00270        $11.74369           6,423
    1/1/2006 to 12/31/2006                                   $11.74369        $13.39296          11,461
    1/1/2007 to 12/31/2007                                   $13.39296        $18.52067          24,982
--------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                  $9.88086        $12.06669           4,825
    1/1/2006 to 12/31/2006                                   $12.06669        $15.98374           6,883
    1/1/2007 to 12/31/2007                                   $15.98374        $22.57525           8,562
--------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio--Service Shares
    5/1/2002* to 12/31/2002                                   $1.00860         $0.77398           8,577
    1/1/2003 to 12/31/2003                                    $0.77398         $1.00180          86,824
    1/1/2004 to 12/31/2004                                    $1.00180         $1.02749          87,502
    1/1/2005 to 12/31/2005                                    $1.02749         $1.05188          67,596
    1/1/2006 to 12/31/2006                                    $1.05188         $1.15075          44,804
    1/1/2007 to 12/31/2007                                    $1.15075         $1.30013          39,102
--------------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                                  $9.99870        $10.66600          11,810
    1/1/2007 to 12/31/2007                                   $10.66600        $11.49517           9,552
--------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                  $9.99870        $10.48825               0
    1/1/2007 to 12/31/2007                                   $10.48825        $11.50076               0
--------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                  $9.99870        $10.58698               0
    1/1/2007 to 12/31/2007                                   $10.58698        $11.31105           9,640
--------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                 $9.99870         $9.98048               0

* As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

A-7

STRATEGIC PARTNERS FLEXELITE

Pruco Life Insurance Company

PROSPECTUS

ACCUMULATION UNIT VALUES: (HDV, and Lifetime Five (Flex2) 2.75)

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005                          $10.06117        $11.71852               0
    1/1/2006 to 12/31/2006                            $11.71852        $11.60950               0
    1/1/2007 to 12/31/2007                            $11.60950        $12.65264               0
-------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005                          $10.04754        $11.00992               0
    1/1/2006 to 12/31/2006                            $11.00992        $12.06300               0
    1/1/2007 to 12/31/2007                            $12.06300        $12.83298               0
-------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005                           $9.98571        $11.24606               0
    1/1/2006 to 12/31/2006                            $11.24606        $13.09664               0
    1/1/2007 to 12/31/2007                            $13.09664        $14.07968               0
-------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005                           $9.99964        $10.02827               0
    1/1/2006 to 12/31/2006                            $10.02827        $10.22412               0
    1/1/2007 to 12/31/2007                            $10.22412        $10.45225               0
-------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                          $10.05569        $10.29682               0
    1/1/2006 to 12/31/2006                            $10.29682        $11.57989               0
    1/1/2007 to 12/31/2007                            $11.57989        $11.84277               0
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                          $10.03704        $11.16744               0
    1/1/2006 to 12/31/2006                            $11.16744        $13.03651               0
    1/1/2007 to 12/31/2007                            $13.03651        $13.09025               0
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.03144        $10.89452               0
    1/1/2006 to 12/31/2006                            $10.89452        $12.11717               0
    1/1/2007 to 12/31/2007                            $12.11717        $12.87581               0
-------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                           $10.06839         $9.47634               0
-------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                          $10.02472        $10.15397               0
    1/1/2006 to 12/31/2006                            $10.15397        $11.46923               0
    1/1/2007 to 12/31/2007                            $11.46923        $12.03388               0
-------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.02972        $12.03478               0
    1/1/2006 to 12/31/2006                            $12.03478        $12.40608               0
    1/1/2007 to 12/31/2007                            $12.40608        $13.06336               0
-------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.01669        $10.58751          76,778
    1/1/2006 to 12/31/2006                            $10.58751        $11.40644          64,795
    1/1/2007 to 12/31/2007                            $11.40644        $12.13741          61,455
-------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.00674        $10.41736          40,172
    1/1/2006 to 12/31/2006                            $10.41736        $11.01825          18,272
    1/1/2007 to 12/31/2007                            $11.01825        $11.72848          16,770

A-8

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                         $10.02465        $10.54231               0
    1/1/2006 to 12/31/2006                           $10.54231        $11.80245               0
    1/1/2007 to 12/31/2007                           $11.80245        $12.01119               0
------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.05686        $10.42337               0
    1/1/2006 to 12/31/2006                           $10.42337        $11.62655               0
    1/1/2007 to 12/31/2007                           $11.62655        $10.90329               0
------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.02857        $10.75346         165,231
    1/1/2006 to 12/31/2006                           $10.75346        $11.81507         164,735
    1/1/2007 to 12/31/2007                           $11.81507        $12.55835         165,751
------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.07536        $10.39807               0
    1/1/2006 to 12/31/2006                           $10.39807        $11.99010               0
    1/1/2007 to 12/31/2007                           $11.99010        $11.33766               0
------------------------------------------------------------------------------------------------------
SP International Value Portfolio
    3/14/2005* to 12/31/2005                          $9.91175        $10.58053               0
    1/1/2006 to 12/31/2006                           $10.58053        $13.29449               0
    1/1/2007 to 12/31/2007                           $13.29449        $15.27652               0
------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 12/31/2005                         $10.05557         $9.59656               0
------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.02785        $10.60799               0
    1/1/2006 to 12/31/2006                           $10.60799        $10.12419               0
    1/1/2007 to 12/31/2007                           $10.12419        $11.44876               0
------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                          $9.98851        $10.05567               0
    1/1/2006 to 12/31/2006                           $10.05567        $10.71775               0
    1/1/2007 to 12/31/2007                           $10.71775        $10.82555               0
------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                          $9.99777        $10.08669               0
    1/1/2006 to 12/31/2006                           $10.08669        $10.17850               0
    1/1/2007 to 12/31/2007                           $10.17850        $10.83997               0
------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03536        $11.65286               0
    1/1/2006 to 12/31/2006                           $11.65286        $12.42904               0
    1/1/2007 to 12/31/2007                           $12.42904        $14.12835               0
------------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.02998        $10.42978               0
    1/1/2006 to 12/31/2006                           $10.42978        $11.40870               0
    1/1/2007 to 12/31/2007                           $11.40870        $11.80868               0
------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.07318        $11.89439               0
    1/1/2006 to 12/31/2006                           $11.89439        $11.50025               0
    1/1/2007 to 12/31/2007                           $11.50025        $12.89652               0
------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 12/31/2005                         $10.04271         $9.58302               0
------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    3/14/2005* to 12/31/2005                          $9.92593        $11.20713               0
    1/1/2006 to 12/31/2006                           $11.20713        $13.20385               0
    1/1/2007 to 12/31/2007                           $13.20385        $15.36006               0

A-9

                                                                                                     Number of
                                                                 Accumulation     Accumulation      Accumulation
                                                                 Unit Value at    Unit Value at Units Outstanding at
                                                              Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99777         $9.98918               0
    1/1/2006 to 12/31/2006                                          $9.98918        $11.24761               0
    1/1/2007 to 12/31/2007                                         $11.24761        $11.99132               0
--------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                                       $10.09229        $11.62084               0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.07861        $10.22287               0
    1/1/2006 to 12/31/2006                                         $10.22287        $12.07405               0
    1/1/2007 to 12/31/2007                                         $12.07405        $11.33004               0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                       $10.05372        $10.17785               0
    1/1/2006 to 12/31/2006                                         $10.17785        $11.61695               0
    1/1/2007 to 12/31/2007                                         $11.61695        $11.88399               0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                                       $10.04900        $11.23624               0
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                       $10.04879        $10.31138               0
    1/1/2006 to 12/31/2006                                         $10.31138        $11.30061               0
    1/1/2007 to 12/31/2007                                         $11.30061        $11.22565               0
--------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.06549        $10.24446               0
    1/1/2006 to 12/31/2006                                         $10.24446        $11.65186               0
    1/1/2007 to 12/31/2007                                         $11.65186        $11.32623               0
--------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                       $10.04094        $10.22754               0
    1/1/2006 to 12/31/2006                                         $10.22754        $10.91679               0
    1/1/2007 to 12/31/2007                                         $10.91679        $11.57064               0
--------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99777        $10.00913           5,593
    1/1/2006 to 12/31/2006                                         $10.00913        $10.88808          29,966
    1/1/2007 to 12/31/2007                                         $10.88808        $11.57088          41,875
--------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99777         $9.99914          90,558
    1/1/2006 to 12/31/2006                                          $9.99914        $11.06284         178,182
    1/1/2007 to 12/31/2007                                         $11.06284        $11.81270         178,284
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                       $10.14601        $11.91406               0
    1/1/2006 to 12/31/2006                                         $11.91406        $15.85615               0
    1/1/2007 to 12/31/2007                                         $15.85615        $12.35302               0
--------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                        $9.99777        $10.01910           4,195
    1/1/2006 to 12/31/2006                                         $10.01910        $10.78120          16,594
    1/1/2007 to 12/31/2007                                         $10.78120        $11.44341          12,414
--------------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                       $10.08383        $10.62294               0
    1/1/2006 to 12/31/2006                                         $10.62294        $12.58576               0
    1/1/2007 to 12/31/2007                                         $12.58576        $12.39154               0
--------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                       $10.01024        $10.22322               0
    1/1/2006 to 12/31/2006                                         $10.22322        $10.72193               0
    1/1/2007 to 12/31/2007                                         $10.72193        $12.38612               0

A-10

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.04461         $9.93126            0
    1/1/2006 to 12/31/2006                             $9.93126        $11.59492            0
    1/1/2007 to 12/31/2007                            $11.59492         $9.27809            0
-------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                           $9.99777        $10.86427            0
    1/1/2006 to 12/31/2006                            $10.86427        $11.93940            0
    1/1/2007 to 12/31/2007                            $11.93940        $12.92083            0
-------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.01433        $10.53185            0
    1/1/2006 to 12/31/2006                            $10.53185        $11.39263            0
    1/1/2007 to 12/31/2007                            $11.39263        $11.30143            0
-------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.03193        $10.66654            0
    1/1/2006 to 12/31/2006                            $10.66654        $11.41899            0
    1/1/2007 to 12/31/2007                            $11.41899        $12.66654            0
-------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                           $9.97572         $9.77353            0
    1/1/2006 to 12/31/2006                             $9.77353        $10.49735            0
    1/1/2007 to 12/31/2007                            $10.49735        $10.46840            0
-------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $9.99777        $10.48770            0
    1/1/2006 to 12/31/2006                            $10.48770        $10.84831            0
    1/1/2007 to 12/31/2007                            $10.84831        $12.59892            0
-------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.91280        $10.56143            0
    1/1/2006 to 12/31/2006                            $10.56143        $12.62280            0
    1/1/2007 to 12/31/2007                            $12.62280        $13.44273            0
-------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.07618        $10.46601            0
    1/1/2006 to 12/31/2006                            $10.46601        $12.06704            0
    1/1/2007 to 12/31/2007                            $12.06704        $11.39152            0
-------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                           $9.99777         $9.86405            0
    1/1/2006 to 12/31/2006                             $9.86405        $10.54159            0
    1/1/2007 to 12/31/2007                            $10.54159        $10.88232            0
-------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.12516        $10.80945            0
    1/1/2006 to 12/31/2006                            $10.80945        $11.28217            0
    1/1/2007 to 12/31/2007                            $11.28217        $12.62154            0
-------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.96517        $10.38754            0
    1/1/2006 to 12/31/2006                            $10.38754        $12.56729            0
    1/1/2007 to 12/31/2007                            $12.56729        $13.37892            0
-------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.03584        $10.66678            0
    1/1/2006 to 12/31/2006                            $10.66678        $11.38515            0
    1/1/2007 to 12/31/2007                            $11.38515        $12.75286            0
-------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.06394        $10.26369            0
    1/1/2006 to 12/31/2006                            $10.26369        $11.41265            0
    1/1/2007 to 12/31/2007                            $11.41265        $11.41117            0

A-11

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
                                                        Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $10.05467        $11.23844               0
    1/1/2006 to 12/31/2006                                   $11.23844        $12.47591               0
    1/1/2007 to 12/31/2007                                   $12.47591        $14.83594               0
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.02088        $10.79135               0
    1/1/2006 to 12/31/2006                                   $10.79135        $11.63249               0
    1/1/2007 to 12/31/2007                                   $11.63249        $11.67818               0
--------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.99777         $9.97047               0
    1/1/2006 to 12/31/2006                                    $9.97047        $10.07526               0
    1/1/2007 to 12/31/2007                                   $10.07526        $10.47083               0
--------------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                  $9.99777        $10.02910               0
    1/1/2006 to 12/31/2006                                   $10.02910        $10.53839          20,418
    1/1/2007 to 12/31/2007                                   $10.53839        $11.14909          20,418
--------------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.04758        $10.55522               0
    1/1/2006 to 12/31/2006                                   $10.55522        $12.33274               0
    1/1/2007 to 12/31/2007                                   $12.33274        $11.32764               0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                                 $10.02759        $10.26630               0
    1/1/2006 to 12/31/2006                                   $10.26630        $11.24064               0
    1/1/2007 to 12/31/2007                                   $11.24064        $11.62992               0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.94831         $9.36794               0
    1/1/2006 to 12/31/2006                                    $9.36794         $9.68974               0
    1/1/2007 to 12/31/2007                                    $9.68974        $10.33861               0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                                 $10.00177        $11.63782               0
    1/1/2006 to 12/31/2006                                   $11.63782        $13.12406               0
    1/1/2007 to 12/31/2007                                   $13.12406        $17.94469               0
--------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                  $9.87994        $11.95787               0
    1/1/2006 to 12/31/2006                                   $11.95787        $15.66273               0
    1/1/2007 to 12/31/2007                                   $15.66273        $21.87322               0
--------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio--Service Shares
    3/14/2005* to 12/31/2005                                 $10.04371        $10.30638               0
    1/1/2006 to 12/31/2006                                   $10.30638        $11.14794               0
    1/1/2007 to 12/31/2007                                   $11.14794        $12.45315               0
--------------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                                  $9.99777        $10.57202               0
    1/1/2007 to 12/31/2007                                   $10.57202        $11.26573               0
--------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                  $9.99777        $10.39574           1,698
    1/1/2007 to 12/31/2007                                   $10.39574        $11.27110           3,082
--------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                  $9.99777        $10.49366               0
    1/1/2007 to 12/31/2007                                   $10.49366        $11.08525               0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Large-Cap Growth Portfolio
    11/19/2007* to 12/31/2007                                 $9.83621         $9.96178               0

A-12

                                                                                   Number of
                                               Accumulation     Accumulation      Accumulation
                                               Unit Value at    Unit Value at Units Outstanding at
                                            Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------
AST Money Market
    11/19/2007* to 12/31/2007                     $9.99898        $10.01976            0
--------------------------------------------------------------------------------------------------
AST Small Cap Growth
    11/19/2007* to 12/31/2007                     $9.76108        $10.16114            0
--------------------------------------------------------------------------------------------------
AST PIMCO Total Return Bond
    11/19/2007* to 12/31/2007                    $10.02234        $10.10513            0
--------------------------------------------------------------------------------------------------
AST International Value Portfolio
    11/19/2007* to 12/31/2007                     $9.76031         $9.91043            0
--------------------------------------------------------------------------------------------------
AST International Growth Portfolio
    11/19/2007* to 12/31/2007                     $9.69535         $9.89782            0
--------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                     $9.99777         $9.96661            0

* As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

A-13

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future deposits into the annuity;

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity;

. Your investment return objectives;

. The effect of optional benefits that may be elected; and

. Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart sets forth the prominent features of each Strategic Partners variable annuity. Please note that Strategic Partners Advisor and Strategic Partners Select are no longer offered. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

. Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

. Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

. Strategic Partners FlexElite has a shorter CDSC period than Strategic Partners Annuity One 3/Plus 3, but does not offer bonuses on purchase payments.

B-1

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

                              Strategic Partners             Strategic Partners             Strategic Partners
                                    Advisor                    Flexelite 2 /1/                    Select
---------------------------------------------------------------------------------------------------------------------
Minimum Investment        $10,000                      $10,000                          $10,000
---------------------------------------------------------------------------------------------------------------------
Maximum Issue Age         85 Qualified & Non-          85 Qualified & Non-              80 Qualified & 85 Non-
                          Qualified                    Qualified                        Qualified
---------------------------------------------------------------------------------------------------------------------
Withdrawal Charge         None                         3 Years                          7 Years
 Schedule                                              (7%, 7%, 7%) Contract            (7%, 6%, 5%, 4%, 3%,
                                                       date based                       2%, 1%) Contract date
                                                                                        based
---------------------------------------------------------------------------------------------------------------------
Annual Charge-Free        Full liquidity               10% of gross purchase            10% of gross purchase
 Withdrawal /2/                                        payments made as of last         payments per contract year,
                                                       contract anniversary per         cumulative up to 7 years or
                                                       contract year                    70% of gross purchase
                                                                                        payments
---------------------------------------------------------------------------------------------------------------------
Insurance and             1.40%                        1.65%                            1.52%
 Administration Charge
---------------------------------------------------------------------------------------------------------------------
Contract Maintenance Fee  The lesser of $30 or 2% of   The lesser of $50 or 2% of       $30. Waived if Contract
 (assessed annually)      your Contract Value.         your Contract Value              Value is $50,000 or more
                          Waived if contract value is  Waived if contract value is
                          $50,000 or more              $100,000 or more
---------------------------------------------------------------------------------------------------------------------
Contract Credit           No                           Yes 1% credit option at          No
                                                       end of 3/rd/ and 6/th/ contract
                                                       years. Election results in a
                                                       new 3 year withdrawal
                                                       charge
---------------------------------------------------------------------------------------------------------------------

                             Strategic Partners
                             Annuity One 3/Plus 3
                                  Non Bonus
-----------------------------------------------------
Minimum Investment        $10,000
-----------------------------------------------------
Maximum Issue Age         85 Qualified & Non-
                          Qualified
-----------------------------------------------------
Withdrawal Charge         7 Years
 Schedule                 (7%, 6%, 5%, 4%, 3%,
                          2%, 1%) Payment date
                          based
-----------------------------------------------------
Annual Charge-Free        10% of gross purchase
 Withdrawal /2/           payments made as of last
                          contract anniversary per
                          contract year

-----------------------------------------------------
Insurance and             1.40%
 Administration Charge
-----------------------------------------------------
Contract Maintenance Fee  The lesser of $35 or 2% of
 (assessed annually)      your contract value.
                          Waived if Contract Value
                          is $75,000 or more
-----------------------------------------------------
Contract Credit           No

-----------------------------------------------------

                                         Strategic Partners Annuity One 3/Plus 3
                                                          Bonus
---------------------------------------------------------------------------------
Minimum Investment                       $10,000
---------------------------------------------------------------------------------
Maximum Issue Age                        85 Qualified & Non-Qualified
---------------------------------------------------------------------------------
Withdrawal Charge Schedule               7 Years (8%, 8%, 8%, 8%, 7%, 6%, 5%)
                                         Payment date based
---------------------------------------------------------------------------------
Annual Charge-Free Withdrawal /2/        10% of gross purchase payments made as
                                         of last contract anniversary per
                                         contract year
---------------------------------------------------------------------------------
Insurance and Administration Charge      1.50%
---------------------------------------------------------------------------------
Contract Maintenance Fee (assessed       The lesser of $35 or 2% of your
 annually)                               contract value. Waived if Contract
                                         Value is $75,000 or more
---------------------------------------------------------------------------------
Contract Credit                          Yes
                                         3% - all amounts ages
                                         81 - 85 4% - under $250,000
                                         5% - $250,000 - $999,999
                                         6% - $1,000,000+
---------------------------------------------------------------------------------

1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.

2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% Federal Income Tax penalty.

B-2

                         Strategic Partners          Strategic Partners          Strategic Partners
                              Advisor                 Flexelite 2 /1/                 Select
---------------------------------------------------------------------------------------------------------
Fixed Rate Account   No                          Yes 1-Year                  Yes 1-Year
---------------------------------------------------------------------------------------------------------
Market Value         No                          Yes 1-10 Years              Yes 7-Year
 Adjustment Account
 (MVA)
---------------------------------------------------------------------------------------------------------
Enhanced Dollar      No                          Yes                         No
 Cost Averaging
 (DCA)
---------------------------------------------------------------------------------------------------------
Variable Investment  as indicated in prospectus  as indicated in prospectus  as indicated in prospectus
 Options Available
---------------------------------------------------------------------------------------------------------
Evergreen Funds      N/A                         N/A                         N/A

---------------------------------------------------------------------------------------------------------
Base Death Benefit:  The greater of: purchase    The greater of: purchase    Contract Value
                     payment(s) minus            payment(s) minus
                     proportionate               proportionate
                     withdrawal(s) or Contract   withdrawal(s) or Contract
                     Value                       Value
---------------------------------------------------------------------------------------------------------
Optional Death       Combo: Step/Roll            Step-Up Roll-Up Combo:      N/A
 Benefit (for an                                 Step/Roll Highest Daily
 additional cost)                                Value (HDV) Earnings
 /4,5/                                           Appreciator Benefit (EAB)
---------------------------------------------------------------------------------------------------------
Living Benefits      Lifetime Five               Lifetime Five, Guaranteed   N/A
 (for an additional                              Minimum Income Benefit
 cost) /5,6/                                     (GMIB), Income
                                                 Appreciator Benefit (IAB),
                                                 Spousal Lifetime
                     Spousal Lifetime Five       Five Income Benefit,
                                                 Highest Daily Lifetime
                                                 Five, Highest Daily
                                                 Lifetime Seven Benefits.

---------------------------------------------------------------------------------------------------------

                        Strategic Partners
                        Annuity One 3/Plus 3
                             Non Bonus
------------------------------------------------
Fixed Rate Account   Yes 1-Year
------------------------------------------------
Market Value         Yes 1-10 Years
 Adjustment Account
 (MVA)
------------------------------------------------
Enhanced Dollar      Yes
 Cost Averaging
 (DCA)
------------------------------------------------
Variable Investment  as indicated in prospectus
 Options Available
------------------------------------------------
Evergreen Funds      6-available in Strategic
                     Partners Plus 3 only
------------------------------------------------
Base Death Benefit:  The greater of: purchase
                     payment(s) minus
                     proportionate
                     withdrawal(s) or Benefit

------------------------------------------------
Optional Death       Step-Up Roll-Up Combo:
 Benefit (for an     Step/Roll Highest Daily
 additional cost)    Value (HDV) Earnings
 /4,5/               Appreciator Benefit (EAB)
------------------------------------------------
Living Benefits      Lifetime Five, Guaranteed
 (for an additional  Minimum Income Benefit
 cost) /5,6/         (GMIB), Income
                     Appreciator Benefit (IAB),

                     Spousal Lifetime Five,
                     Income Benefit, Highest
                     Daily Lifetime Five,
                     Highest Daily Lifetime
                     Seven Benefits.
------------------------------------------------

                                         Strategic Partners Annuity One 3/Plus 3
                                                          Bonus
---------------------------------------------------------------------------------
Fixed Rate Account                       Yes /3/ 1-Year
---------------------------------------------------------------------------------
Market Value Adjustment Account (MVA)    Yes 1-10 Years
---------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging (DCA)     Yes
---------------------------------------------------------------------------------
Variable Investment Options Available    See prospectus
---------------------------------------------------------------------------------
Evergreen Funds                          6-available in Strategic Partners Plus
                                         3 only
---------------------------------------------------------------------------------
Base Death Benefit:                      The greater of: purchase payment(s)
                                         minus proportionate withdrawal(s) or
                                         Contract Value
---------------------------------------------------------------------------------
Optional Death Benefit (for an           Step-Up Roll-Up Combo: Step/Roll
 additional cost) /4,5/                  Highest Daily Value (HDV) Earnings
                                         Appreciator Benefit (EAB)
---------------------------------------------------------------------------------
Living Benefits (for an additional       Lifetime Five, Guaranteed Minimum
 cost) /5,6/                             Income Benefit (GMIB), Income
                                         Appreciator Benefit (IAB), Spousal
                                         Lifetime Five Income Benefit, Highest
                                         Daily Lifetime Five, Highest Daily
                                         Lifetime Seven benefits.
---------------------------------------------------------------------------------

3 We may offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

4 For more information on these benefits, refer to Section 4, "What is the Death Benefit?" in the prospectus.

5 Not all optional benefits may be available in all states.

6 For more information on these benefits, refer to Section 3, "What kind of payments will I receive during the income phase?"; Section 5, "What are the Lifetime Withdrawal Benefits?" and Section 6, "What is the Income Appreciator Benefit?" in the prospectus.

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

. An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% and 10% respectively.

. No subsequent deposits or withdrawals are made from the contract.

. The hypothetical gross rates of return (as of December 31, 2007) are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2007) and the charges that are deducted from the contract at the Separate Account level as follows:

B-3

. 0.94% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

. The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

The Contract Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

0% GROSS RATE OF RETURN

    SP FLEX ELITE II      SPAO 3 NON BONUS        SPAO 3 BONUS
    ALL YEARS -2.57%      ALL YEARS -2.30%      ALL YEARS -2.40%
    --------- -------     --------- -------     --------- -------
    CONTRACT   SURR       CONTRACT   SURR       CONTRACT   SURR
YR    VALUE   VALUE         VALUE   VALUE         VALUE   VALUE
--  --------- ------- -   --------- ------- -   --------- -------
 1   $97,467  $91,344      $97,707  $91,567     $101,516  $94,194
 2   $94,944  $88,997      $95,461  $90,333     $ 99,084  $91,957
 3   $92,484  $86,709      $93,266  $89,102     $ 96,710  $89,773
 4   $90,086  $90,086      $91,122  $87,876     $ 94,394  $87,642
 5   $87,750  $87,750      $89,027  $86,656     $ 92,133  $86,383
 6   $85,473  $85,473      $86,980  $85,440     $ 89,926  $85,130
 7   $83,254  $83,254      $84,980  $84,230     $ 87,772  $83,883
 8   $81,091  $81,091      $83,026  $83,026     $ 85,669  $85,669
 9   $78,983  $78,983      $81,117  $81,117     $ 83,617  $83,617
10   $76,928  $76,928      $79,252  $79,252     $ 81,614  $81,614
11   $74,926  $74,926      $77,430  $77,430     $ 79,659  $79,659
12   $72,975  $72,975      $75,650  $75,650     $ 77,751  $77,751
13   $71,073  $71,073      $73,911  $73,911     $ 75,888  $75,888
14   $69,219  $69,219      $72,177  $72,177     $ 74,071  $74,071
15   $67,413  $67,413      $70,483  $70,483     $ 72,262  $72,262
16   $65,652  $65,652      $68,829  $68,829     $ 70,497  $70,497
17   $63,936  $63,936      $67,212  $67,212     $ 68,774  $68,774
18   $62,264  $62,264      $65,633  $65,633     $ 67,093  $67,093
19   $60,634  $60,634      $64,089  $64,089     $ 65,451  $65,451
20   $59,045  $59,045      $62,582  $62,582     $ 63,849  $63,849
21   $57,497  $57,497      $61,109  $61,109     $ 62,286  $62,286
22   $55,988  $55,988      $59,670  $59,670     $ 60,760  $60,760
23   $54,518  $54,518      $58,263  $58,263     $ 59,270  $59,270
24   $53,085  $53,085      $56,890  $56,890     $ 57,816  $57,816
25   $51,688  $51,688      $55,548  $55,548     $ 56,397  $56,397
-----------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94%

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

B-4

6% GROSS RATE OF RETURN

     SP FLEX ELITE II       SPAO 3 NON BONUS         SPAO 3 BONUS
    ALL YEARS  3.27%       ALL YEARS  3.56%       ALL YEARS  3.46%
    --------- -------- -   --------- -------- -   --------- --------
    CONTRACT   SURR        CONTRACT   SURR        CONTRACT   SURR
YR    VALUE    VALUE         VALUE    VALUE         VALUE    VALUE
--  --------- -------- -   --------- -------- -   --------- --------
 1  $103,299  $ 96,769     $103,553  $ 97,005     $107,589  $ 99,783
 2  $106,716  $ 99,947     $107,242  $101,409     $111,313  $103,209
 3  $110,247  $103,230     $111,063  $106,011     $115,165  $106,753
 4  $113,894  $113,894     $115,021  $110,820     $119,151  $110,420
 5  $117,662  $117,662     $119,119  $115,845     $123,275  $115,346
 6  $121,554  $121,554     $123,363  $121,096     $127,541  $120,489
 7  $125,575  $125,575     $127,758  $126,581     $131,955  $125,858
 8  $129,730  $129,730     $132,310  $132,310     $136,522  $136,522
 9  $134,021  $134,021     $137,024  $137,024     $141,247  $141,247
10  $138,455  $138,455     $141,906  $141,906     $146,135  $146,135
11  $143,035  $143,035     $146,962  $146,962     $151,193  $151,193
12  $147,767  $147,767     $152,198  $152,198     $156,425  $156,425
13  $152,656  $152,656     $157,621  $157,621     $161,839  $161,839
14  $157,706  $157,706     $163,237  $163,237     $167,440  $167,440
15  $162,923  $162,923     $169,053  $169,053     $173,235  $173,235
16  $168,313  $168,313     $175,076  $175,076     $179,230  $179,230
17  $173,881  $173,881     $181,314  $181,314     $185,433  $185,433
18  $179,633  $179,633     $187,774  $187,774     $191,851  $191,851
19  $185,576  $185,576     $194,464  $194,464     $198,491  $198,491
20  $191,715  $191,715     $201,393  $201,393     $205,360  $205,360
21  $198,057  $198,057     $208,568  $208,568     $212,467  $212,467
22  $204,610  $204,610     $215,999  $215,999     $219,821  $219,821
23  $211,378  $211,378     $223,695  $223,695     $227,428  $227,428
24  $218,371  $218,371     $231,665  $231,665     $235,299  $235,299
25  $225,595  $225,595     $239,919  $239,919     $243,443  $243,443
--------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94%

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

B-5

10% GROSS RATE OF RETURN

     SP FLEX ELITE II       SPAO 3 NON BONUS         SPAO 3 BONUS
    ALL YEARS  7.17%       ALL YEARS  7.47%       ALL YEARS  7.37%
    --------- -------- -   --------- -------- -   --------- --------
    CONTRACT   SURR        CONTRACT   SURR        CONTRACT   SURR
YR    VALUE    VALUE         VALUE    VALUE         VALUE    VALUE
--  --------- -------- -   --------- -------- -   --------- --------
 1  $107,186  $100,385     $107,450  $100,630     $111,638  $103,509
 2  $114,911  $107,568     $115,477  $109,150     $119,860  $111,073
 3  $123,192  $115,270     $124,105  $118,401     $128,688  $119,195
 4  $132,070  $132,070     $133,376  $128,442     $138,166  $127,915
 5  $141,588  $141,588     $143,341  $139,341     $148,342  $138,660
 6  $151,791  $151,791     $154,050  $151,169     $159,267  $150,313
 7  $162,730  $162,730     $165,559  $164,003     $170,997  $162,949
 8  $174,458  $174,458     $177,927  $177,927     $183,592  $183,592
 9  $187,030  $187,030     $191,220  $191,220     $197,113  $197,113
10  $200,509  $200,509     $205,506  $205,506     $211,631  $211,631
11  $214,958  $214,958     $220,860  $220,860     $227,217  $227,217
12  $230,450  $230,450     $237,360  $237,360     $243,952  $243,952
13  $247,057  $247,057     $255,093  $255,093     $261,919  $261,919
14  $264,862  $264,862     $274,151  $274,151     $281,210  $281,210
15  $283,949  $283,949     $294,633  $294,633     $301,921  $301,921
16  $304,412  $304,412     $316,644  $316,644     $324,158  $324,158
17  $326,350  $326,350     $340,301  $340,301     $348,032  $348,032
18  $349,869  $349,869     $365,724  $365,724     $373,665  $373,665
19  $375,083  $375,083     $393,048  $393,048     $401,186  $401,186
20  $402,114  $402,114     $422,412  $422,412     $430,733  $430,733
21  $431,092  $431,092     $453,970  $453,970     $462,457  $462,457
22  $462,160  $462,160     $487,886  $487,886     $496,517  $496,517
23  $495,466  $495,466     $524,336  $524,336     $533,086  $533,086
24  $531,172  $531,172     $563,509  $563,509     $572,348  $572,348
25  $569,451  $569,451     $605,608  $605,608     $614,502  $614,502
--------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94%

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

B-6

APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in

Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

. Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

. V - the total value of all Permitted Sub-accounts in the annuity.

. F - the total value of all Benefit Fixed Rate Account allocations.

. I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

. T - the amount of a transfer into or out of the Benefit Fixed Rate Account.

. I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - F) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

. If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

C-1

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    {Min(V, [L - F - V * C\\t\\] / (1 - C\\t\\))}    T(greater than)0, Money moving from the Permitted
                                                           Sub-accounts to the Benefit Fixed Rate Account
T    =    {Min(F, [L - F - V * C\\t\\] / (1 - C\\t\\))}    T(less than)0, Money moving from the Benefit Fixed Rate
                                                           Account to the Permitted Sub-accounts]

Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L = I * Q * a = 5000.67 * 1 * 15.34 = 76,710.28

Target Ratio:

r = (L - F) / V = (76,710.28 - 0) / 92,300.00 = 83.11%

Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T = {Min (V, [L - F - V * Ct] / (1 - Ct))} = {Min (92,300.00, [76,710.28 - 0 - 92,300.00 * 0.80] / (1 - 0.80))} = {Min (92,300.00, 14,351.40)} = 14,351.40

C-2

Age 65 "a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

C-3

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN BENEFIT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

. V - the total value of all Permitted Sub-accounts in the annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

* Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable account value (V) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

Transfer Calculation:

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / V.

. If r (greater than) C\\u,\\ assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l,\\ and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T    =    {Min(V, [L - B - V * C\\t\\] / (1-C\\t\\))}    Money moving from the Permitted Sub-accounts
                                                         to the AST Investment Grade Bond Portfolio
                                                         Sub-account
T    =    {Min(B,-[L - B - V * C\\t\\] / (1-C\\t\\))}    Money moving from the AST Investment Grade
                                                         Bond Portfolio Sub-account to the Permitted
                                                         Sub-accounts]

D-1

"a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

D-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN
PROSPECTUS ORD01142 (05/2008)
                 ---------------------------------------
                   (print your name)
                 ---------------------------------------
                       (address)
                 ---------------------------------------
                  (city/state/zip code)

MAILING ADDRESS:

PRUDENTIAL ANNUITY SERVICE CENTER

 P.O. Box 7960

Philadelphia, PA 19176

---------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 LANCASTER, PA PERMIT NO. 1793 ----------------

ORD01091

STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2008

This Prospectus describes an individual variable annuity contract offered by Pruco Life Insurance Company (Pruco Life) and Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits and investment options that they make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection, and the ability to access your annuity's Contract Value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. Differences in compensation among different annuity products could influence a representative's decision as to which annuity to recommend to you. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of the Prudential Insurance Company of America.

THE FUNDS

Strategic Partners Plus 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust, Evergreen Variable Annuity Trust, Nationwide Variable Insurance Trust, and Janus Aspen Series. (see next page for list of portfolios currently offered).

You may choose between two basic versions of Strategic Partners Plus 3. One version, the Contract With Credit, provides for a bonus credit that we add to each Purchase Payment you make. If you choose this version of Strategic Partners Plus 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw Purchase Payments within a few years of making those Purchase Payments.

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Strategic Partners Plus 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

TO LEARN MORE ABOUT STRATEGIC PARTNERS PLUS 3

To learn more about the Strategic Partners Plus 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2008. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street N.E., Washington, D.C. 20549, or obtained from us, free of charge. (See SEC file numbers 333-37728 and 333-103474) You may obtain information on the operation of the Public Reference Room by calling the SEC at

(202) 551-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Plus 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in

Section 11 of this prospectus.

For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS PLUS 3 IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Strategic Partners/SM/ is a service mark of The Prudential Insurance Company of America P2360

INVESTMENT OPTIONS

The Prudential Series Fund

Jennison Portfolio

Equity Portfolio

Global Portfolio

Money Market Portfolio

Stock Index Portfolio

Value Portfolio

SP Aggressive Growth Asset Allocation Portfolio SP Balanced Asset Allocation Portfolio SP Conservative Asset Allocation Portfolio SP Growth Asset Allocation Portfolio

SP Davis Value Portfolio

SP International Growth Portfolio

SP International Value Portfolio

SP Mid Cap Growth Portfolio

SP PIMCO High Yield Portfolio

SP PIMCO Total Return Portfolio

SP Prudential U.S. Emerging Growth Portfolio SP Small Cap Value Portfolio

SP Strategic Partners Focused Growth Portfolio

Advanced Series Trust

AST Advanced Strategies Portfolio

AST Aggressive Asset Allocation Portfolio AST AllianceBernstein Core Value Portfolio AST AllianceBernstein Growth & Income Portfolio AST American Century Income & Growth Portfolio AST American Century Strategic Allocation Portfolio AST Balanced Asset Allocation Portfolio AST Capital Growth Asset Allocation Portfolio AST Cohen & Steers Realty Portfolio

AST Conservative Asset Allocation Portfolio AST DeAM Large-Cap Value Portfolio

AST DeAM Small-Cap Value Portfolio

AST Federated Aggressive Growth Portfolio AST First Trust Balanced Target Portfolio AST First Trust Capital Appreciation Target Portfolio AST Goldman Sachs Concentrated Growth Portfolio AST Goldman Sachs Mid-Cap Growth Portfolio AST High Yield Portfolio

AST Investment Grade Bond Portfolio

AST JPMorgan International Equity Portfolio AST Large-Cap Value Portfolio

AST Lord Abbett Bond-Debenture Portfolio AST Marsico Capital Growth Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Portfolio

AST Mid-Cap Value Portfolio

AST Neuberger Berman Mid-Cap Growth Portfolio AST Neuberger Berman Mid-Cap Value Portfolio AST Neuberger Berman Small-Cap Growth Portfolio AST PIMCO Limited Maturity Bond Portfolio AST Preservation Asset Allocation Portfolio AST QMA US Equity Alpha Portfolio

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio AST T. Rowe Price Global Bond Portfolio AST T. Rowe Price Natural Resources Portfolio AST T. Rowe Price Large-Cap Growth Portfolio AST UBS Dynamic Alpha Strategy Portfolio AST Western Asset Core Plus Bond Portfolio

Evergreen Variable Annuity Trust

Evergreen VA Balanced Fund

Evergreen VA Fundamental Large Cap Fund Evergreen VA Growth Fund

Evergreen VA International Equity Fund Evergreen VA Omega Fund

Evergreen VA Special Values Fund

Nationwide Variable Insurance Trust

Gartmore NVIT Developing Markets Fund

Janus Aspen Series

Large Cap Growth Portfolio -- Service Shares

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE (ANNUITIZATION)? 42

   SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT (SPOUSAL HIGHEST DAILY LIFETIME

i

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN BENEFIT AND SPOUSAL
  HIGHEST DAILY LIFETIME SEVEN BENEFIT.................................................... D-1

ii

PART I SUMMARY

STRATEGIC PARTNERS PLUS 3 PROSPECTUS

PART I: STRATEGIC PARTNERS PLUS 3 PROSPECTUS SUMMARY

GLOSSARY

We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase

The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

Adjusted Contract Value

When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.

Adjusted Purchase Payment

Your invested Purchase Payment is adjusted for any subsequent withdrawals. The adjusted Purchase Payment is used only for calculations of the Earnings Appreciator Benefit.

Annual Income Amount

Under the Lifetime Five Income Benefit and Highest Daily Lifetime Seven Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount." The Total Annual Income Amount may reflect the inclusion of an additional sum, if you have made no withdrawal during the first ten years that the Highest Daily Lifetime Five Benefit is in effect. The annual income amount is set initially as a percentage of the Protected Withdrawal Value, but will be adjusted to reflect subsequent Purchase Payments, withdrawals, and any step-up. Under the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven Benefit, the annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Annual Withdrawal Amount

Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent Purchase Payments, withdrawals, and any step-up.

Annuitant

The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code

Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or

(3) a custodial account established pursuant to the provisions in Code

Section 408(a) (or any successor Code section thereto) ("Custodial Account").

Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the contract is continued, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.

Annuity Date

The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

Beneficiary

The person(s) or entity you have chosen to receive a death benefit.

Benefit Fixed Rate Account

An investment option offered as part of this contract that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate Purchase Payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit.

Business Day

A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

Co-Annuitant

The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met. No Co-Annuitant may be designated if the owner is a non-natural person.

Contract Date

The date we accept your initial Purchase Payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

Contract Owner, Owner, or You

The person entitled to the ownership rights under the contract.

Contract Value

This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

Contract with Credit

A version of the annuity contract that provides for a bonus credit with each Purchase Payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.

Contract without Credit

A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

Credit

If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a Purchase Payment. The amount of the credit is a percentage of the Purchase Payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a Purchase Payment made within one year of death.

Daily Value

For purposes of the Highest Daily Value Death Benefit, which we describe below, the Contract Value as of the end of each business day. The Daily Value on the contract date is equal to your Purchase Payment.

Death Benefit

If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested Purchase Payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit, or Highest Daily Value Death Benefit, is available for an additional charge. See Section 4, "What Is The Death Benefit?"

Death Benefit Target Date

With respect to the Highest Daily Value Death Benefit, the later of the contract anniversary on or after the 80th birthday of the current contract owner, the older of either joint owner or (if owned by an entity) the annuitant, or five years after the contract date.

Designated Life

For purposes of the Spousal Lifetime Five Income Benefit and Spousal Highest Daily Lifetime Seven benefit, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them.

GLOSSARY continued

Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option) An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

Earnings Appreciator Benefit (EAB)

An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

Enhanced Protected Withdrawal Value

Under the Highest Daily Lifetime Five Benefit only, a sum that we add to your existing Protected Withdrawal Value, provided that you have not made any withdrawal during the first ten years that your Highest Daily Lifetime Five Benefit has been in effect and you otherwise meet the conditions set forth in the rider and this prospectus.

Excess Income/Excess Withdrawal

Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Benefit and Spousal Highest Daily Lifetime Seven Benefit, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount, for Highest Daily Lifetime Five). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.

Fixed Interest Rate Options

Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

Good Order

An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

Guarantee Period

A period of time during which your invested Purchase Payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

Guaranteed Minimum Death Benefit (GMDB) An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. The GMDB is a different death benefit than the Highest Daily Value Death Benefit, which we describe below.

GMDB Protected Value

The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested Purchase Payments and reduce proportionally by withdrawals.

GMDB Roll-Up

We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested Purchase Payments compounded daily at an effective annual interest rate starting on the date that each invested Purchase Payment is made, subject to a cap, and reduced by the effect of withdrawals.

GMDB Step-Up

We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional Purchase Payments or withdrawals).

Guaranteed Minimum Income Benefit (GMIB) An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

GMIB Protected Value

We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.

The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested Purchase Payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

GMIB Reset

You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.

GMIB Roll-Up

We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested Purchase Payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested Purchase Payment is made, subject to a cap, and reduced proportionally by withdrawals.

Highest Daily Lifetime Five/SM/ Income Benefit An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.

Highest Daily Lifetime Seven/SM/ Income Benefit An optional benefit available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Highest Daily Lifetime Five Income benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Highest Daily Value Death Benefit

An optional death benefit available for an additional charge that can provide a death benefit that exceeds the Contract Value on the date of death. The amount of the death benefit is determined with reference to the Highest Daily Value, as defined below.

Income Appreciator Benefit (IAB)

An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

IAB Automatic Withdrawal Payment Program A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

IAB Credit

An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

Income Options

Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

Income Phase

The period during which you receive income payments under the contract.

Invested Purchase Payments

Your Purchase Payments (which we define below) less any deduction we make for any tax charge.

GLOSSARY continued

Joint Owner

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

Lifetime Five/SM/ Income Benefit

An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners - see "Spousal Lifetime Five Income Benefit."

Market Value Adjustment

An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

Market Value Adjustment Option

This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.

Net Purchase Payments

Your total Purchase Payments less any withdrawals you have made.

Proportional Withdrawals

A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

Protected Withdrawal Value

Under the Lifetime Five Income Benefit Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Seven Benefit, and Spousal Highest Daily Lifetime Seven Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value".

Prudential Annuity Service Center

For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is

(888) PRU-2888. Prudential's Web site is www.prudential.com.

Purchase Payments

The amount of money you pay us to purchase the contract. Generally, you can make additional Purchase Payments at any time during the accumulation phase.

Separate Account

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

Spousal Lifetime Five/SM/ Income Benefit An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

Spousal Highest Daily Lifetime Seven/SM/ Income Benefit The spousal version of the Highest Daily Lifetime Seven Income Benefit. Spousal Highest Daily Lifetime Seven is the same class of optional benefit as our Spousal Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

Statement of Additional Information

A document containing certain additional information about the Strategic Partners Plus 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

Tax Deferral

This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

Variable Investment Option

When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

SUMMARY FOR SECTIONS 1-11

For a more complete discussion of the following topics, see the corresponding section in

Part II of the prospectus.

SECTION 1

What Is The Strategic Partners Plus 3 Variable Annuity? The Strategic Partners Plus 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.

There are two basic versions of the Strategic Partners Plus 3 variable annuity.

Contract With Credit.

. provides for a bonus credit that we add to each Purchase Payment that you make,

. has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

. may provide lower interest rates for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and

. may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

. does not provide a credit,

. has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

. may provide higher interest rates for fixed interest rate options and the market value adjustment option than the Contract With Credit, and

. may provide more available market value adjustment guarantee periods than the Contract With Credit.

The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed, and we pay at least the minimum interest rate dictated by applicable state law, if any.

You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.

. The income phase starts when you begin receiving regular payments from your contract.

The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

The contract offers a choice of income and death benefit options, which may also be available to you.

There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.

SECTION 2

What Investment Options Can I Choose?

You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

You may also invest your money in fixed interest rate options or in a market value adjustment option.

SECTION 3

What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See

Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

The Lifetime withdrawal benefits (each discussed in Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.

SECTION 4

What Is The Death Benefit?

In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of

(i) the Contract Value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB), or Highest Daily Value Death Benefit.

The base death benefit equals the total invested Purchase Payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

. the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value;"

. the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value;" or

. the greater of the GMDB step-up value and GMDB roll-up value.

The Highest Daily Value Death Benefit provides a death benefit equal to the greater of the base death benefit or the highest daily value less proportional withdrawals.

On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.

For an additional fee, you may also choose, if it is available in your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner, or first to die of the owner or joint owner, during the accumulation phase.

SECTION 5

What Are The Lifetime Withdrawal Benefits? The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

SUMMARY FOR SECTIONS 1-11 continued

The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit). The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.

Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make. As we discuss in more detail later, we guarantee this protected withdrawal value, even if your Contract Value declines. Thus, as a participant in one of these benefits, you are assured of a certain amount that you can withdraw, even if there is a significant decline in the securities markets. Highest Daily Lifetime Five Benefit differs from Lifetime Five and Spousal Lifetime Five primarily in that (a) the Protected Withdrawal Value is determined based on the highest daily Contract Value and (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the Benefit Fixed Rate Account (which is part of our general account). This formula is described more fully in Appendix C. We operate the asset transfer program under a formula, which is described in the portion of Section 5 concerning the Highest Daily Lifetime Five Benefit. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.

Finally, we offer Highest Daily Lifetime Seven, an optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Lifetime Five Income benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated. Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven, and thus offers lifetime payments until the second-to-die of two spouses.

SECTION 6

What Is The Income Appreciator Benefit? The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

SECTION 7

How Can I Purchase A Strategic Partners Plus 3 Contract? You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial Purchase Payment of $10,000. You must get our prior approval for any initial and additional Purchase Payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional Purchase Payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each Purchase Payment.

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

SECTION 8

What Are The Expenses Associated With The Strategic Partners Plus 3 Contract? The contract has insurance features and investment features, both of which have related costs and charges.

. Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $75,000. This charge is currently equal to the lesser of $35 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $75,000 or more. We may impose lesser charges in certain states.

. For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options (except as indicated), depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

-- 1.40% if you choose the base death benefit, -- 1.65% if you choose the roll-up or step-up Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge),

-- 1.75% if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge),

-- 1.90% if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge), -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or

-- 0.75% if you choose the Spousal Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit; or

-- 0.60% if you choose the Highest Daily Lifetime Five Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

-- 0.60% of the Protected Withdrawal Value if you choose the Highest Daily Lifetime Seven Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or -- 0.75% of the Protected Withdrawal Value if you choose the Spousal Highest Daily Lifetime Seven Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

. We impose an additional insurance and administrative charge of 0.10% annually for the Contract With Credit.

. We will deduct an additional charge if you choose the Guaranteed Minimum Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value (1.00% maximum charge). (In some states this fee may be lower.)

. We will deduct an additional charge if you choose the Income Appreciator Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.

. We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

. There are a few states/jurisdictions that assess a premium tax on us. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.

. There are also expenses associated with the mutual funds. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

. If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a Purchase Payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?"

SECTION 9

How Can I Access My Money?

You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a Purchase Payment, we may impose a withdrawal charge ranging from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

Under the Market Value Adjustment Option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.

SUMMARY FOR SECTIONS 1-11 continued

We offer optional living benefits--the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, Highest Daily Lifetime Five Benefit, Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Benefit under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in any of these benefits in order to withdraw some or all of your money. You also may access your Income Appreciator Benefit through withdrawals.

SECTION 10

What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?

Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 11

Other Information

This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

RISK FACTORS

There are various risks associated with an investment in the Market Value Adjustment Option that we summarize below.

Issuer Risk. The Market Value Adjustment Option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Market Value Adjustment Option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Market Value Adjustment Option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your Purchase Payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

SUMMARY OF CONTRACT EXPENSES

The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Plus 3. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

For more detailed information, including additional information about current and maximum charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

----------------------------------------------
     CONTRACT OWNER TRANSACTION EXPENSES
----------------------------------------------
            WITHDRAWAL CHARGE/ 1/
----------------------------------------------
NUMBER OF CONTRACT
ANNIVERSARIES SINCE  CONTRACT      CONTRACT
 PURCHASE PAYMENT   WITH CREDIT WITHOUT CREDIT
----------------------------------------------
         0              8%            7%
----------------------------------------------
         1              8%            6%
----------------------------------------------
         2              8%            5%
----------------------------------------------
         3              8%            4%
----------------------------------------------
         4              7%            3%
----------------------------------------------
         5              6%            2%
----------------------------------------------
         6              5%            1%
----------------------------------------------
         7              0%            0%
----------------------------------------------

            MAXIMUM TRANSFER FEE
------------------------------------------------------------------------
Each transfer after 12 /2/                           $30.00
------------------------------------------------------------------------
Each transfer after 20                               $10.00
(Beneficiary Continuation option ONLY)
------------------------------------------------------------------------
Charge for premium tax imposed on us by certain States/Jurisdictions /3/
------------------------------------------------------------------------
        Up to 3.5% of Contract Value
------------------------------------------------------------------------

1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8. In certain states reduced withdrawal charges may apply under the Contract with Credit. Your contract contains the applicable charges.

2 Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

3 We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Contract, or upon annuitization.

SUMMARY OF CONTRACT EXPENSES continued

The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.

-------------------------------------------------------------------------------------------
                                 PERIODIC ACCOUNT EXPENSES
-------------------------------------------------------------------------------------------
Maximum Contract Maintenance Charge and Contract                     $60.00
Charge Upon Full Withdrawal /3/
-------------------------------------------------------------------------------------------
Maximum Annual Contract Fee if Contract Value is less lesser of $30 or 2% of Contract Value than $25,000
(Beneficiary Continuation option ONLY)
-------------------------------------------------------------------------------------------
             INSURANCE AND ADMINISTRATIVE EXPENSES WITH THE INDICATED BENEFITS
             As a Percentage of Contract Value in Variable Investment Options
                                  (except as indicated):
-------------------------------------------------------------------------------------------

                                       CONTRACT CONTRACT
                                         WITH   WITHOUT
                                        CREDIT   CREDIT
--------------------------------------------------------
Maximum Charge for Lifetime Five /4/    1.50%    1.50%
--------------------------------------------------------
Maximum Charge for Spousal Lifetime     1.50%    1.50%
Five /4/
--------------------------------------------------------
Maximum Charge for Highest Daily        1.50%    1.50%
Lifetime Five /4/
--------------------------------------------------------
Maximum Charge for Highest Daily        1.50%    1.50%
Lifetime Seven /4/
--------------------------------------------------------
Maximum Charge for Spousal Highest      1.50%    1.50%
Daily Lifetime Seven /4/
--------------------------------------------------------
Lifetime Five Income Benefit            0.60%    0.60%
(current charge)
--------------------------------------------------------
Spousal Lifetime Five Income Benefit    0.75%    0.75%
(current charge)
--------------------------------------------------------
Highest Daily Lifetime Five Income      0.60%    0.60%
Benefit
(current charge)
--------------------------------------------------------
Highest Daily Lifetime Seven Income     0.60%    0.60%
Benefit /5/
(current charge):
assessed against Protected Withdrawal
Value
--------------------------------------------------------
Spousal Highest Daily Lifetime Seven    0.75%    0.75%
Income Benefit /5/
(current charge):
assessed against Protected Withdrawal
Value
--------------------------------------------------------
Base Death Benefit                      1.50%    1.40%
--------------------------------------------------------
Guaranteed Minimum Death Benefit        1.75%    1.65%
Option - Roll-Up or Step-Up
--------------------------------------------------------
Guaranteed Minimum Death Benefit        1.85%    1.75%
Option - Greater of Roll-Up or Step-Up
--------------------------------------------------------
Highest Daily Value Death Benefit       2.00%    1.90%
--------------------------------------------------------
Maximum Annual Guaranteed Minimum       1.00%    1.00%
Income Benefit Charge and Charge Upon
Certain Withdrawals as a percentage
of average GMIB Protected Value /6/
--------------------------------------------------------
Annual Guaranteed Minimum Income        0.50%    0.50%
Benefit Charge and Charge Upon
Certain Withdrawals
(for contracts sold on or after
January 20, 2004 or upon subsequent
state approval) - as a percentage of
average GMIB Protected Value (current
charge)
--------------------------------------------------------
Annual Income Appreciator Benefit       0.25%    0.25%
Charge and Charge Upon Certain
Withdrawals /7/
--------------------------------------------------------
Annual Earnings Appreciator Benefit     0.30%    0.30%
Charge and Charge Upon Certain
Transactions /8/
--------------------------------------------------------
Settlement Service Charge               1.00%    1.00%
(if the Owner's beneficiary elects
the Beneficiary Continuation Option)
/9/
--------------------------------------------------------

3 Currently, we waive this fee if your Contract Value is greater than or equal to $75,000 (waived if Contract Value is greater than or equal to $25,000 for Beneficiary Continuation Option). If your Contract Value is less than $75,000, we currently charge the lesser of $35 or 2% of your Contract Value. This is a single fee that we assess (a) annually or

(b) upon full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so. This charge may be lower in certain states.

4 We reserve the right to increase the charge to the maximum charge indicated upon a step-up or reset under the benefit, or new election of the benefit. However, we have no present intention of doing so.

5 With respect to Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, the 0.60% charge and 0.75% charge, respectively, is assessed against the Protected Withdrawal Value. With respect to each of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, one-fourth of the annual charge is deducted at the end of each quarter, where the quarters are part of years that have as their anniversary the date that the benefit was elected. The fee is taken out of Contract Value in the variable investment options. These optional benefits are not available under the Beneficiary Continuation Option.

6 We impose this charge only if you choose the Guaranteed Minimum Income benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. The fee is withdrawn from each variable investment option in the same proportion as the Contact Value allocated to that variable investment option represents to the total Contract Value in all variable investment options. In some states this charge is 0.30%, see your contract for details. Subject to certain age or duration restrictions, the roll-up value is the total of all invested Purchase Payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested Purchase Payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge up to the maximum indicated upon any reset of the benefit or new election.

7 We impose this charge only if you choose the Income Appreciator benefit.

The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent Purchase Payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly. 8 We impose this charge only if you choose the Earnings Appreciator benefit.

The charge for this benefit is based on an annual rate of 0.30% of your Contract Value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

9 The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES

The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2007. Fund expenses are not fixed or guaranteed by the Strategic Partners Plus 3 contract, and may vary from year to year.

---------------------------------------------------
                                    MAXIMUM MINIMUM
---------------------------------------------------
Total Annual Underlying Mutual Fund  1.65%   0.37%
Operating Expenses*
---------------------------------------------------

* See "Summary of Contract Expenses" - Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.

-----------------------------------------------------------------------------------------------------
                          UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

              (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------
                                                      For the year ended December 31, 2007
                                           ----------------------------------------------------------
           UNDERLYING PORTFOLIO            Management  Other   12b-1 Fees    Acquired    Total Annual
                                            Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                          & Expenses /6/   Expenses
-----------------------------------------------------------------------------------------------------
Advanced Series Trust /1,3/
 AST Advanced Strategies                     0.85%     0.15%     0.00%        0.04%         1.04%
 AST Aggressive Asset Allocation /2/         0.15%     0.03%     0.00%        0.96%         1.14%
 AST AllianceBernstein Core Value            0.75%     0.11%     0.00%        0.00%         0.86%
 AST AllianceBernstein Growth & Income       0.75%     0.08%     0.00%        0.00%         0.83%
 AST American Century Income & Growth        0.75%     0.11%     0.00%        0.00%         0.86%
 AST American Century Strategic Allocation   0.85%     0.25%     0.00%        0.00%         1.10%

SUMMARY OF CONTRACT EXPENSES continued

-----------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                 (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------
                                                            For the year ended December 31, 2007
                                                 ----------------------------------------------------------
              UNDERLYING PORTFOLIO               Management  Other   12b-1 Fees    Acquired    Total Annual
                                                  Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                                & Expenses /6/   Expenses
-----------------------------------------------------------------------------------------------------------
 AST Balanced Asset Allocation /2/                 0.15%     0.01%     0.00%        0.90%         1.06%
 AST Capital Growth Asset Allocation /2/           0.15%     0.01%     0.00%        0.93%         1.09%
 AST Cohen & Steers Realty Portfolio               1.00%     0.12%     0.00%        0.00%         1.12%
 AST Conservative Asset Allocation /2/             0.15%     0.02%     0.00%        0.87%         1.04%
 AST DeAM Large-Cap Value                          0.85%     0.11%     0.00%        0.00%         0.96%
 AST DeAM Small-Cap Value                          0.95%     0.18%     0.00%        0.00%         1.13%
 AST Federated Aggressive Growth                   0.95%     0.11%     0.00%        0.00%         1.06%
 AST First Trust Balanced Target                   0.85%     0.11%     0.00%        0.00%         0.96%
 AST First Trust Capital Appreciation Target       0.85%     0.11%     0.00%        0.00%         0.96%
 AST Goldman Sachs Concentrated Growth             0.90%     0.10%     0.00%        0.00%         1.00%
 AST Goldman Sachs Mid-Cap Growth                  1.00%     0.12%     0.00%        0.00%         1.12%
 AST High Yield                                    0.75%     0.12%     0.00%        0.00%         0.87%
 AST Investment Grade Bond /5/                     0.65%     0.99%     0.00%        0.00%         1.64%
 AST JPMorgan International Equity                 0.87%     0.13%     0.00%        0.00%         1.00%
 AST Large-Cap Value                               0.75%     0.08%     0.00%        0.00%         0.83%
 AST Lord Abbett Bond-Debenture                    0.80%     0.11%     0.00%        0.00%         0.91%
 AST Marsico Capital Growth                        0.90%     0.08%     0.00%        0.00%         0.98%
 AST MFS Global Equity                             1.00%     0.21%     0.00%        0.00%         1.21%
 AST MFS Growth                                    0.90%     0.12%     0.00%        0.00%         1.02%
 AST Mid-Cap Value                                 0.95%     0.14%     0.00%        0.00%         1.09%
 AST Neuberger Berman Mid-Cap Growth               0.90%     0.10%     0.00%        0.00%         1.00%
 AST Neuberger Berman Mid-Cap Value                0.89%     0.10%     0.00%        0.00%         0.99%
 AST Neuberger Berman Small-Cap Growth             0.95%     0.12%     0.00%        0.00%         1.07%
 AST PIMCO Limited Maturity Bond                   0.65%     0.11%     0.00%        0.00%         0.76%
 AST Preservation Asset Allocation /2/             0.15%     0.03%     0.00%        0.82%         1.00%
 AST QMA US Equity Alpha                           1.00%     0.63%     0.00%        0.00%         1.63%
 AST Small-Cap Growth                              0.90%     0.15%     0.00%        0.00%         1.05%
 AST Small-Cap Value                               0.90%     0.10%     0.00%        0.00%         1.00%
 AST T. Rowe Price Asset Allocation                0.85%     0.12%     0.00%        0.00%         0.97%
 AST T. Rowe Price Global Bond                     0.80%     0.13%     0.00%        0.00%         0.93%
 AST T. Rowe Price Natural Resources               0.90%     0.10%     0.00%        0.00%         1.00%
 AST T. Rowe Price Large-Cap Growth                0.88%     0.08%     0.00%        0.00%         0.96%
 AST UBS Dynamic Alpha Strategy                    1.00%     0.13%     0.00%        0.02%         1.15%
 AST Western Asset Core Plus Bond /5/              0.70%     0.10%     0.00%        0.02%         0.82%

The Prudential Series Fund /7,8,9/
 Equity Portfolio                                  0.45%     0.02%     0.00%        0.00%         0.47%
 Global Portfolio                                  0.75%     0.06%     0.00%        0.00%         0.81%
 Jennison Portfolio                                0.60%     0.02%     0.00%        0.00%         0.62%
 Money Market Portfolio                            0.40%     0.03%     0.00%        0.00%         0.43%
 Stock Index Portfolio /10/                        0.35%     0.02%     0.00%        0.00%         0.37%
 Value Portfolio                                   0.40%     0.03%     0.00%        0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio   0.05%     0.06%     0.00%        0.85%         0.96%
 SP Balanced Asset Allocation Portfolio            0.05%     0.01%     0.00%        0.79%         0.85%
 SP Conservative Asset Allocation Portfolio        0.05%     0.02%     0.00%        0.75%         0.82%
 SP Davis Value Portfolio                          0.75%     0.05%     0.00%        0.00%         0.80%
 SP Growth Asset Allocation Portfolio              0.05%     0.01%     0.00%        0.83%         0.89%
 SP International Growth Portfolio                 0.85%     0.09%     0.00%        0.00%         0.94%
 SP International Value Portfolio                  0.90%     0.09%     0.00%        0.00%         0.99%
 SP Mid Cap Growth Portfolio                       0.80%     0.07%     0.00%        0.00%         0.87%
 SP PIMCO High Yield Portfolio                     0.60%     0.09%     0.00%        0.00%         0.69%

----------------------------------------------------------------------------------------------------------
                             UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

                 (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------
                                                           For the year ended December 31, 2007
                                                ----------------------------------------------------------
             UNDERLYING PORTFOLIO               Management  Other   12b-1 Fees    Acquired    Total Annual
                                                 Fee /4/   Expenses            Portfolio Fees  Portfolio
                                                                               & Expenses /6/   Expenses
----------------------------------------------------------------------------------------------------------
 SP PIMCO Total Return Portfolio                  0.60%     0.07%     0.00%        0.00%         0.67%
 SP Prudential U.S. Emerging Growth Portfolio     0.60%     0.05%     0.00%        0.00%         0.65%
 SP Small Cap Value Portfolio                     0.90%     0.06%     0.00%        0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio   0.90%     0.25%     0.00%        0.00%         1.15%

Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares       0.64%     0.02%     0.25%        0.01%         0.92%

Nationwide Variable Insurance Trust
 Gartmore NVIT Developing Markets                 1.05%     0.35%     0.25%          N/A         1.65%

Evergreen Variable Annuity Trust /11/
 Evergreen VA Balanced                            0.30%     0.22%     0.00%        0.02%         0.54%
 Evergreen VA Fundamental Large Cap               0.58%     0.17%     0.00%        0.00%         0.75%
 Evergreen VA Special Values                      0.78%     0.18%     0.00%        0.01%         0.97%
 Evergreen VA Growth                              0.70%     0.20%     0.00%        0.01%         0.91%
 Evergreen VA International Equity                0.39%     0.24%     0.00%        0.00%         0.63%
 Evergreen VA Omega                               0.52%     0.19%     0.00%        0.00%         0.71%

1 The Fund has entered into arrangements with the issuers of the variable insurance products offering the Portfolios under which the Fund compensates the issuers 0.10% for providing ongoing services to Portfolio shareholders in lieu of the Fund providing such services directly to shareholders. Amounts paid under these arrangements are included in "Other Expenses." Subject to the expense limitations set forth below, for each Portfolio of the Fund other than the Dynamic Asset Allocation Portfolios, 0.03% of the 0.10% administrative services fee is voluntarily waived. The Dynamic Asset Allocation Portfolios do not directly pay any portion of the 0.10% administrative service fee. The Acquired Portfolios in which the Dynamic Asset Allocation Portfolios invest, however, are subject to the administrative services fee. With respect to the AST QMA US Equity Alpha Portfolio, "Other Expenses" includes dividend expenses on short sales and interest expenses on short sales. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation.

2 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests primarily in shares of other Portfolios of Advanced Series Trust. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown under "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation. 3 Prudential Investments LLC and AST Investment Services, Inc. have voluntarily agreed to waive a portion of their management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. AST American Century Strategic Allocation: 1.25%; AST Cohen & Steers Realty: 1.45%; AST DeAM Small-Cap Value: 1.14%; AST Goldman Sachs Concentrated Growth: 0.86%; AST Goldman Sachs Mid-Cap Growth: 1.12%; AST High Yield: 0.88%; AST JPMorgan International Equity: 1.01%; AST Large-Cap Value: 1.20%; AST Lord Abbett Bond-Debenture: 0.88%; AST MFS Global Equity: 1.18%; AST MFS Growth: 1.35%; AST Marsico Capital Growth: 1.35%; AST Mid-Cap Value: 1.45%; AST Neuberger Berman Mid-Cap Growth: 1.25%; AST Neuberger Berman Mid-Cap Value: 1.25%; AST PIMCO Limited Maturity Bond: 1.05%; AST T. Rowe Price Asset Allocation: 1.25%; AST T. Rowe Price Natural Resources: 1.35%.

4 The management fee rate shown in the "management fees" column represents the actual fee rate paid by the indicated Portfolio for the fiscal year ended December 31, 2007, except that the fee rate shown does not reflect the impact of any voluntary management fee waivers that may be applicable and which would result in a reduction in the fee rate paid by the Portfolio. The management fee rate for certain Portfolios may include "breakpoints" which are reduced fee rates that are applicable at specified levels of Portfolio assets; the effective fee rates shown in the table reflect and incorporate any fee "breakpoints" which may be applicable. 5 The Western Asset Core Plus Bond Portfolio is based on estimated expenses for 2008 and current period average daily net assets. AST Investment Grade Bond Portfolio expenses are based on estimated expenses for 2008 at an estimated asset level.

6 Acquired Fund Fees and Expenses are not fees or expenses incurred by the fund directly but are expenses of the investment companies in which the fund invests. You incur these fees and expenses indirectly through the valuation of the fund's investment in those investment companies. As a result, the Total Annual Portfolio Operating Expenses listed above may exceed the expense limit numbers. The impact of the acquired fund fees and expenses are included in the total returns of the Fund.

7 Investors incur certain fees and expenses in connection with an investment in the Fund's Portfolios. The following table shows the fees and expenses that you may incur if you invest in Class 1 shares of the Portfolios through a variable annuity contract. The fees and expenses shown below are based the fees and expenses incurred in the year ended December 31, 2007 (except as explained in the footnotes) and are expressed as a percentage of the average daily net assets of each Portfolio. The table does not include annuity contract charges. Because annuity contract charges are not included, the total fees and expenses that you will incur will be higher than the fees and expenses set forth in the following table. See this prospectus for the fees and expenses under the annuity contract.

SUMMARY OF CONTRACT EXPENSES continued

8 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each SP Asset Allocation Portfolio invests in shares of other Portfolios of the Fund, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The SP Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Each of the Asset Allocation Portfolios is responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fee, in accordance with the terms of the management agreement.

9 Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows for Class 1 shares, may be discontinued or otherwise modified at any time. Stock Index Portfolio:

0.75%; Value Portfolio: 0.75%; SP International Growth Portfolio: 1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP Small Cap Value Portfolio: 1.05%; SP Strategic Partners Focused Growth Portfolio: 1.25%.

10 The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

11 The Total Annual Portfolio Operating Expenses excludes expense reductions.

EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

Example 1a: Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit;

. You choose the Highest Daily Value Death Benefit;

. You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after January 20, 2004, or upon subsequent state approval);

. You choose the Earnings Appreciator Benefit;

. You choose the Income Appreciator Benefit;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses*;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each separate account charge, we deduct the maximum charge rather than any current charge; and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 1b: Contract With Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 2a: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

Example 2b: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

This example assumes that:

. You invest $10,000 in the Contract With Credit;

. You do not choose any optional insurance benefit;

. You allocate all of your assets to the variable investment option having the maximum total operating expenses*;

. The investment has a 5% return each year;

. The mutual fund's total operating expenses remain the same each year;

. For each separate account charge, we deduct the maximum charge rather than any current charge; and

. You withdraw all your assets at the end of the indicated period.

* Note: Not all portfolios offered are available if you elect certain optional benefits.

Example 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Example 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the Contract Without Credit.

Example 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

Notes For Expense Examples:

These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a and 4a) are assessed in connection with some annuity options, but not others.

The values shown in the 10 year column are the same for Example 4a and 4b, the same for Example 3a and 3b, the same for Example 2a and 2b, and the same for Example 1a and 1b. This is because if 10 years have elapsed since your last Purchase Payment, we would no longer deduct withdrawal charges when you make a withdrawal. The indicated examples reflect the maximum withdrawal charges, but in certain states reduced withdrawal charges may apply for certain ages.

The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2008. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.

Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state.

A table of accumulation unit values appears in Appendix A to this prospectus.

Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit

Example 1a: If You Withdraw Your Assets Example 1b: If You Do Not Withdraw Your Assets
--------------------------------------------------------------------------------------
 1 yr     3 yrs     5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
--------------------------------------------------------------------------------------
$1,323    $2,455    $3,482    $5,579    $571       $1,703      $2,824      $5,579
--------------------------------------------------------------------------------------

EXPENSE EXAMPLES continued

Contract Without Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit

Example 2a: If You Withdraw Your Assets Example 2b: If You Do Not Withdraw Your Assets
--------------------------------------------------------------------------------------
 1 yr     3 yrs     5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
--------------------------------------------------------------------------------------
$1,197    $2,080    $2,955    $5,293    $539       $1,610      $2,673      $5,293
--------------------------------------------------------------------------------------

Contract With Credit: Base Death Benefit

Example 3a: If You Withdraw Your Assets Example 3b: If You Do Not Withdraw Your Assets
--------------------------------------------------------------------------------------
 1 yr     3 yrs     5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
--------------------------------------------------------------------------------------
$1,114    $1,854    $2,523    $3,879    $362       $1,102      $1,865      $3,879
--------------------------------------------------------------------------------------

Contract Without Credit: Base Death Benefit

Example 4a: If You Withdraw Your Assets Example 4b: If You Do Not Withdraw Your Assets
--------------------------------------------------------------------------------------
1 yr     3 yrs      5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
--------------------------------------------------------------------------------------
$996     $1,500     $2,027    $3,640    $338       $1,030      $1,745      $3,640
--------------------------------------------------------------------------------------

PART II SECTIONS 1-11

STRATEGIC PARTNERS PLUS 3 PROSPECTUS

1: WHAT IS THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY?

The Strategic Partners Plus 3 Variable Annuity is a contract between you, the owner, and US, Pruco Life Insurance Company (Pruco Life, we or us).

Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

There are two basic versions of Strategic Partners Plus 3 variable annuity.

Contract With Credit.

. provides for a bonus credit that we add to each Purchase Payment that you make,

. has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,

. may provide a lower interest rate for fixed interest rate options and the Market Value Adjustment Option than the Contract Without Credit, and

. may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

Contract Without Credit.

. does not provide a credit,

. has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,

. may provide a higher interest rate for fixed interest rate options and the Market Value Adjustment Option than the Contract With Credit, and

. may provide more market value adjustment guarantee periods than the Contract With Credit.

Unless we state otherwise, when we use the word contract, it applies to both versions.

In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a Purchase Payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Plus 3 if you anticipate having to withdraw a significant amount of your Purchase Payments within a few years of making those Purchase Payments.

Strategic Partners Plus 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.

Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

. Your full Purchase Payment, less any applicable federal and state income tax withholding; or

. The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

The contract gives you the choice of allocating your purchase payments to any of the variable investment options, fixed interest rate options, and a market value adjustment option.

The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

VARIABLE INVESTMENT OPTIONS

The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/sub-adviser for each portfolio appears next to the description.

The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of-managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.

Under the manager-of-managers approach, PI and AST Investment Services, Inc. have the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a portfolio are listed on the following chart.

Please note that we restrict the investment options in which you can participate, if you elect certain optional benefits. Thus, your participation in those benefits could result in your missing investment opportunities that might arise in investment options from which you are excluded. (Of course, potentially missing investment opportunities in investment options in which you do not participate is an inherent consequence of any investment choice, and generally speaking, it is your decision as to how to invest your Purchase Payments).

A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55 % annually (as of May 1, 2008) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2007, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $750 to approximately $946,934. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate Purchase Payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate Purchase Payments to that Portfolio after that date.

-----------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                 ADVISOR/
                                                      SUB-ADVISOR
-----------------------------------------------------------------------
                   ADVANCED SERIES TRUST
-----------------------------------------------------------------------
  ASSET     AST Advanced Strategies Portfolio:         LSV Asset
 ALLOCA-    seeks a high level of absolute            Management;
  TION/     return. The Portfolio invests           Marsico Capital
 BALANCED   primarily in a diversified portfolio    Management, LLC;
            of equity and fixed income             Pacific Investment
            securities across different                Management
            investment categories and investment      Company LLC
            managers. The Portfolio pursues a       (PIMCO); T. Rowe
            combination of traditional and         Price Associates,
            non-traditional investment             Inc.; William Blair
            strategies.                              & Company, LLC
-----------------------------------------------------------------------
  ASSET     AST Aggressive Asset Allocation          AST Investment
 ALLOCA-    Portfolio: seeks the highest            Services, Inc. &
  TION/     potential total return consistent          Prudential
 BALANCED   with its specified level of risk        Investments LLC/
            tolerance. The Portfolio will invest       Prudential
            its assets in several other Advanced    Investments LLC
            Series Trust Portfolios. Under
            normal market conditions, the
            Portfolio will devote approximately
            100% of its net assets to underlying
            portfolios investing primarily in
            equity securities (with a range of
            92.5% to 100%) and the remainder of
            its net assets to underlying
            portfolios investing primarily in
            debt securities and money market
            instruments (with a range of 0% -
            7.5%).
-----------------------------------------------------------------------
  LARGE     AST AllianceBernstein Core Value       AllianceBernstein
   CAP      Portfolio: seeks long-term capital            L.P.
  VALUE     growth by investing primarily in
            common stocks. The subadviser
            expects that the majority of the
            Portfolio's assets will be invested
            in the common stocks of large
            companies that appear to be
            undervalued. Among other things, the
            Portfolio seeks to identify
            compelling buying opportunities
            created when companies are
            undervalued on the basis of investor
            reactions to near-term problems or
            circumstances even though their
            long-term prospects remain sound.
            The subadviser seeks to identify
            individual companies with earnings
            growth potential that may not be
            recognized by the market at large.
-----------------------------------------------------------------------
  LARGE     AST AllianceBernstein Growth &         AllianceBernstein
   CAP      Income Portfolio: seeks long-term             L.P.
  VALUE     growth of capital and income while
            attempting to avoid excessive
            fluctuations in market value. The
            Portfolio normally will invest in
            common stocks (and securities
            convertible into common stocks). The
            subadviser will take a
            value-oriented approach, in that it
            will try to keep the Portfolio's
            assets invested in securities that
            are selling at reasonable valuations
            in relation to their fundamental
            business prospects.
-----------------------------------------------------------------------
  LARGE     AST American Century Income & Growth    American Century
   CAP      Portfolio: seeks capital growth with       Investment
  VALUE     current income as a secondary           Management, Inc.
            objective. The Portfolio invests
            primarily in common stocks that
            offer potential for capital growth,
            and may, consistent with its
            investment objective, invest in
            stocks that offer potential for
            current income. The subadviser
            utilizes a quantitative management
            technique with a goal of building an
            equity portfolio that provides
            better returns than the S&P 500
            Index without taking on significant
            additional risk and while attempting
            to create a dividend yield that will
            be greater than the S&P 500 Index.
-----------------------------------------------------------------------
  ASSET     AST American Century Strategic          American Century
 ALLOCA-    Allocation Portfolio: seeks                Investment
  TION/     long-term capital growth with some      Management, Inc.
 BALANCED   regular income. The Portfolio will
            invest, under normal circumstances,
            in any type of U.S. or foreign
            equity security that meets certain
            fundamental and technical standards.
            The portfolio managers will draw on
            growth, value and quantitative
            investment techniques in managing
            the equity portion of the Portfolio
            and diversify the Portfolio's
            investments among small, medium and
            large companies.
-----------------------------------------------------------------------
  ASSET     AST Balanced Asset Allocation            AST Investment
 ALLOCA-    Portfolio: seeks the highest            Services, Inc. &
  TION/     potential total return consistent          Prudential
 BALANCED   with its specified level of risk        Investments LLC/
            tolerance. The Portfolio will invest       Prudential
            its assets in several other Advanced    Investments LLC
            Series Trust Portfolios. Under
            normal market conditions, the
            Portfolio will devote approximately
            75% of its net assets to underlying
            portfolios investing primarily in
            equity securities (with a range of
            67.5% to 80%), and 25% of its net
            assets to underlying portfolios
            investing primarily in debt
            securities and money market
            instruments (with a range of 20.0%
            to 32.5%).
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2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-----------------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                 ADVISOR/
                                                       SUB-ADVISOR
-----------------------------------------------------------------------
  ASSET      AST Capital Growth Asset Allocation      AST Investment
 ALLOCA-     Portfolio: seeks the highest            Services, Inc. &
  TION/      potential total return consistent          Prudential
 BALANCED    with its specified level of risk        Investments LLC/
             tolerance. The Portfolio will invest       Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             65% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             57.5% to 72.5%, and 35% of its net
             assets to underlying portfolios
             investing primarily in debt
             securities and money market
             instruments (with a range of 27.5%
             to 42.5%).
-----------------------------------------------------------------------
 SPECIALTY   AST Cohen & Steers Realty Portfolio:     Cohen & Steers
             seeks to maximize total return              Capital
             through investment in real estate       Management, Inc.
             securities. The Portfolio pursues
             its investment objective by
             investing, under normal
             circumstances, at least 80% of its
             net assets in common stocks and
             other equity securities issued by
             real estate companies, such as real
             estate investment trusts (REITs).
             Under normal circumstances, the
             Portfolio will invest substantially
             all of its assets in the equity
             securities of real estate companies,
             i.e., a company that derives at
             least 50% of its revenues from the
             ownership, construction, financing,
             management or sale of real estate or
             that has at least 50% of its assets
             in real estate. Real estate
             companies may include real estate
             investment trusts (REITs).
-----------------------------------------------------------------------
  ASSET      AST Conservative Asset Allocation        AST Investment
 ALLOCA-     Portfolio: seeks the highest            Services, Inc. &
  TION/      potential total return consistent          Prudential
 BALANCED    with its specified level of risk        Investments LLC/
             tolerance. The Portfolio will invest       Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             55% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             47.5% to 62.5%), and 45% of its net
             assets to underlying portfolios
             investing primarily in debt
             securities and money market
             instruments (with a range of 37.5%
             to 52.5%.
-----------------------------------------------------------------------
  LARGE      AST DeAM Large-Cap Value Portfolio:         Deutsche
   CAP       seeks maximum growth of capital by         Investment
  VALUE      investing primarily in the value           Management
             stocks of larger companies. The          Americas, Inc.
             Portfolio pursues its objective,
             under normal market conditions, by
             primarily investing at least 80% of
             the value of its assets in the
             equity securities of large-sized
             companies included in the Russell
             1000(R) Value Index. The subadviser
             employs an investment strategy
             designed to maintain a portfolio of
             equity securities which approximates
             the market risk of those stocks
             included in the Russell 1000(R)
             Value Index, but which attempts to
             outperform the Russell 1000(R) Value
             Index through active stock selection.
-----------------------------------------------------------------------
  SMALL      AST DeAM Small-Cap Value Portfolio:         Deutsche
   CAP       seeks maximum growth of investors'         Investment
  VALUE      capital by investing primarily in          Management
             the value stocks of smaller              Americas, Inc.
             companies. The Portfolio pursues its
             objective, under normal market
             conditions, by primarily investing
             at least 80% of its total assets in
             the equity securities of small-sized
             companies included in the Russell
             2000(R) Value Index. The subadviser
             employs an investment strategy
             designed to maintain a portfolio of
             equity securities which approximates
             the market risk of those stocks
             included in the Russell 2000(R)
             Value Index, but which attempts to
             outperform the Russell 2000(R) Value
             Index.
-----------------------------------------------------------------------
  SMALL      AST Federated Aggressive Growth         Federated Equity
   CAP       Portfolio: seeks capital growth. The       Management
  GROWTH     Portfolio pursues its investment           Company of
             objective by investing primarily in      Pennsylvania/
             the stocks of small companies that      Federated Global
             are traded on national security            Investment
             exchanges, NASDAQ stock exchange and    Management Corp.;
             the over-the-counter-market. Small       Federated MDTA
             companies will be defined as                  LLC
             companies with market
             capitalizations similar to companies
             in the Russell 2000 Growth Index.
-----------------------------------------------------------------------

------------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                  ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
  ASSET     AST First Trust Balanced Target        First Trust Advisors
 ALLOCA-    Portfolio: seeks long-term capital            L.P.
  TION/     growth balanced by current income.
 BALANCED   The Portfolio seeks to achieve its
            objective by investing approximately
            65% in common stocks and
            approximately 35% in fixed income
            securities. The Portfolio allocates
            the equity portion of the portfolio
            across five uniquely specialized
            strategies - The Dow(R) Target
            Dividend, the Value Line(R) Target
            25, the Global Dividend Target 15,
            the NYSE(R) International Target 25,
            and the Target Small Cap. Each
            strategy employs a quantitative
            approach by screening common stocks
            for certain attributes and/or using
            a multi-factor scoring system to
            select the common stocks. The fixed
            income allocation is determined by
            the Dow Jones Income strategy which
            utilizes certain screens to select
            bonds from the Dow Jones Corporate
            Bond Index or like-bonds not in the
            index.
------------------------------------------------------------------------
  ASSET     AST First Trust Capital Appreciation   First Trust Advisors
 ALLOCA-    Target Portfolio: seeks long-term             L.P.
  TION/     capital growth. The Portfolio seeks
 BALANCED   to achieve its objective by
            investing approximately 80% in
            common stocks and 20% in fixed
            income securities. The portfolio
            allocates the equity portion of the
            portfolio across five uniquely
            specialized strategies - the Value
            Line(R) Target 25, the Global
            Dividend Target 15, the Target Small
            Cap, the Nasdaq(R) Target 15, and
            the NYSE(R) International Target 25.
            Each strategy employs a quantitative
            approach by screening common stocks
            for certain attributes and/or using
            a multi-factor scoring system to
            select the common stocks. The fixed
            income allocation is determined by
            the Dow Jones Income strategy which
            utilizes certain screens to select
            bonds from the Dow Jones Corporate
            Bond Index or like-bonds not in the
            index.
------------------------------------------------------------------------
  LARGE     AST Goldman Sachs Concentrated            Goldman Sachs
   CAP      Growth Portfolio: seeks long-term       Asset Management,
 GROWTH     growth of capital. The Portfolio              L.P.
            will pursue its objective by
            investing primarily in equity
            securities of companies that the
            subadviser believes have the
            potential to achieve capital
            appreciation over the long-term. The
            Portfolio seeks to achieve its
            investment objective by investing,
            under normal circumstances, in
            approximately 30 - 45 companies that
            are considered by the subadviser to
            be positioned for long-term growth.
------------------------------------------------------------------------
 MID CAP    AST Goldman Sachs Mid-Cap Growth          Goldman Sachs
 GROWTH     Portfolio: seeks long-term capital      Asset Management,
            growth. The Portfolio pursues its             L.P.
            investment objective, by investing
            primarily in equity securities
            selected for their growth potential,
            and normally invests at least 80% of
            the value of its assets in
            medium-sized companies. Medium-sized
            companies are those whose market
            capitalizations (measured at the
            time of investment) fall within the
            range of companies in the Russell
            Mid-cap Growth Index. The subadviser
            seeks to identify individual
            companies with earnings growth
            potential that may not be recognized
            by the market at large.
------------------------------------------------------------------------
  FIXED     AST High Yield Portfolio: seeks        Pacific Investment
 INCOME     maximum total return, consistent           Management
            with preservation of capital and           Company LLC
            prudent investment management. The           (PIMCO)
            Portfolio invests, under normal
            circumstances, at least 80% of its
            net assets plus any borrowings for
            investment purposes (measured at
            time of purchase) in high yield,
            fixed-income securities that, at the
            time of purchase, are non-investment
            grade securities. Such securities
            are commonly referred to as "junk
            bonds".
------------------------------------------------------------------------
  FIXED     AST Investment Grade Bond Portfolio:       Prudential
 INCOME     seeks the highest potential total          Investment
            return consistent with its specified    Management, Inc.
            level of risk tolerance to meet the
            parameters established to support
            the Highest Daily Lifetime Seven
            benefits and maintain liquidity to
            support changes in market conditions
            for a fixed duration (weighted
            average maturity) of about 6 years.
            Please note that you may not make
            purchase payments to this Portfolio,
            and that this Portfolio is available
            only with certain living benefits.
------------------------------------------------------------------------
 INTER-     AST JPMorgan International Equity          J.P. Morgan
 NATIONAL   Portfolio: seeks long-term capital         Investment
 EQUITY     growth by investing in a diversified    Management, Inc.
            portfolio of international equity
            securities. The Portfolio seeks to
            meet its objective by investing,
            under normal market conditions, at
            least 80% of its assets in a
            diversified portfolio of equity
            securities of companies located or
            operating in developed non-U.S.
            countries and emerging markets of
            the world. The equity securities
            will ordinarily be traded on a
            recognized foreign securities
            exchange or traded in a foreign
            over-the-counter market in the
            country where the issuer is
            principally based, but may also be
            traded in other countries including
            the United States.
------------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-----------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                  ADVISOR/
                                                       SUB-ADVISOR
-----------------------------------------------------------------------
  LARGE     AST Large-Cap Value Portfolio: seeks      Dreman Value
   CAP      current income and long-term growth      Management LLC;
  VALUE     of income, as well as capital           Hotchkis and Wiley
            appreciation. The Portfolio invests,         Capital
            under normal circumstances, at least     Management LLC;
            80% of its net assets in common            J.P. Morgan
            stocks of large capitalization             Investment
            companies. Large capitalization         Management, Inc.
            companies are those companies with
            market capitalizations within the
            market capitalization range of the
            Russell 1000 Value Index.
-----------------------------------------------------------------------
  FIXED     AST Lord Abbett Bond-Debenture          Lord, Abbett & Co.
 INCOME     Portfolio: seeks high current income           LLC
            and the opportunity for capital
            appreciation to produce a high total
            return. The Portfolio invests, under
            normal circumstances, at least 80%
            of the value of its assets in fixed
            income securities. The Portfolio
            allocates its assets principally
            among fixed income securities in
            four market sectors: U.S. investment
            grade securities, U.S. high yield
            securities, foreign securities
            (including emerging market
            securities) and convertible
            securities. Under normal
            circumstances, the Portfolio invests
            in each of the four sectors
            described above. However, the
            Portfolio may invest substantially
            all of its assets in any one sector
            at any time, subject to the
            limitation that at least 20% of the
            Portfolio's net assets must be
            invested in any combination of
            investment grade debt securities,
            U.S. Government securities and cash
            equivalents. The Portfolio may also
            make significant investments in
            mortgage-backed securities. Although
            the Portfolio expects to maintain a
            weighted average maturity in the
            range of five to twelve years, there
            are no restrictions on the overall
            Portfolio or on individual
            securities. The Portfolio may invest
            up to 20% of its net assets in
            equity securities.
-----------------------------------------------------------------------
  LARGE     AST Marsico Capital Growth               Marsico Capital
   CAP      Portfolio: seeks capital growth.         Management, LLC
 GROWTH     Income realization is not an
            investment objective and any income
            realized on the Portfolio's
            investments, therefore, will be
            incidental to the Portfolio's
            objective. The Portfolio will pursue
            its objective by investing primarily
            in common stocks of large companies
            that are selected for their growth
            potential. Large capitalization
            companies are companies with market
            capitalizations within the market
            capitalization range of the Russell
            1000 Growth Index. In selecting
            investments for the Portfolio, the
            subadviser uses an approach that
            combines "top down" macroeconomic
            analysis with "bottom up" stock
            selection. The "top down" approach
            identifies sectors, industries and
            companies that may benefit from the
            trends the subadviser has observed.
            The subadviser then looks for
            individual companies with earnings
            growth potential that may not be
            recognized by the market at large,
            utilizing a "bottom up" stock
            selection process. The Portfolio
            will normally hold a core position
            of between 35 and 50 common stocks.
            The Portfolio may hold a limited
            number of additional common stocks
            at times when the Portfolio manager
            is accumulating new positions,
            phasing out existing or responding
            to exceptional market conditions.
-----------------------------------------------------------------------
 INTER-     AST MFS Global Equity Portfolio:          Massachusetts
 NATIONAL   seeks capital growth. Under normal      Financial Services
 EQUITY     circumstances the Portfolio invests          Company
            at least 80% of its assets in equity
            securities. The Portfolio will
            invest in the securities of U.S. and
            foreign issuers (including issuers
            in emerging market countries). While
            the portfolio may invest its assets
            in companies of any size, the
            Portfolio generally focuses on
            companies with relatively large
            market capitalizations relative to
            the markets in which they are traded.
-----------------------------------------------------------------------
  LARGE     AST MFS Growth Portfolio: seeks           Massachusetts
   CAP      long-term capital growth and future,    Financial Services
 GROWTH     rather than current income. Under            Company
            normal market conditions, the
            Portfolio invests at least 80% of
            its net assets in common stocks and
            related securities, such as
            preferred stocks, convertible
            securities and depositary receipts,
            of companies that the subadviser
            believes offer better than average
            prospects for long-term growth. The
            subadviser uses a "bottom up" as
            opposed to a "top down" investment
            style in managing the Portfolio.
-----------------------------------------------------------------------

 ----------------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                 ADVISOR/
                                                       SUB-ADVISOR
 ----------------------------------------------------------------------
  MID CAP    AST Mid Cap Value Portfolio: seeks     Earnest Partners
   VALUE     to provide capital growth by              LLC; Wedge
             investing primarily in                      Capital
             mid-capitalization stocks that          Management, LLP
             appear to be undervalued. The
             Portfolio generally invests, under
             normal circumstances, at least 80%
             of the value of its net assets in
             mid-capitalization companies.
             Mid-capitalization companies are
             generally those that have market
             capitalizations, at the time of
             purchase, within the market
             capitalization range of companies
             included in the Russell Midcap Value
             Index during the previous 12-months
             based on month-end data.
 ----------------------------------------------------------------------
  MID CAP    AST Neuberger Berman Mid-Cap Growth    Neuberger Berman
  GROWTH     Portfolio: seeks capital growth.        Management Inc.
             Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of mid-capitalization companies.
             Mid-capitalization companies are
             those companies whose market
             capitalization is within the range
             of market capitalizations of
             companies in the Russell Midcap(R)
             Growth Index. Using fundamental
             research and quantitative analysis,
             the subadviser looks for
             fast-growing companies that are in
             new or rapidly evolving industries.
 ----------------------------------------------------------------------
  MID CAP    AST Neuberger Berman Mid-Cap Value     Neuberger Berman
   VALUE     Portfolio: seeks capital growth.        Management Inc.
             Under normal market conditions, the
             Portfolio invests at least 80% of
             its net assets in the common stocks
             of medium capitalization companies.
             For purposes of the Portfolio,
             companies with market
             capitalizations that fall within the
             range of the Russell Midcap(R) Index
             at the time of investment are
             considered medium capitalization
             companies. Some of the Portfolio's
             assets may be invested in the
             securities of large-cap companies as
             well as in small-cap companies.
             Under the Portfolio's value-oriented
             investment approach, the subadviser
             looks for well-managed companies
             whose stock prices are undervalued
             and that may rise in price before
             other investors realize their worth.
 ----------------------------------------------------------------------
   SMALL     AST Neuberger Berman Small-Cap         Neuberger Berman
    CAP      Growth Portfolio: seeks maximum         Management Inc.
  GROWTH     growth of investors' capital from a
             portfolio of growth stocks of
             smaller companies. The Portfolio
             pursues its objective, under normal
             circumstances, by primarily
             investing at least 80% of its total
             assets in the equity securities of
             small-sized companies included in
             the Russell 2000 Growth(R) Index.
 ----------------------------------------------------------------------
   ASSET     AST Niemann Capital Growth Asset        Neimann Capital
  ALLOCA-    Allocation Portfolio: seeks the         Management Inc.
   TION/     highest potential total return
  GROWTH     consistent with its specified level
             of risk tolerance. Under normal
             circumstances, at least 90% of the
             Portfolio's assets will be invested
             in other portfolios of Advanced
             Series Trust (the underlying
             portfolios) while no more than 10%
             of the Portfolio's assets may be
             invested in exchange traded funds
             (ETFs). Under normal market
             conditions, the Portfolio will
             devote from 60% to 80% of its net
             assets to underlying portfolios and
             ETFs investing primarily in equity
             securities, and from 20% to 40% of
             its net assets to underlying
             portfolios and ETFs investing
             primarily in debt securities and
             money market instruments.
 ----------------------------------------------------------------------
   FIXED     AST PIMCO Limited Maturity Bond        Pacific Investment
  INCOME     Portfolio: seeks to maximize total        Management
             return consistent with preservation       Company LLC
             of capital and prudent investment           (PIMCO)
             management. The Portfolio will
             invest in a portfolio of
             fixed-income investment instruments
             of varying maturities. The average
             portfolio duration of the Portfolio
             generally will vary within a one- to
             three- year time frame based on the
             subadviser's forecast for interest
             rates.
 ----------------------------------------------------------------------
   ASSET     AST Preservation Asset Allocation       AST Investment
  ALLOCA-    Portfolio: seeks the highest           Services, Inc. &
   TION/     potential total return consistent         Prudential
  BALANCED   with its specified level of risk       Investments LLC/
             tolerance. The Portfolio will invest      Prudential
             its assets in several other Advanced    Investments LLC
             Series Trust Portfolios. Under
             normal market conditions, the
             Portfolio will devote approximately
             35% of its net assets to underlying
             portfolios investing primarily in
             equity securities (with a range of
             27.5% to 42.5%), and 65% of its net
             assets to underlying portfolios
             investing primarily in debt
             securities and money market
             instruments (with a range of 57.5%
             to 72.5%.
 ----------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-----------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                 ADVISOR/
                                                      SUB-ADVISOR
-----------------------------------------------------------------------
  LARGE     AST QMA US Equity Portfolio               Quantitative
   CAP      (formerly known as AST                     Management
  BLEND     AllianceBernstein Managed Index 500      Associates LLC
            Portfolio): seeks to produce returns
            that exceed those of the benchmark.
            The portfolio utilizes a long/short
            investment strategy and will
            normally invest at least 80% of its
            net assets plus borrowings in equity
            and equity related securities of
            issuers traded on a securities
            exchange or market in the US. The
            benchmark index is the Russell
            1000(R) which is comprised of stocks
            representing more than 90% of the
            market cap of the US market and
            includes the largest 1000 securities
            in the Russell 3000(R) index.
-----------------------------------------------------------------------
  SMALL     AST Small-Cap Growth Portfolio:           Eagle Asset
   CAP      seeks long-term capital growth. The       Management;
 GROWTH     Portfolio pursues its objective by      Neuberger Berman
            investing, under normal                 Management Inc.
            circumstances, at least 80% of the
            value of its assets in
            small-capitalization companies.
            Small-capitalization companies are
            those companies with a market
            capitalization, at the time of
            purchase, no larger than the largest
            capitalized company included in the
            Russell 2000(R) Index at the time of
            the Portfolio's investment.
-----------------------------------------------------------------------
  SMALL     AST Small-Cap Value Portfolio: seeks      ClearBridge
   CAP      to provide long-term capital growth      Advisors, LLC;
  VALUE     by investing primarily in                 Dreman Value
            small-capitalization stocks that        Management LLC;
            appear to be undervalued. The             J.P. Morgan
            Portfolio invests, under normal            Investment
            circumstances, at least 80% of the     Management, Inc.;
            value of its net assets in small           Lee Munder
            capitalization stocks. Small            Investments, Ltd
            capitalization stocks are the stocks
            of companies with market
            capitalization that are within the
            market capitalization range of the
            Russell 2000(R) Value Index.
-----------------------------------------------------------------------
  ASSET     AST T. Rowe Price Asset Allocation       T. Rowe Price
 ALLOCA-    Portfolio: seeks a high level of        Associates, Inc.
  TION/     total return by investing primarily
 BALANCED   in a diversified portfolio of fixed
            income and equity securities. The
            Portfolio normally invests
            approximately 60% of its total
            assets in equity securities and 40%
            in fixed income securities. This mix
            may vary depending on the
            subadviser's outlook for the
            markets. The subadviser concentrates
            common stock investments in larger,
            more established companies, but the
            Portfolio may include small and
            medium-sized companies with good
            growth prospects. The fixed income
            portion of the Portfolio will be
            allocated among investment grade
            securities, high yield or "junk"
            bonds, emerging market securities,
            foreign high quality debt securities
            and cash reserves.
-----------------------------------------------------------------------
  FIXED     AST T. Rowe Price Global Bond            T. Rowe Price
 INCOME     Portfolio: seeks to provide high       International, Inc.
            current income and capital growth by
            investing in high-quality foreign
            and U.S. dollar-denominated bonds.
            The Portfolio will invest at least
            80% of its total assets in fixed
            income securities. The Portfolio
            invests in all types of bonds,
            including those issued or guaranteed
            by U.S. or foreign governments or
            their agencies and by foreign
            authorities, provinces and
            municipalities as well as investment
            grade corporate bonds, mortgage and
            asset-backed securities, and
            high-yield bonds of U.S. and foreign
            issuers. The Portfolio generally
            invests in countries where the
            combination of fixed-income returns
            and currency exchange rates appears
            attractive, or, if the currency
            trend is unfavorable, where the
            subadviser believes that the
            currency risk can be minimized
            through hedging. The Portfolio may
            also invest up to 20% of its assets
            in the aggregate in below
            investment-grade, high-risk bonds
            ("junk bonds"). In addition, the
            Portfolio may invest up to 30% of
            its assets in mortgage- related
            (including mortgage dollar rolls and
            derivatives, such as collateralized
            mortgage obligations and stripped
            mortgage securities) and
            asset-backed securities.
-----------------------------------------------------------------------
  LARGE     AST T. Rowe Price Large-Cap Growth       T. Rowe Price
   CAP      Portfolio: seeks long-term growth of    Associates, Inc.
 GROWTH     capital by investing predominantly
            in the equity securities of a
            limited number of large, carefully
            selected, high-quality U.S.
            companies that are judged likely to
            achieve superior earnings growth.
            The Portfolio takes a growth
            approach to investment selection and
            normally invests at least 80% of its
            net assets in the common stocks of
            large companies. Large companies are
            defined as those whose market cap is
            larger than the median market cap of
            companies in the Russell 1000 Growth
            Index as of the time of purchase.
-----------------------------------------------------------------------

------------------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
   TYPE                                                 ADVISOR/
                                                       SUB-ADVISOR
------------------------------------------------------------------------
 SPECIALTY   AST T. Rowe Price Natural Resources      T. Rowe Price
             Portfolio: seeks long-term capital      Associates, Inc.
             growth primarily through the common
             stocks of companies that own or
             develop natural resources (such as
             energy products, precious metals and
             forest products) and other basic
             commodities. The Portfolio invests,
             under normal circumstances, at least
             80% of the value of its assets in
             natural resource companies. The
             Portfolio may also invest in
             non-resource companies with the
             potential for growth. The Portfolio
             looks for companies that have the
             ability to expand production, to
             maintain superior exploration
             programs and production facilities,
             and the potential to accumulate new
             resources. Although at least 50% of
             Portfolio assets will be invested in
             U.S. securities, up to 50% of total
             assets also may be invested in
             foreign securities.
------------------------------------------------------------------------
  ASSET      AST UBS Dynamic Alpha Portfolio:        UBS Global Asset
 ALLOCA-     seeks to maximize total return,            Management
  TION/      consisting of capital appreciation      (Americas) Inc.
 BALANCED    and current income. The Portfolio
             invests in securities and financial
             instruments to gain exposure to
             global equity, global fixed income
             and cash equivalent markets,
             including global currencies. The
             Portfolio may invest in equity and
             fixed income securities of issuers
             located within and outside the
             United States or in open-end
             investment companies advised by UBS
             Global Asset Management (Americas)
             Inc., the Portfolio's subadviser, to
             gain exposure to certain global
             equity and global fixed income
             markets.
------------------------------------------------------------------------
  FIXED      AST Western Asset Core Plus Bond         Western Asset
  INCOME     Portfolio: seeks to maximize total         Management
             return, consistent with prudent             Company
             investment management and liquidity
             needs, by investing to obtain its
             average specified duration. The
             Portfolio's current target average
             duration is generally 2.5 to 7
             years. The Portfolio pursues this
             objective by investing in all major
             fixed income sectors with a bias
             towards non-Treasuries.
------------------------------------------------------------------------
                  THE PRUDENTIAL SERIES FUND
------------------------------------------------------------------------
  LARGE      Equity Portfolio: seeks long-term         ClearBridge
   CAP       growth of capital. The Portfolio         Advisors, LLC;
  BLEND      invests at least 80% of its            Jennison Associates
             investable assets in common stocks            LLC
             of major established corporations as
             well as smaller companies that the
             subadvisers believe offer attractive
             prospects of appreciation.
------------------------------------------------------------------------
  INTER-     Global Portfolio: seeks long-term          LSV Asset
 NATIONAL    growth of capital. The Portfolio          Management ;
  EQUITY     invests primarily in common stocks      Marsico Capital
             (and their equivalents) of foreign      Management, LLC;
             and U.S. companies. Each subadviser      T. Rowe Price
             for the Portfolio generally will use   Associates, Inc. ;
             either a "growth" approach or a         William Blair &
             "value" approach in selecting either      Company, LLC
             foreign or U.S. common stocks.
------------------------------------------------------------------------
  LARGE      Jennison Portfolio: seeks long-term    Jennison Associates
   CAP       growth of capital. The Portfolio              LLC
  GROWTH     invests primarily in equity
             securities of major, established
             corporations that the subadviser
             believes offer above-average growth
             prospects. The Portfolio may invest
             up to 30% of its total assets in
             foreign securities. Stocks are
             selected on a company-by-company
             basis using fundamental analysis.
             Normally 65% of the Portfolio's
             total assets are invested in equity
             and equity- related securities of
             companies with capitalization in
             excess of $1 billion.
------------------------------------------------------------------------
  FIXED      Money Market Portfolio: seeks              Prudential
  INCOME     maximum current income consistent          Investment
             with the stability of capital and       Management, Inc.
             the maintenance of liquidity. The
             Portfolio invests in high-quality
             short-term money market instruments
             issued by the U.S. Government or its
             agencies, as well as by corporations
             and banks, both domestic and
             foreign. The Portfolio will invest
             only in instruments that mature in
             thirteen months or less, and which
             are denominated in U.S. dollars.
------------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

  --------------------------------------------------------------------
   STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
    TYPE                                                ADVISOR/
                                                       SUB-ADVISOR
  --------------------------------------------------------------------
    ASSET     SP Aggressive Growth Asset               Prudential
   ALLOCA-    Allocation Portfolio: seeks to         Investments LLC
    TION/     obtain the highest potential total
   BALANCED   return consistent with the specified
              level of risk tolerance. The
              Portfolio may invest in any other
              Portfolio of the Fund (other than
              another SP Asset Allocation
              Portfolio), the AST Marsico Capital
              Growth Portfolio of Advanced Series
              Trust (AST), and the AST
              International Value Portfolio of AST
              (the Underlying Portfolios). Under
              normal circumstances, the Portfolio
              generally will focus on equity
              Underlying Portfolios but will also
              invest in fixed-income Underlying
              Portfolios.
  --------------------------------------------------------------------
    ASSET     SP Balanced Asset Allocation             Prudential
   ALLOCA-    Portfolio: seeks to obtain the         Investments LLC
    TION/     highest potential total return
   BALANCED   consistent with the specified level
              of risk tolerance. The Portfolio may
              invest in any other Portfolio of the
              Fund (other than another SP Asset
              Allocation Portfolio), the AST
              Marsico Capital Growth Portfolio of
              Advanced Series Trust (AST), and the
              AST International Value Portfolio of
              AST (the Underlying Portfolios). The
              Portfolio will invest in equity and
              fixed-income Underlying Portfolios.
  --------------------------------------------------------------------
    ASSET     SP Conservative Asset Allocation         Prudential
   ALLOCA-    Portfolio: seeks to obtain the         Investments LLC
    TION/     highest potential total return
   BALANCED   consistent with the specified level
              of risk tolerance. The Portfolio may
              invest in any other Portfolio of the
              Fund (other than another SP Asset
              Allocation Portfolio), the AST
              Marsico Capital Growth Portfolio of
              Advanced Series Trust (AST), and the
              AST International Value Portfolio of
              AST (the Underlying Portfolios).
              Under normal circumstances, the
              Portfolio generally will focus on
              fixed-income Underlying Portfolios
              but will also invest in equity
              Underlying Portfolios.
  --------------------------------------------------------------------
    LARGE     SP Davis Value Portfolio: seeks        Davis Selected
     CAP      growth of capital. The Portfolio       Advisers, L.P.
    VALUE     invests primarily in common stocks
              of U.S. companies with market
              capitalizations within the market
              capitalization range of the Russell
              1000 Value Index. It may also invest
              in stocks of foreign companies and
              U.S. companies with smaller
              capitalizations. The subadviser
              attempts to select common stocks of
              businesses that possess
              characteristics that the subadviser
              believe foster the creation of
              long-term value, such as proven
              management, a durable franchise and
              business model, and sustainable
              competitive advantages. The
              subadviser aims to invest in such
              businesses when they are trading at
              a discount to their intrinsic worth.
              There is a risk that "value" stocks
              can perform differently from the
              market as a whole and other types of
              stocks and can continue to be
              undervalued by the markets for long
              periods of time.
  --------------------------------------------------------------------
    ASSET     SP Growth Asset Allocation               Prudential
   ALLOCA-    Portfolio: seeks to obtain the         Investments LLC
    TION/     highest potential total return
   BALANCED   consistent with the specified level
              of risk tolerance. The Portfolio may
              invest in any other Portfolio of the
              Fund (other than another SP Asset
              Allocation Portfolio), the AST
              Marsico Capital Growth Portfolio of
              Advanced Series Trust (AST), and the
              AST International Value Portfolio of
              AST (the Underlying Portfolios).
              Under normal circumstances, the
              Portfolio generally will focus on
              equity Underlying Portfolios but
              will also invest in fixed- income
              Underlying Portfolios.
  --------------------------------------------------------------------
   INTER-     SP International Growth Portfolio:     Marsico Capital
   NATIONAL   seeks long-term capital                Management, LLC;
   EQUITY     appreciation. The Portfolio invests    William Blair &
              primarily in equity-related             Company, LLC.
              securities of foreign issuers. The
              Portfolio invests primarily in the
              common stock of large and
              medium-sized foreign companies,
              although it may also invest in
              companies of all sizes. Under normal
              circumstances, the Portfolio invests
              at least 65% of its total assets in
              common stock of foreign companies
              operating or based in at least five
              different countries, which may
              include countries with emerging
              markets. The Portfolio looks
              primarily for stocks of companies
              whose earnings are growing at a
              faster rate than other companies or
              which offer attractive growth
              potential.
  --------------------------------------------------------------------
   INTER-     SP International Value Portfolio:         LSV Asset
   NATIONAL   seeks long-term capital                  Management;
   EQUITY     appreciation. The Portfolio normally      Thornburg
              invests at least 80% of the              Investment
              Portfolio's assets in equity           Management, Inc.
              securities. The Portfolio will
              invest at least 65% of its net
              assets in the equity securities of
              companies in at least three
              different countries, without limit
              as to the amount of assets that may
              be invested in a single country.
  --------------------------------------------------------------------

-----------------------------------------------------------------------
 STYLE/       INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
  TYPE                                                 ADVISOR/
                                                      SUB-ADVISOR
-----------------------------------------------------------------------
 MID CAP   SP Mid Cap Growth Portfolio: seeks       Neuberger Berman
 GROWTH    long-term growth of capital. The         Management Inc.
           Portfolio normally invests at least
           80% of investable assets in common
           stocks and related securities, such
           as preferred stocks, convertible
           securities and depositary receipts
           of companies with medium market
           capitalizations, which the
           subadviser believes have
           above-average growth potential. The
           Portfolio generally defines medium
           market capitalization companies as
           those companies with market
           capitalizations within the market
           capitalization range of the Russell
           Mid Cap Growth(R) Index. The
           Portfolio's investments may include
           securities listed on a securities
           exchange or traded in the
           over-the-counter markets. The
           subadviser uses a bottom-up and
           top-down analysis in managing the
           Portfolio. This means that
           securities are selected based upon
           fundamental analysis, as well as a
           top-down approach to diversification
           by industry and company, and by
           paying attention to macro-level
           investment themes. The Portfolio may
           invest in foreign securities
           (including emerging markets
           securities).
-----------------------------------------------------------------------
 FIXED     SP PIMCO High Yield Portfolio: seeks    Pacific Investment
 INCOME    to maximize total return consistent         Management
           with preservation of capital and           Company LLC
           prudent investment management. The           (PIMCO)
           Portfolio normally invests at least
           80% of its investable assets in a
           diversified portfolio of
           high-yield/high-risk debt securities
           rated below high grade but rated at
           least CCC by Moody's Investor
           Services, Inc. or equivalently rated
           by Standard & Poor's Rating Group or
           fitch, or, if unrated, determined by
           the subadviser to be of comparable
           quality.
-----------------------------------------------------------------------
 FIXED     SP PIMCO Total Return Portfolio:        Pacific Investment
 INCOME    seeks to maximize total return              Management
           consistent with preservation of            Company LLC
           capital and prudent investment               (PIMCO)
           management. The Portfolio will
           invest in a diversified portfolio of
           fixed-income investment instruments
           of varying maturities.
-----------------------------------------------------------------------
 MID CAP   SP Prudential U.S. Emerging Growth      Jennison Associates
 GROWTH    Portfolio: seeks long-term capital             LLC
           appreciation. The Portfolio normally
           invests at least 80% of investable
           assets in equity securities of small
           and medium sized U.S. companies that
           the subadviser believes have the
           potential for above-average earnings
           growth. The subadviser seeks to
           invest in companies that it believes
           are poised to benefit from an
           acceleration of growth or an
           inflection point in a company's
           growth rate that is not currently
           reflected in the stock price. The
           team uses a research-intensive
           approach based on internally
           generated fundamental research.
-----------------------------------------------------------------------
 SMALL     SP Small-Cap Value Portfolio: seeks        ClearBridge
  CAP      long-term capital appreciation. The       Advisors, LLC;
 VALUE     Portfolio normally invests at least       Goldman Sachs
           80% its net assets plus borrowings      Asset Management,
           for investment purposes in the                 L.P.
           equity securities of small
           capitalization companies. The
           Portfolio generally defines small
           capitalization companies as those
           companies with market capitalization
           within the market capitalization
           range of the Russell 2000 Value
           Index. The Portfolio focuses on
           equity securities that are believed
           to be undervalued in the marketplace.
-----------------------------------------------------------------------
 LARGE     SP Strategic Partners Focused Growth    AllianceBernstein
  CAP      Portfolio: seeks long-term growth of      L.P.; Jennison
 GROWTH    capital. The Portfolio normally           Associates LLC
           invests at least 65% of total assets
           in equity-related securities of U.S.
           companies that the subadvisers
           believe to have strong capital
           appreciation potential. The
           Portfolio's strategy is to combine
           the efforts of two subadvisers and
           to invest in the favorite stock
           selection ideas of three portfolio
           managers (two of whom invest as a
           team). Each subadviser to the
           Portfolio utilizes a growth style:
           Jennison selects approximately 20
           securities and AllianceBernstein
           selects approximately 30 securities.
           The portfolio managers build a
           portfolio with stocks in which they
           have the highest confidence and may
           invest more than 5% of the
           Portfolio's assets in any one
           issuer. The Portfolio is
           nondiversified, meaning it can
           invest a relatively high percentage
           of its assets in a small number of
           issuers. Investing in a
           nondiversified portfolio,
           particularly a portfolio investing
           in approximately 50 equity-related
           securities, involves greater risk
           than investing in a diversified
           portfolio because a loss resulting
           from the decline in the value of one
           security may represent a greater
           portion of the total assets of a
           nondiversified portfolio.
-----------------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-----------------------------------------------------------------------
 STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
  TYPE                                                 ADVISOR/
                                                      SUB-ADVISOR
-----------------------------------------------------------------------
  LARGE     Stock Index Portfolio: seeks              Quantitative
   CAP      investment results that generally          Management
  BLEND     correspond to the performance of         Associates LLC
            publicly-traded common stocks. With
            the price and yield performance of
            the Standard & Poor's 500 Composite
            Stock Price Index (S&P 500) as the
            benchmark, the Portfolio normally
            invests at least 80% of investable
            assets in S&P 500 stocks. The S&P
            500 represents more than 70% of the
            total market value of all
            publicly-traded common stocks and is
            widely viewed as representative of
            publicly-traded common stocks as a
            whole. The Portfolio is not
            "managed" in the traditional sense
            of using market and economic
            analyses to select stocks. Rather,
            the portfolio manager purchases
            stocks in proportion to their
            weighting in the S&P 500.
-----------------------------------------------------------------------
  LARGE     Value Portfolio: seeks capital         Jennison Associates
   CAP      appreciation. The Portfolio invests           LLC
  VALUE     primarily in common stocks that the
            subadviser believes are undervalued
            - those stocks that are trading
            below their underlying asset value,
            cash generating ability and overall
            earnings and earnings growth. There
            is a risk that "value" stocks can
            perform differently from the market
            as a whole and other types of stocks
            and can continue to be undervalued
            by the markets for long periods of
            time. Normally at least 65% of the
            Portfolio's total assets is invested
            in the common stock and convertible
            securities of companies that the
            subadviser believes will provide
            investment returns above those of
            the Russell 1000(R) Value Index and,
            over the long term, the S&P 500
            Index. Most of the investments will
            be securities of large
            capitalization companies. The
            Portfolio may invest up to 25% of
            its total assets in real estate
            investment trusts (REITs) and up to
            30% of its total assets in foreign
            securities.
-----------------------------------------------------------------------
            NATIONWIDE VARIABLE INSURANCE TRUST
-----------------------------------------------------------------------
 INTER-     Gartmore NVIT Developing Markets         NWD Management
 NATIONAL   Fund: seeks long-term capital          & Research Trust/
 EQUITY     appreciation, under normal              Gartmore Global
            conditions by investing at least 80%        Partners
            of the value of its net assets in
            equity securities of companies of
            any size based in the world's
            developing market countries. Under
            normal market conditions,
            investments are maintained in at
            least six countries at all times
            with no more than 35% of the value
            of its net assets invested in
            securities of any one country.
-----------------------------------------------------------------------
                     JANUS ASPEN SERIES
-----------------------------------------------------------------------
  LARGE     Janus Aspen Series: Large Cap Growth     Janus Capital
   CAP      Portfolio - Service Shares: seeks        Management LLC
 GROWTH     long-term growth of capital in a
            manner consistent with the
            preservation of capital. The
            Portfolio invests under normal
            circumstances, at least 80% of its
            net assets in common stocks of
            large-sized companies. Large-sized
            companies are those whose market
            capitalizations fall within the
            range of companies in the Russell
            1000(R) Index at the time of
            purchase. The portfolio managers
            apply a "bottom up" approach in
            choosing investments. In other
            words, the portfolio managers look
            at companies one at a time to
            determine if a company is an
            attractive investment opportunity
            and if it is consistent with the
            Portfolio's investment policies. If
            the portfolio managers are unable to
            find such investments, the
            Portfolio's uninvested assets may be
            held in cash or similar investments,
            subject to the Portfolio's specific
            investment policies.

            Within the parameters of its
            specific investment policies, the
            Portfolio may invest in foreign
            equity and debt securities, which
            may include investments in emerging
            markets.

            The Portfolio may also lend
            portfolio securities on a short-term
            or long-term basis, up to one-third
            of its total assets.
-----------------------------------------------------------------------

    ----------------------------------------------------------------
     STYLE/        INVESTMENT OBJECTIVES/POLICIES       PORTFOLIO
      TYPE                                              ADVISOR/
                                                       SUB-ADVISOR
    ----------------------------------------------------------------
                  EVERGREEN VARIABLE ANNUITY TRUST
    ----------------------------------------------------------------
      ASSET     Evergreen VA Balanced: seeks capital    Evergreen
     ALLOCA-    growth and current income. The         Investment
      TION/     Portfolio invests in a portfolio of    Management
     BALANCED   equity and debt securities chosen      Company, LLC
                for the potential for current income
                and capital growth. The proportion
                of the Fund's assets invested in
                fixed income and equity securities
                will change based on the portfolio
                manager's assessment of economic
                conditions and investment
                opportunities. The Portfolio
                normally invests at least 25% of its
                assets in fixed income securities.
                The equity portion of the Portfolio
                may include principally common and
                preferred stocks of U.S. companies
                across a broad range of market
                capitalizations, but will generally
                maintain a dollar-weighted average
                market capitalization within the
                market capitalization range tracked
                by the Russell 1000 Index. The
                Portfolio's manager will seek out
                companies that she believes have
                strong fundamental attributes and
                growth prospects with valuations
                that leave ample room for capital
                appreciation. The Portfolio's fixed
                income investments may include U.S.
                government securities, corporate
                bonds, convertible bonds,
                mortgage-backed securities,
                asset-backed securities,
                collateralized mortgage obligations
                (CMOs) and other income producing
                securities. The Portfolio may invest
                without limit in securities rated
                below investment grade (or unrated
                securities determined by the
                portfolio manager to be of
                comparable quality). The Fund may,
                but will not necessarily, use a
                variety of derivative instruments,
                such as structured notes, futures
                and options, and swaps agreements,
                as an alternative to investments
                directly in income-producing
                securities or to manage risk. The
                Portfolio may also, but will not
                necessarily, enter into foreign
                currency exchange contracts to hedge
                against adverse changes in currency
                exchange rates related to non-US
                dollar denominated holdings. The
                Portfolio can invest up to 25% of
                its assets in foreign equity and
                fixed income securities.
    ----------------------------------------------------------------
      LARGE     Evergreen VA Fundamental Large Cap:     Evergreen
       CAP      seeks capital growth with the          Investment
      VALUE     potential for current income. The      Management
                Portfolio invests, under normal        Company, LLC
                conditions, at least 80% of its
                assets in common stocks of large
                U.S. companies (i.e., companies
                whose market capitalizations fall
                within the market capitalization
                range of the companies tracked by
                the Russell 1000(R) Index, measured
                at the time of purchase). The
                Portfolio earns current income from
                dividends paid on equity securities
                and may seek additional income
                primarily by investing up to 20% of
                its assets in convertible bonds,
                including below investment grade
                bonds, and convertible preferred
                stocks of any quality. The Portfolio
                may invest up to 20% of its assets
                in foreign securities. The
                Portfolio's stock selection is based
                on a diversified style of equity
                management that allows the Portfolio
                to invest in both value- and growth-
                oriented equity securities. "Value"
                securities are securities which the
                Portfolio's manager believes are
                currently undervalued in the
                marketplace. "Growth" stocks are
                stocks of companies which the
                Portfolio's manager believes have
                anticipated earnings ranging from
                steady to accelerated growth. The
                Portfolio's manager utilizes an
                intrinsic value approach to look for
                companies that he believes are
                temporarily undervalued in the
                marketplace, sell at a discount to
                their private market values and
                display certain characteristics such
                as earning a high return on premium
                to cost of capital or a sustainable
                competitive advantage in their
                industry.
    ----------------------------------------------------------------
      SMALL     Evergreen VA Growth: seeks long-term    Evergreen
       CAP      capital growth. The Portfolio          Investment
     GROWTH     invests at least 75% of its assets     Management
                in common stocks of small- and         Company, LLC
                medium-sized companies (i.e.,
                companies whose market
                capitalizations fall within the
                market capitalization range of the
                companies tracked by the Russell
                2000(R) Growth Index, measured at
                the time of purchase). The remaining
                portion of the Portfolio's assets
                may be invested in companies of any
                size. The Portfolio's managers
                employ a growth-style of equity
                management and will generally seek
                to purchase stocks of companies that
                have demonstrated earnings growth
                potential which they believe is not
                yet reflected in the stock's market
                price. The Portfolio's managers
                consider potential earnings growth
                above the average earnings growth of
                companies included in the Russell
                2000(R) Growth Index as a key factor
                in selecting investments.
    ----------------------------------------------------------------

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

-----------------------------------------------------------------
  STYLE/        INVESTMENT OBJECTIVES/POLICIES       PORTFOLIO
   TYPE                                              ADVISOR/
                                                    SUB-ADVISOR
-----------------------------------------------------------------
  INTER-     Evergreen VA International Equity:      Evergreen
 NATIONAL    seeks long-term capital growth and     Investment
  EQUITY     secondarily, modest income. The        Management
             Portfolio will normally invest at      Company, LLC
             least 80% of its assets in equity
             securities issued by , in the
             manager's opinion, established and
             quality non-U.S. companies located
             in countries with developed markets.
             The Portfolio may purchase
             securities across all market
             capitalizations. The Portfolio
             normally invests at least 65% of its
             assets in securities of companies in
             at least three countries (other than
             the U.S.). The Portfolio may also
             invest in emerging markets. The
             Portfolio's managers seek both
             growth and value opportunities For
             growth investments, the Portfolio's
             manager seeks, among other things,
             good business models, good
             management and growth in cash flows.
             For value investments, the
             Portfolio's manager seeks, among
             other things, companies that are
             undervalued in the marketplace
             compared to their assets. The
             Portfolio normally intends to seek
             modest income from dividends paid by
             its equity holdings. Other than cash
             and cash equivalents, the Portfolio
             intends to invest substantially all
             of its assets in the securities of
             non-U.S. issuers.
-----------------------------------------------------------------
 SPECIALTY   Evergreen VA Omega: seeks long-term     Evergreen
             capital growth. The Portfolio          Investment
             invests primarily, and under normal    Management
             conditions substantially all of its    Company, LLC
             assets, in common stocks of U.S.
             companies across any market
             capitalizations. The Portfolio's
             manager employs a growth style of
             equity management that seeks to
             emphasizes companies with cash flow
             growth, sustainable competitive
             advantages, returns on invested
             capital above their cost of capital
             and the ability to manage for
             profitable growth that can create
             long-term value for shareholders.
-----------------------------------------------------------------
  SMALL      Evergreen VA Special Values: seeks      Evergreen
   CAP       capital growth in the value of its     Investment
  VALUE      shares. The Portfolio normally         Management
             invests at least 80% of its assets     Company, LLC
             in common stocks of small U.S.
             companies (i.e. companies whose
             market capitalizations fall within
             the market capitalization range of
             the companies tracked by the Russell
             2000(R) Index, measured at the time
             of purchase). The remaining 20% of
             the Portfolio's assets may be
             represented by cash or invested in
             various cash equivalents or common
             stocks of any market capitalization.
             The Portfolio's manager seeks to
             limit the investment risk of small
             company investing by seeking stocks
             that trade below what the manager
             considers their intrinsic value. The
             Portfolio's manager looks
             specifically for various growth
             triggers, or catalysts, that will
             bring the stock's price into line
             with its actual or potential value,
             such as new products, new
             management, changes in regulation
             and/or restructuring potential.
-----------------------------------------------------------------

"Dow Jones Industrial Average/SM/", "DJIA/SM/", "Dow Industrials/SM/", "The Dow/SM/", and the other Dow indices, are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

FIXED INTEREST RATE OPTIONS

We offer two fixed interest rate options:

. a one-year fixed interest rate option, and

. a dollar cost averaging fixed rate option (DCA Fixed Rate Option).

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Please note that if you elect Highest Daily Lifetime Five, you cannot invest in either of these fixed interest rate options.

One-Year Fixed Interest Rate Option

We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each Purchase Payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

Dollar Cost Averaging Fixed Rate Option You may allocate all or part of any Purchase Payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.

If you choose to allocate all or part of a Purchase Payment to the DCA Fixed Rate Option, the minimum amount of the Purchase Payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your Purchase Payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the Purchase Payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules - for example, quarterly as well as monthly.)

If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your Purchase Payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

MARKET VALUE ADJUSTMENT OPTION

Under the Market Value Adjustment Option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period.

We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit. This option is not available for contracts issued in some states. Please see your contract. The Market Value Adjustment Option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.

You will earn interest on your invested Purchase Payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.

We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your Purchase Payment is received in good order at the Prudential Annuity Service Center until the

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period,

(e) payment of a death benefit, or (f) the date the amount is withdrawn.

During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

(a)withdraw or transfer the value of the guarantee period,

(b)allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or

(c)apply the value in the guarantee period to the annuity or settlement option of your choice.

If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.

During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

Market Value Adjustment

When you allocate a Purchase Payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

Other things you should know about the market value adjustment include the following:

. We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

. A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

. In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

You should realize, however, that apart from the market value adjustment, the value of the benefit in your guarantee period does not depend on the investment performance of the bonds and other instruments that we hold with respect to your guarantee period. Apart from the effect of any market value adjustment, we do not pass through to you the gains or losses on the bonds and other instruments that we hold in connection with a guarantee period.

TRANSFERS AMONG OPTIONS

Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the market value adjustment option at any time, provided it is at least $1,000.

In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

With regard to the Market Value Adjustment Option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. (As noted in the fee table, we have different transfer charges under the Beneficiary Continuation Option). Currently, we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto- Rebalancing transfers do not count toward the 12 free transfers per year.)

For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

ADDITIONAL TRANSFER RESTRICTIONS

We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",

(ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

. With respect to each variable investment option (other than the Prudential Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our

2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

systematic programs, such as asset allocation and automated withdrawals and

(ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

. We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

. The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

. A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

. If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.

. We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

DOLLAR COST AVERAGING

The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your Purchase Payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent Purchase Payments to be transferred under this option at any time.

Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

ASSET ALLOCATION PROGRAM

We recognize the value of having asset allocation models when deciding how to allocate your Purchase Payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.

You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

SCHEDULED TRANSACTIONS

Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday (unless we agree to another date).

Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

The Strategic Partners Plus 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?"

Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).

PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE AN OPTIONAL LIFETIME WITHDRAWAL BENEFIT, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

Option 1

Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

Option 2

Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

Option 3

Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS

If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial Purchase Payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested Purchase Payments and reduced by the effect of withdrawals.

The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

. The annuitant must be 75 or younger in order for you to elect the Guaranteed Minimum Income Benefit.

. If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value. In some states this fee may be lower.

. Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.

. TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7th CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS MINIMUM DISTRIBUTION REQUIREMENTS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD. SEE "MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION" IN SECTION 10 FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.

Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

GMIB Roll-Up

The GMIB roll-up is equal to the invested Purchase Payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested Purchase Payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested Purchase Payment (for a reset, two times the sum of

(1) the Contract Value at the time of the reset, and (2) any invested Purchase Payments made subsequent to the reset).

Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:

. the contract anniversary coinciding with or next following the annuitant's 80th birthday,

. the 7th contract anniversary, or

. 7 years from the most recent GMIB reset (as described below).

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested Purchase Payments, reduced proportionally by withdrawals.

Effect of Withdrawals

In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.

The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial Purchase Payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-For-Dollar Reduction

A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).

. The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-For-Dollar and Proportional Reductions A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

. The GMIB protected value is first reduced by the Remaining Limit (from $241,941.95 to $239,441.95).

. The result is then further reduced by the ratio of A to B, where:

. A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

. B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.

. The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 - $2,500 - $8,256.62, or $479,243.38).

. The Remaining Limit is set to zero (0) for the balance of the first contract year.

Example 3. Dollar-For-Dollar Limit in Second Contract Year A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:

. The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).

. The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).

. The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

GMIB Reset Feature

You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76th birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.

Payout Amount

The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or

2) the adjusted Contract Value - that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges - as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

GMIB Annuity Payout Options

We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

GMIB Option 1

Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

GMIB Option 2

Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

Because we do not impose a new waiting period for each subsequent Purchase Payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent Purchase Payments if we discover that by the timing of your Purchase Payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than your initial Purchase Payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent Purchase Payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).

You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

Terminating the Guaranteed Minimum Income Benefit The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).

3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?

 (ANNUITIZATION) continued

HOW WE DETERMINE ANNUITY PAYMENTS

Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

Fixed Period Annuities

Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

Life Annuities

There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

. The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

Guaranteed and GMIB Annuity Payments

Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either

(a)four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or

(b)two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.

2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

Current Annuity Payments

Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

4: WHAT IS THE DEATH BENEFIT?

The Death Benefit feature protects the Contract Value for the beneficiary.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

CALCULATION OF THE DEATH BENEFIT

If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Option. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Option.

Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a Purchase Payment made within one year of death. We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.

2) Either the base death benefit, which equals the total invested Purchase Payments you have made proportionally reduced by any withdrawals, or, (i) if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value or (ii) if you have chosen the Highest Daily Value Death Benefit, a death benefit equal to the highest daily value (computed as described below in this section).

GUARANTEED MINIMUM DEATH BENEFIT

The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. You cannot elect a GMDB option if you choose the Highest Daily Value Death Benefit.

The GMDB protected value option can be equal to the:

. GMDB roll-up,

. GMDB step-up, or

. Greater of the GMDB roll-up and the GMDB step-up.

The GMDB protected value is calculated daily.

GMDB Roll-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested Purchase Payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested Purchase Payment is made. The GMDB roll-up value will increase by subsequent invested Purchase Payments and reduce by the effect of withdrawals.

We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:

. the contract anniversary coinciding with or next following the sole owner's or older owner's 80th birthday, or

. the 5th contract anniversary.

However, the GMDB protected value will still increase by subsequent invested Purchase Payments and reduce by the effect of withdrawals.

Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

4: WHAT IS THE DEATH BENEFIT? continued

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested Purchase Payments, increased daily at an effective annual interest rate of 3% of all invested Purchase Payments, starting on the date that each invested Purchase Payment is made. We will increase the GMDB roll-up by subsequent invested Purchase Payments and reduce it by the effect of withdrawals.

We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

GMDB Step-Up

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested Purchase Payment increased by subsequent invested Purchase Payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested Purchase Payments and reduce proportionally by withdrawals.

We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:

. the contract anniversary coinciding with or next following the sole or older owner's 80th birthday, or

. the 5th contract anniversary.

However, we still increase the GMDB protected value by subsequent invested Purchase Payments and proportionally reduce it by withdrawals.

Here is an example of a proportional reduction:

The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested Purchase Payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested Purchase Payments and proportionally reduce it by withdrawals.

GMDB Greater of Roll-Up and Step-up

Under this option, the protected value is equal to the greater of the step-up value and the roll-up value, calculated as described above.

If you have chosen the base death benefit and death occurs after age 80, the beneficiary will receive the base death benefit described above. If you have chosen the Guaranteed Minimum Death Benefit option and death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current Contract Value as of the date that due proof of death is received, and 2) the protected value of the GMDB roll-up or the GMDB step-up (as applicable) reduced proportionally by any subsequent withdrawals.

Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

. If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or

. The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Option must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.

If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a Purchase Payment occurring on that date.

Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

SPECIAL RULES IF JOINT OWNERS

If the contract has an owner and a joint owner and they are spouses at the time that one dies, the Spousal Continuance Option may apply. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.

HIGHEST DAILY VALUE DEATH BENEFIT

The Highest Daily Value Death Benefit (HDV) is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing Contract Value. HDV is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your Contract Value allocated to certain asset allocation portfolios.

Under HDV, the amount of the benefit depends on whether the "target date" is reached. The target date is reached upon the later of the contract anniversary coinciding with or next following the elder owner's (or annuitant's, if entity owned) 80th birthday or five years after the contract date. Prior to the target date, the death benefit amount is increased on any business day if the Contract Value on that day exceeds the most recently determined death benefit amount under this option. These possible daily adjustments cease on and after the target date, and instead adjustments are made only for Purchase Payments and withdrawals.

IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.

Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio or to the AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Strategy Portfolio, AST American Century Strategic Allocation Portfolio or AST T. Rowe Price Asset Allocation Portfolio. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain the Highest Daily Value death benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and Purchase Payments will be subject to the new investment limitations.

The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

IF THE CONTRACT OWNER DIES BEFORE THE DEATH BENEFIT TARGET DATE, THE DEATH

BENEFIT EQUALS THE GREATER OF:

. the base death benefit; and

. the HDV as of the contract owner's date of death.

IF THE CONTRACT OWNER DIES ON OR AFTER THE DEATH BENEFIT TARGET DATE, THE

DEATH BENEFIT EQUALS THE GREATER OF:

. the base death benefit; and

. the HDV on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

The amount determined by this calculation is increased by any Purchase Payments received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT

Examples of Highest Daily Value Death Benefit Calculation The following are examples of how the HDV death benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one contract owner who is age 70 on the contract date.

4: WHAT IS THE DEATH BENEFIT? continued

Example with Market Increase and Death before Death Benefit Target Date Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Contract Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).

Example with Withdrawals

Assume that the Contract Value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the Contract Value was $75,000. On the date we receive due proof of death, the Contract Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.

Highest Daily Value   =   $90,000 - [$90,000 * $15,000/$75,000]
                      =   $90,000 - $18,000
                      =   $72,000

Base Death Benefit    =   max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                      =   max [$80,000, $40,000]
                      =   $80,000

The death benefit therefore is $80,000.

Example with Death after Death Benefit Target Date Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the Contract Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Contract Value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.

Highest Daily Value   =   $80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                      =   $80,000 + $15,000 - $6,786
                      =   $88,214

Base Death Benefit    =   max [$75,000, ($50,000 + $15,000) - [($50,000 + $15,000) * $5,000/$70,000]]
                      =   max [$75,000, $60,357]
                      =   $75,000

The death benefit therefore is $88,214.

PAYOUT OPTIONS

Originally, a beneficiary could, within 60 days of providing proof of death, take the death benefit as follows:

With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any Purchase Payments to the contract.

During this 5-year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

Any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?"

With respect to death benefits paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary of the death benefit may, within 60 days of providing proof of death, also take the death benefit as indicated above or as follows:

. As a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or

. As payment of the entire death benefit within a period of 5 years from the date of death; or

. As a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or

. As the beneficiary continuation option, described immediately below.

BENEFICIARY CONTINUATION OPTION

Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code. This "Beneficiary Continuation Option" is described below and is only available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

Under the Beneficiary Continuation Option:

. The owner's contract will be continued in the owner's name, for the benefit of the beneficiary.

. The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average daily net assets allocated to the Sub-accounts. The charge is 1.00% per year.

. The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

. The initial Contract Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.

. The available Sub-accounts will be among those available to the owner at the time of death, however certain Sub-accounts may not be available.

. The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the owner. Transfers in excess of 20 per year will incur a $10 transfer fee.

. No additional Purchase Payments can be applied to the contract.

. The basic death benefit and any optional benefits elected by the owner will no longer apply to the beneficiary.

. The beneficiary can request a withdrawal of all or a portion of the Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the owner and the owner restricted the beneficiary's withdrawal rights.

. Withdrawals are not subject to CDSC.

. Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio of The Prudential Series Fund are available under the Beneficiary Continuation Option.

Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS

 (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

Except in the case of spousal continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

4: WHAT IS THE DEATH BENEFIT? continued

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

In the event of your death before the annuity date, the death benefit must be distributed:

. by December 31st of the year including the five year anniversary of the date of death; or

. as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described above in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

EARNINGS APPRECIATOR BENEFIT

The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first-to-die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.

The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.

If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it. You may, if you wish, select both the Earnings Appreciator Benefit and the Highest Daily Value Death Benefit.

Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all Purchase Payments previously made under the contract.

For purposes of computing earnings and Purchase Payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the Contract Value and the sum of all Purchase Payments. Withdrawals reduce earnings first, then Purchase Payments, on a dollar-for-dollar basis.

EAB percentages are as follows:

. 40% if the owner is age 70 or younger on the date the application is signed.

. 25% if the owner is between ages 71 and 75 on the date the application is signed.

. 15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Option (See "Spousal Continuance Option" below), the following conditions apply:

. In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Option is activated to determine the applicable EAB percentage.

. We will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the Spousal Continuance Option is activated.

. If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the Contract Value (as adjusted under the terms of the Spousal Continuance Option) as the first Purchase Payment.

Terminating the Earnings Appreciator Benefit The Earnings Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract,

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option,

. the date the contract terminates, or

. the date you annuitize the contract.

Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.

SPOUSAL CONTINUANCE OPTION

This benefit is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), and the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may also be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Option, but must do so no later than 60 days after furnishing proof of death in good order. Upon activation of the Spousal Continuance Option, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

4: WHAT IS THE DEATH BENEFIT? continued

Under the Spousal Continuance Option, we waive any potential withdrawal charges applicable to Purchase Payments made prior to activation of the Spousal Continuance Option. However, we will continue to impose withdrawal charges on Purchase Payments made after activation of this benefit. In addition, Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Option, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the sum of all invested Purchase Payments (adjusted for withdrawals),

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we

will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB roll-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB

STEP-UP, we will adjust the Contract Value to equal the greater of:

. the Contract Value, or

. the GMDB step-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the Contract Value to equal the greatest of:

. the Contract Value,

. the GMDB roll-up, or

. the GMDB step-up,

plus the amount of any applicable Earnings Appreciator Benefit.

IF YOU HAVE ELECTED THE HIGHEST DAILY VALUE DEATH BENEFIT, we will adjust the

Contract Value to equal the greater of:

. the Contract Value, or

. the Highest Daily Value,

plus the amount of any applicable Earnings Appreciator Benefit.

After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up, or HDV death benefit (as applicable), under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.

If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit or Highest Daily Value Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.

IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.

IF YOU ELECTED ONE OF THE LIFETIME WITHDRAWAL BENEFITS, on the owner's death, the benefit will end. However, if the owner's surviving spouse would be eligible to acquire the benefit as if he/she were a new purchaser, then the surviving spouse may continue the benefit under the Spousal Continuance Option.

IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Option. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:

(a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the contract anniversary coinciding with or next following the annuitant's 95th birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95th birthday.

If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS?

LIFETIME FIVE/SM/ INCOME BENEFIT (LIFETIME FIVE)/SM/

The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals - the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.

Lifetime Five is subject to certain restrictions described below.

. Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

. The annuitant must be at least 45 years old when Lifetime Five is elected.

. Lifetime Five may not be elected if you have elected any other optional living benefit.

Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Strategy Portfolio, AST American Century Strategic Allocation or AST T. Rowe Price Asset Allocation Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and Purchase Payments will be subject to the new investment limitations.

Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of: (A) the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier; (B) the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal; (C) the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier. With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

. If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

For existing contract owners who are electing the Lifetime Five Benefit, the Contract Value on the date of the contract owner's election of Lifetime Five will be used to determine the initial Protected Withdrawal Value.

. If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment (plus any Credits).

Step-Up of the Protected Withdrawal Value You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

If you elected the Lifetime Five program on or after March 20, 2006:

. you are eligible to step-up the Protected Withdrawal Value on or after the 1st anniversary of the first withdrawal under the Lifetime Five program.

. the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up.

If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect:

. you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under Lifetime Five program.

. the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up.

In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by any amount.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least one year after the most recent step-up.

If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:

. the first Auto Step-Up opportunity will occur on the Contract Anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.

. your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by 5% or more.

. if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.

. once a step-up occurs, the next Auto Step-Up opportunity will occur on the Contract Anniversary that is at least 5 years after the most recent step-up.

In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional Purchase Payments being made into the contract).

Annual Income Amount Under the Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

Annual Withdrawal Amount Under the Withdrawal Benefit The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 7% of any additional Purchase Payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

. If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.

. If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial Purchase Payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and

4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33

(b)Contract Value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract Value on February 1, 2006 (the first contract anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $10,000 = $8,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250

. Annual Income Amount for future contract years remains at $13,250

. Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

Example 2. Dollar-for-Dollar and Proportional Reductions

a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550

. Annual Withdrawal Amount for future contract years remains at $18,550

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

. Annual Income Amount for future contract years = $13,250 - $93 = $13,157

. Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Withdrawal Amount for current contract year = $0

. Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

. Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

. Annual Withdrawal Amount for future contract years = $18,550 - $489 = $18,061

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

. Annual Income Amount for future contract years = $13,250 - $623 = $12,627

. Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.

. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

. Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

. Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

Example 3. Step-Up of the Protected Withdrawal Value If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Contract Value on February 1, 2012 is $280,000, then the following values would result:

. Protected Withdrawal Value = Contract Value on February 1, 2012 = $280,000

. Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.

. Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.

. Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Contract Value exceeds the Annual Income Amount by 5% or more. 5% of the Contract Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Contract Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Contract Date and effective date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Contract Value is greater than the Annual Income Amount.

Benefits Under Lifetime Five

. If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further Purchase Payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further Purchase Payments will be accepted under your contract.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

1. apply your Contract Value to any annuity option available;

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or

3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

. If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Other Important Considerations

. Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

Election of Lifetime Five

Lifetime Five can be elected at the time you purchase your contract, or after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

Termination of Lifetime Five

Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

Lifetime Five terminates:

. upon your surrender of the contract,

. upon the death of the annuitant (but your surviving spouse may elect a new Lifetime Five benefit if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),

. upon a change in ownership of the contract that changes the tax identification number of the contract owner, or

. upon your election to begin receiving annuity payments.

We cease imposing the charge for Lifetime Five upon the earliest to occur of

(i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),

(iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

Currently, if you terminate Lifetime Five, you generally will only be permitted to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

Additional Tax Considerations for Qualified Contracts If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT (SPOUSAL LIFETIME FIVE)/SM/ The Spousal Lifetime Five Income Benefit (Spousal Lifetime Five) described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there may be a restriction on your ability to re-elect Spousal Lifetime Five and Lifetime Five. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or optional death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis):

AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Strategy Portfolio, or AST American Century Strategic Allocation Portfolio.

We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

Initial Protected Withdrawal Value

The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

(A)the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

(B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

(C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits). If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

. For existing contract owners who are electing the Spousal Lifetime Five Benefit, the Contract Value on the date of your election of Spousal Lifetime Five will be used to determine the initial Protected Withdrawal Value.

Annual Income Amount Under the Spousal Life Income Benefit The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1st anniversary of the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1st anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.

Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Lifetime Five Income benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial Purchase Payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Five Income benefit.

The initial Protected Withdrawal Value is calculated as the greatest of (a),

(b) and (c):

(a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33

(b)Contract Value on March 1, 2006 (the date of the first withdrawal) = $263,000

(c)Contract Value on February 1, 2006 (the first Contract Anniversary) = $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income benefit (5% of $265,000).

Example 1. Dollar-for-Dollar Reduction

If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250 Annual Income Amount for future contract years remains at $13,250

Example 2. Dollar-for-Dollar and Proportional Reductions If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:

. Remaining Annual Income Amount for current contract year = $0

. Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

. Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93 . Annual Income Amount for future contract years = $13,250 - $93 = $13,157

Example 3. Step-Up of The Annual Income Amount If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

Benefits Under Spousal Lifetime Five

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further Purchase Payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

. If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

1. apply your Contract Value to any annuity option available; or

2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

We must receive your request in a form acceptable to us at our office.

. In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and

2. the Contract Value.

. If no withdrawal was ever taken, we will determine an initial Protected Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

Other Important Considerations

. Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

. Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and Purchase Payments will be subject to the new investment limitations.

. There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.

In order for the surviving Designated Life to continue Spousal Lifetime Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the Spousal Continuance Option.

Election of and Designations of Spousal Lifetime Five Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:

. One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

. One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election.

No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.

Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

Currently, if you terminate Spousal Lifetime Five, you may only be permitted to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

Termination of Spousal Lifetime Five

Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.

The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

Additional Tax Considerations for Qualified Contracts If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distributions under the tax law.

HIGHEST DAILY LIFETIME FIVE/SM/ INCOME BENEFIT (HD5)/SM/

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and may have a waiting period until you can elect another lifetime withdrawal benefit. Specifically, you will be permitted to elect another lifetime withdrawal benefit only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

KEY FEATURE - Total Protected Withdrawal Value The Total Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:

. The Protected Withdrawal Value for the immediately preceding business day (the "Prior Business Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated credit) made on the Current Business Day; and

. the Contract Value.

If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. One or after Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Contract Value.

The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

(a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;

(b)200% of all Purchase Payments (and any associated credits) made during the one-year period after the date you elected Highest Daily Lifetime Five; and

(c)100% of all Purchase Payments (and any associated credits) made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments (and any associated credits) will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

KEY FEATURE - Total Annual Income Amount Under Highest Daily Lifetime Five benefit

The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in a contract year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount by an amount equal to 5% of the Purchase Payment (including the amount of any associated credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining Contract Values for purposes of this feature starting with the contract

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

anniversary immediately after your first withdrawal under the benefit. Specifically, upon the first such contract anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year (ii) is subsequent to the first withdrawal and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years (i.e., after the first contract anniversary after the first withdrawal), we determine whether an automatic step-up should occur on each contract anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Please assume the following for all three examples:

The contract is purchased on December 1, 2006. The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

Dollar-for-Dollar reductions

On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the contract on this date, the remaining Total Annual Income Amount for that contract year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that contract year to $0. The remaining withdrawal amount ($1,500) reduces the Total Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each withdrawal would result in another proportional reduction to the Total Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                               $110,000.00
Less amount of "non" excess withdrawal                         $  3,500.00
Contract Value immediately before excess withdrawal of $1,500  $106,500.00
Excess withdrawal amount,                                      $  1,500.00
Divided by Contract Value immediately before excess withdrawal $106,500.00
Ratio                                                                 1.41%
Total Annual Income Amount                                     $  6,000.00
Less ratio of 1.41%                                            $     84.51
Total Annual Income Amount for future contract years           $  5,915.49

Highest Quarterly Auto Step-Up

On each contract anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last contract anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is greater than the Total Annual Income Amount, also adjusted for excess withdrawals and additional Purchase Payments.

Continuing the same example as above, the Total Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6th reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is greater than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals, as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                  Highest Quarterly
                                 Value (adjusted with  Adjusted Total Annual
                                    withdrawal and    Income Amount (5% of the
      Date*       Contract Value Purchase Payments)** Highest Quarterly Value)
------------------------------------------------------------------------------
  June 1, 2007     $118,000.00       $118,000.00             $5,900.00
------------------------------------------------------------------------------
 August 6, 2007    $110,000.00       $112,885.55             $5,644.28
------------------------------------------------------------------------------
September 1, 2007  $112,000.00       $112,885.55             $5,644.28
------------------------------------------------------------------------------
December 1, 2007   $119,000.00       $119,000.00             $5,950.00
------------------------------------------------------------------------------

* In this example, the contract anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The contract anniversary date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Highest Daily Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00

In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next contract year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

Benefits Under Highest Daily Lifetime Five To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under the Highest Daily Lifetime Five, we will make an additional payment, if any, for that contract year equal to the remaining Total Annual Income Amount for the contract year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five Benefit terminates, and no additional payments will be made.

If annuity payments are to begin under the terms of your contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)Apply your Contract Value to any annuity option available; or

(2)Request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)The present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

(2)The Contract Value.

If no withdrawal was ever taken, we will calculate the Total Annual Income Amount as if you made your first withdrawal on the date the contract payments are to begin.

. Please note that the payments that we make under this benefit after the contract anniversary coinciding with or next following the Annuitant's 95th birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the contract, including any CDSC.

. Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your contract, you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five Benefit. The Highest Daily Lifetime Five Benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.

. In general you must allocate your Contract Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Contract Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted sub-accounts. However, the asset transfer component of the benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances

. You cannot allocate Purchase Payments or transfer Contract Value to a Fixed Interest Rate Option if you elect this benefit.

. Transfers to and from the Sub-accounts and the Benefit Fixed Rate Option triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity

Election of and Designations Under the Benefit For Highest Daily Lifetime Five, there must be either a single owner who is the same as the annuitant, or if the contract is entity-owned, there must be a single natural person annuitant. In either case, the annuitant must be at least 55 years old.

Any change of the annuitant under the contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new owner has the same taxpayer identification number as the previous owner, (b) both the new owner and previous owner are entities, or (c) the previous owner is a natural person and the new owner is an entity.

Highest Daily Lifetime Five can be elected at the time that you purchase your contract. We also offer existing owners (i.e., those who have already acquired their contract) the option to elect Highest Daily Lifetime Five after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Highest Daily Lifetime Five Benefit, you will

(a) not be permitted to re-elect the benefit and (b) may be allowed to elect another lifetime withdrawal benefit only on any anniversary of the contract date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to owners who have an effective Highest Daily Lifetime Five Benefit.

Termination of the Benefit

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. We reserve the right to further limit the frequency election in the future. The benefit terminates: (i) upon your termination of the benefit, (ii) upon your surrender of the contract,

(iii) upon your election to begin receiving annuity payments; (iv) upon the death of the designated life, (v) if both the Contract Value and Total Annual Income Amount equal zero, or (vi) if you fail to meet our requirements for issuing the benefit.

Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as described below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). Upon termination, we may limit or prohibit investment in the Fixed Interest Rate Options.

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on the Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

(a)your Contract Value on the day that you elected Highest Daily Lifetime Five and

(b)the sum of each Purchase Payment you made (including any credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Total Protected Withdrawal Value, your Death Benefit, or the amount of any other or optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Asset Transfer Component of Highest Daily Lifetime Five As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". The Permitted Sub-accounts are identified in the contract application. As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Total Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value." If you have already made a withdrawal, your projected Total Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio". If the Target Ratio exceeds a certain percentage, (currently 83%) it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage, then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Total Annual Income Amount.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target ratio, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

Depending on the results of the calculation relative to the reallocation triggers, we may:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion, and under certain circumstances all, of your Contract Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire contract value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional purchase payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the Benefit Fixed Rate Account.

Additional Tax Considerations

If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (HD7)/SM/

Highest Daily Lifetime Seven is offered as an alternative to Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five. Currently, if you elect Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. The income benefit under Highest Daily Lifetime Seven currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Seven Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Seven.

KEY FEATURE - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current business day ; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

KEY FEATURE - Annual Income Amount under the Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the Annuitant on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the Annuitant on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Seven, if your cumulative withdrawals in an contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Highest Daily Lifetime Seven benefit is elected on March 5, 2008

. The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime Seven benefit

Dollar-for-dollar reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is younger than 75 at the time of the 1st withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                               $110,000.00
Less amount of "non" excess withdrawal                         $  3,500.00
Contract Value immediately before excess withdrawal of $1,500  $106,500.00
Excess withdrawal amount                                       $  1,500.00
Divided by Contract Value immediately before excess withdrawal $106,500.00
Ratio                                                                 1.41%
Annual Income Amount                                           $  6,000.00
Less ratio of 1.41%                                            $     84.51
Annual Income Amount for future contract years                 $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 75 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                  Highest Quarterly    Adjusted Annual
                                 Value (adjusted with Income Amount (5%
                                    withdrawal and     of the Highest
      Date*       Contract Value Purchase Payments)** Quarterly Value)
-----------------------------------------------------------------------
  June 1, 2008     $118,000.00       $118,000.00          $5,900.00
-----------------------------------------------------------------------
 August 6, 2008    $110,000.00       $112,885.55          $5,644.28
-----------------------------------------------------------------------
September 1, 2008  $112,000.00       $112,885.55          $5,644.28
-----------------------------------------------------------------------
December 1, 2008   $119,000.00       $119,000.00          $5,950.00
-----------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

Benefits Under The Highest Daily Lifetime Seven Program

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime Seven, and amounts are still payable under Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime Seven benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the single designated life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such Annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the annuitant's 95th birthday will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Highest Daily Lifetime Seven benefit are subject to all of the terms and conditions of the Contract, including any CDSC.

. Withdrawals made while the Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Contract you will receive the current surrender value.

. You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Seven benefit. The Highest Daily Lifetime Seven benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and an AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the contract.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. Currently, Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Strategy, or AST American Century Strategic Allocation.

. The fee for Highest Daily Lifetime Seven is 0.60% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.15% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the Protected Withdrawal Value the fee for Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Program For Highest Daily Lifetime Seven, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Seven. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Seven, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity.

Highest Daily Lifetime Seven can be elected at the time that you purchase your Contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or elect another lifetime withdrawal benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five or the Spousal Highest Daily Lifetime Seven to elect Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving annuity payments (although if you have elected to take the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount), (iv) upon the death of the Annuitant (v) if both the Contract Value and Annual Income Amount equal zero or (vi) if you cease to meet our requirements for issuing the benefit (see Elections and Designations under the Program).

Upon termination of Highest Daily Lifetime Seven other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued contracts that elect Highest Daily Lifetime Seven and existing contracts that elect Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract year that Required Minimum Distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

SPOUSAL HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (SHD7)/SM/

Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven. Currently, if you elect Spousal Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect Spousal Lifetime Five, Lifetime Five, Highest Daily Lifetime Seven, or Spousal Highest Daily Lifetime Seven. See "Election of and Designations under the Program" below for details. Spousal Highest Daily Lifetime Seven must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 59 1/2 years old when the benefit is elected. Spousal Highest Daily Lifetime Seven is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. In the application for this benefit, we specify the permitted investment options - you may also contact us or your registered representative for further information.

We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, wish

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime Seven benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime Seven, and in Appendix D to this prospectus, we set forth the formula under which we make those asset transfers.

As discussed below, a key component of Spousal Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount until the death of the second Designated Life, provided that there have not been "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Seven.

KEY FEATURE - Protected Withdrawal Value The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each business day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each business day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each business day (the "Current Business Day"), the Periodic Value is equal to the greater of:

(1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business Days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day; and

(2)the Contract Value.

If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

a. the Contract Value; or

b. the Periodic Value on the date of the withdrawal.

If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

(1)the Contract Value; or

(2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or

(3)the sum of:

(a)200% of the Contract Value on the effective date of the benefit;

(b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and

(c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Contract Value.

KEY FEATURE - Annual Income Amount under the Spousal Highest Daily Lifetime Seven Benefit

The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the youngest Designated Life on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 79 and younger, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Contract due to death or divorce. Under the Spousal Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount. A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Contract Date of the Annuity (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year;

(ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. Having identified each of those quarter-end Contract Values, we then multiply each such value by a percentage that varies based on the age of the youngest Designated Life on the Contract Anniversary as of which the step-up would occur. The percentages are 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

The Spousal Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Seven, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

If, cumulatively, you withdraw an amount less than the Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:

. The Contract Date is December 1, 2007

. The Spousal Highest Daily Lifetime Seven benefit is elected on March 5, 2008.

. The youngest Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime Seven benefit.

Dollar-for-dollar reductions

On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest Designated Life is younger than 80 at the time of the 1st withdrawal, the Annual Income Amount is 5% of the Protected

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that contract year (up to and including December 1, 2008) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

Proportional reductions

Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that contract year to $0. The remaining withdrawal amount - $1,500

- reduces the Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each would result in another proportional reduction to the Annual Income Amount).

Here is the calculation:

Contract Value before withdrawal                               $110,000.00
Less amount of "non" excess withdrawal                         $  3,500.00
Contract Value immediately before excess withdrawal of $1,500  $106,500.00
Excess withdrawal amount                                       $  1,500.00
Divided by Contract Value immediately before excess withdrawal $106,500.00
Ratio                                                                 1.41%
Annual Income Amount                                           $  6,000.00
Less ratio of 1.41%                                            $     84.51
Annual Income Amount for future contract years                 $  5,915.49

Highest Quarterly Auto Step-Up

On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest Designated Life's age on the Contract Anniversary) of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (plus any Credits).

Continuing the same example as above, the Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 80 on the date of the potential step-up) of the highest quarterly Contract Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.

                                  Highest Quarterly
                                 Value (adjusted with  Adjusted Annual Income
                                    withdrawal and    Amount (5% of the Highest
      Date*       Contract Value Purchase Payments)**     Quarterly Value)
-------------------------------------------------------------------------------
  June 1, 2008     $118,000.00       $118,000.00              $5,900.00
-------------------------------------------------------------------------------
 August 6, 2008    $110,000.00       $112,885.55              $5,644.28
-------------------------------------------------------------------------------
September 1, 2008  $112,000.00       $112,885.55              $5,644.28
-------------------------------------------------------------------------------
December 1, 2008   $119,000.00       $119,000.00              $5,950.00
-------------------------------------------------------------------------------

* In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year. ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

. The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.

. This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next contract year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

BENEFITS UNDER THE SPOUSAL HIGHEST DAILY LIFETIME SEVEN PROGRAM

. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime Seven, and amounts are still payable under Spousal Highest Daily Lifetime Seven, we will make an additional payment, if any, for that contract year equal to the remaining Annual Income Amount for the contract year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime Seven benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the contract, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.

. If Annuity payments are to begin under the terms of your contract, or if you decide to begin receiving annuity payments and there is a Annual Income Amount due in subsequent contract years, you can elect one of the following two options:

(1)apply your Contract Value to any Annuity option available; or

(2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then annuity payments will be made as a life annuity for the lifetime of the Designated Life.

We must receive your request in a form acceptable to us at our office.

In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

(1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Contract; and

(2)the Contract Value.

. If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

. Please note that payments that we make under this benefit after the Contract Anniversary coinciding with or next following the older of the owner or Annuitant's 95th birthday, will be treated as annuity payments.

Other Important Considerations

. Withdrawals under the Spousal Highest Daily Lifetime Seven Benefit are subject to all of the terms and conditions of the contract, including any CDSC.

. Withdrawals made while the Spousal Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. The Spousal Highest Daily Lifetime Seven Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your contract you will receive the current surrender value.

. You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing the Spousal Highest Daily Lifetime Seven Benefit. The Spousal Highest Daily Lifetime benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

. Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts.

. You cannot allocate Purchase Payments or transfer Contract Value to the AST Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Investment Options Can I Choose?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

. Transfers to and from the elected Sub-accounts and the AST Investment Grade Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.

. You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Spousal Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.

. Currently, Owners electing this benefit must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Strategy, or AST American Century Strategic Allocation.

. The fee for Spousal Highest Daily Lifetime Seven is 0.75% annually of the Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next business day, if the quarter-end is not a business day), we deduct 0.1875% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the current Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.

Election of and Designations under the Program Spousal Highest Daily Lifetime Seven can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime Seven only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

. One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 59 1/2 years old at the time of election; or

. Co-Annuity Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. Each Owner must each be at least 59 1/2 years old at the time of election; or

. One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and the Contingent Annuitant each must be at least 59 1/2 years old at the time of election.

We do not permit a change of Owner under this benefit, except as follows:

(a) if one Owner dies and the surviving spousal Owner assumes the Annuity or

(b) if the contract initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime Seven benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the contract appoint a new Designated Life upon re-marriage.

Spousal Highest Daily Lifetime Seven can be elected at the time that you purchase your contract or after the Contract Date, subject to our eligibility rules and restrictions.

Currently, if you terminate the Spousal Highest Daily Lifetime Seven benefit, you may only be allowed to re-elect the benefit or to elect another lifetime withdrawal benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Spousal Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. Similarly, we generally may permit those who have terminated Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, or Highest Daily Lifetime Seven to elect Spousal Highest Daily Lifetime Seven only on an anniversary of the Contract Date that is at least 90 calendar days from the date that such benefit was terminated. We reserve the right to waive that requirement.

Return of Principal Guarantee

If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

a. your Contract Value on the day that you elected Spousal Highest Daily Lifetime Seven; and

b. the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Spousal Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

Termination of the Program

You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the contract (thus, the benefit does not terminate solely because of the death of the first Designated Life), (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount), (iv) upon your surrender of the contract (v) upon your election to begin receiving annuity payments (vi) if both the Contract Value and Annual Income Amount equal zero or (vii) if you cease to meet our requirements for issuing the benefit (see Election of and Designations under the Program).

Upon termination of Spousal Highest Daily Lifetime Seven other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

Asset Transfer Component of Spousal Highest Daily Lifetime Seven As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Spousal Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account s available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendix D to this prospectus. Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily annual income amount. Note that we use 5% in the formula, irrespective of the youngest Designated Life's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account , is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

5: WHAT ARE THE LIFETIME WITHDRAWAL BENEFITS? continued

As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Spousal Highest Daily Lifetime Seven and existing Annuities that elect Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Spousal Highest Daily Lifetime Seven.

Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

. Not make any transfer; or

. If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or

. Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

If a significant amount of your Contract Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. Note that if your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the AST Investment Grade Bond Sub-account.

Additional Tax Considerations

If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that Required Minimum Distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.

Spousal Highest Daily Lifetime Seven Asset Allocation Formula. As indicated above, Spousal Highest Daily Lifetime Seven uses the same asset transfer formula as Highest Daily Lifetime Seven and uses the same table of age-related factors. See Appendix D.

6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

INCOME APPRECIATOR BENEFIT

The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

If you want the Income Appreciator Benefit, you generally must elect it when you make your initial Purchase Payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

. The annuitant must be 75 or younger in order for you to elect the Income Appreciator Benefit.

. If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" in Section 8.

Activation of the Income Appreciator Benefit

YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

Once activated, you can receive the Income Appreciator Benefit:

. IAB OPTION 1 - at annuitization as part of an annuity payment;

. IAB OPTION 2 - during the accumulation phase through the IAB automatic withdrawal payment program; or

. IAB OPTION 3 - during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.

Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

CALCULATION OF THE INCOME APPRECIATOR BENEFIT

We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:

. earnings are calculated as the difference between the Contract Value and the sum of all Purchase Payments;

. earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Option, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

. withdrawals reduce earnings first, then Purchase Payments, on a dollar-for-dollar basis;

. the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

Number of Years Income Appreciator Benefit Income Appreciator
            has been in Force              Benefit Percentage
-------------------------------------------------------------
                   0-6                            0%
-------------------------------------------------------------
                   7-9                            15%
-------------------------------------------------------------
                  10-14                           20%
-------------------------------------------------------------
                   15+                            25%
-------------------------------------------------------------

IAB Option 1 - Income Appreciator Benefit At Annuitization Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD

6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued

CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT

REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or

2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

Terminating the Income Appreciator Benefit The Income Appreciator Benefit will terminate on the earliest of:

. the date you make a total withdrawal from the contract;

. the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option;

. the date the Income Appreciator Benefit amount is reduced to zero (generally ten years after activation) under IAB Options 2 and 3;

. the date of annuitization; or

. the date the contract terminates.

Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE

WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

IAB Option 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract

Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.

Discontinuing the Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent Purchase Payment allocation percentages.

You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

IAB Option 3 - Income Appreciator Benefit Credit to Contract Value Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.

You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

Excess Withdrawals

During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.

We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.

Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.

Effect of Total Withdrawal on Income Appreciator Benefit We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT?

PURCHASE PAYMENTS

The initial Purchase Payment is the amount of money you give us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial Purchase Payment is $10,000. You must get our prior approval for any initial and additional Purchase Payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional Purchase Payments by means other than electronic fund transfer of no

7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT? continued

less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional Purchase Payments made through electronic fund transfers. (You may not make additional Purchase Payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)

You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent Purchase Payments may be made on or after the earliest of the 86th birthday of:

. the owner,

. the joint owner,

. the annuitant, or

. the co-annuitant.

Currently, the maximum aggregate Purchase Payments you may make is $20 million. We limit the maximum total Purchase Payments in any contract year other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your invested Purchase Payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

When you make an additional Purchase Payment, it will be allocated in the same way as your most recent Purchase Payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.

You may change your allocation of future invested Purchase Payments at any time. Contact the Prudential Annuity Service Center for details.

We generally will credit the initial Purchase Payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your Purchase Payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent Purchase Payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent Purchase Payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

At our discretion, we may give initial and subsequent Purchase Payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

CREDITS

If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each Purchase Payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the Purchase Payment.

The bonus credit that we pay with respect to any Purchase Payment depends on

(i) the age of the older of the owner or joint owner on the date on which the Purchase Payment is made and (ii) the amount of the Purchase Payment. Specifically,

. if the elder owner is 80 or younger on the date that the Purchase Payment is made, then we will add a bonus credit to the Purchase Payment equal to 4% if the Purchase Payment is less than $250,000; 5% if the Purchase Payment is equal to or greater than $250,000 but less than $1 million; or 6% if the Purchase Payment is $1 million or greater; and

. if the elder owner is aged 81-85 on the date that the Purchase Payment is made, then we will add a bonus credit equal to 3% of the amount of the Purchase Payment.

Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) adding up the total amount of money allocated to a specific investment option,

2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

3) dividing this amount by the number of outstanding accumulation units.

When you make a Purchase Payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the Purchase Payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total Purchase Payments.

8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3

CONTRACT?

There are charges and other expenses associated with the contract that reduce the return on your investment. these charges and expenses are described below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

INSURANCE AND ADMINISTRATIVE CHARGES

If you choose an optional benefit, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.

We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

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The death benefit charge is equal to:

. 1.40% on an annual basis if you choose the base death benefit,

. 1.65% on an annual basis if you choose either the roll-up or step-up Guaranteed Minimum Death Benefit option, (i.e., 0.25% in addition to the base death benefit charge),

. 1.75% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge), or

. 1.90% on an annual basis if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge).

We impose an additional insurance and administrative charge of 0.10% annually (of Contract Value attributable to the variable investment options) for the Contract With Credit.

We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit, or the Highest Daily Lifetime Five Benefit. We impose a charge of 0.60% or 0.75% of the Protected Withdrawal Value for Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, respectively. We impose an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. Upon any reset of the amounts guaranteed under these benefits, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefits.

If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.

WITHDRAWAL CHARGE

A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a Purchase Payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each Purchase Payment being withdrawn was made. Specifically, we maintain an "age" for each Purchase Payment you have made by keeping track of how many contract anniversaries have passed since the Purchase Payment was made.

The withdrawal charge is the percentage, shown below, of the amount withdrawn.

Number of Contract
Anniversaries since Contract with Credit Contract without
 the Date of each        Withdrawal      Credit Withdrawal
 Purchase Payment          Charge             Charge
----------------------------------------------------------
         0                   8%                 7%
----------------------------------------------------------
         1                   8%                 6%
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         2                   8%                 5%
----------------------------------------------------------
         3                   8%                 4%
----------------------------------------------------------
         4                   7%                 3%
----------------------------------------------------------
         5                   6%                 2%
----------------------------------------------------------
         6                   5%                 1%
----------------------------------------------------------
         7                   0%                 0%
----------------------------------------------------------

If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.

If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide Purchase Payments into two categories-payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on Purchase Payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the Purchase Payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial Purchase Payment.

When you make a withdrawal (including a withdrawal under a lifetime withdrawal benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from Purchase Payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all Purchase Payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. We will then apply a withdrawal charge to the adjusted amount.

If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.

Withdrawal charges will never be greater than permitted by applicable law.

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.

MINIMUM DISTRIBUTION REQUIREMENTS

If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

CONTRACT MAINTENANCE CHARGE

On each contract anniversary during the accumulation phase, if your Contract Value is less than $75,000, we will deduct the lesser of $35 or 2% of your Contract Value, for administrative expenses (this fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $75,000.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:

. each contract anniversary,

. when you begin the income phase of the contract,

. upon a full withdrawal, and

. upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.

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If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner.

No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

The fact that we may impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

INCOME APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent Purchase Payment.

The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,

. upon a full withdrawal, and

. upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.

We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.

EARNINGS APPRECIATOR BENEFIT CHARGE

We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

We calculate the charge on each of the following events:

. each contract anniversary,

. on the annuity date,

. upon death of the sole or first to die of the owner or joint owner prior to the annuity date,

. upon a full or partial withdrawal, and

. upon a subsequent Purchase Payment.

The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.

Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:

. on each contract anniversary,

. on the annuity date,

. upon death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,-upon a full withdrawal, and-upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

BENEFICIARY CONTINUATION OPTION CHARGES

If your beneficiary elects the Beneficiary Continuation Option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

TAXES ATTRIBUTABLE TO PREMIUM

There may be federal, state and local premium based taxes applicable to your Purchase Payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. We generally will deduct the state premium tax charge at the time of a withdrawal or surrender of your Contract or at the time you elect to begin receiving annuity payments. However, we also reserve the right to deduct the charge from each purchase payment at the time the tax is imposed, if earlier. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received.

TRANSFER FEE

You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the Beneficiary Continuance Option.

COMPANY TAXES

We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because

(i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

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UNDERLYING MUTUAL FUND FEES

When you allocate a Purchase Payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2007, the fees of these funds ranged from 0.37% to 1.65% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

9: HOW CAN I ACCESS MY MONEY?

You can Access Your Money by:

. MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR

. CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

WITHDRAWALS DURING THE ACCUMULATION PHASE

When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.

With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

Income Taxes, Tax Penalties, and Certain Restrictions also may Apply to any Withdrawal. For a more Complete Explanation, See Section 10.

AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

Income Taxes, Tax Penalties, Withdrawal Charges, and Certain Restrictions may Apply to Automated Withdrawals. For a more Complete Explanation, See

Section 10.

SUSPENSION OF PAYMENTS OR TRANSFERS

The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

. The New York Stock Exchange is closed (other than customary weekend and holiday closings);

. Trading on the New York Stock Exchange is restricted;

. An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or

. The SEC, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS

PLUS 3 CONTRACT?

The tax considerations associated with an annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions.

The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples. You should be aware, however, that federal tax law does not recognize civil unions. Therefore, we cannot permit a civil union partner to continue the annuity upon the death of the first partner under the annuity's "spousal continuance" provision. Civil union couples should consider that limitation before selecting a spousal benefit under the annuity.

NONQUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

TAXES PAYABLE BY YOU

We believe this annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

You must commence annuity payments no later than the first day of the calendar month next following the maximum Annuity Date for your contract. Please refer to your annuity contract for the applicable maximum Annuity Date. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity Date described in your contract. However, the IRS may not then consider your contract to be an annuity under the tax law.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefit programs or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

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If you choose to receive payments under an interest payment option, or a beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your annuity and will immediately subject any gain in the contract to income tax.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled;

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or

. the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

TAXES PAYABLE BY BENEFICIARIES

The Death Benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit

. As a lump sum payment: the beneficiary is taxed on gain in the contract.

. Within 5 years of death of owner: the beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).

. Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the owner: the beneficiary is taxed on each payment (part will be treated as gain and part as return of purchase payments).

Considerations for Contingent Annuitants: We may allow the naming of a contingent annuitant when a Nonqualified annuity contract is held by a pension plan or a tax favored retirement plan. In such a situation, the annuity may no longer qualify for tax deferral where the annuity contract continues after the death of the Annuitant. Note that in certain annuity contracts issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, we allow for the naming of a co-annuitant, which also is used to mean the successor annuitant (and not another life used for measuring the duration of an annuity payment option). Like in the case of a contingent annuitant, the annuity may no longer qualify for tax deferral where the contract continues after the death of the annuitant.

DISTRIBUTIONS

Taxable amounts distributed from an annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified annuity.

Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners

Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

Where a contract is structured so that it is owned by a grantor trust but the annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor if the grantor pre-deceases the annuitant under

Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the beneficiary and it is not eligible for the death benefit provided under the contract.

ANNUITY QUALIFICATION

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the annuity meet these diversification requirements.

An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the investment options offered pursuant to this Prospectus. We reserve the right to take any action, including modifications to your annuity or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the

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contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

QUALIFIED ANNUITY CONTRACTS

In general, as used in this prospectus, a Qualified annuity is an annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified annuity contract held by a tax-favored retirement plan.

The following is a general discussion of the tax considerations for Qualified annuity contracts. This annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

A Qualified annuity may typically be purchased for use in connection with:

. Individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code;

. Roth IRAs under Section 408A of the Code;

. A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);

. H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);

. Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);

. Section 457 plans (subject to 457 of the Code).

A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

TYPES OF TAX-FAVORED PLANS

IRAs. If you buy an annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the annuity by notifying us in writing, and we will refund all of the purchase payments under the annuity (or, if provided by applicable state law, the amount credited under the annuity, if greater), less any applicable federal and state income tax withholding.

Contributions Limits/Rollovers. Subject to the minimum purchase payment requirements of an annuity, you may purchase an annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a single contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15, or as a current year contribution. In 2008 the contribution limit is $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an annuity, you can make regular IRA contributions under the annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA. In some circumstances, non-spouse beneficiaries may directly roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans.

Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

. You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

. Your rights as owner are non-forfeitable;

. You cannot sell, assign or pledge the contract;

. The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

. The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

. Death and annuity payments must meet "required minimum distribution" rules described below.

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

. A 10% early withdrawal penalty described below;

. Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

. Failure to take a required minimum distribution, also described below.

SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

. If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

(a) $46,000 in 2008 ($45,000 in 2007) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2008, this limit is $230,000 ($225,000 for 2007);

. SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

. SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,500 in 2008 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. These amounts are indexed for inflation. These annuities are not available for SARSEPs. You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.

ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

. Contributions to a Roth IRA cannot be deducted from your gross income;

. "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.

. If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Subject to the minimum purchase payment requirements of an annuity, if you meet certain income limitations you may purchase an annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA or Roth IRA by making a single contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15 of the current year, or with a current

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contribution. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Until 2010, participants with an adjusted gross income greater than $100,000 are not permitted to roll over funds from an employer plan, including a Roth 401(k) distribution, to a Roth IRA.

TDAs. You may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) generally if you are either an employer or employee of a tax-exempt organization (as defined under Code

Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your rights (or your employee's rights) to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,500 in 2008. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

. Your attainment of age 59 1/2;

. Your severance of employment;

. Your death;

. Your total and permanent disability; or

. Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

Final regulations to 403(b) contracts were issued in 2007. Under these final regulations, certain contract exchanges may be accepted only if the employer and the issuer have entered into the required information-sharing agreements. Such agreements must be in place by January 1, 2009. We do not currently accept transfers of funds under 403(b) contracts. Funds can only be added to the contract as a current salary deferral under an agreement with your employer or as a direct rollover from another employer plan. We intend to begin accepting such transfers in the future when we can comply with the new regulations.

REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS

If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner.

Required minimum distributions are calculated based on the sum of the account value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the account value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the annuity and an increased amount of taxable income distributed to the annuity owner, and a reduction of death benefits and the benefits of any optional riders.

You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an annuity without either beginning annuity payments or surrendering the annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one Roth IRA from the same owner, similar rules apply.

Required Distributions Upon Your Death for Qualified Annuity Contracts Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

. If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

. If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

. If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

Until withdrawn, amounts in a Qualified annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

. the amount is paid on or after you reach age 59 1/2 or die;

. the amount received is attributable to your becoming disabled; or

. generally the amount paid or received is in the form of substantially equal payments not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable

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portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

. For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and

. For all other distributions, we will withhold at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus. Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION

For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

GENERATION-SKIPPING TRANSFERS

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

11: OTHER INFORMATION

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.

Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2007, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2007, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: ADP (proxy tabulation services) located at 100 Burma Road Jersey City, New Jersey 07305, Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street East Hartford CT 06108, BISYS Retirement Services (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12th Ave, Suite 202 Pompano Beach, FL 33069, EBIX Inc. (order-entry system) located at 5 Concourse Parkway Suite 3200 Atlanta, GA 30328, Diversified Information Technologies Inc. (records management) located at 123 Wyoming Ave Scranton, PA 18503, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials) located at 26 Barnes Industrial Park Road North Wallingford, CT 06492, Insurance Technologies (annuity illustrations) located at Two South Cascade Avenue, Suite 200 Colorado Springs, CO 80903, Lason Systems Inc. (contract printing and mailing) located at 1305 Stephenson Highway, Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) located at 225 West Wacker Drive Chicago, IL 60606, Pershing LLC (order-entry systems provider) located at One Pershing Plaza Jersey City, NJ 07399, Personix (printing and fulfillment of confirmations and client statements) located at 13100 North Promenade Boulevard Stafford, TX 77477, RR Donnelley Receivables Inc. (printing annual reports and prospectuses) located at 111 South Wacker Drive Chicago, IL 60606-4301, Stanton Group (qualified plan administrator) located at Two Pine Tree Drive, Suite 400 Arden Hills, MN 55112 Attention: Alerus Retirement Solutions, State Street (accumulation unit value calculations) located at State Street Financial Center One Lincoln Street Boston, Massachusetts 02111, The Harty Press, Inc. (printing and fulfillment of marketing materials) located at 25 James Street New Haven, CT 06513, VG Reed & Sons Inc. (printing and fulfillment of annual reports) located at 1002 South 12th Street Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials) located at 255 Long Beach Boulevard Stratford, CT 06615.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets

11: OTHER INFORMATION continued

are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial industry Regulatory Authority (FINRA).

The contract is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration

(firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the contract directly to potential purchasers.

Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PAD. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

To the extent permitted by FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

. Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total amount held in all Pruco Life products that were sold through the firm (or its affiliated broker-dealers).

. Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm (or its affiliated broker-dealers).

. Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their individual representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments upon the initiation of a relationship for systems, operational and other support.

The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2007) received payment with respect to annuity business during 2007 (or as to which a payment amount was accrued during 2007). The firms listed below include payments in connection with products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract. During 2007, the least amount paid, and greatest amount paid, were $2,072 and $1,325,582, respectively.

NAME OF FIRM:

Advantage Capital Corporation

AIG Financial Advisors, Inc.

Citigroup Global Markets, Inc.

Financial Network Investment Corp.

FSC Securities Corp.

ING Financial Partners

Merrill Lynch

Morgan Stanley

Multi-Financial Securities Corporation

Primevest

Raymond James & Associates

Raymond James Financial Services

Stifel Nicolaus & Co., Inc.

Sentra Securities Corporation

Sunamerica Securities, Inc.

UBS Financial Services

Wachovia

On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation ("Wachovia"), and formed Wachovia Securities Financial Holdings, LLC ("Wachovia Securities"), a joint venture headquartered in Richmond, Virginia. Wachovia is the majority owner and Prudential Financial, indirectly through subsidiaries, is a minority owner of Wachovia Securities.

LITIGATION

Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industries in which Pruco Life operates. Pruco Life is subject to class action lawsuits and individual lawsuits involving a variety of issues, including sales practices, underwriting practices, claims payment and procedures, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, return of premiums or excessive premium charges and breaching fiduciary duties to customers. In its annuity operations, Pruco Life is subject to litigation involving class action lawsuits and other litigation alleging, among other things, that Pruco Life made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments and third-party contracts. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to Pruco Life and its businesses and products. In addition, Pruco Life, along with other participants in the businesses in which Pruco Life engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of its pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, the outcome cannot be predicted. It is possible that the results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

11: OTHER INFORMATION continued

Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given its complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on our financial position. Management believes, however, that based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

ASSIGNMENT

In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

FINANCIAL STATEMENTS

The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Plus 3 contract, are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

. Company

. Experts

. Principal Underwriter

. Payments Made to Promote Sale of Our Products

. Allocation of Initial Purchase Payment

. Determination of Accumulation Unit Values

. Financial Statements

. Separate Account Financial Information

. Company Financial Information

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

MARKET VALUE ADJUSTMENT FORMULA

General Formula

The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 + MVA). The MVA itself is calculated as follows:

MVA = [ ( 1 + I )//N/12// ] -1 --------- 1 + J + .0025

where: I = the guaranteed credited interest rate (annual effective) for the given contract at the time of withdrawal or annuitization or settlement.

J   =   the current credited interest rate offered on new money at the time of withdrawal or annuitization or settlement for a guarantee period of equal length to the number of whole years remaining in the
        Contract's current guarantee period plus one year.

N   =   equals the remaining number of months in the contract's current guarantee period (rounded up) at the time of withdrawal or annuitization or settlement.

Pennsylvania Formula

We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

Indiana Formula

We use the following MVA formula for contracts issued in Indiana:

MVA = [ ( 1 + I )//N/12// ] -1 --- 1 + J

The variables I, J and N retain the same definitions as the general formula.

Market Value Adjustment Example

 (ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested Purchase Payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)] to the (38/12) power -1 = 0.02274

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11X 0.02274 = $253.03

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11+ $253.03 = $11,380.14

11: OTHER INFORMATION continued

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested Purchase Payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 7% (0.07)

The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11X (-0.03644) = -$405.47

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$405.47) = $10,721.64

Market Value Adjustment Example

 (PENNSYLVANIA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested Purchase Payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = [(61/365) X 0.05] + [((365 - 61)/365) X 0.04] = 0.0417

The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04871

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.04871 = $542.00

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $542.00 = $11,669.11

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested Purchase Payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717

The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04126

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X (-0.04126) = -$459.10

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$459.10) = $10,668.01

Market Value Adjustment Example

 (INDIANA)

The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

. Suppose a contract owner made an invested Purchase Payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 5% (0.05)

The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11 X 0.03047 = $339.04

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + $339.04 = $11,466.15

The MVA may not always be positive. Here is an example where it is negative.

. Suppose a contract owner made an invested Purchase Payment of $10,000 on July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

11: OTHER INFORMATION continued

. On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Determine the Market Value Adjustment factor.

N = 38 I = 6% (0.06) J = 7% (0.07)

The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11X (-0.02930) = -$326.02

3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11 + (-$326.02) = $10,801.09

APPENDIX A - ACCUMULATION UNIT VALUES

As we have indicated throughout this prospectus, the Strategic Partners Plus 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

STRATEGIC PARTNERS PLUS 3

Pruco Life Insurance Company

PROSPECTUS

ACCUMULATION UNIT VALUES: (Base Death Benefit 1.40)

                                                                         Number of
                                     Accumulation     Accumulation      Accumulation
                                     Unit Value at    Unit Value at Units Outstanding at
                                  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------
Jennison Portfolio
    1/6/2003* to 12/31/2003            $1.01724         $1.24006           14,202
    1/1/2004 to 12/31/2004             $1.24006         $1.34066          270,828
    1/1/2005 to 12/31/2005             $1.34066         $1.51459          269,558
    1/1/2006 to 12/31/2006             $1.51459         $1.52034          268,341
    1/1/2007 to 12/31/2007             $1.52034         $1.67913          267,431
----------------------------------------------------------------------------------------
Prudential Equity Portfolio
    1/6/2003* to 12/31/2003            $1.01834         $1.25778           34,149
    1/1/2004 to 12/31/2004             $1.25778         $1.36350           46,073
    1/1/2005 to 12/31/2005             $1.36350         $1.49905           45,945
    1/1/2006 to 12/31/2006             $1.49905         $1.66417           45,028
    1/1/2007 to 12/31/2007             $1.66417         $1.79403           33,647
----------------------------------------------------------------------------------------
Prudential Global Portfolio
    1/6/2003* to 12/31/2003            $1.00588         $1.28481                0
    1/1/2004 to 12/31/2004             $1.28481         $1.38861                0
    1/1/2005 to 12/31/2005             $1.38861         $1.58951                0
    1/1/2006 to 12/31/2006             $1.58951         $1.87567                0
    1/1/2007 to 12/31/2007             $1.87567         $2.04345                0
----------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    1/6/2003* to 12/31/2003            $0.99997         $0.99449                0
    1/1/2004 to 12/31/2004             $0.99449         $0.99063                0
    1/1/2005 to 12/31/2005             $0.99063         $1.00520           52,732
    1/1/2006 to 12/31/2006             $1.00520         $1.03840          224,635
    1/1/2007 to 12/31/2007             $1.03840         $1.07563          249,862
----------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    1/6/2003* to 12/31/2003            $1.02199         $1.22414                0
    1/1/2004 to 12/31/2004             $1.22414         $1.33335          252,261
    1/1/2005 to 12/31/2005             $1.33335         $1.37464          251,099
    1/1/2006 to 12/31/2006             $1.37464         $1.56643          249,949
    1/1/2007 to 12/31/2007             $1.56643         $1.62347          248,949

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    1/6/2003* to 12/31/2003                          $1.02526         $1.22392                0
    1/1/2004 to 12/31/2004                           $1.22392         $1.40386          124,346
    1/1/2005 to 12/31/2005                           $1.40386         $1.61508          123,781
    1/1/2006 to 12/31/2006                           $1.61508         $1.91044          123,211
    1/1/2007 to 12/31/2007                           $1.91044         $1.94400          122,728
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                          $1.01313         $1.27916          173,799
    1/1/2004 to 12/31/2004                           $1.27916         $1.44765          378,507
    1/1/2005 to 12/31/2005                           $1.44765         $1.57741          386,277
    1/1/2006 to 12/31/2006                           $1.57741         $1.77768          384,440
    1/1/2007 to 12/31/2007                           $1.77768         $1.91433          382,815
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01134         $1.22149           37,878
    1/1/2004 to 12/31/2004                           $1.22149         $1.34749           37,730
    1/1/2005 to 4/29/2005                            $1.34749         $1.24414                0
------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    1/6/2003* to 12/31/2003                          $1.01232         $1.19626                0
    1/1/2004 to 12/31/2004                           $1.19626         $1.28343            3,183
    1/1/2005 to 12/31/2005                           $1.28343         $1.32432                0
    1/1/2006 to 12/31/2006                           $1.32432         $1.51572                0
    1/1/2007 to 12/31/2007                           $1.51572         $1.61162                0
------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01908         $1.17938           35,521
    1/1/2004 to 12/31/2004                           $1.17938         $1.23406          159,824
    1/1/2005 to 12/31/2005                           $1.23406         $1.41770          159,042
    1/1/2006 to 12/31/2006                           $1.41770         $1.48086          158,296
    1/1/2007 to 12/31/2007                           $1.48086         $1.58021          157,662
------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                          $1.00979         $1.19393           42,219
    1/1/2004 to 12/31/2004                           $1.19393         $1.30793          430,323
    1/1/2005 to 12/31/2005                           $1.30793         $1.38790          549,411
    1/1/2006 to 12/31/2006                           $1.38790         $1.51519          502,454
    1/1/2007 to 12/31/2007                           $1.51519         $1.63393          489,513
------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                          $1.00745         $1.13654                0
    1/1/2004 to 12/31/2004                           $1.13654         $1.22048           52,528
    1/1/2005 to 12/31/2005                           $1.22048         $1.27471           35,321
    1/1/2006 to 12/31/2006                           $1.27471         $1.36612           35,126
    1/1/2007 to 12/31/2007                           $1.36612         $1.47370           34,940
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    1/6/2003* to 12/31/2003                          $1.00887         $1.24835          139,416
    1/1/2004 to 12/31/2004                           $1.24835         $1.38531          189,323
    1/1/2005 to 12/31/2005                           $1.38531         $1.49631          188,544
    1/1/2006 to 12/31/2006                           $1.49631         $1.69738          203,656
    1/1/2007 to 12/31/2007                           $1.69738         $1.75049          191,993
------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    1/6/2003* to 12/31/2003                          $1.01511         $1.29026           61,963
    1/1/2004 to 12/31/2004                           $1.29026         $1.53570           93,173
    1/1/2005 to 12/31/2005                           $1.53570         $1.58443           96,633
    1/1/2006 to 12/31/2006                           $1.58443         $1.79078           99,534
    1/1/2007 to 12/31/2007                           $1.79078         $1.70189           98,435

                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                       $1.01135         $1.23975           587,421
    1/1/2004 to 12/31/2004                        $1.23975         $1.38211         1,432,786
    1/1/2005 to 12/31/2005                        $1.38211         $1.48911         1,572,799
    1/1/2006 to 12/31/2006                        $1.48911         $1.65769         1,532,797
    1/1/2007 to 12/31/2007                        $1.65769         $1.78549         1,429,387
---------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    1/6/2003* to 12/31/2003                       $1.02725         $1.21457                 0
    1/1/2004 to 12/31/2004                        $1.21457         $1.41041           140,862
    1/1/2005 to 12/31/2005                        $1.41041         $1.48345           147,744
    1/1/2006 to 12/31/2006                        $1.48345         $1.73324           146,115
    1/1/2007 to 12/31/2007                        $1.73324         $1.66085           134,294
---------------------------------------------------------------------------------------------------
SP International Value Portfolio
    1/6/2003* to 12/31/2003                       $1.01281         $1.23393            60,946
    1/1/2004 to 12/31/2004                        $1.23393         $1.40924           362,487
    1/1/2005 to 12/31/2005                        $1.40924         $1.58122           360,368
    1/1/2006 to 12/31/2006                        $1.58122         $2.01320           373,014
    1/1/2007 to 12/31/2007                        $2.01320         $2.34427           391,878
---------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    1/6/2003* to 12/31/2003                       $1.02112         $1.20717             6,786
    1/1/2004 to 12/31/2004                        $1.20717         $1.33789                 0
    1/1/2005 to 4/29/2005                         $1.33789         $1.25025                 0
---------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    1/6/2003* to 12/31/2003                       $1.00463         $1.33928            20,736
    1/1/2004 to 12/31/2004                        $1.33928         $1.57888            32,368
    1/1/2005 to 12/31/2005                        $1.57888         $1.63898            68,257
    1/1/2006 to 12/31/2006                        $1.63898         $1.58504            68,979
    1/1/2007 to 12/31/2007                        $1.58504         $1.81642            57,877
---------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    1/6/2003* to 12/31/2003                       $1.00530         $1.19841            57,933
    1/1/2004 to 12/31/2004                        $1.19841         $1.29196           137,551
    1/1/2005 to 12/31/2005                        $1.29196         $1.32558           105,898
    1/1/2006 to 12/31/2006                        $1.32558         $1.43180           109,486
    1/1/2007 to 12/31/2007                        $1.43180         $1.46552           109,862
---------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    1/6/2003* to 12/31/2003                       $1.00076         $1.04684            40,502
    1/1/2004 to 12/31/2004                        $1.04684         $1.08689            45,450
    1/1/2005 to 12/31/2005                        $1.08689         $1.09767            77,189
    1/1/2006 to 12/31/2006                        $1.09767         $1.12250            55,484
    1/1/2007 to 12/31/2007                        $1.12250         $1.21148            55,853
---------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    1/6/2003* to 12/31/2003                       $1.01864         $1.36653             8,122
    1/1/2004 to 12/31/2004                        $1.36653         $1.63587           116,708
    1/1/2005 to 12/31/2005                        $1.63587         $1.90014           116,112
    1/1/2006 to 12/31/2006                        $1.90014         $2.05363           115,582
    1/1/2007 to 12/31/2007                        $2.05363         $2.36566           115,212
---------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    1/6/2003* to 12/31/2003                       $1.01406         $1.30191                 0
    1/1/2004 to 12/31/2004                        $1.30191         $1.27212                 0
    1/1/2005 to 12/31/2005                        $1.27212         $1.28565                 0
    1/1/2006 to 12/31/2006                        $1.28565         $1.42492                 0
    1/1/2007 to 12/31/2007                        $1.42492         $1.49464                 0

                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01518         $1.19388          83,241
    1/1/2004 to 12/31/2004                           $1.19388         $1.30209          83,028
    1/1/2005 to 12/31/2005                           $1.30209         $1.47863          82,811
    1/1/2006 to 12/31/2006                           $1.47863         $1.44859               3
    1/1/2007 to 12/31/2007                           $1.44859         $1.64616               3
-----------------------------------------------------------------------------------------------------
SP Technology Portfolio
    1/6/2003* to 12/31/2003                          $1.03407         $1.34037               0
    1/1/2004 to 12/31/2004                           $1.34037         $1.32188               0
    1/1/2005 to 4/29/2005                            $1.32188         $1.18074               0
-----------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    1/6/2003* to 12/31/2003                          $1.01151         $1.35112          12,286
    1/1/2004 to 12/31/2004                           $1.35112         $1.55290          16,814
    1/1/2005 to 12/31/2005                           $1.55290         $1.78245          16,711
    1/1/2006 to 12/31/2006                           $1.78245         $2.12789          28,781
    1/1/2007 to 12/31/2007                           $2.12789         $2.50846          47,134
-----------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    12/5/2003** to 12/31/2003                        $9.92203        $10.34285               0
    1/1/2004 to 12/31/2004                          $10.34285        $11.05580               0
    1/1/2005 to 4/15/2005                           $11.05580        $10.33082               0
-----------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    1/6/2003* to 12/31/2003                          $1.00931         $1.12625               0
    1/1/2004 to 12/31/2004                           $1.12625         $1.18087               0
    1/1/2005 to 12/31/2005                           $1.18087         $1.22619               0
    1/1/2006 to 12/31/2006                           $1.22619         $1.32838               0
    1/1/2007 to 12/31/2007                           $1.32838         $1.39750               0
-----------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    12/5/2003** to 12/31/2003                        $9.91859        $10.39784               0
    1/1/2004 to 12/31/2004                          $10.39784        $11.19868          47,339
    1/1/2005 to 12/31/2005                          $11.19868        $12.03990          47,125
    1/1/2006 to 12/31/2006                          $12.03990        $13.37882          46,827
    1/1/2007 to 12/31/2007                          $13.37882        $14.28687          45,261
-----------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    1/6/2003* to 12/31/2003                          $1.01232         $1.35076           1,339
    1/1/2004 to 12/31/2004                           $1.35076         $1.51675           7,387
    1/1/2005 to 12/31/2005                           $1.51675         $1.59343           4,538
    1/1/2006 to 12/31/2006                           $1.59343         $1.74499           4,514
    1/1/2007 to 12/31/2007                           $1.74499         $1.91089           4,794
-----------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    12/5/2003** to 12/31/2003                        $9.98995        $10.44289           1,603
    1/1/2004 to 12/31/2004                          $10.44289        $12.27702           1,655
    1/1/2005 to 12/31/2005                          $12.27702        $14.04482           1,646
    1/1/2006 to 12/31/2006                          $14.04482        $17.05947           1,638
    1/1/2007 to 12/31/2007                          $17.05947        $19.34629           1,630
-----------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    1/6/2003* to 12/31/2003                          $1.00975         $1.33662          30,970
    1/1/2004 to 12/31/2004                           $1.33662         $1.41333          67,367
    1/1/2005 to 12/31/2005                           $1.41333         $1.44748          63,869
    1/1/2006 to 12/31/2006                           $1.44748         $1.51345          63,922
    1/1/2007 to 12/31/2007                           $1.51345         $1.67096          63,492

                                                                                                    Number of
                                                                Accumulation     Accumulation      Accumulation
                                                                Unit Value at    Unit Value at Units Outstanding at
                                                             Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    1/6/2003* to 12/31/2003                                        $1.01278         $1.25261           8,951
    1/1/2004 to 12/31/2004                                         $1.25261         $1.48703               0
    1/1/2005 to 12/31/2005                                         $1.48703         $1.62435               0
    1/1/2006 to 12/31/2006                                         $1.62435         $1.94718               0
    1/1/2007 to 12/31/2007                                         $1.94718         $1.77588               0
-------------------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99886         $9.99933               0
    1/1/2006 to 12/31/2006                                         $9.99933        $11.40838           8,696
    1/1/2007 to 12/31/2007                                        $11.40838        $12.32551           8,677
-------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005 to 12/02/2005                                       $10.09338        $11.73323               0
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                      $10.07970        $10.33229               0
    1/1/2006 to 12/31/2006                                        $10.33229        $12.36530               0
    1/1/2007 to 12/31/2007                                        $12.36530        $11.75873               0
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                      $10.05481        $10.28681               0
    1/1/2006 to 12/31/2006                                        $10.28681        $11.89718           1,939
    1/1/2007 to 12/31/2007                                        $11.89718        $12.33375           1,934
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005 to 12/02/2005                                       $10.05009        $11.34495               0
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                      $10.04988        $10.42169               0
    1/1/2006 to 12/31/2006                                        $10.42169        $11.57321               0
    1/1/2007 to 12/31/2007                                        $11.57321        $11.65038               0
-------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                      $10.06658        $10.35426               0
    1/1/2006 to 12/31/2006                                        $10.35426        $11.93304               0
    1/1/2007 to 12/31/2007                                        $11.93304        $11.75498               0
-------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                      $10.04202        $10.33700           1,075
    1/1/2006 to 12/31/2006                                        $10.33700        $11.18026           1,080
    1/1/2007 to 12/31/2007                                        $11.18026        $12.00848           1,084
-------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99886        $10.01933               0
    1/1/2006 to 12/31/2006                                        $10.01933        $11.04402               0
    1/1/2007 to 12/31/2007                                        $11.04402        $11.89376               0
-------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99886        $10.00933               0
    1/1/2006 to 12/31/2006                                        $10.00933        $11.22130          31,301
    1/1/2007 to 12/31/2007                                        $11.22130        $12.14221          20,269
-------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                      $10.14710        $12.04155               0
    1/1/2006 to 12/31/2006                                        $12.04155        $16.23834               0
    1/1/2007 to 12/31/2007                                        $16.23834        $12.82033               0
-------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99886        $10.02932               0
    1/1/2006 to 12/31/2006                                        $10.02932        $10.93553           1,030
    1/1/2007 to 12/31/2007                                        $10.93553        $11.76251           6,238

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.08492        $10.73678              0
    1/1/2006 to 12/31/2006                           $10.73678        $12.88954              0
    1/1/2007 to 12/31/2007                           $12.88954        $12.86054              0
------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.01133        $10.33264              0
    1/1/2006 to 12/31/2006                           $10.33264        $10.98080              0
    1/1/2007 to 12/31/2007                           $10.98080        $12.85490              0
------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.04570        $10.03757              0
    1/1/2006 to 12/31/2006                           $10.03757        $11.87455              0
    1/1/2007 to 12/31/2007                           $11.87455         $9.62921              0
------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                          $9.99886        $10.98052              0
    1/1/2006 to 12/31/2006                           $10.98052        $12.22751              0
    1/1/2007 to 12/31/2007                           $12.22751        $13.40975              0
------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.01541        $10.64464              0
    1/1/2006 to 12/31/2006                           $10.64464        $11.66754              0
    1/1/2007 to 12/31/2007                           $11.66754        $11.72906              0
------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03302        $10.78065              0
    1/1/2006 to 12/31/2006                           $10.78065        $11.69442              0
    1/1/2007 to 12/31/2007                           $11.69442        $13.14587              0
------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                          $9.97681         $9.87825              0
    1/1/2006 to 12/31/2006                            $9.87825        $10.75063              0
    1/1/2007 to 12/31/2007                           $10.75063        $10.86456              0
------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $9.99886        $10.60000            532
    1/1/2006 to 12/31/2006                           $10.60000        $11.11019            527
    1/1/2007 to 12/31/2007                           $11.11019        $13.07586            545
------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                          $9.91389        $10.67460              0
    1/1/2006 to 12/31/2006                           $10.67460        $12.92733              0
    1/1/2007 to 12/31/2007                           $12.92733        $13.95132              0
------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.07726        $10.57804              0
    1/1/2006 to 12/31/2006                           $10.57804        $12.35800              0
    1/1/2007 to 12/31/2007                           $12.35800        $11.82253              0
------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                          $9.99886         $9.96977              0
    1/1/2006 to 12/31/2006                            $9.96977        $10.79596              0
    1/1/2007 to 12/31/2007                           $10.79596        $11.29424              0
------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.12625        $10.92526          1,051
    1/1/2006 to 12/31/2006                           $10.92526        $11.55444          3,343
    1/1/2007 to 12/31/2007                           $11.55444        $13.09923          3,382

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                           $9.96626        $10.49866              0
    1/1/2006 to 12/31/2006                            $10.49866        $12.87030              0
    1/1/2007 to 12/31/2007                            $12.87030        $13.88494              0
-------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.03693        $10.78089              0
    1/1/2006 to 12/31/2006                            $10.78089        $11.65979              0
    1/1/2007 to 12/31/2007                            $11.65979        $13.23519              0
-------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.06503        $10.37369              0
    1/1/2006 to 12/31/2006                            $10.37369        $11.68807              0
    1/1/2007 to 12/31/2007                            $11.68807        $11.84309              0
-------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $10.05576        $11.35869              0
    1/1/2006 to 12/31/2006                            $11.35869        $12.77698          1,706
    1/1/2007 to 12/31/2007                            $12.77698        $15.39741          1,701
-------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.02196        $10.90682              0
    1/1/2006 to 12/31/2006                            $10.90682        $11.91306              0
    1/1/2007 to 12/31/2007                            $11.91306        $12.12014              0
-------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                           $9.99886        $10.07733              0
    1/1/2006 to 12/31/2006                            $10.07733        $10.31847              0
    1/1/2007 to 12/31/2007                            $10.31847        $10.86715              0
-------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                           $9.99886        $10.03931              0
    1/1/2006 to 12/31/2006                            $10.03931        $10.68916              0
    1/1/2007 to 12/31/2007                            $10.68916        $11.45988              0
-------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                          $10.04866        $10.66828              0
    1/1/2006 to 12/31/2006                            $10.66828        $12.63027              0
    1/1/2007 to 12/31/2007                            $12.63027        $11.75648              0
-------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                          $10.02867        $10.37610              0
    1/1/2006 to 12/31/2006                            $10.37610        $11.51159          2,022
    1/1/2007 to 12/31/2007                            $11.51159        $12.06970          2,019
-------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                           $9.94939         $9.46839              0
    1/1/2006 to 12/31/2006                             $9.46839         $9.92364              0
    1/1/2007 to 12/31/2007                             $9.92364        $10.72994              0
-------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                          $10.00286        $11.76236              0
    1/1/2006 to 12/31/2006                            $11.76236        $13.44068          3,436
    1/1/2007 to 12/31/2007                            $13.44068        $18.62348          1,558
-------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                           $9.88103        $12.08600              0
    1/1/2006 to 12/31/2006                            $12.08600        $16.04073              0
    1/1/2007 to 12/31/2007                            $16.04073        $22.70075              0

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
                                                        Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio - Service Shares
    1/6/2003* to 12/31/2003                                  $1.02245         $1.24622             0
    1/1/2004 to 12/31/2004                                   $1.24622         $1.28061             0
    1/1/2005 to 12/31/2005                                   $1.28061         $1.31370             0
    1/1/2006 to 12/31/2006                                   $1.31370         $1.43985             0
    1/1/2007 to 12/31/2007                                   $1.43985         $1.62992             0
--------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                $9.99886         $9.98290             0

* Denotes the start date of these sub-accounts

STRATEGIC PARTNERS PLUS 3

Pruco Life Insurance Company

PROSPECTUS

ACCUMULATION UNIT VALUES: (Contract w Credit, HDV, and Lifetime Five 2.60)

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005 to 12/31/2005                          $10.06129        $11.73220            0
    1/1/2006 to 12/31/2006                           $11.73220        $11.64007            0
    1/1/2007 to 12/31/2007                           $11.64007        $12.70471            0
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005 to 12/31/2005                          $10.04766        $11.02297            0
    1/1/2006 to 12/31/2006                           $11.02297        $12.09475            0
    1/1/2007 to 12/31/2007                           $12.09475        $12.88570            0
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005 to 12/31/2005                           $9.98583        $11.25921            0
    1/1/2006 to 12/31/2006                           $11.25921        $13.13104            0
    1/1/2007 to 12/31/2007                           $13.13104        $14.13728            0
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005 to 12/31/2005                           $9.99976        $10.04005            0
    1/1/2006 to 12/31/2006                           $10.04005        $10.25107            0
    1/1/2007 to 12/31/2007                           $10.25107        $10.49516            0
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005 to 12/31/2005                          $10.05581        $10.30897            0
    1/1/2006 to 12/31/2006                           $10.30897        $11.61033            0
    1/1/2007 to 12/31/2007                           $11.61033        $11.89138            0
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005 to 12/31/2005                          $10.03716        $11.18056            0
    1/1/2006 to 12/31/2006                           $11.18056        $13.07076            0
    1/1/2007 to 12/31/2007                           $13.07076        $13.14391            0
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                          $10.03156        $10.90725            0
    1/1/2006 to 12/31/2006                           $10.90725        $12.14908            0
    1/1/2007 to 12/31/2007                           $12.14908        $12.92875            0
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005 to 4/29/2005                           $10.06851         $9.47818            0

                                                                                   Number of
                                               Accumulation     Accumulation      Accumulation
                                               Unit Value at    Unit Value at Units Outstanding at
                                            Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005 to 12/31/2005                      $10.02484        $10.16588                0
    1/1/2006 to 12/31/2006                       $10.16588        $11.49937                0
    1/1/2007 to 12/31/2007                       $11.49937        $12.08325                0
--------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005 to 12/31/2005                      $10.02984        $12.04891                0
    1/1/2006 to 12/31/2006                       $12.04891        $12.43868                0
    1/1/2007 to 12/31/2007                       $12.43868        $13.11695                0
--------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                      $10.01681        $10.60008        2,803,554
    1/1/2006 to 12/31/2006                       $10.60008        $11.43660        2,710,795
    1/1/2007 to 12/31/2007                       $11.43660        $12.18727        2,467,615
--------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                      $10.00686        $10.42969          699,364
    1/1/2006 to 12/31/2006                       $10.42969        $11.04731          718,462
    1/1/2007 to 12/31/2007                       $11.04731        $11.77663          709,270
--------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005 to 12/31/2005                      $10.02477        $10.55480                0
    1/1/2006 to 12/31/2006                       $10.55480        $11.83364                0
    1/1/2007 to 12/31/2007                       $11.83364        $12.06060                0
--------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005 to 12/31/2005                      $10.05698        $10.43562                0
    1/1/2006 to 12/31/2006                       $10.43562        $11.65712                0
    1/1/2007 to 12/31/2007                       $11.65712        $10.94813                0
--------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005 to 12/31/2005                      $10.02869        $10.76609        3,674,148
    1/1/2006 to 12/31/2006                       $10.76609        $11.84613        3,563,629
    1/1/2007 to 12/31/2007                       $11.84613        $12.60979        3,137,227
--------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005 to 12/31/2005                      $10.07548        $10.41036                0
    1/1/2006 to 12/31/2006                       $10.41036        $12.02174                0
    1/1/2007 to 12/31/2007                       $12.02174        $11.38440                0
--------------------------------------------------------------------------------------------------
SP International Value Portfolio
    3/14/2005 to 12/31/2005                       $9.91187        $10.59302                0
    1/1/2006 to 12/31/2006                       $10.59302        $13.32951                0
    1/1/2007 to 12/31/2007                       $13.32951        $15.33920                0
--------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005 to 4/29/2005                       $10.05569         $9.59841                0
--------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005 to 12/31/2005                      $10.02797        $10.62046                0
    1/1/2006 to 12/31/2006                       $10.62046        $10.15083                0
    1/1/2007 to 12/31/2007                       $10.15083        $11.49573                0
--------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005 to 12/31/2005                       $9.98863        $10.06754                0
    1/1/2006 to 12/31/2006                       $10.06754        $10.74615                0
    1/1/2007 to 12/31/2007                       $10.74615        $10.87019                0
--------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005 to 12/31/2005                       $9.99789        $10.09857                0
    1/1/2006 to 12/31/2006                       $10.09857        $10.20537                0
    1/1/2007 to 12/31/2007                       $10.20537        $10.88457                0

                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005 to 12/31/2005                         $10.03548        $11.66658             0
    1/1/2006 to 12/31/2006                          $11.66658        $12.46174             0
    1/1/2007 to 12/31/2007                          $12.46174        $14.18639             0
-----------------------------------------------------------------------------------------------------
SP Small Cap Growth Portfolio
    3/14/2005 to 12/31/2005                         $10.03010        $10.44213             0
    1/1/2006 to 12/31/2006                          $10.44213        $11.43885             0
    1/1/2007 to 12/31/2007                          $11.43885        $11.85736             0
-----------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005 to 12/31/2005                         $10.07330        $11.90839             0
    1/1/2006 to 12/31/2006                          $11.90839        $11.53055             0
    1/1/2007 to 12/31/2007                          $11.53055        $12.94956             0
-----------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005 to 4/29/2005                          $10.04283         $9.58487             0
-----------------------------------------------------------------------------------------------------
SP International Growth Portfolio
    3/14/2005 to 12/31/2005                          $9.92605        $11.22029             0
    1/1/2006 to 12/31/2006                          $11.22029        $13.23866             0
    1/1/2007 to 12/31/2007                          $13.23866        $15.42320             0
-----------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    3/14/2005 to 4/15/2005                                 --               --            --
-----------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    3/14/2005 to 12/31/2005                                --               --            --
    1/1/2006 to 12/31/2006                                 --               --            --
    1/1/2007 to 12/31/2007                                 --               --            --
-----------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    3/14/2005 to 12/31/2005                                --               --            --
    1/1/2006 to 12/31/2006                                 --               --            --
    1/1/2007 to 12/31/2007                                 --               --            --
-----------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    3/14/2005 to 12/31/2005                                --               --            --
    1/1/2006 to 12/31/2006                                 --               --            --
    1/1/2007 to 12/31/2007                                 --               --            --
-----------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    3/14/2005 to 12/31/2005                                --               --            --
    1/1/2006 to 12/31/2006                                 --               --            --
    1/1/2007 to 12/31/2007                                 --               --            --
-----------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    3/14/2005 to 12/31/2005                                --               --            --
    1/1/2006 to 12/31/2006                                 --               --            --
    1/1/2007 to 12/31/2007                                 --               --            --
-----------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    3/14/2005 to 12/31/2005                                --               --            --
    1/1/2006 to 12/31/2006                                 --               --            --
    1/1/2007 to 12/31/2007                                 --               --            --
-----------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                         $9.99789         $9.99030             0
    1/1/2006 to 12/31/2006                           $9.99030        $11.26518             0
    1/1/2007 to 12/31/2007                          $11.26518        $12.02763             0
-----------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005 to 12/02/2005                         $10.09241        $11.63321             0

                                                                                                    Number of
                                                                Accumulation     Accumulation      Accumulation
                                                                Unit Value at    Unit Value at Units Outstanding at
                                                             Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                                      $10.07873        $10.23479                 0
    1/1/2006 to 12/31/2006                                        $10.23479        $12.10594                 0
    1/1/2007 to 12/31/2007                                        $12.10594        $11.37667                 0
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                                      $10.05384        $10.18979                 0
    1/1/2006 to 12/31/2006                                        $10.18979        $11.64751                 0
    1/1/2007 to 12/31/2007                                        $11.64751        $11.93286                 0
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth + Value Portfolio
    3/14/2005 to 12/02/2005                                       $10.04912        $11.24827                 0
-------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                                      $10.04891        $10.32343                 0
    1/1/2006 to 12/31/2006                                        $10.32343        $11.33031                 0
    1/1/2007 to 12/31/2007                                        $11.33031        $11.27163                 0
-------------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                      $10.06561        $10.25648                 0
    1/1/2006 to 12/31/2006                                        $10.25648        $11.68252                 0
    1/1/2007 to 12/31/2007                                        $11.68252        $11.37272                 0
-------------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 formerly, AST American Century Strategic Balanced Portfolio
    3/14/2005* to 12/31/2005                                      $10.04106        $10.23948                 0
    1/1/2006 to 12/31/2006                                        $10.23948        $10.94561                 0
    1/1/2007 to 12/31/2007                                        $10.94561        $11.61823           113,579
-------------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99789        $10.01025           329,867
    1/1/2006 to 12/31/2006                                        $10.01025        $10.90518         4,050,210
    1/1/2007 to 12/31/2007                                        $10.90518        $11.60597         7,210,180
-------------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99789        $10.00027           264,281
    1/1/2006 to 12/31/2006                                        $10.00027        $11.08024         6,134,343
    1/1/2007 to 12/31/2007                                        $11.08024        $11.84864        12,899,751
-------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                      $10.14613        $11.92816                 0
    1/1/2006 to 12/31/2006                                        $11.92816        $15.89804                 0
    1/1/2007 to 12/31/2007                                        $15.89804        $12.40393                 0
-------------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                       $9.99789        $10.02023            14,495
    1/1/2006 to 12/31/2006                                        $10.02023        $10.79817           782,409
    1/1/2007 to 12/31/2007                                        $10.79817        $11.47812         1,946,525
-------------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                      $10.08395        $10.63555                 0
    1/1/2006 to 12/31/2006                                        $10.63555        $12.61910                 0
    1/1/2007 to 12/31/2007                                        $12.61910        $12.44257                 0
-------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 formerly, AST DeAm Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                      $10.01036        $10.23522                 0
    1/1/2006 to 12/31/2006                                        $10.23522        $10.75030                 0
    1/1/2007 to 12/31/2007                                        $10.75030        $12.43714                 0
-------------------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                      $10.04473         $9.94281                 0
    1/1/2006 to 12/31/2006                                         $9.94281        $11.62528                 0
    1/1/2007 to 12/31/2007                                        $11.62528         $9.31608                 0

                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                          $9.99789        $10.87710               0
    1/1/2006 to 12/31/2006                           $10.87710        $11.97093               0
    1/1/2007 to 12/31/2007                           $11.97093        $12.97394               0
------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 formerly, AST Global Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.01445        $10.54432               0
    1/1/2006 to 12/31/2006                           $10.54432        $11.42284               0
    1/1/2007 to 12/31/2007                           $11.42284        $11.34807         172,983
------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03205        $10.67907               0
    1/1/2006 to 12/31/2006                           $10.67907        $11.44914               0
    1/1/2007 to 12/31/2007                           $11.44914        $12.71869               0
------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                          $9.97584         $9.78498               0
    1/1/2006 to 12/31/2006                            $9.78498        $10.52499               0
    1/1/2007 to 12/31/2007                           $10.52499        $10.51148               0
------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $9.99789        $10.50002               0
    1/1/2006 to 12/31/2006                           $10.50002        $10.87698               0
    1/1/2007 to 12/31/2007                           $10.87698        $12.65087               0
------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                          $9.91292        $10.57386               0
    1/1/2006 to 12/31/2006                           $10.57386        $12.65607               0
    1/1/2007 to 12/31/2007                           $12.65607        $13.49800               0
------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.07630        $10.47827               0
    1/1/2006 to 12/31/2006                           $10.47827        $12.09868               0
    1/1/2007 to 12/31/2007                           $12.09868        $11.43824               0
------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture Portfolio
    3/14/2005* to 12/31/2005                          $9.99789         $9.87561               0
    1/1/2006 to 12/31/2006                            $9.87561        $10.56925               0
    1/1/2007 to 12/31/2007                           $10.56925        $10.92701               0
------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.12528        $10.82204               0
    1/1/2006 to 12/31/2006                           $10.82204        $11.31183               0
    1/1/2007 to 12/31/2007                           $11.31183        $12.67336               0
------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                          $9.96529        $10.39968               0
    1/1/2006 to 12/31/2006                           $10.39968        $12.60029               0
    1/1/2007 to 12/31/2007                           $12.60029        $13.43376               0
------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03596        $10.67928               0
    1/1/2006 to 12/31/2006                           $10.67928        $11.41513               0
    1/1/2007 to 12/31/2007                           $11.41513        $12.80513               0
------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.06406        $10.27587               0
    1/1/2006 to 12/31/2006                           $10.27587        $11.44280               0
    1/1/2007 to 12/31/2007                           $11.44280        $11.45816               0

                                                                                               Number of
                                                           Accumulation     Accumulation      Accumulation
                                                           Unit Value at    Unit Value at Units Outstanding at
                                                        Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $10.05479        $11.25162                0
    1/1/2006 to 12/31/2006                                   $11.25162        $12.50869                0
    1/1/2007 to 12/31/2007                                   $12.50869        $14.89685                0
--------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.02100        $10.80397                0
    1/1/2006 to 12/31/2006                                   $10.80397        $11.66305                0
    1/1/2007 to 12/31/2007                                   $11.66305        $11.72616                0
--------------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.99789         $9.98223                0
    1/1/2006 to 12/31/2006                                    $9.98223        $10.10175                0
    1/1/2007 to 12/31/2007                                   $10.10175        $10.51371                0
--------------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                  $9.99789        $10.03022                0
    1/1/2006 to 12/31/2006                                   $10.03022        $10.55495          166,747
    1/1/2007 to 12/31/2007                                   $10.55495        $11.18302          772,514
--------------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                 $10.04770        $10.56766                0
    1/1/2006 to 12/31/2006                                   $10.56766        $12.36528                0
    1/1/2007 to 12/31/2007                                   $12.36528        $11.37429                0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                                 $10.02771        $10.27832                0
    1/1/2006 to 12/31/2006                                   $10.27832        $11.27006           29,105
    1/1/2007 to 12/31/2007                                   $11.27006        $11.67732        1,552,226
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                                  $9.94843         $9.37907                0
    1/1/2006 to 12/31/2006                                    $9.37907         $9.71544                0
    1/1/2007 to 12/31/2007                                    $9.71544        $10.38123                0
--------------------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                                 $10.00189        $11.65151                0
    1/1/2006 to 12/31/2006                                   $11.65151        $13.15868                0
    1/1/2007 to 12/31/2007                                   $13.15868        $18.01835                0
--------------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                                  $9.88006        $11.97195                0
    1/1/2006 to 12/31/2006                                   $11.97195        $15.70405                0
    1/1/2007 to 12/31/2007                                   $15.70405        $21.96321                0
--------------------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio - Service Shares
    3/14/2005 to 12/31/2005                                  $10.04383        $10.31860                0
    1/1/2006 to 12/31/2006                                   $10.31860        $11.17733                0
    1/1/2007 to 12/31/2007                                   $11.17733        $12.50435                0
--------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                                 $9.99789         $9.96843                0

* Denotes the start date of these sub-accounts

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

Within the Strategic Partners/SM/ family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

. Your age;

. The amount of your investment and any planned future deposits into the annuity;

. How long you intend to hold the annuity (also referred to as investment time horizon);

. Your desire to make withdrawals from the annuity;

. Your investment return objectives;

. The effect of optional benefits that may be elected; and

. Your desire to minimize costs and/or maximize return associated with the annuity.

The following chart sets forth the prominent features of each Strategic Partners variable annuity. Please note that Strategic Partners Advisor and Strategic Partners Select are no longer offered. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

. Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

. Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your Purchase Payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

                                           Strategic Partners
                                            Flexelite 2 /1/
-----------------------------------------------------------------------------------------
Minimum Investment                                  $10,000
-----------------------------------------------------------------------------------------
Maximum Issue Age                                   85 Qualified & Non-Qualified
-----------------------------------------------------------------------------------------
Withdrawal Charge Schedule                          3 Years
                                                    (7%, 7%, 7%) Contract date based

-----------------------------------------------------------------------------------------
Annual Charge-Free Withdrawal /2/                   10% of gross Purchase Payments
                                                    made as of last contract
                                                    anniversary per contract year
-----------------------------------------------------------------------------------------
Insurance and Administration                        1.65%
 Charge
-----------------------------------------------------------------------------------------
Contract Maintenance Fee                            The lesser of $50 or 2% of your
 (assessed annually)                                Contract Value. Waived if contract
                                                    value is $100,000 or more
-----------------------------------------------------------------------------------------
Contract Credit                                     Yes
                                                    1% credit option at end of 3rd and
                                                    6th contract years. Election results
                                                    in a new 3 year withdrawal charge
-----------------------------------------------------------------------------------------
Fixed Rate Account                                  Yes
                                                    1-Year
-----------------------------------------------------------------------------------------
Market Value Adjustment Account                     Yes
 (MVA)                                              1-10 Years
-----------------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging                      Yes
 (DCA)
-----------------------------------------------------------------------------------------
Variable Investment Options                         As indicated in prospectus
 Available
-----------------------------------------------------------------------------------------
Evergreen Funds                                     N/A

-----------------------------------------------------------------------------------------
Base Death benefit:                                 The greater of: purchase
                                                    payment(s) minus proportionate
                                                    withdrawal(s) or Contract Value
-----------------------------------------------------------------------------------------

                                         Strategic Partners
                                         Annuity One 3/Plus
                                            3 Non Bonus
--------------------------------------------------------------------------------------
Minimum Investment                                  $10,000
--------------------------------------------------------------------------------------
Maximum Issue Age                                   85 Qualified & Non-Qualified
--------------------------------------------------------------------------------------
Withdrawal Charge Schedule                          7 Years
                                                    (7%, 6%, 5%, 4%, 3%, 2%, 1%)
                                                    Payment date based
--------------------------------------------------------------------------------------
Annual Charge-Free Withdrawal /2/                   10% of gross Purchase Payments
                                                    made as of last contract
                                                    anniversary per contract year
--------------------------------------------------------------------------------------
Insurance and Administration                        1.40%
 Charge
--------------------------------------------------------------------------------------
Contract Maintenance Fee                            The lesser of $35 or 2% of your
 (assessed annually)                                Contract Value. Waived if
                                                    Contract Value is $75,000 or more
--------------------------------------------------------------------------------------
Contract Credit                                     No

--------------------------------------------------------------------------------------
Fixed Rate Account                                  Yes
                                                    1-Year
--------------------------------------------------------------------------------------
Market Value Adjustment Account                     Yes
 (MVA)                                              1-10 Years
--------------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging                      Yes
 (DCA)
--------------------------------------------------------------------------------------
Variable Investment Options                         As indicated in prospectus
 Available
--------------------------------------------------------------------------------------
Evergreen Funds                                     6-available in Strategic Partners
                                                    Plus 3 only
--------------------------------------------------------------------------------------
Base Death benefit:                                 The greater of: purchase
                                                    payment(s) minus proportionate
                                                    withdrawal(s) or Contract Value
--------------------------------------------------------------------------------------

                                         Strategic Partners
                                         Annuity One 3/Plus
                                              3 Bonus
-------------------------------------------------------------------------------------
Minimum Investment                                  $10,000
-------------------------------------------------------------------------------------
Maximum Issue Age                                   85 Qualified & Non-Qualified
-------------------------------------------------------------------------------------
Withdrawal Charge Schedule                          7 Years
                                                    (8%, 8%, 8%, 8%, 7%, 6%, 5%)
                                                    Payment date based
-------------------------------------------------------------------------------------
Annual Charge-Free Withdrawal /2/                   10% of gross Purchase Payments
                                                    made as of last contract
                                                    anniversary per contract year
-------------------------------------------------------------------------------------
Insurance and Administration                        1.50%
 Charge
-------------------------------------------------------------------------------------
Contract Maintenance Fee                            The lesser of $35 or 2% of your
 (assessed annually)                                Contract Value. Waived if
                                                    Contract Value is $75,000 or more
-------------------------------------------------------------------------------------
Contract Credit                                     Yes
                                                    3%-all amounts ages 81-85 4%-
                                                    under $250,000 5%-$250,000-
                                                    $999,999 6%-$1,000,000+
-------------------------------------------------------------------------------------
Fixed Rate Account                                  Yes /3/
                                                    1-Year
-------------------------------------------------------------------------------------
Market Value Adjustment Account                     Yes
 (MVA)                                              1-10 Years
-------------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging                      Yes
 (DCA)
-------------------------------------------------------------------------------------
Variable Investment Options                         56/62
 Available
-------------------------------------------------------------------------------------
Evergreen Funds                                     6-available in Strategic Partners
                                                    Plus 3 only
-------------------------------------------------------------------------------------
Base Death benefit:                                 The greater of: purchase
                                                    payment(s) minus proportionate
                                                    withdrawal(s) or Contract Value
-------------------------------------------------------------------------------------

1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.

2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty. 3 May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

                                           Strategic Partners
                                            Flexelite 2 /1/
----------------------------------------------------------------------------------------
Optional Death benefit (for an                       Step-Up
 additional cost) /4,5/                              Roll-Up Combo: Step/Roll
                                                     Highest Daily Value (HDV)
                                                     Earnings Appreciator benefit
                                                     (EAB)
----------------------------------------------------------------------------------------
Contract Maintenance Fee                             The lesser of $50 or 2% of your
 (assessed annually)                                 Contract Value. Waived if contract
                                                     value is $100,000 or more
----------------------------------------------------------------------------------------
Living benefits (for an additional                   Lifetime Five (LT5) Spousal
 cost) /5,6/                                         Lifetime Five (SLT5)
                                                     Highest Daily Lifetime Five
                                                     (HDLT5)
                                                     Highest Daily Lifetime Seven
                                                     (HDLT7)
                                                     Spousal Highest Daily Lifetime
                                                     Seven (SHDLT7)
                                                     Guaranteed Minimum Income
                                                     benefit (GMIB)
                                                     Income Appreciator benefit (IAB)
----------------------------------------------------------------------------------------

                                          Strategic Partners
                                          Annuity One 3/Plus
                                             3 Non Bonus
---------------------------------------------------------------------------------------
Optional Death benefit (for an                       Step-Up
 additional cost) /4,5/                              Roll-Up Combo: Step/Roll
                                                     Highest Daily Value (HDV)
                                                     Earnings Appreciator benefit
                                                     (EAB)
---------------------------------------------------------------------------------------
Contract Maintenance Fee                             The lesser of $35 or 2% of your
 (assessed annually)                                 Contract Value. Waived if
                                                     Contract Value is $75,000 or more
---------------------------------------------------------------------------------------
Living benefits (for an additional                   Lifetime Five (LT5)
 cost) /5,6/                                         Spousal Lifetime Five (SLT5)
                                                     Highest Daily Lifetime Five
                                                     (HDLT5)
                                                     Highest Daily Lifetime Seven
                                                     (HDLT7)
                                                     Spousal Highest Daily Lifetime
                                                     Seven (SHDLT7)
                                                     Guaranteed Minimum Income
                                                     benefit (GMIB)
                                                     Income Appreciator benefit (IAB)
---------------------------------------------------------------------------------------

                                          Strategic Partners
                                          Annuity One 3/Plus
                                               3 Bonus
--------------------------------------------------------------------------------------
Optional Death benefit (for an                       Step-Up
 additional cost) /4,5/                              Roll-Up Combo: Step/Roll
                                                     Highest Daily Value (HDV)
                                                     Earnings Appreciator benefit
                                                     (EAB)
--------------------------------------------------------------------------------------
Contract Maintenance Fee                             The lesser of $35 or 2% of your
 (assessed annually)                                 Contract Value. Waived if
                                                     Contract Value is $75,000 or more
--------------------------------------------------------------------------------------
Living benefits (for an additional                   Lifetime Five (LT5)
 cost) /5,6/                                         Spousal Lifetime Five (SLT5)
                                                     Highest Daily Lifetime Five
                                                     (HDLT5)
                                                     Highest Daily Lifetime Seven
                                                     (HDLT7)
                                                     Spousal Highest Daily Lifetime
                                                     Seven (SHDLT7)
                                                     Guaranteed Minimum Income
                                                     benefit (GMIB)
                                                     Income Appreciator benefit (IAB)
--------------------------------------------------------------------------------------

1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.

4 For more information on these benefits, refer to section 4, "What Is The Death benefit?" in the Prospectus.

5 Not all Optional benefits may be available in all states.

6 For more information on these benefits, refer to section 3, "What Kind of Payments Will I Receive During The Income Phase?"; section 5, "What are The Lifetime Withdrawal Benefits?"; (discussing Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime Five, Highest Daily Lifetime Seven, and Spousal Highest Daily Lifetime Seven) and section 6, "What Is The Income Appreciator benefit?" in the Prospectus.

HYPOTHETICAL ILLUSTRATION

The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

. An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% and 10% respectively.

. No subsequent deposits or withdrawals are made to/from the contract.

. The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2007) and the charges that are deducted from the contract at the Separate Account level as follows:

. 0.94% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

. The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

0% GROSS RATE OF RETURN

     SP FLEX ELITE II      SPAO 3 NON BONUS        SPAO 3 BONUS
    ALL YEARS  -2.57%     ALL YEARS  -2.30%     ALL YEARS  -2.40%
    --------- ---------   --------- ---------   --------- ---------
    CONTRACT  SURRENDER   CONTRACT  SURRENDER   CONTRACT  SURRENDER
YR    VALUE     VALUE       VALUE     VALUE       VALUE     VALUE
--  --------- ---------   --------- ---------   --------- ---------
 1   $97,467   $91,344     $97,707   $91,567    $101,516   $94,194
 2   $94,944   $88,997     $95,461   $90,333    $ 99,084   $91,957
 3   $92,484   $86,709     $93,266   $89,102    $ 96,710   $89,773
 4   $90,086   $90,086     $91,122   $87,876    $ 94,394   $87,642
 5   $87,750   $87,750     $89,027   $86,656    $ 92,133   $86,383
 6   $85,473   $85,473     $86,980   $85,440    $ 89,926   $85,130
 7   $83,254   $83,254     $84,980   $84,230    $ 87,772   $83,883
 8   $81,091   $81,091     $83,026   $83,026    $ 85,669   $85,669
 9   $78,983   $78,983     $81,117   $81,117    $ 83,617   $83,617
10   $76,928   $76,928     $79,252   $79,252    $ 81,614   $81,614
11   $74,926   $74,926     $77,430   $77,430    $ 79,659   $79,659
12   $72,975   $72,975     $75,650   $75,650    $ 77,751   $77,751
13   $71,073   $71,073     $73,911   $73,911    $ 75,888   $75,888
14   $69,219   $69,219     $72,177   $72,177    $ 74,071   $74,071
15   $67,413   $67,413     $70,483   $70,483    $ 72,262   $72,262
16   $65,652   $65,652     $68,829   $68,829    $ 70,497   $70,497
17   $63,936   $63,936     $67,212   $67,212    $ 68,774   $68,774
18   $62,264   $62,264     $65,633   $65,633    $ 67,093   $67,093
19   $60,634   $60,634     $64,089   $64,089    $ 65,451   $65,451
20   $59,045   $59,045     $62,582   $62,582    $ 63,849   $63,849
21   $57,497   $57,497     $61,109   $61,109    $ 62,286   $62,286
22   $55,988   $55,988     $59,670   $59,670    $ 60,760   $60,760
23   $54,518   $54,518     $58,263   $58,263    $ 59,270   $59,270
24   $53,085   $53,085     $56,890   $56,890    $ 57,816   $57,816
25   $51,688   $51,688     $55,548   $55,548    $ 56,397   $56,397
-------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94% (Evergreen Fund expenses are excluded from this average)

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

6% GROSS RATE OF RETURN

     SP FLEX ELITE II      SPAO 3 NON BONUS        SPAO 3 BONUS
    ALL YEARS   3.27%     ALL YEARS   3.56%     ALL YEARS   3.46%
    --------- ---------   --------- ---------   --------- ---------
    CONTRACT  SURRENDER   CONTRACT  SURRENDER   CONTRACT  SURRENDER
YR    VALUE     VALUE       VALUE     VALUE       VALUE     VALUE
--  --------- ---------   --------- ---------   --------- ---------
 1  $103,299  $ 96,769    $103,553  $ 97,005    $107,589  $ 99,783
 2  $106,716  $ 99,947    $107,242  $101,409    $111,313  $103,209
 3  $110,247  $103,230    $111,063  $106,011    $115,165  $106,753
 4  $113,894  $113,894    $115,021  $110,820    $119,151  $110,420
 5  $117,662  $117,662    $119,119  $115,845    $123,275  $115,346
 6  $121,554  $121,554    $123,363  $121,096    $127,541  $120,489
 7  $125,575  $125,575    $127,758  $126,581    $131,955  $125,858
 8  $129,730  $129,730    $132,310  $132,310    $136,522  $136,522
 9  $134,021  $134,021    $137,024  $137,024    $141,247  $141,247
10  $138,455  $138,455    $141,906  $141,906    $146,135  $146,135
11  $143,035  $143,035    $146,962  $146,962    $151,193  $151,193
12  $147,767  $147,767    $152,198  $152,198    $156,425  $156,425
13  $152,656  $152,656    $157,621  $157,621    $161,839  $161,839
14  $157,706  $157,706    $163,237  $163,237    $167,440  $167,440
15  $162,923  $162,923    $169,053  $169,053    $173,235  $173,235
16  $168,313  $168,313    $175,076  $175,076    $179,230  $179,230
17  $173,881  $173,881    $181,314  $181,314    $185,433  $185,433
18  $179,633  $179,633    $187,774  $187,774    $191,851  $191,851
19  $185,576  $185,576    $194,464  $194,464    $198,491  $198,491
20  $191,715  $191,715    $201,393  $201,393    $205,360  $205,360
21  $198,057  $198,057    $208,568  $208,568    $212,467  $212,467
22  $204,610  $204,610    $215,999  $215,999    $219,821  $219,821
23  $211,378  $211,378    $223,695  $223,695    $227,428  $227,428
24  $218,371  $218,371    $231,665  $231,665    $235,299  $235,299
25  $225,595  $225,595    $239,919  $239,919    $243,443  $243,443
-------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94% (Evergreen Fund expenses are excluded from this average)

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

10% GROSS RATE OF RETURN

     SP FLEX ELITE II      SPAO 3 NON BONUS        SPAO 3 BONUS
    ALL YEARS   7.17%     ALL YEARS   7.47%     ALL YEARS   7.37%
    --------- ---------   --------- ---------   --------- ---------
    CONTRACT  SURRENDER   CONTRACT  SURRENDER   CONTRACT  SURRENDER
YR    VALUE     VALUE       VALUE     VALUE       VALUE     VALUE
--  --------- ---------   --------- ---------   --------- ---------
 1  $107,186  $100,385    $107,450  $100,630    $111,638  $103,509
 2  $114,911  $107,568    $115,477  $109,150    $119,860  $111,073
 3  $123,192  $115,270    $124,105  $118,401    $128,688  $119,195
 4  $132,070  $132,070    $133,376  $128,442    $138,166  $127,915
 5  $141,588  $141,588    $143,341  $139,341    $148,342  $138,660
 6  $151,791  $151,791    $154,050  $151,169    $159,267  $150,313
 7  $162,730  $162,730    $165,559  $164,003    $170,997  $162,949
 8  $174,458  $174,458    $177,927  $177,927    $183,592  $183,592
 9  $187,030  $187,030    $191,220  $191,220    $197,113  $197,113
10  $200,509  $200,509    $205,506  $205,506    $211,631  $211,631
11  $214,958  $214,958    $220,860  $220,860    $227,217  $227,217
12  $230,450  $230,450    $237,360  $237,360    $243,952  $243,952
13  $247,057  $247,057    $255,093  $255,093    $261,919  $261,919
14  $264,862  $264,862    $274,151  $274,151    $281,210  $281,210
15  $283,949  $283,949    $294,633  $294,633    $301,921  $301,921
16  $304,412  $304,412    $316,644  $316,644    $324,158  $324,158
17  $326,350  $326,350    $340,301  $340,301    $348,032  $348,032
18  $349,869  $349,869    $365,724  $365,724    $373,665  $373,665
19  $375,083  $375,083    $393,048  $393,048    $401,186  $401,186
20  $402,114  $402,114    $422,412  $422,412    $430,733  $430,733
21  $431,092  $431,092    $453,970  $453,970    $462,457  $462,457
22  $462,160  $462,160    $487,886  $487,886    $496,517  $496,517
23  $495,466  $495,466    $524,336  $524,336    $533,086  $533,086
24  $531,172  $531,172    $563,509  $563,509    $572,348  $572,348
25  $569,451  $569,451    $605,608  $605,608    $614,502  $614,502
-------------------------------------------------------------------

Assumptions:

a. $100,000 initial investment

b. Fund Expenses = 0.94% (Evergreen Fund expenses are excluded from this average)

c. No optional death benefits or living benefits elected

d. Surrender value is accounted for 2 days prior to contract anniversary

APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in

Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

. Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

. V - the total value of all Permitted Sub-accounts in the annuity.

. F - the total value of all Benefit Fixed Rate Account allocations.

. I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

. T - the amount of a transfer into or out of the Benefit Fixed Rate Account.

. I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

L = I * Q * a

Transfer Calculation:

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - F) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

. If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T   =   {Min(V, [L - F - V * C\\t\\] / (1 - C\\t\\))}     T (greater than) 0, Money moving from the
                                                          Permitted Sub-accounts to the Benefit Fixed Rate
                                                          Account
T   =   {Min(F, - [L - F - V * C\\t\\] / (1 - C\\t\\))}   T (less than) 0, Money moving from the Benefit
                                                          Fixed Rate Account to the Permitted Sub-
                                                          accounts]

Example:

Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

Target Value Calculation:

L = I * Q * a = 5000.67 * 1 * 15.34 = 76,710.28

Target Ratio:

r = (L - F) / V = (76,710.28 - 0) / 92,300.00 = 83.11%

Since r (greater than) C\\u\\ (because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

T = {Min (V, [L - F - V * Ct] / (1 - Ct))} = {Min (92,300.00, [76,710.28 - 0 - 92,300.00 * 0.80] / (1 - 0.80))} = {Min (92,300.00, 14,351.40)} = 14,351.40

Age 65 "a" Factors for Liability Calculations (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

APPENDIX D - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFFETIME SEVEN BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN BENEFIT

TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:

. Cu - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

. C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

. C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

. L - the target value as of the current business day.

. r - the target ratio.

. a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

. V - the total value of all Permitted Sub-accounts in the annuity.

. B - the total value of the AST Investment Grade Bond Portfolio Sub-account.

. P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional Purchase Payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional Purchase Payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.

. T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

* Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

TARGET VALUE CALCULATION:

On each business day, a target value (L) is calculated, according to the following formula. If the variable account value (V) is equal to zero, no calculation is necessary.

L = 0.05 * P * a

Transfer Calculation:

The following formula, which is set on the benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

Target Ratio r = (L - B) / V.

. If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account.

. If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

The following formula, which is set on the benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

T   =   {Min(V, [L - B - V * C\\t\\] / (1-C\\t\\))}      , Money moving from the Permitted
                                                       Sub-accounts to the AST Investment Grade Bond
                                                       Portfolio Sub-account
T   =   {Min(B,- [L - B - V * C\\t\\] / (1-C\\t\\))}     , Money moving from the AST Investment
                                                       Grade Bond Portfolio Sub-account to the
                                                       Permitted Sub-accounts]

D-1

"a" Factors for Liability Calculations (in Years and Months since benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11    12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
 31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
 32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
 33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
 34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
 35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
 36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
 37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
 38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
 39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
 40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
 41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

* The values set forth in this table are applied to all ages.

D-2

PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN
PROSPECTUS ORD01142 (05/2008)
                 --------------------------------------
                   (print your name)
                 --------------------------------------
                       (address)
                 --------------------------------------
                  (city/state/zip code)

MAILING ADDRESS:

PRUDENTIAL ANNUITY SERVICE CENTER

 P.O. Box 7960

Philadelphia, PA 19176

--------------- [LOGO] Prudential PRSRT STD The Prudential Insurance Company of America U.S. POSTAGE 751 Broad Street PAID Newark, NJ 07102-3777 LANCASTER, PA PERMIT NO. 1793 ---------------

P2360

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

There is no filing fee due under this registration statement, because the units registered herein are carried over from a predecessor registration statement.

Federal Taxes

The company estimates the federal tax effect associated with the deferred acquisition costs attributable to each $1,000,000 of annual purchase payments to be approximately $2,500.

State Taxes

Currently, some states charge up to 3.5% of premium taxes or similar taxes on annuities. The company estimates that premium taxes in the amount of $35,000 would be owed if 3.5% premium tax was owed on $1,000,000, of purchase payments.

Printing Costs

Pruco Life Insurance Company estimated that the printing cost will be subsumed in the printing costs for the companion variable annuities.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company.

Accounting Costs

The independent registered public accounting firm that audits the company's financial statements charges approximately $10,000 in connection with each set of S-3 registration statements filed by the company with the Commission on a given date. The fee is allocated among the filings.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company Arizona ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et Seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(A) EXHIBITS

(1)  Underwriting Agreement between Prudential Annuities Distributors, Inc., "PAD" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 12)

  (4)(a) Strategic Partners Variable Annuity Contract VBON-2000 (Note 2)

(b) Strategic Partners Variable Annuity Contract VDCA-2000 (Note 2)

(c) Strategic Partners MVA Endorsement ORD 112805 (Note 4)

(d) Strategic Partners Application ORD 99730 (Note 4)

(e) Strategic Partners FlexElite Variable Annuity Contract VFLX-2003 (Note 3)

(f) Strategic Partners FlexElite Application (Note 5)

(g) Strategic Partners SPAO and FlexElite GMIB Endorsement ORD 112963 (Note 6)

(h) Strategic Partners SPAO Application (Note 7)

(i) Strategic Partners FlexElite Application (Note 7)

(j) Strategic Partners SPAO and FlexElite GMIB Endorsement Supplement ORD 112963(Note 7)

(k) Periodic Value Death Benefit Endorsement (HDV) (Note 8)

(l) Schedule Supplement Periodic Value Death Benefit (HDV) (Note 8)

(m) Guaranteed Minimum Payments Benefit Endorsement (Lifetime 5) (Note 8)

(n) Schedule Supplement Guaranteed Minimum Payments Benefit (Lifetime 5)

(Note 8)

(o) Strategic Partners SPAO and FlexElite Joint and Survivor Guaranteed Minimum Payments Benefit Schedule Supplement (Spousal Lifetime Five) (Note 10)

(p) Highest Daily Lifetime Five Benefit Rider (Enhanced) (Note 9)

(q) Joint and Survivor Guaranteed Minimum Payments Benefit Rider (Spousal Lifetime Five) (Note 10)

(r) Endorsement Supplement (Highest Daily Lifetime Five) (Note 11)

(s) Highest Daily Lifetime Five Benefit Rider (Enhanced) (Note 11)

(t) Highest Daily Lifetime Seven Benefit Rider (Note 12)

(5)  Opinion of Counsel as to legality of the Securities being registered. (Note 1)

 (23)Written Consent of Independent Registered Public Accounting Firm

(Note 1)

(24)(a)  Power of Attorney forJohn Chieffo. (Note 1)

   (b)           Power of Attorney for Yanela C. Frias (Note 1)

   (c)           Power of Attorney for Bernard J. Jacob (Note 1)

   (d)           Power of Attorney for Richard F. Lambert (Note 1)

   (e)           Power of Attorney for Stephen Pelletier (Note 1)

   (f)    Power of Attorney for Kent D. Sluyter (Note 1)

  (g)           Power of Attorney for Kenneth Y. Tanji (Note 1)

(Note 1) Filed herewith.

 (Note 2) Incorporated by reference to the initial registration on Form N-4, Registration No. 333-37728, filed May 24, 2000 on behalf of the Pruco Life Flexible Premium variable Annuity Account.

(Note 3) Incorporated by reference to Post-Effective Amendment No.1 to Form N-4, Registration No. 333-75702, filed February 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to initial Form S-3 Registration Statement No. 333-103474 filed February 27, 2003 on behalf of Pruco Life Insurance Company.

  (Note 5) Incorporated by reference to Post-Effective Amendment No. 2 to Form N-4, Registration No. 333-75702, filed April 23, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 6) Incorporated by reference to Post-Effective Amendment No. 11 to Form N-4, Registration No. 333-37728, filed November 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 7) Incorporated by reference to Post-Effective Amendment No. 3 to Form S-3, Registration No. 333-103474, filed April 12, 2004 on behalf of Pruco Life Insurance Company.

(Note 8) Incorporated by reference to Post-Effective Amendment No. 6 to Form N-4, Registration No. 333-75702, filed January 20, 2005 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 9) Incorporated by reference to Post-Effective Amendment No. 16 to Form N-4, Registration 333-75702, filed October 6, 2006 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 10) Incorporated by reference to Post-Effective Amendment No. 9 to Form N-4, Registration 333-75702, filed December 9, 2005 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 11) Incorporated by reference to Post-Effective Amendment No. 18 to Form N-4, Registration 333-75702, filed April 19, 2007 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 12) Incorporated by reference to Post-Effective Amendment No. 9 to Form N-4, Registration 333-130989, filed December 18, 2007 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

 ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 27th day of  August, 2014.

PRUCO LIFE INSURANCE COMPANY

 (Registrant)

                                                                               By: /s/Stephen Pelletier
                                                                                     Senior Vice President, performing the functions of the
                                                                                     principal executive officer as of the date of this
                                                                                     Registration Statement on Form S-3

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title                                                           Date

----------------------------------
Robert F. O’Donnell
Chief Executive Officer, President
and Director

*
----------------------------------                                  August 27, 2014
Yanela C. Frias
Chief Financial Officer, Chief
Accounting Officer, Vice President
and Director

*
----------------------------------                                  August 27, 2014
John Chieffo
Director

*
----------------------------------                                  August 27, 2014
Bernard J. Jacob
Director

*
----------------------------------                                  August 27, 2014
Richard F. Lambert
Director

*
----------------------------------                                  August 27, 2014
Kent D. Sluyter
Director

*
----------------------------------                                  August 27, 2014
Kenneth Y. Tanji
Director

 By:  /s/William J. Evers
         William J. Evers

                        *Executed by William J. Evers on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

Exhibit No.

(5)  Opinion of Counsel as to the legality of securities

 (23) Written Consent of Independent Registered Public Accounting Firm

(24)(a)  Power of Attorney for John Chieffo

   (b)           Power of Attorney for Yanela C. Frias

   (c)           Power of Attorney for Bernard J. Jacob

   (d)           Power of Attorney for Richard F. Lambert

   (e)           Power of Attorney for Stephen Pelletier

   (f)           Power of Attorney for Kent D. Sluyter

  (g)           Power of Attorney for Kenneth Y. Tanji